Exhibit 4.0

Loan No. 06717

Lawrenceville, GA

PROMISSORY NOTE

$1,500,000.00	Date: March 23, 1998

PROMISE TO PAY. For value received, THE WESTERN SIZZLIN STORES, INC., a Virginia corporation, (“Borrower”) promises to pay to CAPTEC FINANCIAL GROUP FUNDING CORPORATION, a Michigan corporation (together with its successors, assigns and transferees, “Lender”), or order, One Million Five Hundred Thousand Dollars and 00/100 Dollars ($1,500,000.00), or so much of such sum as has been advanced under this Note, as follows:

Interest only from and after the date on which funds are disbursed by Lender hereunder (“Effective Date”) through the last day of the month in which the Effective Date occurs shall be due and payable on the first day of the next month following the Effective Date; provided that if the Effective Date occurs after the fifteenth (15th) day of a month, the interest which would accrue, based on the actual number of days, through the end of such month shall be due and payable in advance on the Effective Date. Installments of principal and interest in the amount of Sixteen Thousand One Hundred Eighty Four and 00/100 Dollars ($16,184.00) are due and payable on the first day of each month (each a “Payment Date”), commencing May 1, 1998; until April 1, 2013 (“Due Date”), when the outstanding principal balance, plus accrued interest, is due and payable (unless the indebtedness evidenced by this Note is accelerated, in which case, the Due Date is the date of acceleration). The amortization period for this Note, for purposes of calculating the monthly installments of principal and interest, is fifteen (15) years.

All payments under this Note shall be made at Lender’s principal office at 24 Frank Lloyd Wright Drive, Lobby L, 4th Floor, P.O. Box 544, Ann Arbor, Michigan 48106-0544, or at such other address as Lender may designate in writing, or by electronic funds withdrawal made by Lender upon written authorization therefor from Borrower, which authorization shall not be revocable by Borrower without the consent of Lender. Payments due and payable on a day on which Lender is not open for business are due on the next succeeding business day. Payments will be applied first to accrued interest and then to principal.

INTEREST RATE. The outstanding principal balance of this Note will bear interest at a fixed rate equal to ten and seven hundredths percent (10.07%) per annum (the “Stated Rate”), until the Due Date (whether by acceleration or otherwise), and thereafter at a rate which is three percent (3%) above the Stated Rate (“Default Rate”).

Interest will be computed on the basis of a year consisting of twelve (12) months of thirty (30) days each. In no event, however, shall the interest rate exceed the maximum rate allowed by law. Notwithstanding anything to the contrary contained herein, at no time shall the interest payable under this Note be greater than the maximum rate permitted by applicable law (“Legal Rate”). If any obligation under this Note shall result in Lender receiving an amount deemed to be interest under applicable law in excess of the Legal Rate, then the amount which would be excessive interest shall be applied to the reduction of the principal balance of this Note and not to payment of interest. If such excessive interest exceeds the unpaid principal balance of this Note, the excess shall be refunded to Borrower.

PREPAYMENT. Borrower shall not have any right, except as otherwise specifically provided, to prepay the principal balance of this Note until two (2) loan years have elapsed. The first “loan year” shall commence on the date of the closing of the loan evidenced by this Note, and subsequent loan years shall commence on the anniversaries of such date. Commencing with the third (3rd) loan year and if no Event of Default (as hereinafter defined) then exists, Borrower shall have the right to prepay all, but not merely a portion of, the principal balance of this Note together with accrued interest thereon on any Payment Date; provided, however, that Borrower shall provide no less than thirty (30) days prior written notice to Lender of Borrower’s intention to prepay (the “Prepayment Notice”). Once given, the Prepayment Notice may not be withdrawn, and the failure to prepay in accordance with the Prepayment Notice shall constitute an Event of Default.

Borrower acknowledges and agrees that Lender is making the loan evidenced by this Note in consideration of the receipt by Lender of all interest and other benefits intended to be conferred by this Note, and if payments of principal are made to Lender prior to the regularly scheduled due date of such payments, for whatever reason (whether voluntarily or involuntarily), Lender will not receive all such interest and other benefits and may incur additional costs. For these reasons, and to induce Lender to make the loan, Borrower expressly waives any right to prepay this Note except as specifically provided herein.

Lender shall not be required to accept any tender of prepayment of the principal balance of this Note at any time when the “Reinvestment Rate” (as hereinafter defined) is lower than the Stated Rate, less eighty-five basis points, unless such tender also includes a sum of money (the “Prepayment Premium”) equal to the present value (computed at the Reinvestment Rate) of the difference between a stream of monthly payments necessary to amortize the outstanding principal balance of this Note at the Stated Rate and a stream of monthly payments necessary to amortize the outstanding principal balance of this Note at the Reinvestment Rate (the “Differential”). In the event the Differential is less than zero, no Prepayment Premium will be required. For purposes of this Note, the “Reinvestment Rate” is the yield on a United States Treasury obligation of a constant maturity rate maturing closest in time but prior to the maturity date of this Note, as reported in Federal Reserve Statistical Release H. 15 (519) (or any comparable successor publication) on the fifth (5th) business day preceding the prepayment date.

In addition to the Prepayment Premium, if any, every tender of prepayment of the principal balance of this Note shall be accompanied by a payment equal to (x) all accrued but unpaid interest and other charges to the date of prepayment and (y) an administrative fee equal to one half of one percent (0.5%) of the outstanding principal balance of this Note; provided, however, that the administrative fee shall not be less than One Thousand and 00/100 Dollars ($1,000.00) (collectively, the “Other Charges”).

If the outstanding principal balance of this Note is accelerated by reason of an Event of Default, such acceleration shall be deemed to be a prepayment and Borrower shall pay to Lender, in addition to all sums due as a result of the acceleration, any applicable Prepayment Premium and Other Charges. In the event of an acceleration of this Note in the first or second loan year, Borrower shall be required to pay a Prepayment Premium equal to five percent (5%) of the outstanding principal balance of this Note together with any Other Charges. In the event that this Note is partially prepaid from casualty insurance proceeds or condemnation awards (as provided in the Security Deed, defined below), no Prepayment Premium or Other Charges shall be due and payable with respect to such prepayment, and each monthly installment thereafter shall be reduced to an amount which will amortize the then unpaid principal balance of this Note at the Stated Rate over the then remaining term of this Note.

LATE PAYMENT CHARGE. In the event that any payment under this Note is not received by Lender within fifteen (15) days of the date when due, a late charge of five percent (5%) of the amount of such payment will be due. Borrower agrees that the late charge is a reasonable estimate of the administrative costs which Lender will incur in processing the delinquency. Lender’s acceptance of a late payment and/or of the late payment charge will not waive any default under this Note or affect the acceleration of this Note (if this Note has been accelerated).

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COLLATERAL. This Note and the other obligations of Borrower to Lender contained in the documents securing this Note are secured by and in accordance with the terms of that certain Security Deed, effective March 31, 1998, executed by Borrower for the benefit of Lender (the “Security Deed”; together with any other documents securing payment under this Note, the "Loan ”). All property securing the Indebtedness (as defined in the Security Deed) is referred to as the “Collateral”.

DEFAULT. Any of the following events shall, for purposes of this Note, constitute an “Event of Default”:

(a)            Failure by Borrower to pay any amount owing on or with respect to the Indebtedness when due, whether by maturity, acceleration or otherwise, which failure continues for five (5) business days.

(b)            Any failure by Borrower (or any guarantor of all or any part of the Indebtedness) to comply with any of the non-monetary terms, provisions, warranties or covenants of this Note, the Security Deed or the other Loan Documents, which failure continues for fifteen (15) days after the date of written notice to Borrower (or any guarantor) from Lender of such default; provided, however, that if: (i) the nature of Borrower’s (or any guarantor’s) noncompliance is such that more than fifteen (15) days are reasonably required for its cure, (ii) Borrower (or any guarantor) has commenced such cure within said fifteen (15) day period, (iii) Borrower (or any guarantor) diligently prosecutes such cure to completion, (iv) Borrower (or any guarantor) provides Lender with written notice of the noncompliance, AND (v) Borrower (or any guarantor) furnishes reserves or a security bond, in an amount satisfactory to Lender in its sole discretion, then Borrower (or any guarantor) shall not be in default.

(c)             Institution of foreclosure proceedings or other exercise of rights and remedies by the holder of any mortgage, deed of trust, security interest or other lien against the Collateral (or any portion thereof); provided, however, if there is a good faith dispute by Borrower or Guarantor as to the validity or reasonableness of the claim which is the basis for such proceedings, then no Event of Default shall have occurred under this clause (c) if Borrower or Guarantor provides Lender with written notice of the proceedings and furnishes reserves or a security bond for the proceedings satisfactory to Lender.

(d)            Insolvency of Borrower (or any guarantor) or the admission in writing of Borrower’s (or any guarantor’s) inability to pay debts as they mature.

(e)             Any statement, representation or information made or furnished by or on behalf of Borrower (or any guarantor) to Lender in connection with or to induce Lender to provide or advance any of the Indebtedness shall prove to be false or materially misleading when made or furnished.

(f)             Institution of bankruptcy, reorganization, insolvency or other similar proceedings by or against Borrower (or any guarantor), unless, in the case of a petition filed against Borrower (or any guarantor), the same is dismissed within sixty (60) days of the date of filing.

(g)            The issuance or filing of any judgment, attachment, levy, garnishment or the commencement of any related proceedings or the commencement of any other judicial process upon or in respect to Borrower (or any guarantor) or the Collateral in which the amount in controversy exceeds One Hundred Thousand Dollars ($100,000) and is not covered by the insurance of Borrower (or any guarantor), unless satisfied, or Borrower (or any guarantor) furnishes reserves or a security bond in an amount satisfactory to Lender in its sole discretion, released or discharged within sixty (60) days after the date of such issuance, filing or commencement.

(h)            Sale or other disposition by Borrower (or any guarantor) of any substantial portion of its assets or property.

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(i)              Death, dissolution, merger, consolidation, termination of existence, insolvency, business failure or assignment for the benefit of creditors of or by Borrower (or any guarantor); without the prior written consent of Lender, which consent shall not be unreasonably withheld.

(j)              Any failure by Borrower (or any guarantor) to pay any indebtedness (other than to Lender) in excess of One Hundred Thousand Dollars ($100,000) (and exclusive of trade debt incurred in the ordinary course of business) when due, or any failure in the observance or performance of any term, covenant or condition in any document evidencing, securing or relating to such indebtedness, which failure continues beyond any applicable cure period.

(k)             Receipt by Borrower of a notice of termination of the Management and Licensing Agreement from The WesterN SizzliN Corporation, a Tennessee corporation, for the Great American Steak & Buffet Company Restaurant franchised restaurant operation located at 655 Hwy. 20 North, Lawrenceville, Georgia (“Franchised Operation”).

(l)              If this Note, the Security Deed and the other Loan Documents have not been assigned to the Trust (as defined in the Security Deed), the default by Borrower which continues beyond any applicable grace or cure period under the Retained Obligations (as defined in the Security Deed); provided, however, if this Note, the Security Deed and the other Loan Documents are assigned to the Trust, this Clause (l) shall be of no force and effect during the term of such assignment.

(m)            In the event that this Note, the Security Deed and the other Loan Documents are assigned to the Trust, the default by Borrower which continues beyond any applicable grace or cure period under the Trust Obligations (as defined in the Security Deed).

Upon an occurrence of an Event of Default, Lender shall have the option to declare all or part of the Indebtedness (including this Note) immediately due and payable. If this Note is not paid at maturity (whether by acceleration or otherwise), Lender shall have all of the rights and remedies provided at law or equity or by agreement, including, without limit, the right to sell or liquidate all or any part of the Collateral. The remedies of Lender are cumulative and not exclusive.

EXAMINATION OF RECORDS. Borrower shall at all times keep full and accurate records of its business and of the Collateral, which records shall be open to inspection and copying by Lender at all reasonable times.

LIABILITY OF SIGNATORIES. Borrower, and all guarantors and endorsers, and any other party liable for the Indebtedness evidenced by this Note: (i) severally waive presentment, demand, protest, notice of dishonor, notice of non-payment and notice of acceleration of this Note; and (ii) agree that no extension or postponement of the time for payment, or waiver, or indulgence or forbearance granted to Borrower (without limit as to number or period) or any modification of this Note, or any substitution, or exchange or release of all or part of the Collateral, or addition of any party to this Note, or release or discharge of, or suspension of any rights and remedies against any party liable on this Note, shall reduce or affect the obligation of any other party liable for the payment of this Note.

NON-WAIVER. No delay by Lender in the exercise of any right or remedy shall operate as a waiver. No single or partial exercise by Lender of any right or remedy shall preclude any future exercise of such right or remedy or the exercise of any other right or remedy. No waiver or indulgence by Lender of any default or Event of Default shall be effective unless in writing and signed by Lender, nor shall a waiver on one occasion be construed as a bar to any right or remedy, or waiver of any default or Event of Default on any future occasion.

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REIMBURSEMENT OF EXPENSES. Borrower shall reimburse Lender for all costs and expenses, including reasonable attorneys’ fees, incurred by Lender in enforcing the rights of Lender under this Note. Such costs and expenses shall include, without limitation, costs or expenses incurred by Lender in any bankruptcy, reorganization, insolvency or other similar proceeding. Any reference in this Note to attorneys’ fees shall mean fees, charges, costs and expenses of in-house and/or outside counsel and paralegals, whether or not a suit or proceeding is instituted, and whether incurred at the trial court level, on appeal, in a bankruptcy, administrative or probate proceeding, in consultation with counsel, or otherwise.

WAIVER OF JURY TRIAL. BORROWER AND LENDER ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS NOTE OR THE INDEBTEDNESS.

ASSIGNMENT. This Note is freely assignable, in whole or in part, by Lender without prior notice to or consent of Borrower; provided, however, that Lender (or its assignee) shall provide written notice of such assignment to Borrower in the event that Lender (or such assignee) desires to designate a new person or entity as payee and/or a new place of payment for the obligations under this Note. Borrower may not, in whole or in part, directly or indirectly, assign this Note or its rights hereunder or delegate its duties hereunder without, in each instance, the specific prior written consent of Lender, which consent may be withheld or delayed in Lender’s sole discretion. Lender shall be fully discharged from all responsibility accruing hereunder from and after the effective date of any such assignment. Lender’s assignee shall, to the extent of the assignment, be vested with all the powers and rights of Lender hereunder, and to the extent of such assignment the assignee may fully enforce such rights and powers, and all references to Lender shall mean and refer to such assignee. Lender shall retain all rights and powers hereby given not so assigned, transferred and/or delivered. Borrower hereby waives all defenses which Borrower may be entitled to assert against Lender’s assignee with respect to liability accruing hereunder prior to the effective date of any assignment of Lender’s interest herein.

SECURITIZATION. Borrower understands and agrees that Lender may, from time to time, assign its rights and powers under this Note, the Security Deed and any other Loan Documents, in whole or in part, in connection with a securitization program. Borrower agrees to enter into an amendment to this Note, the Security Deed and any other Loan Documents if such amendments are required by a nationally recognized rating agency in connection with a securitization program sponsored by Lender and in which this Note, the Security Deed and any other Loan Documents are to be included; provided that Borrower shall not be obligated to enter into any amendment which adversely affects Borrower or otherwise adversely alters any of the financial terms of this Note, the Security Deed and any other Loan Documents.

MISCELLANEOUS. The terms and provisions of this Note shall be governed by and construed in accordance with the laws of the State of Georgia. Lender and Borrower agree that any dispute which may arise between them with regard to this Note shall be resolved by litigation in state or federal court. Litigation may be initiated by Lender or its assignee, at its discretion, in the State of the principal place of business of Lender or its assignee, the State of the principal place of business of Borrower, or the State where the Collateral is located. BORROWER HEREBY KNOWINGLY AND IRREVOCABLY WAIVES ANY OBJECTIONS ON THE GROUNDS OF IMPROPER JURISDICTION OR VENUE TO AN ACTION INITIATED AS SET FORTH ABOVE AND AGREES THAT EFFECTIVE SERVICE OF PROCESS MAY BE MADE UPON BORROWER BY REGISTERED MAIL RETURN RECEIPT REQUESTED. The terms and provisions of this Note may only be changed in writing, executed by Borrower and Lender.

THE WESTERN SIZZLIN STORES, INC.

By:	Victor F. Foti
	Its:	President

Address: P.O. Box 12167

Roanoke, Virginia 24023-2167

Tax I.D. No. 54-1787907

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Pay to the order of

without warranty or recourse.

Captec Financial Group Funding Corporation

By :	[ILLEGIBLE]
Its:

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When Recorded Return To:

Liggie V. Perkins

Captec Financial Group Funding Corporation

24 Frank Lloyd Wright Drive

Lobby L, Fourth Floor

P.O. Box 544

Ann Arbor, Michigan 48106-0544

Loan Number: 06717

Lawrenceville, Gwinnett County, Georgia

DEED TO SECURE DEBT, SECURITY AGREEMENT AND

ASSIGNMENT OF LEASES AND RENTS

THIS DEED TO SECURE DEBT, SECURITY AGREEMENT AND ASSIGNMENT OF LEASES AND RENTS (“Security Deed”) is made this 23 day of March 1998, by THE WESTERN SIZZLIN STORES, INC., a Virginia corporation, whose address is P. O. Box 12167, Roanoke, Virginia 24023-2167 (“Borrower”), for the benefit of CAPTEC FINANCIAL GROUP FUNDING CORPORATION, a Michigan corporation, whose address is 24 Frank Lloyd Wright Drive, Lobby L, 4th Floor, P.O. Box 544, Ann Arbor, Michigan 48106-0544 (together with its successors, assigns and transferees, “Lender”). This instrument shall become effective on March 31, 1998.

PRELIMINARY STATEMENT

This Security Deed is made to secure payment in the sum of One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00), together with interest, costs and all other sums due under that certain promissory note made as of the date hereof in favor of Lender (the “Note”), to be paid by Borrower to Lender (the “Indebtedness”). This Security Deed is given to secure an obligation incurred by Borrower for the purpose of financing certain improvements on the Real Estate, which obligation may include the acquisition cost of the Real Estate.

GRANTING CLAUSE

To secure the Indebtedness and as security for the purposes stated elsewhere in this Security Deed, Borrower does hereby grant, bargain, sell, convey, assign, transfer and set over unto Lender, its successors and assigns, all of the following described land and interests in land, estates, easements, rights, improvements, personal property, fixtures, equipment, furniture, furnishings, appliances and appurtenances (collectively, “Deeded Property”):

1.             The parcel(s) of real estate commonly known as 655 Hwy. 20 North located in the City of Lawrenceville, Gwinnett County, Georgia and particularly described on Schedule A attached to this Security Deed (“Real Estate”).

2.             All buildings, structures and improvements now located, or subsequently constructed or placed upon the Real Estate, including, without limit, all building materials and building equipment located on the Real Estate;

3.             All machinery, apparatus, equipment, goods, fittings, fixtures and articles of personal property of every kind and nature located or subsequently located on the Real Estate (individually and collectively, “Equipment”), and all of the right, title and interest of Borrower in and to any Equipment which may be subjected to any title retention or security agreement superior in lien to the lien of this Security Deed.  It is agreed that all Equipment is part and parcel of the Deeded Property and appropriated to the use of the Real Estate and, whether affixed or not, unless Lender shall otherwise elect, be deemed to be real estate and granted under this Security Deed;

4.             All easements, rights-of-way, licenses, privileges and appurtenances relating to the Real Estate;

5.             All rents, issues, profits, revenues, proceeds, accounts and general intangibles arising from the Real Estate or relating to any business conducted by Borrower on the Real Estate, under present or future leases, usufructs, reservation and/or purchase agreements, licenses or otherwise, which are specifically assigned and transferred to Lender;

6.             All right, title and interest of Borrower in and to the land lying in the bed of any street, road, avenue, alley or walkway, opened or proposed or vacated, adjoining the Real Estate;

7.             Any and all awards or payments, including, without limit, interest on any awards or payments, and the right to receive them, which may be made with respect to the Deeded Property as a result of: (a) the exercise of the right of eminent domain, (b) the alteration of the grade of any street, (c) any loss of or damage to any building or other improvement on the Real Estate, (d) any other injury to or decrease in the value of the Deeded Property, (e) any refund due on account of the payment of real estate taxes, assessments or other charges levied against or imposed upon the Deeded Property, or (f) any refund of utility deposits or right to any tenant deposit;

8.             All substitutions, replacements, extensions, renewals, additions and accessories for or to any of the foregoing.

TO HAVE AND TO HOLD the Deeded Property and all parts, rights, members and appurtenances thereof, to the use and benefit of Lender, its successors and assigns, IN FEE SIMPLE forever; and Borrower covenants that Borrower is lawfully seized and possessed of the Deeded Property and has good right to convey the same, that the same are unencumbered except for the Permitted Liens (as that term is defined in subsection l(b) hereinbelow), and that Borrower does warrant and will forever defend the title thereto against the claims of all persons whomsoever, except as to the Permitted Liens.

This Security Deed is intended (i) to constitute a security agreement as required under the Uniform Commercial Code of Georgia, and (ii) to operate and is to be construed as a deed passing the title to the Deeded Property to Lender and is made under those provisions of the existing laws of the State of Georgia relating to deeds to secure debt, and not as a mortgage, and is given to secure the payment of the Indebtedness.

1.             COVENANTS AND WARRANTIES.  Borrower covenants and warrants to Lender as follows:

(a)           Authority; No Conflict. Borrower has the power and authority to execute, deliver and perform its obligations under this Security Deed. The execution, delivery and performance of this Security Deed by Borrower does not, and will not violate or conflict with any provision of its organizational or charter documents or any agreement, court order or consent decree to which Borrower is a party or by which Borrower may be bound.

(b)           Title to Deeded Property. Borrower is the owner and is lawfully seized and possessed of the Deeded Property.  Borrower has good right, full power and authority to grant the Deeded Property to the Lender in accordance with the terms of this Security Deed. The Deeded Property is and shall remain free and clear of any liens and encumbrances excepting only Permitted Liens.  For purposes of this Security Deed, “Permitted Liens” shall mean the current zoning requirements for the Deeded Property and those liens or encumbrances shown on a loan policy of title insurance accepted in writing by Lender.

(c)           Payment of Indebtedness. Borrower will pay and perform the Indebtedness when due, whether by maturity, acceleration or otherwise.

(d)           Maintenance of Deeded Property; Waste. Borrower shall preserve and maintain the Deeded Property in good repair, working order and condition, excepting ordinary wear and tear, and shall not commit or permit the commission of waste against the Deeded Property.  Failure, refusal or neglect of Borrower to pay any taxes or assessment or any utility rates levied, assessed or imposed upon the Deeded Property, and/or nonpayment of any premiums for insurance, shall constitute waste, and shall entitle Lender to exercise the remedies provided in this Security Deed, as well as those afforded by law.

(e)           Payment of Taxes; Discharge of Liens.

(i)               Borrower shall pay when due, and before any interest, collection fees or penalties accrue, all taxes, assessments, encumbrances, liens, mortgages, water or sewer charges and other charges and impositions (individually and collectively, “Imposition(s)”) levied, assessed or existing with respect to the Deeded Property, or any part of it, and Borrower will deliver to Lender receipts showing payment of the Imposition(s). Borrower shall have the right, at its sole cost and expense, to contest the amount or validity, in whole or in part, of Impositions by appropriate proceedings diligently conducted in good faith, but no such contest shall be carried on or maintained by Borrower after the time limit for payment of any Impositions unless Borrower, at its option, shall either pay the amount involved under protest, or shall deposit with Lender one hundred twenty-five percent (125%) of the contested amount or such other reasonable security as may be demanded by Lender to insure payment of the contested Impositions and all penalties, interest, costs and expenses which may accrue during the period of the contest. Upon the termination of any such proceedings, Borrower shall pay the Impositions or part thereof as finally determined together with any penalties or other liabilities in connection therewith; provided, however, that if Borrower has deposited cash or its equivalent with Lender as security, Lender shall arrange to pay such Impositions in the manner set forth in Section l(e)(ii) below and any funds remaining after payment of the Impositions by Lender shall be refunded to Borrower. If Borrower fails to pay any of the Imposition(s), Lender may, at its option, pay such Imposition(s) and the monies paid shall be a lien upon the Deeded Property, added to the amount secured by this Security Deed, and payable immediately by Borrower to Lender, with interest at the higher of (i) the interest rate, if any, charged by the particular entity levying or assessing the Imposition(s), or (ii) the highest rate charged by Lender on any of the Indebtedness (but in either case not to exceed the maximum interest rate permitted by law).

(ii)              Upon the occurrence of an Event of Default (as hereinafter defined), at the option of Lender, Borrower shall pay to Lender, in advance on the first day of each month, a pro rata portion (as determined by Lender) of all Imposition(s) levied, assessed or existing on the Deeded Property. In the event that sufficient funds have been deposited with Lender to cover the amount of these Imposition(s) when they become due and payable, Lender shall pay them. In the event that sufficient funds have not been deposited to cover the amount of these Imposition(s) at least thirty (30) days prior to the time when they become due and payable, Borrower shall immediately pay the amount of the deficiency to Lender. Lender shall not be required to keep a separate account or to pay Borrower any interest on the funds held by Lender for the payment of the Imposition(s) pursuant to this Section l(e) or for the payment of insurance premiums under Section l(g) below, or on any other funds deposited with Lender in connection with this Security Deed, unless the aggregate amount of such funds is in excess of Fifty Thousand Dollars ($50,000), at which time Lender will place such funds in an interest bearing account.

The funds on deposit with Lender are further security for the Indebtedness and if an Event of Default occurs under this Security Deed, any funds remaining on deposit with Lender may be applied against the Indebtedness at any time after the Event of Default occurs, and without notice to Borrower.

(f)            Sale or Transfer.  Borrower will not sell or transfer all or any interest in the Deeded Property or in Borrower without the prior written consent of Lender. For purposes of this Section l(f), a “transfer” of Borrower shall include, without limitation, any sale (involving either all or any portion of the equity interest in Borrower or all or substantially all of Borrower’s assets), merger, consolidation, change in control or termination of existence of Borrower.  Notwithstanding the foregoing, Lender’s consent shall not be required for transfers of shares of stock of Borrower for estate planning purposes, provided that such transfers, in the aggregate, shall not result in a change in control of Borrower.  In the event ownership of the Deeded Property, or any part, becomes vested in any person(s) other than Borrower, Lender may deal with and may enter into any contract or agreement with the successor(s) in interest with reference to this Security Deed in the same manner as with Borrower, without discharging or otherwise affecting the lien of this Security Deed or Borrower’s obligations under this Security Deed.

(g)           Insurance.

(i)               Borrower shall keep the buildings and all other improvements on the Deeded Property insured for the benefit of Lender against fire and other hazards and risks. Borrower covenants and agrees that Borrower will carry and maintain, at its sole cost and expense, the following types of insurance, in the amounts specified: (A) comprehensive general liability insurance with initial limits of not less than Two Million Dollars ($2,000,000) for death or injuries to one person and not less than Two Million Dollars ($2,000,000) for death or injuries to two or more persons in one occurrence, and not less than One Million Dollars ($1,000,000) for damage to property; (B) fire and extended coverage insurance on a replacement form with inflation-guard, vandalism and malicious mischief endorsements; (C) rent loss or business interruption insurance covering a period of not less than twelve (12) months; (D) flood insurance (if the Deeded Property is situated in an area which is considered a flood risk area by the United States Department of Housing and Urban Development, and for which flood insurance is available under the National Flood Insurance Act of 1968, as amended); (E) builder’s risk insurance (if Borrower is constructing buildings or improvements on the Deeded Property) in an amount not less than 100% of their full insurable replacement cost; and (F) such other insurance and in such amounts as may be reasonably required from time to time by Lender. All insurance shall be in forms and with companies satisfactory to Lender. Borrower shall deliver to Lender the policies (or, alternatively, originally executed certificates of insurance therefor) evidencing the required insurance with premiums fully paid for one year in advance, and with standard mortgagee clauses (making all losses payable to Lender). Renewals of the required insurance (together with evidence of premium prepayment for one (1) year in advance) shall be delivered to Lender at least thirty (30) days before the expiration of any existing policies.  All policies and renewals shall provide that they may not be canceled or amended without giving Lender thirty (30) days prior written notice of cancellation or amendment.

(ii)              Should Borrower fail to insure or fail to pay the premiums on any required insurance or fail to deliver the policies or renewals as provided above, Lender may have the insurance issued or renewed (and pay the premiums on it for the account of Borrower) in amounts and with companies and at premiums as Lender deems appropriate. If Lender elects to have insurance issued or renewed to insure Lender’s interest, Lender shall have no duty or obligation of any kind to also insure Borrower’s interest or to notify Borrower of Lender’s actions. Any sums paid by Lender for insurance, as provided above, shall be a lien upon the Deeded Property, added to the amount secured by this Security Deed, and payable immediately by Borrower to Lender, as the case may be, with interest on those sums at the highest rate charged by Lender on any of the Indebtedness (but not to exceed the maximum interest rate permitted by law).

(iii)             In the event of loss or damage to the Deeded Property, the proceeds of all required insurance shall be paid to Lender.   No loss or damage shall itself reduce the Indebtedness.

Lender or any of its employees is each irrevocably appointed attorney-in-fact for Borrower and is authorized to adjust and compromise each loss without the consent of Borrower, to collect, receive and receipt for the insurance proceeds in the name of Lender and Borrower and to endorse Borrower’s name upon any check in payment of the loss.

(iv)             Lender shall apply such proceeds to the repair and restoration of the Deeded Property subject to the following conditions:

(1)                                  there shall be no Event of Default existing hereunder;

(2)                                  plans for repair and restoration shall be reviewed and approved by Lender, which approval shall not be unreasonably withheld or delayed;

(3)                                  repair and restoration of the Deeded Property to a viable, economic unit (as determined by Lender) can practicably be completed prior to the Due Date set forth in the Note;

(4)                                  Borrower shall have deposited with Lender funds equal to the positive difference, if any, between the cost of repair,  restoration and completion, and the amount of the insurance proceeds; and

(5)                                  disbursements will be made by Lender or, at Lender’s option, a title insurance company acceptable to Lender, pursuant to procedures necessary  or appropriate to keep the  Deeded Property  free of mechanics’ liens and to ensure that funds are properly applied.

Provided that no Event of Default exists, if there are insurance proceeds in the amount of Twenty-Five Thousand Dollars ($25,000) or less remaining after the repair and restoration of the Deeded Property as required hereunder, such proceeds shall be paid to Borrower. Provided that no Event of Default exists, if there are insurance proceeds in excess of Twenty-Five Thousand Dollars ($25,000) remaining after the repair and restoration of the Deeded Property as required hereunder, such proceeds shall be applied toward payment of the Indebtedness (or any portion thereof) without premium or other applicable charges, whether or not then due or payable, in whatever order of maturity as Lender may elect. Application of proceeds by Lender toward later maturing installments of the Indebtedness shall not excuse Borrower from making the regularly scheduled installment payments nor shall such application extend or reduce the amount of any of these payments.

(v)              Notwithstanding Section l(g)(iv) above, if a substantial portion (fifty percent [50%] or more) of the Deeded Property is damaged or destroyed during the last twenty-four (24) months of the term of the Note, and provided that no Event of Default then exists hereunder, either Borrower or Lender may elect not to rebuild and to apply the insurance proceeds toward payment of the Indebtedness (or any portion thereof) without premium or other applicable charges, whether or not then due or payable, in whatever order of maturity as Lender may elect. Application of proceeds by Lender toward later maturing installments of the Indebtedness shall not excuse Borrower from making the regularly scheduled installment payments nor shall such application extend or reduce the amount of any of these payments.

(vi)             In the event of a foreclosure of this Security Deed, or the giving of a deed in lieu of foreclosure, or the exercise of the power of sale or other proceeding relating to the Deeded Property, the purchaser or grantee of the Deeded Property shall succeed to all of the rights of Borrower under the insurance policies including, without limit, any right to unearned premiums and to receive the proceeds.

(vii)            Upon the occurrence of an Event of Default hereunder, at the option of Lender, Borrower shall pay to Lender, in advance on the first day of each month, a pro rata portion of the annual premiums due (as estimated by Lender) on the required insurance. In the event that sufficient funds have been deposited with Lender to cover the amount of the insurance premiums when the premiums become due and payable, Lender shall pay the premiums. In the event that sufficient funds have not been deposited with Lender to pay the insurance premiums at least thirty (30) days prior to the time when they become due and payable, Borrower shall immediately pay the amount of the deficiency to Lender.

(h)           Compliance With Law and Other Matters. Borrower will comply with all federal, state and local laws, ordinances, rules, regulations and restrictions relating to the ownership, use, occupancy and operation of the Deeded Property. Borrower shall be solely responsible to apply for and secure any building permit or permission of any duly constituted authority for the purpose of doing any of the things which Borrower is required or permitted to do under the provisions of this Security Deed. Further, Borrower will comply with, perform Borrower’s obligations under, and enforce the obligations of all other parties to all building and use restrictions, ground leases, leases, reservation and/or purchase agreements, condominium documents and/or other instruments affecting or relating to the use and/or occupancy of the Deeded Property.

(i)            Alteration of Improvements.

(i)       Without the prior written consent of Lender, Borrower will not remove any building, structure or other improvement forming part of the Deeded Property.

(ii)      Borrower may from time to time make alterations, replacements, additions, changes, and improvements (collectively, “Alterations”) in and to the Deeded Property as Borrower may find necessary or convenient for its purposes; provided, however, that no such Alterations shall decrease the value of the Deeded Property. All work with respect to any Alteration shall be done in a good and workmanlike manner by properly qualified and licensed personnel, and such work shall be diligently prosecuted to completion.

(iii)     Borrower shall pay the costs of any Alterations done on the Deeded Property, and shall keep the Deeded Property free and clear of liens of any kind. Borrower shall indemnify and defend Lender from and against any liability, loss, damage, costs, attorneys’ fees, and any other expense incurred as a result of claims of lien by any person performing work or furnishing materials or supplies for Borrower or any person claiming under Borrower.

(iv)     No Alteration shall be undertaken until Borrower shall have procured and paid for all required permits and authorizations of all municipal departments and governmental subdivisions having jurisdiction. Any Alteration involving an estimated cost of more than Twenty-Five Thousand and 00/100 Dollars ($25,000.00) shall be conducted under the supervision of a licensed architect or engineer selected by Borrower and satisfactory to Lender and shall be made in accordance with detailed plans and specifications (“Plans and Specifications”) and cost estimates prepared by such architect or engineer and approved in writing in advance by Lender. Any Alteration shall be made promptly and in a good workmanlike manner and in compliance with all applicable permits and authorizations and building and zoning laws and all laws and in accordance with the orders, rules and regulations of the Board of Fire Insurance Underwriters and any other body hereafter exercising similar functions having or asserting jurisdiction over the Deeded Property.

(v)      In connection with any Alteration involving an estimated cost in excess of Twenty-Five Thousand and 00/100 Dollars ($25,000.00), Lender shall have the right to require Borrower to post a bond or other security reasonably satisfactory to Lender to insure the completion of such Alteration.

(j)            Obligation to Rebuild.

(i)           If any portion of the Deeded Property is damaged or destroyed by fire or other casualty, subject to Section l(g)(iv) above, Borrower shall, at its sole cost and expense, forthwith repair, restore, rebuild or replace the damaged or destroyed improvements, fixtures or equipment, and complete the same as soon as reasonably possible, to the condition they were in prior to such damage or destruction, except for such changes in design or materials as may then be required by law or are approved by Lender in Lender’s reasonable discretion. Lender, in such event, shall, to the extent the proceeds of the insurance are made available to Lender and within a reasonable amount of time after receipt of such proceeds by Lender, reimburse Borrower for the costs of making such repairs, restoration, rebuilding and replacements on such terms as Lender may reasonably require. To the extent, if any, that the proceeds of insurance made available as aforesaid are insufficient to pay the entire cost of making such repairs, restoration, rebuilding and replacements, Borrower shall pay the amount by which such costs exceed the insurance proceeds made available as aforesaid.

(ii)          Notwithstanding the foregoing, in the event that Borrower fails to commence the repair or restoration of the Deeded Property pursuant to this Section l(j) within sixty (60) days after the casualty, or if Borrower abandons or fails to diligently pursue completion of such repair or restoration (as determined in Lender’s reasonable judgment), then Lender shall be entitled to apply the insurance proceeds first towards reimbursement of all costs and expenses of Lender in collecting the proceeds (including, without limit, court costs and reasonable attorneys’ fees), and then toward any payment of the Indebtedness or any portion of it, whether or not then due or payable and in whatever order of maturity as Lender may elect. Application of proceeds by Lender toward later maturing installments of the Indebtedness shall not excuse Borrower from making the regularly scheduled installment payments nor shall such application extend or reduce the amount of any of these payments.

(k)           Recording. Borrower will cause this Security Deed, any supplemental security deed and any financing and continuation statements required by the applicable Uniform Commercial Code to be recorded and filed at Borrower’s expense in such manner and in such place as may, in Lender’s opinion, be necessary or proper.

(1)           Additional Assurances. Borrower will execute and deliver additional instruments and take additional actions as Lender may reasonably request to carry out the terms and conditions of this Security Deed.

(m)          Books and Records; Inspection Rights. Borrower will at all times maintain accurate and complete books and records and copies of all building and use restrictions, ground leases, leases, reservation and/or purchase agreements, condominium documents, contracts and/or other instruments with respect to the Deeded Property. Lender may inspect and make copies of those books and records and any other data relating to the Deeded Property. Lender may inspect the Deeded Property at such reasonable times as Lender shall determine. Borrower will promptly provide to Lender reports concerning the income, expenses and financial and other conditions of the Deeded Property as may be required from tune to time by Lender.

(n)           Environmental Representation. Warranty and Indemnification. Notwithstanding anything in this Security Deed to the contrary, Borrower represents, covenants and warrants to Lender as follows:

(i)           At all times since Borrower has acquired any interest or rights in the Deeded Property, whether through lease, land contract, deed or otherwise and, to Borrower’s knowledge, after due inquiry (including, without limitation, the Phase I Environmental Assessment dated February 18, 1998, prepared by Secor International Incorporated and identified as Job No. QO345-003-01 [“Assessment”]), at all times prior to Borrower’s acquisition of such interest or rights in the Deeded Property: there are no and have been no violations of the Relevant Environmental Laws (as hereinafter defined) at the Deeded Property and no consent orders have been entered with respect the Deeded Property; there are no and have been no Hazardous Materials (as hereinafter defined) or Asbestos (as hereinafter defined) either at, upon, under or within, or discharged or emitted at or from, the Deeded Property; no Hazardous Materials or Asbestos have flown, blown or otherwise become present at the Deeded Property from neighboring land; and no Hazardous Materials or Asbestos have been removed from the Deeded Property.

(ii)          Borrower, after  due inquiry (including,  without limitation, the Assessment), is not aware of any claims of litigation, and has not received any communication, concerning the presence or possible presence of Hazardous Materials or Asbestos at the Deeded Property or concerning any violation or alleged violation of the Relevant Environmental Laws respecting the Deeded Property. Borrower shall promptly notify Lender of any such claims and shall furnish Lender with a copy of any such communications received after the date of this Security Deed.

(iii)         Borrower shall ensure that the Deeded Property complies in all respects with the Relevant Environmental Laws and shall notify Lender promptly and in reasonable detail in the event that Borrower becomes aware of the presence of Hazardous Materials or Asbestos or a violation of the Relevant Environmental Laws at the Deeded Property.

(iv)         Should Borrower use or permit the Deeded Property to be used or maintained so as to subject Borrower, Lender or the use of the Deeded Property to a claim of violation of the Relevant Environmental Laws (unless contested in good faith by appropriate proceedings satisfactory to Lender), Borrower shall immediately remedy and fully cure, at its own cost and expense, any conditions arising therefrom.

(v)          Borrower shall pay immediately when due the cost of compliance with the Relevant Environmental Laws. Further, Borrower shall keep the Deeded Property free of any lien imposed pursuant to the Relevant Environmental Laws.

(vi)         In the event that Borrower fails to comply with the requirements of clauses (i) through (v) in this Section l(n), after notice to Borrower and the earlier of the expiration of any applicable cure period under this Security Deed or the expiration of the cure period permitted under the Relevant Environmental Laws, if any, Lender may, but in no event shall be obligated to, exercise its right to do one or more of the following: (A) elect that such failure constitutes an Event of Default under this Security Deed; and/or (B) take any and all actions, at Borrower’s expense, that Lender deems necessary or desirable to cure such failure of compliance. Any costs incurred pursuant to this clause (vi) or clause (vii) in this Section l(n), shall become immediately due and payable without notice and with interest thereon at a rate equal to the highest interest rate charged on the Indebtedness (but not to exceed the maximum interest rate permitted by law), and such amount, including interest, shall, if incurred prior to the foreclosure of this Security Deed or the delivery of a deed in lieu of foreclosure, or the exercise of the power of sale or other proceeding relating to the Deeded Property, be added to amounts owing under the Indebtedness and shall be secured by this Security Deed.

(vii)        Lender shall not be liable for and Borrower shall immediately pay to and indemnify, defend and hold Lender harmless from and against, all loss, cost, liability, damage and expense (including, without limit, attorneys’ fees and costs incurred in the investigation, defense and settlement of claims) that Lender may suffer or incur (as holder of this Security Deed, as mortgagee in possession or as successor in interest to Borrower as owner of the Deeded Property by virtue of foreclosure or acceptance of a deed in lieu of foreclosure or the exercise of the power of sale or other proceeding relating to the Deeded Property) as a result of or in connection in any way with Borrower’s failure to comply with the terms and provisions of this Section l(n).

(viii)       The provisions of clauses (i) through (vii) of this Section l(n) shall survive the repayment of the Indebtedness and the performance of all duties and obligations related thereto, the foreclosure of this Security Deed, the delivery of a deed in lieu of foreclosure, or the exercise of the power of sale or other proceeding relating to the Deeded Property and/or the discharge of this Security Deed.

“Relevant Environmental Laws” shall mean all applicable federal, state and local laws, rules, regulations, orders, judicial determinations and decisions or determinations by any judicial, legislative or executive body of any governmental or quasi-governmental entity, whether in the past, the present or the future, with respect to: (i) the installation, existence or removal of, or exposure to, Asbestos on the Deeded Property; (ii) the existence on, discharge from, or removal from the Deeded Property of Hazardous Materials; and/or (iii) the effects on the environment of the Deeded Property or of any activity now, previously, or hereafter conducted on the Deeded Property.

“Asbestos” shall have the meanings provided under the Relevant Environmental Laws, and shall include, without limitation, asbestos fibers and friable asbestos, as such terms are defined under the Relevant Environmental Laws.

“Hazardous Materials” shall mean any of the following (as defined by the Relevant Environmental Laws): solid wastes; toxic or hazardous substances, wastes, or contaminants (including, without limit, polychlorinated biphenyls, paint containing lead, and/or urea formaldehyde foam insulation; and discharges of sewage or effluent.

(o)           Reporting Requirements. Borrower hereby covenants and agrees to deliver to Lender, or to cause The WesterN SizzliN Corporation, a Tennessee corporation (“Guarantor”) to deliver to Lender, the following:

(i)            Management prepared and certified consolidated quarterly financial statements for Guarantor within forty-five (45) days after the end of the first three (3) quarters of each fiscal year of Guarantor;

(ii)           Annual consolidated financial statements for Guarantor audited by an independent certified public accountant within one hundred twenty (120) days after the end of each fiscal year of Guarantor;

(iii)          Management prepared and certified unit level profit and loss statements relating to the operation of the Great American Steak & Buffet Company franchised restaurant operation located on the Deeded Property (“Franchised Operation”) within forty-five (45) days after the end of each fiscal year of Borrower;

Such financial statements shall be true and correct in all respects, shall be prepared in accordance with generally accepted accounting principles, and shall fairly represent the respective financial conditions of the subjects thereof as of the respective dates thereof. If Borrower’s financial statements are prepared on a consolidated basis, Borrower hereby covenants and agrees to prepare financial statements specifically relating to the operation of the Franchised Operation. At the request of Lender, Borrower shall obtain the consent of Borrower’s accountant(s) to the inclusion of Borrower’s most recent financial statement in any regulatory filing or report to be filed by Lender.

(p)           Indemnification. Borrower shall appear in and defend any suit, action or proceeding that might in any way and in the sole judgment of Lender affect the value of the Deeded Property, the validity, enforceability and priority of this Security Deed or the rights and powers of Lender. Borrower shall, at all times, indemnify, defend, hold harmless and on demand, reimburse Lender for any and all loss, damage, expense or cost, including cost of evidence of title and attorneys’ fees, arising out of or incurred in connection with any such suit, action or proceeding, and the sum of such expenditures shall be secured by this Security Deed and shall bear interest at the highest rate accruing on the Indebtedness, not to exceed the maximum rate permitted by law, and shall be due and payable on demand. Borrower shall pay cost of suit, cost of evidence of title and reasonable attorneys’ fees in any proceeding or suit, including appellate proceedings, brought by Lender to foreclose or otherwise enforce this Security Deed.

(q)           Estoppel Certificates. Borrower shall, within ten (10) days after written request therefor from Lender, furnish to Lender, or such other persons or entities as Lender shall designate, a duly acknowledged written statement setting forth the amount of the debt secured by this Security Deed, and stating either that no setoffs or defenses exist against such debt, or, if such setoffs or defenses are alleged to exist, the nature thereof, that no Event of Default then exists, and no event has occurred, which with notice or the passage of time, or both, would constitute and Event of Default.

(r)            Management Agreement. Borrower is a franchisee in good standing with The WesterN SizzliN Corporation, a Tennessee corporation (“Franchisor”), and is not in default under its Management and Licensing Agreement with Franchisor relating to the Franchised Operation (“Management Agreement”). Borrower agrees to comply with the terms of the Management Agreement and to take all actions necessary or required to keep the Management Agreement in full force and effect. Borrower will not encumber its rights under the Management Agreement except to Lender. Borrower agrees to promptly provide Lender with a copy of any notice to Borrower of a default under the Management Agreement. Further, Borrower agrees to promptly provide Lender with a copy of any notice to Borrower of the existence of any breach which, with notice or passage of time, or both, would entitle Franchisor to terminate the Management Agreement.

(s)           Fixed Charge Coverage Ratio. Borrower shall maintain a Fixed Charge Coverage Ratio (as hereinafter defined) of not less than 1.2 to 1.0 for Borrower’s business operations generally and not less than 1.2 to 1.0 for the Franchised Operation. “Fixed Charge Coverage Ratio” shall mean Borrower’s Operating Cash Flow divided by its Fixed Charges (each as defined below). The Fixed Charge Coverage Ratios shall be calculated by Borrower from time to time and dates as determined by Lender, and Borrower shall submit such information as Lender may require to confirm and approve Borrower’s calculation of the Fixed Charge Coverage Ratios.

(i)            “Fixed Charges” shall mean the sum of the following items set forth on a pro forma basis separately stated for both Borrower’s business operations generally and for the Franchised Operation, in each case, for the applicable twelve (12) month operating period:

(A)          current portion of long-term debt (defined as the current portion of long-term debt due to mature during the next twelve (12) month operating period, as stated in Borrower’s applicable financial statement, plus, if not already included therein, the current portion of principal payments imputed on all capital leases), plus

(B)           interest expense (defined as the interest expense as stated on Borrower’s applicable financial statement, plus, if not already included therein, the interest expense imputed on all capital leases), plus

(C)           the current portion of operating leases (defined as the amount of rent due under operating leases for the next twelve (12) month operating period).

(ii)           “Operating Cash Flow” shall mean the sum or subtraction of the following items separately stated for both Borrower’s business operations generally and for the Franchised Operation, in each case, for the applicable prior twelve (12) month operating period:

(A)          net income (defined as the net income stated on Borrower’s applicable financial statement), plus

(B)           depreciation and amortization (defined as the depreciation and amortization expense as stated on Borrower’s applicable financial statement), plus

(C)           interest expense (as defined above), plus

(D)          operating lease expense (defined as the amount of rental expense paid under operating leases, as stated on Borrower’s applicable financial statements), plus or minus

(E)           non-recurring items (defined as items which, when computing cash flow, should in Lender’s reasonable business judgment, be added back to or subtracted from net income to normalize results).

2.             APPLICATION OF CONDEMNATION AWARDS.

(a)           Condemnation Award.  Any eminent domain or condemnation proceeds shall be paid directly to Lender and applied toward reimbursement of all Lender’s costs and expenses incurred in connection with collecting the award (including, without limit, court costs and reasonable attorneys’ fees), and the balance applied upon the Indebtedness whether or not then due or payable in whatever manner Lender deems advisable. Application by Lender of any condemnation award or portion of it toward the last maturing installments of the Indebtedness shall not excuse Borrower from making the regularly scheduled payments nor extend or reduce the amount of these payments.

(b)           Appointment of Lender. Lender or any of its employees is each irrevocably appointed attorney-in-fact for Borrower and is authorized to receive, receipt for, discharge and satisfy any condemnation award or judgment, whether joint or several, on behalf of Borrower, Borrower’s legal representatives, successors and assigns; provided, however, that Lender shall not be liable for failure to collect any condemnation award.

3.             ADDITIONAL SECURITY.

(a)           Security Interest.

(i)            This Security Deed, as to any Equipment, fixtures, accounts, general intangibles and other personal property included within the definition of Deeded Property (collectively, “Personal Property”), shall constitute a security agreement within the meaning of the Uniform Commercial Code and Borrower grants to Lender a security interest in the Personal Property. Borrower agrees, upon request of Lender, to promptly furnish a list of Personal Property owned by Borrower and subject to this Security Deed and, upon request by Lender, to immediately execute, deliver and/or file any amendments to this Security Deed, any separate security agreement and any financing statements to evidence and perfect the security interest in such Personal Property contemplated by this Section. Lender or any of its employees are each irrevocably appointed artomey-in-fact and are authorized to execute, deliver and/or file any of such amendments to this Security Deed, any separate security agreement and any financing statements.

(ii)           Upon the occurrence of any Event of Default under this Security Deed, Lender shall have all of the rights and remedies of a secured party under the Uniform Commercial Code or otherwise provided by law or by this Security Deed including, without limit, the right to require Borrower to assemble the Personal Property and make it available to Lender at a place to be designated by Lender which is reasonably convenient to such parties, the right to collect all accounts receivable, the right to take possession of the Personal Property with or without demand and with or without process of law and the right to sell and dispose of it and distribute the proceeds according to law. Borrower agrees that any requirement of reasonable notice, if any, shall be met if Lender sends notice to Borrower at least five (5) days prior to the date of sale, disposition or other event giving rise to the required notice. Borrower agrees that the proceeds of any disposition of the Personal Property may be applied by Lender first to Lender’s reasonable expenses in connection with the disposition including, without limit, reasonable attorneys’ fees and legal expenses, and then to payment of the Indebtedness.

(b)           Licenses and Permits.   As additional security for the Indebtedness and to the extent permitted by their terms, Borrower assigns to Lender all of Borrower’s rights and interest in all licenses or permits affecting the Deeded Property. This assignment shall not impose upon Lender any obligations with respect to any license or permit. Borrower shall not cancel or amend any of the licenses or permits assigned (nor permit any of them to terminate if they are necessary or desirable for the operation of the Deeded Property) without first obtaining the written approval of Lender.

(c)           Assignment of Rents and Leases.

(i)            As additional security for the payment of the Indebtedness and performance of this Security Deed, Borrower assigns to Lender all of Borrower’s right, title and interest in and to all written and oral leases, usufructs and occupancy agreements (the “Leases”), now or later existing, covering the Deeded Property or any part of it (but without an assumption by Lender of liabilities of Borrower under any of these leases, usufructs or occupancy agreements by virtue of this assignment), and Borrower assigns to Lender the leases, rents, issues and profits (collectively, the “Rents”) of the Deeded Property. Borrower acknowledges and confirms that Lender has a present absolute assignment of Leases and Rents. Notwithstanding the foregoing, Lender grants to Borrower a revocable license to collect the Rents. At any time upon or after an Event of Default the license granted to Borrower herein may be revoked by Lender.

(ii)           At least annually, and more frequently if requested by Lender, Borrower shall provide Lender with a certified rent roll and such other information regarding the leases and/or occupancy agreements as Lender may reasonably require.

(iii)          If an Event of Default occurs under this Security Deed, Lender may receive and collect the rents, issues and profits personally, or through a receiver, so long as the Event of Default exists and during the pendency of any foreclosure proceedings or the exercise of the power of sale or other proceeding and during any redemption period. Borrower consents to the appointment of a receiver.

(iv)          Lender shall at no time have any obligation whatever to attempt to collect rent or other amounts from any tenant of the Deeded Property. Further, Lender shall have no obligation to enforce any other obligations owed by tenants of the Deeded Property. No action taken by Lender under this Security Deed shall make Lender a “party or mortgagee in possession.”

(v)           Borrower shall not collect advance rent under any lease or occupancy agreement pertaining to the Deeded Property in excess of one month (other than as a security deposit) and Lender shall not be bound by any rent prepayment made or received in violation of this prohibition.

(vi)          At the option of Lender, this Security Deed shall become subordinate, in whole or in part (but not with respect to priority as to insurance proceeds or any condemnation award) to any or all leases and/or occupancy agreements of all or part of the Deeded Property upon the execution and recording by Lender of an affidavit to that effect.

4.            EVENTS OF DEFAULT AND REMEDIES.

(a)           Events of Default. Any of the following events shall, for purposes of this Security Deed, constitute an “Event of Default”:

(i)            Failure by Borrower to pay any amount owing on or with respect to the Indebtedness when due, whether by maturity, acceleration or otherwise, which failure continues for five (5) business days.

(ii)           Any failure by Borrower (or any Guarantor) to comply with any of the non-monetary terms, provisions, warranties or covenants of the Note, this Security Deed or the other Loan Documents, which failure continues for fifteen (15) days after the date of written notice to Borrower (or any Guarantor) from Lender of such default; provided, however, that if: (i) the nature of Borrower’s (or any Guarantor’s) noncompliance is such that more than fifteen (15) days are reasonably required for its cure, (ii) Borrower (or any Guarantor) has commenced such cure within said fifteen (15) day period, (iii) Borrower (or any Guarantor) diligently prosecutes such cure to completion, (iv) Borrower (or any Guarantor) provides Lender with written notice of the noncompliance, AND (v) Borrower (or any Guarantor) furnishes reserves or a security bond, in an amount satisfactory to Lender in its sole discretion, then Borrower (or any Guarantor) shall not be in default.

(iii)          Institution of foreclosure proceedings or other exercise of rights and remedies under any mortgage, security deed or other lien against the Deeded Property (or any portion thereof); provided, however, if there is a good faith dispute by Borrower or Guarantor as to the validity or reasonableness of the claim which is the basis for such proceedings, then no Event of Default shall have occurred under this clause (iii) if Borrower or Guarantor provides Lender with written notice of the proceedings and furnishes reserves or a security bond for the proceedings satisfactory to Lender.

(iv)          Insolvency of Borrower (or any Guarantor) or the admission in writing of Borrower’s (or any Guarantor’s) inability to pay debts as they mature.

(v)           Any statement, representation or information made or furnished by or on behalf of Borrower (or any Guarantor) to Lender in connection with or to induce Lender to provide or advance any of the Indebtedness shall prove to be false or materially misleading when made or furnished.

(vi)          Institution of bankruptcy, reorganization, insolvency or other similar proceedings by or against Borrower (or any Guarantor), unless, in the case of a petition filed against Borrower (or any Guarantor) the same is dismissed within sixty (60) days) of the date of filing.

(vii)         The issuance or filing of any attachment, levy, garnishment or the commencement of any related proceedings or the commencement of any other judicial process upon or in respect to Borrower (or any Guarantor) or the Deeded Property in which the amount in controversy exceeds One Hundred Thousand Dollars ($100,000) and is not covered by the insurance of Borrower (or any Guarantor), unless satisfied, or Borrower (or any Guarantor) furnishes reserves or a security bond in an amount satisfactory to Lender in its sole discretionreleased or discharged within sixty (60) days after the date of such issuance, filing or commencement.

(viii)        Sale or other disposition by Borrower (or any Guarantor) of any substantial portion of its assets or property.

(ix)           Death, dissolution, merger, consolidation, termination of existence, insolvency, business failure or assignment for the benefit of creditors of or by Borrower (or any Guarantor); without the prior written consent of Lender, which consent shall not be unreasonably withheld.

(x)            Any failure by Borrower (or any Guarantor) to pay any indebtedness (other than to Lender) in excess of One Hundred Thousand Dollars ($100,000) (and exclusive of trade debt incurred in the ordinary course of business) when due, or any failure in the observance or performance of any term, covenant or condition contained in any document evidencing, securing or relating to such indebtedness, which failure continues beyond any applicable cure period.

(xi)           Receipt by Borrower of a notice of termination of the Management Agreement.

(xii)          The default by Borrower under the terms and conditions of any other loans to Borrower from Lender, Captec Financial Group, Inc., a Michigan corporation, or Captec Leasing Company, a California corporation, now or hereafter existing (collectively, the “Other Loans”) as such

Other Loans may be assigned from time to time, to Captec Loan Receivables Trust-1996A or any other affiliate of Lender.

(b)           Remedies Upon Event of Default. Upon the occurrence of any Event of Default, Lender shall have the following rights:

(i)            Declare all or part of the Indebtedness immediately due and payable, time being of the essence of this Security Deed.

(ii)           Demand that Borrower immediately surrender the possession of the Deeded Property to Lender, and Borrower consents to Lender taking possession of the Deeded Property and the books and records relating to the Deeded Property.

(iii)          Lease the Deeded Property and may collect rents for the account of Borrower.

(iv)          When the Indebtedness secured hereby shall become due, whether by acceleration or otherwise, Lender, at its option, may sell the Deeded Property or any part of the Deeded Property at one or more public sale or sales before the door of the courthouse of the county in which the Deeded Property or any part of the Deeded Property is situated, to the highest bidder for cash. The time, place and terms of such sale shall be advertised once a week for four (4) consecutive weeks, immediately prior to the sale (but without regard to the number of days elapsed intervening between the date of publication of the first advertisement and the date of sale) in the newspaper in which Sheriffs sales are advertised in said county. From the proceeds of the sale, Lender shall pay the Indebtedness secured hereby and accrued interest thereon and insurance premiums, liens, assessments, taxes and charges, including utility charges, if any, with accrued interest thereon, and all expenses of the sale and all proceedings in connection therewith, including reasonable attorneys’ fees and any and all transfer taxes and recording costs incident to the execution and delivery of the conveyance pursuant to such sale. Lender may bid and purchase at such sale or sales. In case of a sale as provided herein, Borrower or any person in possession of the Deeded Property under Borrower shall be deemed a tenant holding over and shall forthwith deliver possession to the purchaser at any such sale, or be summarily dispossessed in accordance with the provisions of law applicable to tenants holding over.

(v)           At any such public sale, Lender may execute and deliver to the purchaser a conveyance of the Deeded Property or any part of the Deeded Property in fee simple, with or without warranties of title and to this end, Borrower hereby constitutes and appoints Lender the agent and attorney-in-fact of Borrower to make such sale and conveyance, and thereby divest Borrower of all right, title or equity that Borrower may have in and to the Deeded Property and to vest the same in the purchaser or purchasers at such sale or sales, and all the acts and doings of said agent and attomey-in-fact are hereby ratified and confirmed and any recitals in said conveyance or conveyances as to facts essential to a valid sale shall be binding upon Borrower. In case of any sale under this Security Deed by virtue of the exercise of the powers herein granted, pursuant to any order in any judicial proceeding or otherwise, the Deeded Property may be sold at one or more successive sales in the manner provided by the Uniform Commercial Code of Georgia. The aforesaid power of sale and agency hereby granted are coupled with an interest and are irrevocable by death or otherwise, and are granted as cumulative of the other remedies provided by law for collection of the Indebtedness and shall not be exhausted by one exercise thereof but may be exercised until full payment of all sums secured hereby.

(vi)          Collect and receive all rents, profits and other amounts that are due or shall subsequently become due under the terms of any leases, land contract, or other agreements by which Borrower is leasing or selling the Deeded Property or any interest in the Deeded Property. Lender may also exercise any other rights or remedy of Borrower under any such lease, land contract or other agreement. However, Lender shall have no obligation to make any demand or inquiry as to the nature or sufficiency of any payment received or to present or file any claim or take any other action to collect or enforce the payment of any amounts to which Lender may become entitled under this Security Deed. Similarly, Lender shall not be liable for any of Borrower’s obligations under any such lease, land contract or other agreement.

(vii)         Exercise all rights, remedies and privileges afforded a “secured party” under Article 9 of the Uniform Commercial Code.

(viii)        Enter upon the Deeded Property and take other actions as Lender deems appropriate to perform Borrower’s obligations under this Security Deed to inspect, repair, protect or preserve the Deeded Property, to investigate or test for the presence of any Hazardous Materials and/or to appraise the Deeded Property.

(ix)           Pursue any other available remedy at law or equity to enforce the payment of the Indebtedness.

(c)           Remedies Generally.

(i)            All remedies provided for in Section 4(b) shall be available to the extent not prohibited by law. Each remedy shall be cumulative and additional to any other remedy of Lender at law, in equity or by statute. No delay or omission to exercise any right or power accruing upon any default or Event of Default shall impair any such right or power or shall be construed to be a waiver of, or acquiescence in, any such default or Event of Default.

(ii)           Lender may waive any Event of Default and may rescind any declaration of maturity of payments on the Indebtedness. In case of such waiver or recision Borrower and Lender shall be restored to their former positions and rights under this Security Deed. Any waiver by Lender of any default or Event of Default shall be in writing and shall be limited to the particular default waived and shall not be deemed to waive any other default.

(d)           Receivers. Upon an Event of Default and the exercise of the rights of Lender under this Security Deed, or upon the commission of waste against the Deeded Property, Lender shall be entitled to the appointment of a receiver or receivers of the Deeded Property and of the rents, issues and profits of the Deeded Property, without notice to Borrower.

(e)           Application of Proceeds.    Any proceeds received by Lender from the exercise of remedies pursuant to Section 4(b) of this Security Deed shall be applied as follows:

(i)            First, to pay all costs and expenses incidental to the leasing, foreclosure, exercise of the power of sale granted hereunder or other disposition of the Deeded Property. These costs and expenses shall include, without limit, any costs and expenses incurred by Lender (including, without limit, attorneys’ fees and disbursements), and any taxes and assessments or other liens and encumbrances prior to the lien of this Security Deed.

(ii)           Second, to all sums expended or incurred by Lender directly or indirectly in carrying out any term, covenant or agreement under this Security Deed or any related document, together with interest as provided in this Security Deed.

(iii)          Third, to the payment of the Indebtedness.  If the proceeds are insufficient to fully pay the Indebtedness, then application shall be made first to late charges and interest accrued and unpaid, then to any applicable prepayment premiums, then to unpaid fees and other charges and then to the outstanding principal balance.

(iv)          Fourth, any  surplus remaining shall be paid to Borrower or to whomsoever may be lawfully entitled.

(f)            Marshalling.  In the event of foreclosure of this Security Deed or the enforcement by Lender of any other rights and remedies under this Security Deed, Borrower waives any right in respect to marshalling of assets which secure the Indebtedness or to require Lender to pursue its remedies against any other assets or any other party which may be liable for any of the Indebtedness.

(g)           Further Actions.  Promptly upon the request of Lender, Borrower shall execute, acknowledge and deliver any and all further conveyances, documents, mortgages, deeds of trust, security deeds and assurances, and do or cause to be done all further acts as Lender may require to confirm and protect the lien of this Security Deed or otherwise to accomplish the purposes of this Security Deed.

(h)           Attorneys Fees. Any reference in this Security Deed to attorneys’ fees shall refer to fees, charges, costs and expenses of in-house and outside attorneys and paralegals, whether or not a suit or proceeding is instituted, and whether incurred at the trial court level, on appeal, in a bankruptcy, administrative or probate proceeding, in consultation with counsel, or otherwise. All costs, expenses and fees of any nature for which Borrower is obligated to reimburse or indemnify Lender are part of the Indebtedness secured by this Security Deed and are payable upon demand, unless expressly provided otherwise, with interest until repaid at the highest rate charged on any of the Indebtedness (but not to exceed the maximum rate permitted by law).

5.                             MISCELLANEOUS.

(a)            Governing Law. This Security Deed shall be construed in accordance with the laws of the State of Georgia.

(b)           Successors and Assigns. This Security Deed shall be binding upon the successors and assigns of Borrower including, without limit, any debtor in possession or trustee in bankruptcy for Borrower, and the rights and privileges of Lender under this Security Deed shall inure to the benefit of their respective successors and assigns. This shall not be deemed a consent by Lender to a conveyance by Borrower of all or any part of the Deeded Property or of any ownership interest in Borrower.

(c)            Notices. Notice from one party to another relating to this Security Deed shall be deemed effective if made in writing (including telecommunications) and delivered to the recipient’s address, telex number or telecopier number set forth in this Security Deed by any of the following means: (i) hand delivery, (ii) registered or certified mail, postage prepaid, (iii) express mail or other overnight courier service, or (iv) telecopy, telex or other wire transmission with request for assurance of receipt in a manner typical with respect to communications of that type. Notice made in accordance with these provisions shall be deemed delivered on receipt if delivered by hand or wire transmission, on the third business day after mailing if mailed by registered or certified mail, or on the next business day after mailing or deposit with the postal service or an overnight courier service if delivered by express mail or overnight courier.   Borrower’s telecopier number is (540) 345-0831 and Lender’s telecopier number is (734) 994-1376.

(d)           Entire Agreement: Amendments.   This Security Deed and any agreement to which it refers state all rights and obligations of the parties and supersede all other agreements (oral or written) with respect to the lien granted by this Security Deed.   Any amendment of this Security Deed shall be in writing and shall require the signature of Borrower and Lender.

(e)            Partial Invalidity. The invalidity or unenforceability of any provision of this Security Deed shall not affect the validity or enforceability of the remaining provisions of this Security Deed.

(f)            Inspections. Any inspection, audit, appraisal or examination by Lender or its agents of the Deeded Property or of information or documents pertaining to the Deeded Property is for the sole purpose of protecting Lender’s interests under this Security Deed and is not for the benefit or protection of Borrower or any third party.

(g)           Joint and Several Liability. In the event that more than one person or entity executes this Security Deed, the obligations of each person or entity shall be joint and several.

(h)           Automatic Reinstatement. Notwithstanding any prior revocation, termination, surrender or discharge of this Security Deed, the effectiveness of this Security Deed shall automatically continue or be reinstated, as the case may be, in the event that:

(i)            Any payment received or credit given by Lender in respect of the Indebtedness is determined to be a preference, impermissible setoff, fraudulent conveyance, diversion of trust funds, or otherwise required to be returned to Borrower for the benefit of Borrower or any third party under any applicable state or federal law, including, without limit, laws pertaining to bankruptcy or insolvency, in which case this Security Deed shall be enforceable as if any such payment or credit had not been received or given, whether or not Lender relied upon this payment or credit or changed its position as a consequence of it.

(ii)           Any liability is imposed, or sought to be imposed, against Lender relating to the environmental condition of, or the presence of Hazardous Materials on, in or about the Real Estate, whether this condition is known or unknown, now exists or subsequently arises (excluding only conditions which arise after any acquisition by Lender of any such property, by foreclosure, in lieu of foreclosure, by exercise of the power of sale granted herein or otherwise, to the extent due to the wrongful acts or omissions of Lender), in which case this Security Deed shall be enforceable to the extent of all liability, costs and expenses (including without limit reasonable attorneys fees) incurred by Lender as the direct or indirect result of any environmental condition or Hazardous Materials.

(iii)          In the event of continuation or reinstatement of this Security Deed, Borrower agrees upon demand by Lender to execute and deliver to Lender those documents which Lender determines are appropriate to further evidence (in the public records or otherwise) this continuation or reinstatement, although the failure of Borrower to do so shall not affect in any way the reinstatement or continuation. If Borrower does not execute and deliver to Lender upon demand such documents, Lender and each officer of such Lender is irrevocably appointed (which appointment is coupled with an interest) the true and lawful attorney of Borrower (with full power of substitution) to execute and deliver such documents in the name and on behalf of Borrower.

(i)            WAIVER OF JURY TRIAL.   BORROWER AND LENDER ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS SECURITY DEED OR THE INDEBTEDNESS.

(j)            Consumer Credit. Notwithstanding anything in this Security Deed to the contrary, this Security Deed shall not secure any portion of the Indebtedness which is deemed to be consumer credit under the Truth in Lending Act.

(k)           Assignment. This Security Deed is freely assignable, in whole or in part, by Lender without notice to or consent of Borrower. Lender shall be fully discharged from all responsibility accruing hereunder from and after the effective date of any such assignment; provided, however, that Lender (or its assignee) shall provide written notice of such assignment to Borrower in the event that Lender (or such assignee) desires to designate a new person or entity as payee and/or a new place of payment for the obligations under the Note.

Lender’s assignee shall, to the extent of the assignment, be vested with all the powers and rights of Lender hereunder (including those granted under Section 4 hereof or otherwise with respect to the Deeded Property), and to the extent of such assignment the assignee may fully enforce such rights and powers, and all references to Lender shall mean and refer to such assignee. Lender shall retain all rights and powers hereby given not so assigned, transferred and/or delivered. Borrower hereby waives all defenses which Borrower may be entitled to assert against Lender’s assignee with respect to liability accruing hereunder prior to the effective date of any assignment of Lender’s interest herein. Borrower may not, in whole or in part, directly or indirectly, assign this Security Deed or its rights hereunder or delegate its duties hereunder without, in each instance, the specific prior written consent of Lender, which consent may be withheld or delayed in Lender’s sole discretion.

(1)           Securitization. Borrower understands and agrees that Lender may, from time to time, assign its rights and powers under the Note, this Security Deed and any other Loan Documents, in whole or in part, in connection with a securitization program. Borrower agrees to enter into an amendment to the Note, this Security Deed and any other Loan Documents if such amendments are required by a nationally recognized rating agency in connection with a securitization program sponsored by Lender and in which the Note, this Security Deed and any other Loan Documents are to be included; provided that Borrower shall not be obligated to enter into any amendment which adversely affects Borrower or otherwise adversely alters any of the financial terms of the Note, this Security Deed and any other Loan Documents.

(m)          Subrogation. To the full extent of the Indebtedness, Lender is hereby subrogated to the liens, claims and demands, and to the rights of the owners and holders of each and every claim, demand and other encumbrance on the Deeded Property which is paid or satisfied, in whole or in part, out of the proceeds of the Indebtedness, and the respective liens, claims, demands and other encumbrances shall be, and each of them is hereby, preserved and shall pass to and be held by Lender as additional collateral and further security for the Indebtedness, to the same extent they would have been preserved and would have been passed to and held by Lender, had they been duly and legally assigned, transferred, set over and delivered unto Lender by assignment, notwithstanding the fact that any instrument providing public notice of the same may be satisfied and canceled of record.

(n)           Cancellation of Deed. If all of the obligations are paid as they become due and payable and all of the covenants, warranties, undertakings and agreements made in this Security Deed are kept and performed, and all obligations, if any, of Lender for further advances have been terminated, then, and in that event only, this Security Deed shall be canceled and surrendered by Lender in due form at Borrower’s cost.

(o)           WAIVER OF NOTICE AND HEARING. BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE UNDER THE CONSTITUTION OF THE STATE OF GEORGIA OR THE CONSTITUTION OF THE UNITED STATES OF AMERICA TO NOTICE OR TO A JUDICIAL HEARING PRIOR TO THE EXERCISE OF ANY RIGHT OR REMEDY PROVIDED BY THIS SECURITY DEED AND BORROWER WAIVES ANY RIGHTS, IF ANY, TO SET ASIDE OR INVALIDATE ANY SALE DULY CONSUMMATED IN ACCORDANCE WITH THE PROVISIONS OF THIS SECURITY DEED ON THE GROUND (IF SUCH BE THE CASE) THAT THE SALE WAS CONSUMMATED WITHOUT A PRIOR JUDICIAL HEARING. ALL WAIVERS BY BORROWER IN THIS PARAGRAPH HAVE BEEN MADE VOLUNTARILY, INTELLIGENTLY AND KNOWINGLY, AFTER BORROWER HAS BEEN FIRST INFORMED BY COUNSEL OF ITS OWN CHOOSING AS TO POSSIBLE ALTERNATIVE RIGHTS, AND HAVE BEEN MADE AS AN INTENTIONAL RELINQUISHMENT AND ABANDONMENT OF A KNOWN RIGHT AND PRIVILEGE.

[SIGNATURE PAGE FOLLOWS]

SCHEDULE A

THIS SCHEDULE ATTACHED TO AND MADE A PART OF THAT CERTAIN DEED TO SECURE DEBT, SECURITY AGREEMENT AND ASSIGNMENT OF LEASES AND RENTS, EXECUTED BY THE WESTERN SIZZLIN STORES, INC. FOR THE BENEFIT OF CAPTEC FINANCIAL GROUP FUNDING CORPORATION.

Land in the City of Lawrenceville, Gwinnett County, Georgia, described as:

ALL THAT TRACT or parcel of land lying and being in Land Lot 11 of the 7th District, Gwinnett County, Georgia, in the City of Lawrenceville, and being more particularly described as follows:

TO FIND THE POINT OF BEGINNING, commence at the intersection of the northwest right of way of Ga. Hwy. #316 and the southeast right of way of Reynolds Road; thence South 18 degrees 23 minutes 58 seconds West a distance of 421.11 feet to a point on the southeast right of way of Ga. Hwy. #316; thence South 38 degrees 45 minutes 18 seconds West a distance of 201.38 feet to a point; thence south 04 degrees 46 minutes 56 seconds West a distance of 193.63 feet to an iron pin found on the easterly right of way of State Route 20, WHICH IS THE PLACE OR POINT OF BEGINNING; from said beginning point as thus established, run North 75 degrees 04 minutes 24 seconds East a distance of 50.59 feet to an iron pin found; thence South 85 degrees 13 minutes 04 seconds East a distance of 32.80 feet to a nail set; thence North 75 degrees 51 minutes 32 seconds East a distance of 101.84 feet to an iron pin found; thence South 04 degrees 46 minutes 56 seconds West a distance of 48.52 feet to an iron pin found; thence South 05 degrees 36 minutes 14 seconds West a distance of 263.89 feet to an iron pin found; thence South 79 degrees 37 minutes 55 seconds West a distance of 198.56 feet to an iron pin found on the easterly right of way of State route #20; thence along said easterly right of way along a curve to the left, a distance of 285.57 feet, having a radius of 2153.48 feet, and a chord of North 08 degrees 32 minutes 12 seconds East a distance of 285.36 feet to an iron pin found; thence continuing along said easterly right of way of State Route #20, North 04 degrees 46 minutes 56 seconds East a distance of 29.44 feet to an iron pin found, WHICH IS THE PLACE OR POINT OF BEGINNING.

The above described property contains 1.282 acres as shown on an As Built Survey for The Western Sizzlin Corp. and Captec Financial Group Funding Corp. by Cofer Technical Services, Inc., certified by William D. Shaw, Georgia Registered Land Surveyor No. 2162, dated February 14, 1998.

A-1

IN WITNESS WHEREOF, Borrower has executed this Security Deed under seal as of the day and year first noted above.

Signed , sealed and delivered in the presence of:

[ILLEGIBLE]	THE WESTERN SIZZLIN STORES, INC.
Witness:
	By:	/s/ Victor F. Foti, President
/s/ Richard R. Sayers
Notary Public: Richard R Sayers	Attest:	/s/ Robyn B. Mabe
		Name:	Robyn B. Mabe
(Notarial Seal)		Its:	Corporate Secretary

My Commission Expires:	(Corporate Seal)
February 28, 1999

Loan No. 06717

Lawrenceville, GA

GUARANTY

THE WESTERN SIZZLIN CORPORATION, a Tennessee corporation and THE WESTERN SIZZLIN STORES OF LITTLE ROCK, INC., an Arkansas corporation (each a “Guarantor”), as a material inducement to and in consideration of CAPTEC FINANCIAL GROUP FUNDING CORPORATION, a Michigan corporation, whose address is 24 Frank Lloyd Wright Drive, Lobby L, Ann Arbor, Michigan 48106 (together with its successors, assigns and transferees, “Lender”), making a loan in the original principal amount of One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00) as evidenced by a Promissory Note, dated March 23, 1998 (“Note”), made by THE WESTERN SIZZLIN STORES, INC., a Virginia corporation (“Borrower”), which Note is secured by the instruments referenced therein (together with the Note, “Loan Documents”), hereby jointly and severally, unconditionally and irrevocably, personally guarantees to and for the benefit of Lender, and Lender’s successors and assigns, the full and timely payment and performance of all of the Borrower’s duties, obligations and covenants under the Loan Documents. This is a guaranty of payment and performance and not of collection.

This Guaranty shall not be affected by Lender’s failure or delay to enforce any of its rights.

Guarantor’s obligations are independent of Borrower’s obligations. If Borrower defaults under the Loan Documents, Lender can proceed immediately against Guarantor or Borrower, or both, or Lender can enforce against Guarantor or Borrower, or both, any rights that it has under the Loan Documents or pursuant to applicable laws. If any lien created by the Loan Documents terminates and Lender has any rights it can enforce against Borrower after termination, Lender can enforce those rights against Guarantor without giving previous notice to Borrower or Guarantor or without making any demand on either of them.

To the extent permitted by law, Guarantor waives the benefit of any statute of limitations affecting Guarantor’s liability under this Guaranty. Guarantor waives the right to require Lender to first or concurrently: (1) proceed against Borrower; (2) proceed against or exhaust any security that Lender holds from Borrower; or (3) pursue any other remedy in Lender’s power. The liability of Guarantor shall not be affected or exonerated by any indulgence, compromise, settlement or variation of terms which may be extended by Lender to Borrower, or agreed upon by Lender or Borrower, and, unless agreed to in writing by Lender, shall not be affected or exonerated by any assignment by Borrower of its interest in any one or more of the Loan Documents, nor shall the liability of the Guarantor be affected or exonerated by the insolvency, bankruptcy (voluntary or involuntary), or reorganization of Borrower, nor by the voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of Borrower, or by the release of any other Guarantor. Lender and Borrower, without notice to or consent by Guarantor, may at any time or times enter into such modifications, extensions, amendments or other covenants of the Loan Documents as they may deem appropriate, and Guarantor shall not be released nor its liability exonerated thereby but shall continue to be fully liable for the payment and performance of all obligations and duties of Borrower under the Loan Documents as so modified, extended or amended.

Guarantor further agrees (1) to indemnify and hold harmless Lender from and against any claims, damages, expenses or losses, including to the extent permitted by law, all reasonable attorneys’ fees incurred by counsel of Lender’s choice (whether or not litigation is commenced), resulting from or arising out of any breach of any provision of the Loan Documents by Borrower or by reason of Borrower’s failure to perform any of its obligations thereunder, and (2) to the extent permitted by law, to pay all costs and expenses, including reasonable attorneys’ fees (whether or not litigation is commenced), incurred by Lender in enforcing this Guaranty.

Until all of Borrower’s obligations to Lender have been discharged in full, Guarantor has no right of subrogation against Borrower. Guarantor assumes the responsibility to remain informed of the financial condition of Borrower and of all other circumstances bearing upon the risk of Borrower’s default, which reasonable inquiry would reveal, and agrees that Lender shall have no duty to advise Guarantor of information known to it regarding such condition or any such circumstances. Lender shall not be required to inquire into the powers of Borrower or the officers, employees, partners or agents acting or purporting to act on its behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed under this Guaranty. Each Guarantor hereby represents and warrants to Lender that such Guarantor has received a copy of each of the Loan Documents, has read or had the opportunity to read each of the Loan Documents, and understands the terms of the Loan Documents. The provisions in the Loan Documents relating to the execution of additional documents, legal proceedings by Lender against Borrower, severability of the provisions of the Loan Documents, interpretation of the Loan Documents, notices, waivers (including waiver of a jury trial), limitation on right of recovery against Lender, disclaimer of individual liability, and the applicable laws which govern the interpretation of the Loan Documents are incorporated herein in their entirety by this reference and made a part hereof as though set forth in full herein; any reference in those provisions to “Borrower” shall mean each Guarantor and any reference in those provisions to the “Loan Documents” shall mean this Guaranty.

To the extent permitted by law, Guarantor waives its right to enforce any remedies that Borrower now has, or later may have, against Lender. Guarantor waives any right to participate in any security now or later held by Lender. Guarantor waives notice of acceptance of this Guaranty, and all other notices in connection with this Guaranty or in connection with the liabilities, obligations and duties guaranteed hereby, including notices to Guarantor of default by the Borrower under the Loan Documents. Guarantor hereby waives diligence, presentment, demand for performance, notice of nonperformance, protest, notice of protest, notice of dishonor, and notice of acceptance of this Guaranty, and waives all notices of toe existence, creation, or incurring of new or additional obligations.

If there is more than one Guarantor, the liability of each Guarantor shall be joint and several. Guarantor’s obligations under this Guaranty shall be binding on Guarantor’s legal representatives, heirs, successors and assigns.

If Borrower disposes of its interest in the property secured by the Loan Documents, “Borrower”, as used in this Guaranty, shall mean Borrower’s successors or assigns. Assignment of the Loan Documents by Lender (as permitted by the Loan Documents) shall not affect this Guaranty. In the event of an assignment of the Loan Documents by Lender, the term “Lender” as used in this Guaranty shall mean Lender’s successors or assigns.

Guarantor hereby covenants and agrees to deliver to Lender the following: (a) management prepared and certified consolidated quarterly financial statements for Guarantor within forty-five (45) days after the end of the first three (3) quarters of each fiscal year of Guarantor, and (b) annual consolidated financial statements for Guarantor audited by an independent certified public accountant within one hundred twenty (120) days after the end of each fiscal year of Guarantor. Such financial statements shall be true and correct in all respects, shall be prepared in accordance with generally accepted accounting principles, and shall fairly represent the respective financial conditions of the subjects thereof as of the respective dates thereof. At the request of Lender, Guarantor shall obtain the consent of Guarantor’s accountant(s) to the inclusion of Guarantor’s most recent financial statement in any regulatory filing or report to be filed by Lender.

If any one or more of the provisions of this Guaranty shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Guaranty, and this Guaranty shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

This Guaranty shall be construed according to the laws of the State of Georgia. Guarantor agrees that any dispute which may arise between Lender and Guarantor with regard to this Guaranty shall be resolved by litigation in state or federal court. Litigation may be initiated by Lender or its assignee, at its discretion, in the State of the principal place of business of Lender or its assignee, the State of the principal place of business of Guarantor, or the State where the Collateral (as defined in the Loan Documents) is located.

2

GUARANTOR HEREBY KNOWINGLY AND IRREVOCABLY WAIVES ANY OBJECTIONS ON THE GROUNDS OF IMPROPER JURISDICTION OR VENUE TO AN ACTION INITIATED AS SET FORTH ABOVE AND AGREES THAT EFFECTIVE SERVICE OF PROCESS MAY BE MADE UPON GUARANTOR BY REGISTERED MAIL RETURN RECEIPT REQUESTED. GUARANTOR WAIVES, TO THE EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY ACTION BETWEEN THE PARTIES.

This Guaranty shall become effective on March 31, 1998.

THE WESTERN SIZZLIN CORPORATION

By:	Victor F. Foti

Its:	President

THE WESTERN SIZZLIN STORES OF LITTLE ROCK, INC.

By:	Victor F. Foti

Its:	President

3

Loan No. 06717

Lawrenceville, GA

CERTIFICATE OF BORROWER

THE WESTERN SIZZLIN STORES, INC., a Virginia corporation (“Borrower”), for the benefit of CAPTEC FINANCIAL GROUP FUNDING CORPORATION, a Michigan corporation (together with its successors, assigns and transferees, “Lender”), warrants, represents, covenants and agrees that the following are true and correct as of the date hereof:

1.             All warranties and representations of Borrower contained in this Certificate shall survive the execution of this Certificate and any advances made in accordance with the Promissory Note executed by Borrower, in favor of Lender, dated March   23, 1998, in the original principal amount of One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00) (“Note”).

2.             Borrower has good, indefeasible and marketable title to the property (“Premises”) described on Schedule A attached to that certain Security Deed, Security Agreement and Assignment of Leases and Rents (“Security Deed”) executed by Borrower in favor of Lender, dated March 31, 1998, free and clear of all liens, matters, agreements and encumbrances other than the Permitted Liens (as defined in the Security Deed). Except for the Security Deed and Permitted Liens, there are no instruments, matters or agreements, and Borrower is not a party to any instrument, matter or agreement, which will in any way encumber, bind or otherwise affect the Premises or Lender. Borrower has neither done nor failed to do anything, nor has suffered anything to be done, as a result of which the Premises or any part thereof has been or will be encumbered or title thereto has been or will be affected in any way and no person, firm or entity has any present, conditional or contingent rights to acquire all or any portion of the Premises.

3.             The survey prepared by Cofer Technical Services, Inc. and identified as Job No. MISC-616 satisfies the requirements set forth in Lender’s commitment letter dated November 7, 1997.

4.             Borrower is a corporation duly organized and validly existing in good standing under the laws of the Commonwealth of Virginia and is qualified to do business in the State of Georgia.   The person or persons executing the Note, the Security Deed and the other Loan Documents (as defined in the Security Deed) and all related documents have full power and complete authority to execute the Note, the Security Deed and the other Loan Documents and, when executed, the Note, the Security Deed and the other Loan Documents will be legal, valid and binding obligations of Borrower, enforceable in accordance with their terms.

5.             As of the date hereof, Borrower is not “insolvent” within the meaning of Section 548(a)(2)(B) of the United States Bankruptcy Code.

6.             Borrower is in the business of owning and operating Great American Steak & Buffet Company Restaurants. Borrower’s chief executive office is 416 South Jefferson Street, Roanoke, Virginia, and the Premises are located at 655 Hwy. 20 North, Lawrenceville, Georgia.

7.             Borrower has furnished to Lender its most recent annual audited financial statements and most recent management prepared and certified quarterly financial statements, which statements were prepared in accordance with generally accepted accounting principles and are correct and complete and accurately present the financial condition of Borrower on the dates thereof.  Further, there has been no material adverse change in the business, property or condition of Borrower since the date of the most recent financial statements.

8.             The Premises is free of any liens, except as set forth on the Title Commitment and approved by Lender and there are no outstanding amounts due any third party that could give rise to a lien on the Premises if not fully paid when due; to the best of Borrower’s knowledge, the Premises have been constructed in accordance with any applicable restrictive covenants; there are no structural defects in the Project; and the anticipated use complies with applicable zoning ordinances, regulations and restrictive covenants affecting the Premises.

9.             Borrower has complied and will continue to comply with all applicable laws, rules, regulations and orders relating to Borrower or any aspect of Borrower’s business or assets, including, without limit, all environmental laws, rules, regulations and orders. Borrower agrees to indemnify and hold Lender harmless against and from all claims, losses and costs resulting from any and all violations by Borrower of any laws, rules, regulations and/or orders.

10.           Borrower has not received any written notice of, and, to the best knowledge of Borrower, neither Borrower nor the Premises are in violation of any law, municipal ordinance or other governmental requirement of any governmental authority.

11.           There do not exist:   (a) any pending or, to the best knowledge of Borrower, any contemplated annexation or condemnation proceedings, or private purchase hi lieu thereof, affecting or which may affect the Premises, or any part thereof, (b) any pending, or, to the best knowledge of Borrower, any proposed proceeding to change or redefine the zoning classification of all or any part of the Premises, (c) any pending or, to the best knowledge of Borrower, any proposed special assessments affecting the Premises or any portion thereof, (d) any penalties or interest due with respect to real estate taxes assessed against the Premises and (e) to the best knowledge of Borrower, any proposed change(s) in any road patterns or grades with respect to the roads providing ingress and egress to the Premises.

12.           There are no circumstances, state of facts or other matters which, with the passage of time or the giving of notice, or both, would constitute an Event of Default under the terms of the Note, the Security Deed or the other Loan Documents.

13.           Borrower has filed all federal, state and local income and other tax returns and other reports required to be filed prior to the date of this Certificate and Borrower has paid all taxes, assessments, withholdings and other governmental charges that are due and payable prior to the date of this Certificate.

14.           All taxes and all installments of assessments and all other charges of any kind imposed or levied by any governmental authority against either Borrower or the Premises which are due and payable or constitute a lien at or prior to the date of this Certificate, together with all interest and penalties due thereon, have been paid in full.

15.           The Premises are legally occupied by Borrower, and all required certificates of occupancy, building permits, certificates of environmental impact approval, all zoning, building, housing, safety, fire and health approvals and all permits and licenses required by any governmental authority and necessary or advisable to operate, occupy or use the Premises for the purposes permitted under the Security Deed have been issued, are unexpired, permanent and unconditional, and, without cost or risk to Lender, are hereby assigned, to the extent assignable, to Lender.

16.           There is now fully paid and enforceable fire, liability and other forms of insurance in such amounts and covering such risks as are required under the Security Deed.

17.            There are no disputes, litigation or other such proceedings pending or, to the best of Borrower’s knowledge, threatened against or related to Borrower, the Premises, the operation or the zoning thereof, nor does Borrower know of any basis for any such action.

18.            All construction on or at the Premises has been (or will be) performed in a good and workmanlike manner and has been (or will be) completed and paid for in all respects and in accordance with the requirements of all governmental authorities and all applicable governmental and insurance rating board rules, requirements and regulations.

2

19.           All public utilities including, but not limited to, electric, gas, sewer, water, telephone and other utilities required for the operation of the Premises either enter the Premises through adjoining public streets, or, if they pass through adjoining private land, do so in accordance with valid public easements or private easements. All such public utilities are installed and operating, and all installation and connection charges have been fully paid. Access to the Premises is over publicly dedicated streets or through valid, indefeasible easements of record.

20.           In consideration of the loan evidenced by the Note and secured by the Security Deed and the other Loan Documents, Borrower agrees to indemnify and hold Lender harmless against all claims, liabilities, losses, deficiencies and damages as well as reasonable expenses (including attorney’s fees), interest and penalties related thereto, asserted by any third party against, or incurred by Lender, by reason of or resulting from any breach, inaccuracy, incompleteness or nonfulfillment of the covenants, representations and/or warranties of Borrower contained in this Certificate.

21.           Commencing May 1, 1998 and on the first day of each following month, Lender is authorized to initiate an electronic funds transfer to pay the monthly installment payment owing under the Loan from the account designated below, and to receive payments from such account. This authorization will remain in effect unless the undersigned requests a modification that is agreed to by the Financial Institution and Lender; provided, however, that Lender and its successors, assigns and transferees may modify the place of payment to be made by Borrower without the consent of the Financial Institution.

Financial Institution:

Financial Institution

  Address:

Routing/Transit #:

Account #:

This Certificate shall become effective on                           , 1998.

THE WESTERN SIZZLIN STORES, INC.

By	/s/Victor F. Foti
	Its	President

3

Loan No. 06717

Lawrenceville, GA

CERTIFICATE OF GUARANTOR

THE WESTERN SIZZLIN CORPORATION, a Tennessee corporation (“Guarantor”), for the benefit of CAPTEC FINANCIAL GROUP FUNDING CORPORATION, a Michigan corporation (together with its successors, assigns and transferees, “Lender”), warrants, represents, covenants and agrees that the following are true and correct as of the date hereof:

1.             Guarantor has received a copy of that certain Promissory Note, dated March 23 1998 in the original principal amount of One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00) (“Note”) made by THE WESTERN SIZZLIN STORES, INC., a Virginia corporation (“Borrower”). Guarantor has also received a copy of the instruments securing the Note, as referenced therein (together with the Note, the “Loan Documents”). The Loan Documents create a lien with respect to certain real and personal property located at 655 Hwy. 20 North, Lawrenceville, Georgia (“Premises”).

2.             Guarantor has had the opportunity to review the Certificate of Borrower, dated even herewith, made by Borrower for the benefit of Lender, and confirms that the warranties and representations set forth therein are true and correct as of the date hereof.

3.             Guarantor has full power and authority to enter into that certain Guaranty executed by Guarantor in favor of Lender, dated as of the date of this Certificate (“Guaranty”) and to assume and perform all of Guarantor’s obligations under the Guaranty in accordance with all of the terms and conditions of the Guaranty. The execution and delivery of the Guaranty and the performance by Guarantor of Guarantor’s obligations under the Guaranty and under all documents contemplated by the Guaranty require no further action or approval.   The Guaranty and all other documents contemplated by the Guaranty are fully binding and enforceable obligations of Guarantor.

4.             There are no circumstances, state of facts or other matters which, with the passage of time or the giving of notice, or both, would constitute an event of default under the terms of the Guaranty, or to the best of the Guarantor’s knowledge, under the Loan Documents.

5.             There are no disputes, litigation or other such proceedings pending or, to the best of the Guarantor’s knowledge, threatened against or related to the Guarantor or the Premises, nor does Guarantor know of any basis for any such action, except as disclosed to Lender on Exhibit A hereto.

6.             Guarantor has furnished to Lender its most recent annual audited consolidated financial statements and most recent management prepared and certified quarterly consolidated financial statements, which statements were prepared in accordance with generally accepted accounting principles and are correct and complete and accurately present the financial condition of Guarantor on the dates thereof.  Further, there has been no material adverse change in the business, property or condition of Guarantor since the date of the most recent financial statements.

7.             In consideration of the loan evidenced by the Note and secured, in part, by the Loan Documents, the receipt and sufficiency of which Guarantor acknowledges, and in order to induce Lender to make such loan, Guarantor agrees to indemnify and hold Lender harmless against all claims, liabilities, losses, deficiencies and damages as well as reasonable expenses (including attorney’s fees), interest and penalties related thereto, asserted by any third party against, or incurred by Lender, by reason of or resulting from any breach, inaccuracy, incompleteness or nonfulfillment of the covenants, representations and/or warranties of Guarantor contained in this Certificate.

This Certificate shall become effective on March 31,1998.

THE WESTERN SIZZLIN CORPORATION

By	/s/ Victor F. Foti
	Its	President

2

Loan No. 06717

Lawrenceville, GA

CERTIFICATE OF GUARANTOR

THE WESTERN SIZZLIN STORES OF LITTLE ROCK, INC., an Arkansas corporation (“Guarantor”), for the benefit of CAPTEC FINANCIAL GROUP FUNDING CORPORATION, a Michigan corporation (together with its successors, assigns and transferees, “Lender”), warrants, represents, covenants and agrees that the following are true and correct as of the date hereof:

1.             Guarantor has received a copy of that certain Promissory Note, dated March 23, 1998 in the original principal amount of One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00) (“Note”) made by THE WESTERN SIZZLING STORES, INC., a Virginia corporation (“Borrower”). Guarantor has also received a copy of the instruments securing the Note, as referenced therein (together with the Note, the “Loan Documents”). The Loan Documents create a lien with respect to certain real and personal property located at 655 Hwy. 20 North, Lawrenceville, Georgia (“Premises”).

2.             Guarantor has had the opportunity to review the Certificate of Borrower, dated even herewith, made by Borrower for the benefit of Lender, and confirms that the warranties and representations set forth therein are true and correct as of the date hereof.

3.             Guarantor has full power and authority to enter into that certain Guaranty executed by Guarantor in favor of Lender, dated as of the date of this Certificate (“Guaranty”) and to assume and perform all of Guarantor’s obligations under the Guaranty in accordance with all of the terms and conditions of the Guaranty. The execution and delivery of the Guaranty and the performance by Guarantor of Guarantor’s obligations under the Guaranty and under all documents contemplated by the Guaranty require no further action or approval.   The Guaranty and all other documents contemplated by the Guaranty are fully binding and enforceable obligations of Guarantor.

4.             There are no circumstances, state of facts or other matters which, with the passage of time or the giving of notice, or both, would constitute an event of default under the terms of the Guaranty, or to the best of the Guarantor’s knowledge, under the Loan Documents.

5.             There are no disputes, litigation or other such proceedings pending or, to the best of the Guarantor’s knowledge, threatened against or related to the Guarantor, nor does Guarantor know of any basis for any such action.

6.             Guarantor has furnished to Lender its most recent annual audited consolidated financial statements and most recent management prepared and certified quarterly consolidated financial statements, which statements were prepared in accordance with generally accepted accounting principles and are correct and complete and accurately present the financial condition of Guarantor on the dates thereof.  Further, there has been no material adverse change in the business, property or condition of Guarantor since the date of the most recent financial statements.

7.             In consideration of the loan evidenced by the Note and secured, in part, by the Loan Documents, the receipt and sufficiency of which Guarantor acknowledges, and in order to induce Lender to make such loan, Guarantor agrees to indemnify and hold Lender harmless against all claims, liabilities, losses, deficiencies and damages as well as reasonable expenses (including attorney’s fees), interest and penalties related thereto, asserted by any third party against, or incurred by Lender, by reason of or resulting from any breach, inaccuracy, incompleteness or nonfulfillment of the covenants, representations and/or warranties of Guarantor contained in this Certificate.

This Certificate shall become effective on March 31, 1998.

THE WESTERN SIZZLIN STORES OF LITTLE ROCK, INC.

By	/s/ Victor F. Foti
	Its	President

2

Loan No. 06717

655 Hwy. 20 North, Lawrenceville, Georgia

CONSENT AND SUBORDINATION AGREEMENT

THIS CONSENT AND SUBORDINATION AGREEMENT (“Agreement”) is made and entered into as of the 9 day of May 2002, by and among Linda M, Low and Steve Yu Lam (collectively, the “tenant” ); Western Sizzlin Stores, Inc., a Virginia corporation (“Borrower); and WELLS FARGO BANK MINNESOTA NATIONAL ASSOCIATION, national banking association, as the Indenture Trustee on behalf of the holders of FRANCHISE LOAN TRUST 1998-1, a Delaware business trust and issuer of the FRANCHISE LOAN NOTES SERIES 1998-1 (“Lender”) whose address is c/o Captec Financial Group, Inc., 24 Frank Lloyd Wright Drive, Lobby L, 4th Floor, P.O. Box 544, Ann Arbor, Michigan 48106-0544. This instrument shall become effective upon execution.

PRELIMINARY STATEMENT

In order to secure a loan of $1,500,000 from a predecessor-in-interest to Lender, Borrower has executed a Deed to Secure Debt, Security Agreement and Assignment of Leases (the “Mortgage/Trust Deed”), dated March 23, 1998 and recorded at Book 15762, page 215 in the office of the Clerk of the Superior Court in Gwinnett County in the State of Georgia, granting that certain parcel of real property and the improvements thereon owned by it located at 655 Hwy. 20 North, Lawrenceville, Georgia as more particularly described in Exhibit A attached hereto, the “Property”) to Captec Financial Funding Corporation.

Lender has succeeded to the interest of Captec Financial Funding Corporation under the Mortgage/Trust Deed.

The Mortgage/Trust Deed requires Borrower to obtain the consent of Lender to that certain lease, dated October 1, 2000, pursuant to which Tenant leases the property from Borrower (as attached hereto as Exhibit B, the “Lease”)

Lender has agreed to consent to the Lease, provided that Tenant confirm that the Lease is subordinate to the lien of the Mortgage/Trust Deed, consent to the collateral assignment of the Lease by Borrower in favor of Lender, and agree to certain additional notice and rental payment requirements.

FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which is acknowledged, the parties agree as follows:

1.               CONSENTS. Lender hereby consents to the Lease from Borrower to Tenant in the form attached hereto as Exhibit B. Tenant hereby consents to the collateral assignment of the Lease to Lender by Borrower.

2.               SUBORDINATION.  The Lease, and the rights of Tenant in, to and under the Lease and the Property, are hereby made subject, junior and subordinate in all respects to the Mortgage/Trust Deed and to all renewals, modifications, consolidations, replacements and extensions of me Mortgage/Trust Deed and to the rights of Lender, its successors and assigns under the Mortgage/Trust Deed, as if all such instruments had been executed, delivered and recorded prior to the execution of the Lease. This clause shall be self-operative, and no further instrument shall be required. However, Tenant covenants and agrees that if requested by Lender, Tenant will promptly execute, acknowledge and deliver any instrument or document reasonably requested by Lender to confirm the foregoing subordination of the Lease.

3.               ADVANCE RENTAL PAYMENT.  Notwithstanding any provision, term or condition of the Lease, Tenant hereby agrees that it shall not pay any rental amounts due under the Lease more than thirty (30) days in advance of the due date for such payment under the Lease.

4.               PRESERVATION OF LEASE COLLATERAL. Notwithstanding any provision, term or condition of the Lease, Tenant hereby agrees that it will not assign, mortgage, pledge, hypothecate or use the Lease as collateral without the express written consent of Lender, In addition, Tenant acknowledges and agrees that it shall in no event permit any contractor or subcontractors engaged on its behalf to place or attain mechanics liens on the leasehold or fee interest in the Property and Tenant hereby indemnifies and holds harmless Borrower and Leader from (i) any and all claims made by any contractor or subcontractor in connection with such liens against either of them (ii) all costs or expenses (including reasonable attorneys’ fees) actually incurred by either or both of them to remove or pay off such liens. Finally, Tenant agrees to provide Lender with copies of all notice sent by Tenant to Borrower under the Lease (including without limitation any notices of default or termination).

4                TERMINATION OF LEASE. In the event that Lender forecloses upon the Property or takes a deed in lieu of foreclosure, the Lease shall terminate concurrently. Notwithstanding the foregoing, Lender may, at its option, elect to enter into a new lease agreement with Tenant for the Property for a term equal to the term of the Lease before giving effect to the termination, and on such other terms as Lender may require in its sole and absolute discretion.

5.               CONFLICT. The terms of this Agreement shall control in the event of any conflict between the terms of this Agreement and the terms of the Lease.

6.             Miscellaneous. Borrower and Lender further agree as follows:

(a)                                                                               Governing Law. This Agreement shall be construed according to the laws of the State of Georgia

(b)                                                                              Successors and Assigns. Except as otherwise provided herein, this Agreement shall be binding upon and shall inure to the benefit of the permitted successors and assigns of each party to this Agreement.

(c)         Notices. Notice from one party to another relating to this Agreement shall be deemed effective if made in writing (including telecommunications) and delivered to the recipient’s address, telex number or telecopier number set forth in this Agreement by any of the following means: (i)hand delivery, (ii) registered or certified mail, postage prepaid, (iii) express mail or other overnight courier service, or (iv) telecopy, telex or other wire transmission with request for assurance of receipt in a manner typical with respect to communications of that type. Notice made in accordance with these provisions shall be deemed delivered on receipt if delivered by hand or wire transmission, on the third business day after mailing if mailed by registered or certified mail, or on the next business day after mailing or deposit with the postal service or an overnight courier service if delivered by express mail or overnight courier.   Tenant’s telecopier number is (   ) 995-7969 Borrower’s telecopier number is (540) 345-0831 and Lender’s telecopier number is (734) 994-1376.

(d)           Amendments. Any amendment of this Agreement shall be in writing and shall require the signature of Tenant, Borrower and Lender,

(e)           Partial Invalidity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceabiljty of the remaining provisions of this Agreement.

(f)            Fees and Expenses. Borrower or Tenant, as the case may be, shall pay to Lender all of Lender’s expenses, including reasonable attorneys’ fees and expenses, and disbursements for title searches, appraisals, credit reports and other expenses, related to the preparation and/or enforcement of this Agreement and any otber document evidencing and/or securing the Loan.

(g)           WAIVER OF JURY TRIAL.  TENANT,  BORROWER  AND LENDER ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED.  EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT.

(g)           Assignment. This Agreement is freely assignable, in whole or in part, by Lender without notice to or consent of Borrower or Tenant. Lender shall be fully discharged from all responsibility accruing hereunder from and after the effective date of any such assignment. Lender’s assignee shall, to the extent of the assignment, be vested with all the powers and rights of Lender hereunder, and to the extent of such assignment the assignee may fully enforce such rights and powers, and all references to Lender shall mean and refer to such assignee. Lender shall retain all rights and powers hereby given not so assigned, transferred and/or delivered. Borrower and Tenant hereby waive all defenses which Borrower or Tenant may be entitled to assert against Lender’s assignee with respect to liability accruing hereunder prior to the effective date of any assignment of Lender’s interest herein.  Neither Borrower nor Tenant may, in whole or in part, directly or indirectly, assign this Agreement or their respective rights hereunder or delegate their respective duties hereunder without, in each instance, the specific prior written consent of Lender, which consent may be withheld or delayed in Lender’s sole discretion.

(h)           Securitization. Borrower and Tenant understand and agree that Lender may, from time to time, assign its rights and powers under this Agreement, in whole or in part, in connection with a securitization program.  Borrower and Tenant agree to enter into an amendment to the Agreement if such amendments are required by a nationally recognized rating agency in connection with a securitization program sponsored by Lender and in which this Agreement is to be included.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year noted above.

WITNESSES:	TENANT

/s/ [ILLEGIBLE]	/s/ Linda M. Low
Linda M. Low

/s/ [ILLEGIBLE]	/s/ Steve Yu Lam
Steve Yu Lam

BORROWER:

WESTERN S1ZZLIN STORES, INC.

/s/ [ILLEGIBLE]	/s/ Victor Foti
	Its:	Pres. & CEO

/s/ Renee L. Luckhardt
Renee L. Luckhardt

/s/ Siobhan Lyle
Siobhan Lyle

LENDER:

WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, a National banking association, as the Indenture Trustee on behalf of the holders of FRANCHISE LOAN TRUST 1998-1, a Delaware business trust and issuer of the FRNACHISE LOAN NOTES SERIES I998-1, by BNY ASSET SOLUTIONS LLC, a Delaware limited liability company, Its Servicer

By: Captec Financial Group, Inc., a Michigan Corporation its Attorney-in-Fact

By	/s/ Gary A Bruder
Gary A Bruder

Its:	Vice President

COMMONWEALTH OF VIRGINIA	)
)
COUNTY OF	)

I,                           , a notary public in and for the State and County aforesaid, do certify that Steve Yu Lam and Linda M. Low, whose names are signed to the writing above, bearing date on the         day of            ,2002 have acknowledged the same before me in my county aforesaid.

Given under my hand and official seal this        day of                       , 2002.

My term of office expires on the          day of

Notary Public
[Notary Public’s Seal]

Notary Public
[Notary Public’s Seal]

COMMONWEALTH OF VIRGINIA	)
)
CITY OF ROANOKE	)

I, Melody J. Shockley, a notary public in and for the State and County aforesaid, do certify that Victor F. Foti, whose name, as Pres & CEO of The Western Sizzlin Stores, Inc., is signed to the writing above, bearing date on the 9th day of January, 2002 has acknowledged the same before me in my county aforesaid.

Given under my hand and official seal this 9th day of January 2002.

My term of office expires February 29,2004

Notary Public	/s/ Melody J. Schockley
[Notary Public’s Seal]

STATE OF MICHIGAN	)
) ss.
COUNTY OF WASHTENAW	)

                The foregoing instrument was acknowledged before me this 9 day of May 2002, by Gary A. Bruder, the Vice President of Captec Financial Group, Inc., a Michigan corporation, as the attorney-in-fact for BNY Asset Solutions LLC, a Delaware limited liability company as Servicer for Wells Fargo Bank Minnesota, N.A., a national banking association, as Indenture Trustee on behalf of the holders of Franchise Loan Trust 1998-1, a Delaware business trust and issuer of the Franchise Loan Notes Series 1998-1 .

/s/ Jennifer L. Tingley
Jennifer L. Tingley Notary Public
Washtenaw County, Michigan
My Commission Expires:

Loan No. 06717

655 Hwy. 20 North

Lawrenceville, Georgia

COLLATERAL ASSIGNMENT OF LEASE

THIS COLLATERAL ASSIGNMENT OF LEASE AND OPTION RIGHTS (“Assignment”) is made as of the 9 day of May 2002, by THE WESTERN SIZZLIN STORES, INC., a Virginia corporation, whose address is P. O. Box 12167, Roanoke, VA 24023-2167 (“Assignor”), in favor of NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION (N.K.A. WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION) as the Indenture Trustee on behalf of the holders of Franchise Loan Trust 1998-1, a Delaware business trust and issuer of the Franchise Loan Notes Series 1998-1, (“Assignee”) whose address is c/o Captec Financial Group Funding Corporation, 24 Frank Lloyd Wright Drive, Lobby L, 4th Floor, P.O. Box 544, Ann Arbor, Michigan 48106-0544. This instrument shall become effective on May 9, 2002.

WHEREAS, Assignor, as lessor, and Steve Yu Lam and Linda M. Low, as lessees (together, the “Lessee”) entered in that certain leases (the “Lease”) dated as of October 1, 2001, respecting the premises commonly known as 655 Hwy. 20 North, Lawrenceville, Georgia (the “Premises”).

WHEREAS, Assignor executed that certain Promissory Note (the “Note”), dated March 23, 1998, in favor of the Assignee in the original principal amount of One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00).

WHEREAS, in order to secure the consent of the Assignee to the Lease, Assignor has agreed, among other things, to collaterally assign its interest in the Lease as security for its indebtedness under the Note.

NOW THEREFORE, the Assignor and Assignee agree as follows:

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor presently assigns to Assignee all of Assignor’s right, title and interest in and to the Lease. This Assignment is for collateral purposes only, and except as specified herein, Assignee shall have no liability or obligation of any kind whatsoever arising from or in connection with this Assignment or the Lease unless Assignee shall take possession of the Premises and assume the obligations of Assignor thereunder.

Assignor represents and warrants to Assignee that (i) a true, correct and complete copy of the Lease is attached to this Assignment as Exhibit A and made a part hereof and (ii) it has full power and authority to so assign the Lease and its interest therein and that Assignor has not previously, and is not obligated to, assign or transfer any of its interest in the Lease or the Premises.

Assignor shall send Assignee a copy of any and all notices sent by Assignor as lessor under the Lease.

If an “Event of Default” occurs under the Note or under any documents or instruments securing the Note, Assignee shall have the right and is hereby empowered to take possession of the Premises and expel Assignor therefrom. In such event, Assignor shall have no further right, title or interest in the Lease, but shall remain liable to Assignee for all past due amounts under the Lease.

Assignor agrees that it will not suffer or permit any surrender, termination, amendment or modification of the Lease without the prior written consent of Assignee, which consent shall not be unreasonably withheld. At the request of Assignee, Assignor shall provide Assignee with rent payment or such other information regarding the Lease as Assignee shall reasonably require.

This Assignment shall be governed by the laws of the Commonwealth of Virginia.

This Assignment may be executed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Assignor has executed this Assignment as of the day and year noted above.

Witnesses:	ASSIGNOR:

THE WESTERN SIZZLIN STORES, INC.

	By:	/s/ Victor F. Foti

		Its:	Pres. & CEO

COMMONWEALTH OF VIRGINIA	)
)
City of Roanoke	)

I, Melody Shockley, a notary public in and for the State and County aforesaid, do certify that Victor F. Foti, whose name. as Pres. & CEO  of The Western Sizzlin Stores, Inc., is signed to the writing above, bearing date on the 9th day of January has acknowledged the same before me in my county aforesaid.

Given under my hand and official seal this 9th day of January, 2002.

My Commission Expires February 29, 2004

My term of office expires on the        day of

Notary Public	/s/ Melody Shockley
[Notary Public's Seal]

2

EXHIBIT A

Land situated in Lawrenceville, Georgia, described as follows:

[LEGAL DESCRIPTION]

EXHIBIT B

LEASE

Loan No. 06717

AFFIRMATION OF GUARANTY

May 9  ,2002

The undersigned guarantor (“Guarantor”) hereby acknowledges and agrees that it executed a guaranty, dated March 23, 1998 (the “Guaranty”) in favor of Captec Financial Group Funding Corporation (“Original Lender”), its successors and assigns of the loan obligations of The Western Sizzlin Stores, Inc. (“Borrower”) in connection with certain loan from Original Lender to Borrower in the original amount of $1,500,000 made pursuant to a Promissory Note dated March 23, 1998. The Guarantor certifies to Original Lender, its successors and assigns, that (i) a true, correct and complete copy of the Guaranty is attached hereto as Exhibit A, (ii) the undersigned Guarantor has notice of, and consents to, the terms and conditions of the Letter of Credit, dated as of November 20, 2001 issued by Branch Banking and Trust Company of Virginia in favor of Wells Fargo Bank Minnesota, National Association, a national banking association, as the Indenture Trustee on behalf of the holders of Franchise Loan Trust 1998-1, a Delaware business trust and issuer of the Franchise Loan Notes Series 1998-1 and Captec Fmancial Group, Inc., (collectively, “Lender”), and (iii) the Guarantor hereby irrevocably ratifies, confirms and acknowledges its continuing obligations to Lender under the Guaranty.

GUARANTOR:

The Western Sizzlin Stores of Little Rock, Inc.
By:	/s/ Victor F. Foti
Name:	Victor F. Foti
Title:	Pres. & C. E. O.

Exhibit A

Guaranty

C-1

Loan No. 06717

Lawrenceville, GA

GUARANTY

THE WESTERN SIZZLIN CORPORATION, a Tennessee corporation and THE WESTERN SIZZLIN STORES OF LITTLE ROCK, INC., an Arkansas corporation (each a “Guarantor”), as a material inducement to and in consideration of CAPTEC FINANCIAL GROUP FUNDING CORPORATION, a Michigan corporation, whose address is 24 Frank Lloyd Wright Drive, Lobby L, Ann Arbor, Michigan 48106 (together with its successors, assigns and transferees, “Lender”), making a loan in the original principal amount of One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00) as evidenced by a Promissory Note, dated March 23 1998 (“Note”), made by THE WESTERN SIZZLIN STORES, INC., a Virginia corporation (“Borrower”), which Note is secured by the instruments referenced therein (together with the Note, “Loan Documents”), hereby jointly and severally, unconditionally and irrevocably, personally guarantees to and for the benefit of Lender, and Lender’s successors and assigns, the full and timely payment and performance of all of the Borrower’s duties, obligations and covenants under the Loan Documents. This is a guaranty of payment and performance and not of collection.

This Guaranty shall not be affected by Lender’s failure or delay to enforce any of its rights.

Guarantor’s obligations are independent of Borrower’s obligations. If Borrower defaults under the Loan Documents, Lender can proceed immediately against Guarantor or Borrower, or both, or Lender can enforce against Guarantor or Borrower, or both, any rights that it has under the Loan Documents or pursuant to applicable laws. If any lien created by the Loan Documents terminates and Lender has any rights it can enforce against Borrower after termination, Lender can enforce those rights against Guarantor without giving previous notice to Borrower or Guarantor or without making any demand on either of them.

To the extent permitted by law, Guarantor waives the benefit of any statute of limitations affecting Guarantor’s liability under this Guaranty. Guarantor waives the right to require Lender to first or concurrently: (1) proceed against Borrower; (2) proceed against or exhaust any security that Lender holds from Borrower; or (3) pursue any other remedy in Lender’s power. The liability of Guarantor shall not be affected or exonerated by any indulgence, compromise, settlement or variation of terms which may be extended by Lender to Borrower, or agreed upon by Lender or Borrower, and, unless agreed to in writing by Lender, shall not be affected or exonerated by any assignment by Borrower of its interest in any one or more of the Loan Documents, nor shall the liability of the Guarantor be affected or exonerated by the insolvency, bankruptcy (voluntary or involuntary), or reorganization of Borrower, nor by the voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of Borrower, or by the release of any other Guarantor. Lender and Borrower, without notice to or consent by Guarantor, may at any time or times enter into such modifications, extensions, amendments or other covenants of the Loan Documents as they may deem appropriate, and Guarantor shall not be released nor its liability exonerated thereby but shall continue to be fully liable for the payment and performance of all obligations and duties of Borrower under the Loan Documents as so modified, extended or amended.

Guarantor further agrees (1) to indemnify and hold harmless Lender from and against any claims, damages, expenses or losses, including to the extent permitted by law, all reasonable attorneys’ fees incurred by counsel of Lender’s choice (whether or not litigation is commenced), resulting from or arising out of any breach of any provision of the Loan Documents by Borrower or by reason of Borrower’s failure to perform any of its obligations thereunder, and (2) to the extent permitted by law, to pay all costs and expenses, including reasonable attorneys’ fees (whether or not litigation is commenced), incurred by Lender in enforcing this Guaranty.

Until all of Borrower’s obligations to Lender have been discharged hi full, Guarantor has no right of subrogation against Borrower. Guarantor assumes the responsibility to remain informed of the financial condition of Borrower and of all other circumstances bearing upon the risk of Borrower’s default, which reasonable inquiry would reveal, and agrees that Lender shall have no duty to advise Guarantor of information known to it regarding such condition or any such circumstances. Lender shall not be required to inquire into the powers of Borrower or the officers, employees, partners or agents acting or purporting to act on its behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed under this Guaranty. Each Guarantor hereby represents and warrants to Lender that such Guarantor has received a copy of each of the Loan Documents, has read or had the opportunity to read each of the Loan Documents, and understands the terms of the Loan Documents. The provisions in the Loan Documents relating to the execution of additional documents, legal proceedings by Lender against Borrower, severability of the provisions of the Loan Documents, interpretation of the Loan Documents, notices, waivers (including waiver of a jury trial), limitation on right of recovery against Lender, disclaimer of individual liability, and the applicable laws which govern the interpretation of the Loan Documents are incorporated herein in their entirety by this reference and made a part hereof as though set forth in full herein; any reference in those provisions to “Borrower” shall mean each Guarantor and any reference in those provisions to the “Loan Documents” shall mean this Guaranty.

To the extent permitted by law, Guarantor waives its right to enforce any remedies that Borrower now has, or later may have, against Lender. Guarantor waives any right to participate in any security now or later held by Lender. Guarantor waives notice of acceptance of this Guaranty, and all other notices in connection with this Guaranty or in connection with the liabilities, obligations and duties guaranteed hereby, including notices to Guarantor of default by the Borrower under the Loan Documents. Guarantor hereby waives diligence, presentment, demand for performance, notice of nonperformance, protest, notice of protest, notice of dishonor, and notice of acceptance of this Guaranty, and waives all notices of the existence, creation, or incurring of new or additional obligations.

If there is more than one Guarantor, the liability of each Guarantor shall be joint and several. Guarantor’s obligations under this Guaranty shall be binding on Guarantor’s legal representatives, heirs, successors and assigns.

If Borrower disposes of its interest in the property secured by the Loan Documents, “Borrower”, as used in this Guaranty, shall mean Borrower’s successors or assigns. Assignment of the Loan Documents by Lender (as permitted by the Loan Documents) shall not affect this Guaranty. In the event of an assignment of the Loan Documents by Lender, the term “Lender” as used in this Guaranty shall mean Lender’s successors or assigns.

Guarantor hereby covenants and agrees to deliver to Lender the following: (a) management prepared and certified consolidated quarterly financial statements for Guarantor within forty-five (45) days after the end of the first three (3) quarters of each fiscal year of Guarantor, and (b) annual consolidated financial statements for Guarantor audited by an independent certified public accountant within one hundred twenty (120) days after the end of each fiscal year of Guarantor. Such financial statements shall be true and correct in all respects, shall be prepared in accordance with generally accepted accounting principles, and shall fairly represent the respective financial conditions of the subjects thereof as of the respective dates thereof. At the request of Lender, Guarantor shall obtain the consent of Guarantor’s accountant(s) to the inclusion of Guarantor’s most recent financial statement in any regulatory filing or report to be filed by Lender.

If any one or more of the provisions of this Guaranty shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Guaranty, and this Guaranty shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

This Guaranty shall be construed according to the laws of the State of Georgia. Guarantor agrees that any dispute which may arise between Lender and Guarantor with regard to this Guaranty shall be resolved by litigation in state or federal court. Litigation may be initiated by Lender or its assignee, at its discretion, in the State of the principal place of business of Lender or its assignee, the State of the principal place of business of Guarantor, or the State where the Collateral (as defined hi the Loan Documents) is located.

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GUARANTOR HEREBY KNOWINGLY AND IRREVOCABLY WAIVES ANY OBJECTIONS ON THE GROUNDS OF IMPROPER JURISDICTION OR VENUE TO AN ACTION INITIATED AS SET FORTH ABOVE AND AGREES THAT EFFECTIVE SERVICE OF PROCESS MAY BE MADE UPON GUARANTOR BY REGISTERED MAIL RETURN RECEIPT REQUESTED. GUARANTOR WAIVES, TO THE EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY ACTION BETWEEN THE PARTIES.

This Guaranty shall become effective on  March 31, 1998.

THE WESTERN SIZZLIN CORPORATION

By: Victor F. Foti
Its: President

THE WESTERN SIZZLIN STORES OF LITTLE ROCK, INC.

/s/ Victor F. Foti

Its:	President

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Loan No. 06717

AFFIRMATION OF GUARANTY

May 9,    2002

The undersigned guarantor (“Guarantor”) hereby acknowledges and agrees that it executed a guaranty, dated March 23, 1998 (the “Guaranty”) in favor of Captec Financial Group Funding Corporation (“Original Lender”), its successors and assigns of the loan obligations of The Western Sizzlin Stores, Inc. (“Borrower”) in connection with certain loan from Original Lender to Borrower in the original amount of $1,500,000 made pursuant to a Promissory Note dated March 23, 1998. The Guarantor certifies to Original Lender, its successors and assigns, that (i) a true, correct and complete copy of the Guaranty is attached hereto as Exhibit A, (ii) the undersigned Guarantor has notice of, and consents to, the terms and conditions of the Letter of Credit, dated as of November 20, 2001 issued by Branch Banking and Trust Company of Virginia in favor of Wells Fargo Bank Minnesota, National Association, a national banking association, as the Indenture Trustee on behalf of the holders of Franchise Loan Trust 1998-1, a Delaware business trust and issuer of the Franchise Loan Notes Series 1998-1 and Captec Financial Group, Inc. (collectively, “Lender”), and (iii) the Guarantor hereby irrevocably ratifies, confirms and acknowledges its continuing obligations to Lender under the Guaranty.

GUARANTOR:

The Western Sizzlin Corporation
By:	/s/ Victor F. Foti
Name:	Victor F. Foti
Title :	PRES. & C.E.O.

Exhibit A

Guaranty

C-1

Loan No. 06717

Lawrenceville, GA

GUARANTY

THE WESTERN SIZZLIN CORPORATION, a Tennessee corporation and THE WESTERN SIZZLIN STORES OF LITTLE ROCK, INC., an Arkansas corporation (each a “Guarantor”), as a material inducement to and in consideration of CAPTEC FINANCIAL GROUP FUNDING CORPORATION, a Michigan corporation, whose address is 24 Frank Lloyd Wright Drive, Lobby L, Ann Arbor, Michigan 48106 (together with its successors, assigns and transferees, “Lender”), making a loan in the original principal amount of One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00) as evidenced by a Promissory Note, dated March 23 1998 (“Note”), made by THE WESTERN SIZZLIN STORES, INC., a Virginia corporation (“Borrower”), which Note is secured by the instruments referenced therein (together with the Note, “Loan Documents”), hereby jointly and severally, unconditionally and irrevocably, personally guarantees to and for the benefit of Lender, and Lender’s successors and assigns, the full and timely payment and performance of all of the Borrower’s duties, obligations and covenants under the Loan Documents. This is a guaranty of payment and performance and not of collection.

This Guaranty shall not be affected by Lender’s failure or delay to enforce any of its rights.

Guarantor’s obligations are independent of Borrower’s obligations. If Borrower defaults under the Loan Documents, Lender can proceed immediately against Guarantor or Borrower, or both, or Lender can enforce against Guarantor or Borrower, or both, any rights that it has under the Loan Documents or pursuant to applicable laws. If any lien created by the Loan Documents terminates and Lender has any rights it can enforce against Borrower after termination, Lender can enforce those rights against Guarantor without giving previous notice to Borrower or Guarantor or without making any demand on either of them.

To the extent permitted by law, Guarantor waives the benefit of any statute of limitations affecting Guarantor’s liability under this Guaranty. Guarantor waives the right to require Lender to first or concurrently: (1) proceed against Borrower; (2) proceed against or exhaust any security that Lender holds from Borrower; or (3) pursue any other remedy in Lender’s power. The liability of Guarantor shall not be affected or exonerated by any indulgence, compromise, settlement or variation of terms which may be extended by Lender to Borrower, or agreed upon by Lender or Borrower, and, unless agreed to in writing by Lender, shall not be affected or exonerated by any assignment by Borrower of its interest in any one or more of the Loan Documents, nor shall the liability of the Guarantor be affected or exonerated by the insolvency, bankruptcy (voluntary or involuntary), or reorganization of Borrower, nor by the voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of Borrower, or by the release of any other Guarantor. Lender and Borrower, without notice to or consent by Guarantor, may at any time or times enter into such modifications, extensions, amendments or other covenants of the Loan Documents as they may deem appropriate, and Guarantor shall not be released nor its liability exonerated thereby but shall continue to be fully liable for the payment and performance of all obligations and duties of Borrower under the Loan Documents as so modified, extended or amended.

Guarantor further agrees (1) to indemnify and hold harmless Lender from and against any claims, damages, expenses or losses, including to the extent permitted by law, all reasonable attorneys’ fees incurred by counsel of Lender’s choice (whether or not litigation is commenced), resulting from or arising out of any breach of any provision of the Loan Documents by Borrower or by reason of Borrower’s failure to perform any of its obligations thereunder, and (2) to the extent permitted by law, to pay all costs and expenses, including reasonable attorneys’ fees (whether or not litigation is commenced), incurred by Lender in enforcing this Guaranty.

Until all of Borrower’s obligations to Lender have been discharged in full, Guarantor has no right of subrogation against Borrower. Guarantor assumes the responsibility to remain informed of the financial condition of Borrower and of all other circumstances bearing upon the risk of Borrower’s default, which reasonable inquiry would reveal, and agrees that Lender shall have no duty to advise Guarantor of information known to it regarding such condition or any such circumstances. Lender shall not be required to inquire into the powers of Borrower or the officers, employees, partners or agents acting or purporting to act on its behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed under this Guaranty. Each Guarantor hereby represents and warrants to Lender that such Guarantor has received a copy of each of the Loan Documents, has read or had the opportunity to read each of the Loan Documents, and understands the terms of the Loan Documents. The provisions in the Loan Documents relating to the execution of additional documents, legal proceedings by Lender against Borrower, severability of the provisions of the Loan Documents, interpretation of the Loan Documents, notices, waivers (including waiver of a jury trial), limitation on right of recovery against Lender, disclaimer of individual liability, and the applicable laws which govern the interpretation of the Loan Documents are incorporated herein in their entirety by this reference and made a part hereof as though set forth in full herein; any reference in those provisions to “Borrower” shall mean each Guarantor and any reference in those provisions to the “Loan Documents” shall mean this Guaranty.

To the extent permitted by law, Guarantor waives its right to enforce any remedies that Borrower now has, or later may have, against Lender. Guarantor waives any right to participate in any security now or later held by Lender. Guarantor waives notice of acceptance of this Guaranty, and all other notices in connection with this Guaranty or in connection with the liabilities, obligations and duties guaranteed hereby, including notices to Guarantor of default by the Borrower under the Loan Documents. Guarantor hereby waives diligence, presentment, demand for performance, notice of nonperformance, protest, notice of protest, notice of dishonor, and notice of acceptance of this-Guaranty, and waives all notices of the existence, creation, or incurring of new or additional obligations.

If there is more than one Guarantor, the liability of each Guarantor shall be joint and several. Guarantor’s obligations under this Guaranty shall be binding on Guarantor’s legal representatives, heirs, successors and assigns.

If Borrower disposes of its interest in the property secured by the Loan Documents, “Borrower”, as used in this Guaranty, shall mean Borrower’s successors or assigns. Assignment of the Loan Documents by Lender (as permitted by the Loan Documents) shall not affect this Guaranty. In the event of an assignment of the Loan Documents by Lender, the term “Lender” as used in this Guaranty shall mean Lender’s successors or assigns.

Guarantor hereby covenants and agrees to deliver to Lender the following: (a) management prepared and certified consolidated quarterly financial statements for Guarantor within forty-five (45) days after the end of the first three (3) quarters of each fiscal year of Guarantor, and (b) annual consolidated financial statements for Guarantor audited by an independent certified public accountant within one hundred twenty (120) days after the end of each fiscal year of Guarantor. Such financial statements shall be true and correct in all respects, shall be prepared in accordance with generally accepted accounting principles, and shall fairly represent the respective financial conditions of the subjects thereof as of the respective dates thereof. At the request of Lender, Guarantor shall obtain the consent of Guarantor’s accountant(s) to the inclusion of Guarantor’s most recent financial statement in any regulatory filing or report to be filed by Lender.

If any one or more of the provisions of this Guaranty shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Guaranty, and this Guaranty shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

This Guaranty shall be construed according to the laws of the State of Georgia. Guarantor agrees that any dispute which may arise between Lender and Guarantor with regard to this Guaranty shall be resolved by litigation in state or federal court. Litigation may be initiated by Lender or its assignee, at its discretion, in the State of the principal place of business of Lender or its assignee, the State of the principal place of business of Guarantor, or the State where the Collateral (as defined in the Loan Documents) is located.

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GUARANTOR HEREBY KNOWINGLY AND IRREVOCABLY WAIVES ANY OBJECTIONS ON THE GROUNDS OF IMPROPER JURISDICTION OR VENUE TO AN ACTION INITIATED AS SET FORTH ABOVE AND AGREES THAT EFFECTIVE SERVICE OF PROCESS MAY BE MADE UPON GUARANTOR BY REGISTERED MAIL RETURN RECEIPT REQUESTED. GUARANTOR WAIVES, TO THE EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY ACTION BETWEEN THE PARTIES.

This Guaranty shall become effective on March 31, 1998.

THE WESTERN SIZZLIN CORPORATION

By:	/s/ Victor F. Foti
	Its:	President

THE WESTERN SIZZLIN STORES OF LITTLE ROCK, INC.

By:	/s/ Victor F. Foti
	Its:	President

Loan No. 06718

8365 Sudley Rd.

Manassas, Virginia

PROMISSORY NOTE

$500,000.00	Date: March 23, 1998

PROMISE TO PAY. For value received, THE WESTERN SIZZLIN STORES, INC., a Virginia corporation, (“Borrower”) promises to pay to CAPTEC FINANCIAL GROUP FUNDING CORPORATION, a Michigan corporation (together with its successors, assigns and transferees, “Lender”), or order, Five Hundred Thousand and 00/100 Dollars ($500,000.00), or so much of such sum as has been advanced under this Note, as follows:

Interest only from and after the date on which funds are disbursed by Lender hereunder (“Effective Date”) through the last day of the month in which the Effective Date occurs shall be due and payable on the first day of the next month following the Effective Date; provided that if the Effective Date occurs after the fifteenth (15th) day of a month, the interest which would accrue, based on the actual number of days, through the end of such month shall be due and payable in advance on the Effective Date. Installments of principal and interest in the amount of Eight Thousand Two Hundred Sixty-Two and 00/100 Dollars ($8,262.00) are due and payable on the first day of each month (each a “Payment Date”), commencing May 1, 1998; until April 1, 2005 (“Due Date”), when the outstanding principal balance, plus accrued interest, is due and payable (unless the indebtedness evidenced by this Note is accelerated, in which case, the Due Date is the date of acceleration). The amortization period for this Note, for purposes of calculating the monthly installments of principal and interest, is eighty-four (84) months.

All payments under this Note shall be made at Lender’s principal office at 24 Frank Lloyd Wright Drive, Lobby L, 4th Floor, P.O. Box 544, Ann Arbor, Michigan 48106-0544, or at such other address as Lender may designate in writing, or by electronic funds withdrawal made by Lender upon written authorization therefor from Borrower, which authorization shall not be revocable by Borrower without the consent of Lender. Payments due and payable on a day on which Lender is not open for business are due on the next succeeding business day. Payments will be applied first to accrued interest and then to principal.

INTEREST RATE. The outstanding principal balance of this Note will bear interest at a fixed rate equal to nine and eighty-five hundredths percent (9.85%) per annum (the “Stated Rate”), until the Due Date (whether by acceleration or otherwise), and thereafter at a rate which is three percent (3%) above the Stated Rate (“Default Rate”).

Interest will be computed on the basis of a year consisting of twelve (12) months of thirty (30) days each. In no event, however, shall the interest rate exceed the maximum rate allowed by law. Notwithstanding anything to the contrary contained herein, at no time shall the interest payable under this Note be greater than the maximum rate permitted by applicable law (“Legal Rate”). If any obligation under this Note shall result in Lender receiving an amount deemed to be interest under applicable law in excess of the Legal Rate, then the amount which would be excessive interest shall be applied to the reduction of the principal balance of this Note and not to payment of interest. If such excessive interest exceeds the unpaid principal balance of this Note, the excess shall be refunded to Borrower.

PREPAYMENT. Borrower shall not have any right, except as otherwise specifically provided, to prepay the principal balance of this Note until two (2) loan years have elapsed. The first “loan year” shall commence on the date of the closing of the loan evidenced by this Note, and subsequent loan years shall commence on the anniversaries of such date. Commencing with the third (3rd) loan year and if no Event of Default (as hereinafter defined) then exists, Borrower shall have the right to prepay all, but not merely a portion of, the principal balance of this Note together with accrued interest thereon on any Payment Date; provided, however, that Borrower shall provide no less than thirty (30) days prior written notice to Lender of Borrower’s intention to prepay (the “Prepayment Notice”). Once given, the Prepayment Notice may not be withdrawn, and the failure to prepay in accordance with the Prepayment Notice shall constitute an Event of Default.

Borrower acknowledges and agrees that Lender is making the loan evidenced by this Note in consideration of the receipt by Lender of all interest and other benefits intended to be conferred by this Note, and if payments of principal are made to Lender prior to the regularly scheduled due date of such payments, for whatever reason (whether voluntarily or involuntarily), Lender will not receive all such interest and other benefits and may incur additional costs. For these reasons, and to induce Lender to make the loan, Borrower expressly waives any right to prepay this Note except as specifically provided herein.

Lender shall not be required to accept any tender of prepayment of the principal balance of this Note at any time when the “Reinvestment Rate” (as hereinafter defined) is lower than the Stated Rate, less eighty-five basis points, unless such tender also includes a sum of money (the “Prepayment Premium”) equal to the present value (computed at the Reinvestment Rate) of the difference between a stream of monthly payments necessary to amortize the outstanding principal balance of this Note at the Stated Rate and a stream of monthly payments necessary to amortize the outstanding principal balance of this Note at the Reinvestment Rate (the “Differential”). In the event the Differential is less than zero, no Prepayment Premium will be required. For purposes of this Note, the “Reinvestment Rate” is the yield on a United States Treasury obligation of a constant maturity rate maturing closest in time but prior to the maturity date of this Note, as reported in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) on the fifth (5th) business day preceding the prepayment date.

In addition to the Prepayment Premium, if any, every tender of prepayment of the principal balance of this Note shall be accompanied by a payment equal to (x) all accrued but unpaid interest and other charges to the date of prepayment and (y) an administrative fee equal to one half of one percent (0.5%) of the outstanding principal balance of this Note; provided, however, that the administrative fee shall not be less than One Thousand and 00/100 Dollars ($1,000.00) (collectively, the “Other Charges”).

If the outstanding principal balance of this Note is accelerated by reason of an Event of Default, such acceleration shall be deemed to be a prepayment and Borrower shall pay to Lender, in addition to all sums due as a result of the acceleration, any applicable Prepayment Premium and Other Charges. In the event of an acceleration of this Note in the first or second loan year, Borrower shall be required to pay a Prepayment Premium equal to five percent (5%) of the outstanding principal balance of this Note together with any Other Charges. In the event that this Note is partially prepaid from casualty insurance proceeds (as provided in the Security Agreement, defined below), no Prepayment Premium or Other Charges shall be due and payable with respect to such prepayment, and each monthly installment thereafter shall be reduced to an amount which will amortize the then unpaid principal balance of this Note at the Stated Rate over the then remaining term of this Note.

LATE PAYMENT CHARGE. In the event that any payment under this Note is not received by Lender within fifteen (15) days of the date when due, a late charge of five percent (5%) of the amount of such payment will be due. Borrower agrees that the late charge is a reasonable estimate of the administrative costs which Lender will incur in processing the delinquency. Lender’s acceptance of a late payment and/or of the late payment charge will not waive any default under this Note or affect the acceleration of this Note (if this Note has been accelerated).

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COLLATERAL. This Note and the other obligations of Borrower to Lender contained in the documents securing this Note are secured by and in accordance with the terms of that certain Security Agreement, effective March 31, 1998, executed by Borrower for the benefit of Lender (the “Security Agreement”; together with any other documents securing payment under this Note, the “Loan Documents”). All property securing the Indebtedness (as defined in the Security Agreement) is referred to as the “Collateral”.

DEFAULT. Any of the following events shall, for purposes of this Note, constitute an “Event of Default”:

(a)             Failure by Borrower to pay any amount owing on or with respect to the Indebtedness when due, whether by maturity, acceleration or otherwise, which failure continues for five (5) business days.

(b)             Any failure by Borrower (or any guarantor of all or any part of the Indebtedness) to comply with any of the non-monetary terms, provisions, warranties or covenants of this Note, the Security Agreement or the other Loan Documents, which failure continues for fifteen (15) days after the date of written notice to Borrower (or any guarantor) from Lender of such default; provided, however, that if: (i) the nature of Borrower’s (or any guarantor’s) noncompliance is such that more than fifteen (15) days are reasonably required for its cure, (ii) Borrower (or any guarantor) has commenced such cure within said fifteen (15) day period, (iii) Borrower (or any guarantor) diligently prosecutes such cure to completion, (iv) Borrower (or any guarantor) provides Lender with written notice of the noncompliance, AND (v) Borrower (or any guarantor) furnishes reserves or a security bond, in an amount satisfactory to Leader in its sole discretion, then Borrower (or any guarantor) shall not be in default.

(c)             Institution of foreclosure proceedings or other exercise of rights and remedies by the holder of any mortgage, deed of trust, security interest or other lien against the Collateral (or any portion thereof); provided, however, if there is a good faith dispute by Borrower (or any guarantor) as to the validity or reasonableness of the claim which is the basis for such proceedings, then no Event of Default shall have occurred under this clause (c) if Borrower (or any guarantor) provides Lender with written notice of the proceedings and furnishes reserves or a security bond for the proceedings satisfactory to Lender.

(d)             Insolvency of Borrower (or any guarantor) or the admission in writing of Borrower’s (or any guarantor’s) inability to pay debts as they mature.

(e)             Any statement, representation or information made or furnished by or on behalf of Borrower (or any guarantor) to Lender in connection with or to induce Lender to provide or advance any of the Indebtedness shall prove to be false or materially misleading when made or furnished.

(f)              Institution of bankruptcy, reorganization, insolvency or other similar proceedings by or against Borrower (or any guarantor), unless, in the case of a petition filed against Borrower (or any guarantor), the same is dismissed within sixty (60) days of the date of filing.

(g)             The issuance or filing of any judgment, attachment, levy, garnishment or the commencement of any related proceedings or the commencement of any other judicial process upon or in respect to Borrower (or any guarantor) or the Collateral in which the amount in controversy exceeds One Hundred Thousand Dollars ($100,000) and is not covered by the insurance of Borrower (or any guarantor), unless satisfied, or Borrower (or any guarantor) furnishes reserves or a security bond in an amount satisfactory to Lender in its sole discretion, released or discharged within sixty (60) days after the date of such issuance, filing or commencement.

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(h)             Sale or other disposition by Borrower (or any guarantor) of any substantial portion of its assets or property.

(i)              Death, dissolution, merger, consolidation, termination of existence, insolvency, business failure or assignment for the benefit of creditors of or by Borrower (or any guarantor); without the prior written consent of Lender, which consent shall not be unreasonably withheld.

(j)              Any failure by Borrower (or any guarantor) to pay any indebtedness (other than to Lender) in excess of One Hundred Thousand Dollars ($100,000) (and exclusive of trade debt incurred in the ordinary course of business) when due, or any failure in the observance or performance of any term, covenant or condition in any document evidencing, securing or relating to such indebtedness, which failure continues beyond any applicable cure period.

(k) Receipt by Borrower of a notice of termination of the Management and Licensing Agreement from The WesterN SizzliN Corporation, a Tennessee corporation (“Franchisor”), for the Great American Steak & Buffet Company Restaurant located at 8365 Sudley Rd., Manassas, Virginia 22110 (“Franchised Operation”).

(1)             If this Note, the Security Agreement and the other Loan Documents have not been assigned to the Trust (as defined in the Security Agreement), the default by Borrower which continues beyond any applicable grace or cure period under the Retained Obligations (as defined in the Security Agreement); provided, however, if this Note, the Security Agreement and the other Loan Documents are assigned to the Trust, this Clause (1) shall be of no force and effect during the term of such assignment.

(m) In the event that this Note, the Security Agreement and the other Loan Documents are assigned to the Trust, the default by Borrower which continues beyond any applicable grace or cure period under the Trust Obligations (as defined in the Security Agreement).

(n)             Any default by Borrower under the Lease between Combined Properties Limited Partnership, a Maryland limited partnership, as landlord, and Borrower, as tenant, dated April 20, 1990 (“Lease”), which default is not cured within any applicable cure period set forth in such Lease.

Upon an occurrence of an Event of Default, Lender shall have the option to declare all or part of the Indebtedness (including this Note) immediately due and payable. If this Note is not paid at maturity (whether by acceleration or otherwise), Lender shall have all of the rights and remedies provided at law or equity or by agreement, including, without limit, the right to sell or liquidate all or any part of the Collateral. The remedies of Lender are cumulative and not exclusive.

EXAMINATION OF RECORDS. Borrower shall at all times keep full and accurate records of its business and of the Collateral, which records shall be open to inspection and copying by Lender at all reasonable times.

LIABILITY OF SIGNATORIES. Borrower, and all guarantors and endorsers, and any other party liable for the Indebtedness evidenced by this Note: (i) severally waive presentment, demand, protest, notice of dishonor, notice of non-payment and notice of acceleration of this Note; and (ii) agree that no extension or postponement of the time for payment, or waiver, or indulgence or forbearance granted to Borrower (without limit as to number or period) or any modification of this Note, or any substitution, or exchange or release of all or part of the Collateral, or addition of any party to this Note, or release or discharge of, or suspension of any rights and remedies against any party liable on this Note, shall reduce or affect the obligation of any other party liable for the payment of this Note.

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NON-WAIVER. No delay by Lender in the exercise of any right or remedy shall operate as a waiver. No single or partial exercise by Lender of any right or remedy shall preclude any future exercise of such right or remedy or the exercise of any other right or remedy. No waiver or indulgence by Lender of any default or Event of Default shall be effective unless in writing and signed by Lender, nor shall a waiver on one occasion be construed as a bar to any right or remedy, or waiver of any default or Event of Default on any future occasion.

REIMBURSEMENT OF EXPENSES. Borrower shall reimburse Lender for all costs and expenses, including reasonable attorneys’ fees, incurred by Lender in enforcing the rights of Lender under this Note. Such costs and expenses shall include, without limitation, costs or expenses incurred by Lender in any bankruptcy, reorganization, insolvency or other similar proceeding. Any reference in this Note to attorneys’ fees shall mean fees, charges, costs and expenses of in-house and/or outside counsel and paralegals, whether or not a suit or proceeding is instituted, and whether incurred at the trial court level, on appeal, in a bankruptcy, administrative or probate proceeding, in consultation with counsel, or otherwise.

WAIVER OF JURY TRIAL. BORROWER AND LENDER ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS NOTE OR THE INDEBTEDNESS.

ASSIGNMENT. This Note is freely assignable, in whole or in part, by Lender without prior notice to or consent of Borrower; provided, however, that Lender (or its assignee) shall provide written notice of such assignment to Borrower in the event that Lender (or such assignee) desires to designate a new person or entity as payee and/or a new place of payment for the obligations under this Note. Borrower may not, in whole or in part, directly or indirectly, assign this Note or its rights hereunder or delegate its duties hereunder without, in each instance, the specific prior written consent of Lender, which consent may be withheld or delayed in Lender’s sole discretion. Lender shall be fully discharged from all responsibility accruing hereunder from and after the effective date of any such assignment. Lender’s assignee shall, to the extent of the assignment, be vested with all the powers and rights of Lender hereunder, and to the extent of such assignment the assignee may fully enforce such rights and powers, and all references to Lender shall mean and refer to such assignee. Lender shall retain all rights and powers hereby given not so assigned, transferred and/or delivered. Borrower hereby waives all defenses which Borrower may be entitled to assert against Lender’s assignee with respect to liability accruing hereunder prior to the effective date of any assignment of Lender’s interest herein.

SECURITIZATION. Borrower understands and agrees that Lender may, from time to time, assign its rights and powers under this Note, the Security Agreement and any other Loan Documents, in whole or in part, in connection with a securitization program. Borrower agrees to enter into an amendment to this Note, the Security Agreement and any other Loan Documents if such amendments are required by a nationally recognized rating agency in connection with a securitization program sponsored by Lender and in which this Note, the Security Agreement any other Loan Documents are to be included; provided that Borrower shall not be obligated to enter into any amendment which adversely affects Borrower or otherwise adversely alters any of the financial terms of this Note, the Security Agreement and any other Loan Documents.

MISCELLANEOUS. The terms and provisions of this Note shall be governed by and construed in accordance with the laws of the State of Virginia. Lender and Borrower agree that any dispute which may arise between them with regard to this Note shall be resolved by litigation in state or federal court. Litigation may be initiated by Lender or its assignee, at its discretion, in the State of the principal place of business of Lender or its assignee, the State of the principal place of business of Borrower, or the State where the Collateral is located. BORROWER HEREBY KNOWINGLY AND IRREVOCABLY WAIVES ANY OBJECTIONS ON THE

5

GROUNDS OF IMPROPER JURISDICTION OR VENUE TO AN ACTION INITIATED AS SET FORTH ABOVE AND AGREES THAT EFFECTIVE SERVICE OF PROCESS MAY BE MADE UPON BORROWER BY REGISTERED MAIL RETURN RECEIPT REQUESTED. The terms and provisions of this Note may only be changed in writing, executed by Borrower and Lender.

THE WESTERN SIZZLIN STORES, INC.

By:	/s/ Victor F. Foti

	Its	President

Address:

P.O. Box 12167

Roanoke, VA 24023-2167

Tax I.D. No. 54-1787907

6

Pay to the order of

without warranty or recourse.

Captec Financial Group Funding Corporate

BY:	/s/ [ILLEGIBLE]

Its:

7

Loan No. 06718

8365 Sudley Rd.

Manassas, Virginia

COLLATERAL ASSIGNMENT OF LEASE AND OPTION RIGHTS

THIS COLLATERAL ASSIGNMENT OF LEASE AND OPTION RIGHTS (“Assignment”) is made as of the 23 day of March, 1998, by THE WESTERN SIZZLIN STORES, INC., a Virginia corporation, whose address is P. O. Box 12167, Roanoke, VA 24023-2167 (“Assignor”), in favor of CAPTEC FINANCIAL GROUP FUNDING CORPORATION, a Michigan corporation, whose address is 24 Frank Lloyd Wright Drive, Lobby L, 4th Floor, P.O. Box 544, Ann Arbor, Michigan 48106-0544 (“Assignee”). This instrument shall become effective on March 31, 1998.

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor presently assigns to Assignee all of Assignor’s right, title and interest in and to its lessee’s interest in that certain lease with Combined Properties Limited Partnership, a Maryland limited partnership, (“Lessor”) dated as of April 20, 1990, a copy of which is attached hereto as Exhibit A (the “Lease”) respecting the premises commonly known as the Great American Steak & Buffet Company Restaurant located at 8365 Sudley Rd., Manassas, Virginia (“Premises”). This Assignment is for collateral purposes only, and except as specified herein, Assignee shall have no liability or obligation of any kind whatsoever arising from or in connection with this Assignment or the Lease unless Assignee shall take possession of the Premises and assume the obligations of Assignor thereunder.

Assignor represents and warrants to Assignee that it has full power and authority to so assign the Lease and its interest therein and that Assignor has not previously, and is not obligated to, assign or transfer any of its interest in the Lease or the Premises.

Throughout the term of the Lease, Assignor covenants and agrees to exercise all options to extend or renew the term of the Lease not less than ninety (90) days prior to the last day upon which any such option may be exercised, but in no event less than six (6) months prior to of the term of the Lease, unless Assignee otherwise agrees in writing. Assignor shall send Assignee a copy of the notice of exercise concurrently with Assignor’s exercise of the option. Upon the failure of Assignor to so elect or renew the Lease as aforesaid (and the failure of Assignee to otherwise agree in writing), Assignee shall have the right, but not the obligation, to exercise such extension or renewal option on behalf of Assignor, and Assignor hereby appoints Assignee (or any of its employees) as its attorney-in-fact for the purpose of exercising such extension or renewal option.

If an “Event of Default” occurs under the Promissory Note, dated March 23, 1998, in the  original principal amount of Five Hundred Thousand and 00/100 Dollars ($500,000.00), by Assignor in favor of Assignee (the “Note”) or under any documents or instruments securing the Note, Assignee shall have the right and is hereby empowered to take possession of the Premises, expel Assignor therefrom, and, in such event, Assignor shall have no further right, title or interest in the Lease and shall remain liable to Assignee for all past due rents Assignee shall be required to pay to the Lessor under the Lease to effectuate this Assignment.

Assignor agrees that it will not suffer or permit any surrender, termination, amendment or modification of the Lease without the prior written consent of Assignee, which consent shall not be unreasonably withheld. At the request of Assignee, Assignor shall provide Assignee with rent payment or such other information regarding the Lease as Assignee shall reasonably require.

This Assignment shall be governed by the laws of the Commonwealth of Virginia.

This Assignment may be executed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Assignor has executed this Assignment as of the day and year noted above.

assignor:
Witnesses:

the western sizzlin stores, inc.

/s/ [ILLEGIBLE]	By:	/s/ Victor F. Foti

/s/ [ILLEGIBLE]		Its:	President

COMMONWEALTH OF VIRGINIA	)
)
COUNTY OF ROANOKE	)

I, Richard R. Sayers, a notary public in and for the State and County aforesaid, do certify that Victor F. Foti, whose name, as President of The WesterN SizzliN Stores, Inc., is signed to the writing above, bearing date on the 23rd day of March 1998 has acknowledged the same before me in my county aforesaid.

Given under my hand and official seal this 23rd day of March 1998.

My term of office expires on the 28th day of February 1999.

/s/ Richard L. Sayers
Notary Public
[Notary Public’s Seal]

2

Loan No. 06718

8365 Sudley Rd.

Manassas, Virginia

GUARANTY

THE WESTERN SIZZLIN CORPORATION, a Tennessee corporation and THE WESTERN SIZZLIN STORES OF LITTLE ROCK, INC., an Arkansas corporation (each a “Guarantor”), as a material inducement to and in consideration of CAPTEC FINANCIAL GROUP FUNDING CORPORATION, a Michigan corporation, whose address is 24 Frank Lloyd Wright Drive, Lobby L, Ann Arbor, Michigan 48106 (together with its successors, assigns and transferees, “Lender”), making a loan in the original principal amount of Five Hundred Thousand and 00/100 Dollars ($500,000.00) as evidenced by a Promissory Note, dated March 23, 1998 (“Note”), made by THE WESTERN SIZZLIN STORES, INC., a Virginia corporation (“Borrower”), which Note is secured by the instruments referenced therein (together with the Note, “Loan Documents”), hereby jointly and severally, unconditionally and irrevocably, personally guarantees to and for the benefit of Lender, and Lender’s successors and assigns, the full and timely payment and performance of all of the Borrower’s duties, obligations and covenants under the Loan Documents. This is a guaranty of payment and performance and not of collection.

This Guaranty shall not be affected by Lender’s failure or delay to enforce any of its rights.

Guarantor’s obligations are independent of Borrower’s obligations. If Borrower defaults under the Loan Documents, Lender can proceed immediately against Guarantor or Borrower, or both, or Lender can enforce against Guarantor or Borrower, or both, any rights that it has under the Loan Documents or pursuant to applicable laws. If any lien created by the Loan Documents terminates and Lender has any rights it can enforce against Borrower after termination, Lender can enforce those rights against Guarantor without giving previous notice to Borrower or Guarantor or without making any demand on either of them.

To the extent permitted by law, Guarantor waives the benefit of any statute of limitations affecting Guarantor’s liability under this Guaranty. Guarantor waives the right to require Lender to first or concurrently: (1) proceed against Borrower; (2) proceed against or exhaust any security that Lender holds from Borrower; or (3) pursue any other remedy in Lender’s power. The liability of Guarantor shall not be affected or exonerated by any indulgence, compromise, settlement or variation of terms which may be extended by Lender to Borrower, or agreed upon by Lender or Borrower, and, unless agreed to in writing by Lender, shall not be affected or exonerated by any assignment by Borrower of its interest in any one or more of the Loan Documents, nor shall the liability of the Guarantor be affected or exonerated by the insolvency, bankruptcy (voluntary or involuntary), or reorganization of Borrower, nor by the voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of Borrower, or by the release of any other Guarantor. Lender and Borrower, without notice to or consent by Guarantor, may at any time or times enter into such modifications, extensions, amendments or other covenants of the Loan Documents as they may deem appropriate, and Guarantor shall not be released nor its liability exonerated thereby but shall continue to be fully liable for the payment and performance of all obligations and duties of Borrower under the Loan Documents as so modified, extended or amended.

Guarantor further agrees (1) to indemnify and hold harmless Lender from and against any claims, damages, expenses or losses, including to the extent permitted by law, all reasonable attorneys’ fees incurred by counsel of Lender’s choice (whether or not litigation is commenced), resulting from or arising out of any breach of any provision of the Loan Documents by Borrower or by reason of Borrower’s failure to perform any of its obligations thereunder, and (2) to the extent permitted by law, to pay all costs and expenses, including reasonable attorneys’ fees (whether or not litigation is commenced), incurred by Lender in enforcing this Guaranty.

Until all of Borrower’s obligations to Lender have been discharged in full, Guarantor has no right of subrogation against Borrower. Guarantor assumes the responsibility to remain informed of the financial condition of Borrower and of all other circumstances bearing upon the risk of Borrower’s default, which reasonable inquiry would reveal, and agrees that Lender shall have no duty to advise Guarantor of information known to it regarding such condition or any such circumstances. Lender shall not be required to inquire into the powers of Borrower or the officers, employees, partners or agents acting or purporting to act on its behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed under this Guaranty. Each Guarantor hereby represents and warrants to Lender that such Guarantor has received a copy of each of the Loan Documents, has read or had the opportunity to read each of the Loan Documents, and understands the terms of the Loan Documents. The provisions in the Loan Documents relating to the execution of additional documents, legal proceedings by Lender against Borrower, severability of the provisions of the Loan Documents, interpretation of the Loan Documents, notices, waivers (including waiver of a jury trial), limitation on right of recovery against Lender, disclaimer of individual liability, and the applicable laws which govern the interpretation of the Loan Documents are incorporated herein in their entirety by this reference and made a part hereof as though set forth in full herein; any reference in those provisions to “Borrower” shall mean each Guarantor and any reference in those provisions to the “Loan Documents” shall mean this Guaranty.

To the extent permitted by law, Guarantor waives its right to enforce any remedies that Borrower now has, or later may have, against Lender. Guarantor waives any right to participate in any security now or later held by Lender. Guarantor waives notice of acceptance of this Guaranty, and all other notices in connection with this Guaranty or in connection with the liabilities, obligations and duties guaranteed hereby, including notices to Guarantor of default by the Borrower under the Loan Documents. Guarantor hereby waives diligence, presentment, demand for performance, notice of nonperformance, protest, notice of protest, notice of dishonor, and notice of acceptance of this Guaranty, and waives all notices of the existence, creation, or incurring of new or additional obligations.

If there is more than one Guarantor, the liability of each Guarantor shall be joint and several. Guarantor’s obligations under this Guaranty shall be binding on Guarantor’s legal representatives, heirs, successors and assigns.

If Borrower disposes of its interest in the property secured by the Loan Documents, “Borrower”, as used in this Guaranty, shall mean Borrower’s successors or assigns. Assignment of the Loan Documents by Lender (as permitted by the Loan Documents) shall not affect this Guaranty. In the event of an assignment of the Loan Documents by Lender, the term “Lender” as used in this Guaranty shall mean Lender’s successors or assigns.

Guarantor hereby covenants and agrees to deliver to Lender the following: (a) management prepared and certified consolidated quarterly financial statements for Guarantor within forty-five (45) days after the end of the first three (3) quarters of each fiscal year of Guarantor, and (b) annual consolidated financial statements for Guarantor audited by an independent certified public accountant within one hundred twenty (120) days after the end of each fiscal year of Guarantor. Such financial statements shall be true and correct in all respects, shall be prepared in accordance with generally accepted accounting principles, and shall fairly represent the respective financial conditions of the subjects thereof as of the respective dates thereof. At the request of Lender, Guarantor shall obtain the consent of Guarantor’s accountant(s) to the inclusion of Guarantor’s most recent financial statement in any regulatory filing or report to be filed by Lender.

If any one or more of the provisions of this Guaranty shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Guaranty, and this Guaranty shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

This Guaranty shall be construed according to the laws of the State of Virginia. Guarantor agrees that any dispute which may arise between Lender and Guarantor with regard to this Guaranty shall be resolved by litigation hi state or federal court. Litigation may be initiated by Lender or its assignee, at its discretion, in the State of the principal place of business of Lender or its assignee, the State of the principal place of business of Guarantor, or the State where the Collateral (as defined in the Loan Documents) is located.

2

GUARANTOR HEREBY KNOWINGLY AND IRREVOCABLY WAIVES ANY OBJECTIONS ON THE GROUNDS OF IMPROPER JURISDICTION OR VENUE TO AN ACTION INITIATED AS SET FORTH ABOVE AND AGREES THAT EFFECTIVE SERVICE OF PROCESS MAY BE MADE UPON GUARANTOR BY REGISTERED MAIL RETURN RECEIPT REQUESTED. GUARANTOR WAIVES, TO THE EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY ACTION BETWEEN THE PARTIES.

This Guaranty shall become effective on March 31, 1998.

THE WESTERN SIZZLIN CORPORATION

By:	/s/ Victor F. Foti

Its:	President

THE WESTERN SIZZLIN STORES OF LITTLE ROCK, INC.

By:	/s/ Victor F. Foti

Its:	President

3

Loan No. 06718

8365 Sudley Rd.

Manassas, Virginia

CERTIFICATE OF BORROWER

THE WESTERN SIZZLIN STORES, INC., a Virginia corporation (“Borrower”), for the benefit of CAPTEC FINANCIAL GROUP FUNDING CORPORATION, a Michigan corporation (together with its successors, assigns and transferees, “Lender”), warrants, represents, covenants and agrees that the following are true and correct as of the date hereof:

1.             All warranties and representations of Borrower contained in this Certificate shall survive the execution of this Certificate and any advances made in accordance with the Promissory Note executed by Borrower, in favor of Lender, dated even herewith, in the original principal amount of Five Hundred Thousand and 00/100 Dollars ($500,000.00) (the “Note”).

2.             Borrower has good, indefeasible and marketable title to the Collateral (as defined in that certain Security Agreement, dated even herewith, between Borrower and Lender (the “Security Agreement”)). Except for the Security Agreement, there are no instruments, matters or agreements, and Borrower is not a party to any instrument, matter or agreement, which will in any way encumber, bind or otherwise affect the Collateral or Lender.  Borrower has neither done nor failed to do anything, nor has suffered anything to be done, as a result of which the Collateral or any part thereof has been or will be encumbered or title thereto has been or will be affected in any way and no person, firm or entity has any present, conditional or contingent rights to acquire all or any portion of the Collateral.

3.             Borrower is a corporation duly organized and validly existing in good standing under the laws of the Commonwealth of Virginia. The person or persons executing the Note, the Security Agreement and the other Loan Documents (as defined in the Security Agreement) have full power and complete authority to execute the Note, the Security Agreement and the other Loan Documents, and, when executed, the Note, the Security Agreement and the other Loan Documents will be legal, valid and binding obligations of Borrower, enforceable in accordance with their terms.

4.             As of the date hereof, Borrower is not “insolvent” within the meaning of Section 548(a)(2)(B) of the United States Bankruptcy Code.

5.             Borrower is in the business of owning and operating Great American Steak & Buffet Company restaurants, including the restaurant operation located at 8365 Sudley Rd., Manassas, Virginia (the “Franchised Operation”). Borrower’s chief executive office is located at 416 South Jefferson Street, Roanoke, Virginia 24012, and the Collateral is located at Borrower’s Chief Executive Office and the Franchised Operation.

6.             Borrower has furnished to Lender its most recent annual audited financial statements and most recent management prepared and certified quarterly financial statements, which statements were prepared in accordance with generally accepted accounting principles and are correct and complete and accurately present the financial condition of Borrower on the dates thereof.  Further, there has been no material adverse change in the business, property or condition of Borrower since the date of the most recent financial statements.

7.             Borrower has complied and will continue to comply with all applicable laws, rules, regulations and orders relating to Borrower or any aspect of Borrower’s business or assets, including, without limit, all environmental laws, rules, regulations and orders. Borrower agrees to indemnify and hold Lender harmless against and from all claims, losses and costs resulting from any and all violations by Borrower of any laws, rules, regulations and/or orders.

8.             Borrower has not received any written notice of, and, to the best knowledge of Borrower, none of Borrower, the Franchised Operation or the premises where the Franchised Operation is located are in violation of any law, municipal ordinance or other governmental requirement of any governmental authority.

9.             There are no circumstances, state of facts or other matters which, with the passage of time or the giving of notice, or both, would constitute an Event of Default under the terms of the Note, the Security Agreement or the other Loan Documents.

10.           Borrower has filed all federal, state and local income and other tax returns and other reports required to be filed prior to the date of this Certificate and Borrower has paid all taxes, assessments, withholdings and other governmental charges that are due and payable prior to the date of this Certificate.

11.           All taxes and all installments of assessments and all other charges of any kind imposed or levied by any governmental authority against either Borrower or the Collateral which are due and payable or constitute a lien at or prior to the date of this Certificate, together with all interest and penalties due thereon, have been paid in full.

12.           There is now fully paid and enforceable fire, liability and other forms of insurance in such amounts and covering such risks as are required under the Security Agreement.

13.           There are no disputes, litigation or other such proceedings pending or, to the best of Borrower’s knowledge, threatened against or related to Borrower, the Collateral or the Franchised Operation, nor does Borrower know of any basis for any such action.

14.          In consideration of the loan evidenced by the Note and secured, by the Security Agreement and the other Loan Documents, Borrower agrees to indemnify and hold Lender harmless against all claims, liabilities, losses, deficiencies and damages as well as reasonable expenses (including attorney’s fees), interest and penalties related thereto, asserted by any third party against, or incurred by Lender, by reason of or resulting from any breach, inaccuracy, incompleteness or nonfulfillment of the covenants, representations and/or warranties of Borrower contained in this Certificate.

15.          Commencing May 1, 1998 and on the first day of each following month, Lender is authorized to initiate an electronic funds transfer to pay the monthly installment payment owing under the loan evidenced by the Note from the account designated below, and to receive payments from such account.   This authorization will remain in effect unless the undersigned requests a modification that is agreed to by the Financial Institution and Lender; provided, however, that Lender and its successors, assigns and transferees may modify the place of payment to be made by Borrower without the consent of the Financial Institution.

Financial Institution:

Financial Institution

Address:

Routing/Transit #:

Account #:

[SIGNATURE PAGE FOLLOWS]

2

This Certificate shall become effective on March 31, 1998.

THE WESTERN SIZZLIN STORES, INC.

By	/s/ Victor F. Foti
	Its	President

3

Loan No. 06719

3135 Crain Hwy.

Waldorf, Maryland

PROMISSORY NOTE

$750,000.00	Date: March 23. 1998

PROMISE TO PAY. For value received, THE WESTERN SIZZLIN STORES, INC., a Virginia corporation, (“Borrower”) promises to pay to CAPTEC FINANCIAL GROUP FUNDING CORPORATION, a Michigan corporation (together with its successors, assigns and transferees, “Lender”), or order, Seven Hundred Fifty Thousand and 00/100 Dollars ($750,000.00), or so much of such sum as has been advanced under this Note, as follows:

Interest only from and after the date on which funds are disbursed by Lender hereunder (“Effective Date”) through the last day of the month in which the Effective Date occurs shall be due and payable on the first day of the next month following the Effective Date; provided that if the Effective Date occurs after the fifteenth (15th) day of a month, the interest which would accrue, based on the actual number of days, through the end of such month shall be due and payable in advance on the Effective Date. Installments of principal and interest in the amount of Eight Thousand Ninety-Two and 00/100 Dollars ($8,092.00) are due and payable on the first day of each month (each a “Payment Date”), commencing May 1, 1998; until April 1, 2013 (“Due Date”), when the outstanding principal balance, plus accrued interest, is due and payable (unless the indebtedness evidenced by this Note is accelerated, in which case, the Due Date is the date of acceleration). The amortization period for this Note, for purposes of calculating the monthly installments of principal and interest, is fifteen (15) years.

All payments under this Note shall be made at Lender’s principal office at 24 Frank Lloyd Wright Drive, Lobby L, 4th Floor, P.O. Box 544, Ann Arbor, Michigan 48106-0544, or at such other address as Lender may designate in writing, or by electronic funds withdrawal made by Lender upon written authorization therefor from Borrower, which authorization shall not be revocable by Borrower without the consent of Lender. Payments due and payable on a day on which Lender is not open for business are due on the next succeeding business day. Payments will be applied first to accrued interest and then to principal.

INTEREST RATE. The outstanding principal balance of this Note will bear interest at a fixed rate equal to ten and seven hundredths percent (10.07%) per annum (the “Stated Rate”), until the Due Date (whether by acceleration or otherwise), and thereafter at a rate which is three percent (3%) above the Stated Rate (“Default Rate”).

Interest will be computed on the basis of a year consisting of twelve (12) months of thirty (30) days each. In no event, however, shall the interest rate exceed the maximum rate allowed by law. Notwithstanding anything to the contrary contained herein, at no time shall the interest payable under this Note be greater than the maximum rate permitted by applicable law (“Legal Rate”). If any obligation under this Note shall result in Lender receiving an amount deemed to be interest under applicable law in excess of the Legal Rate, then the amount which would be excessive interest shall be applied to the reduction of the principal balance of this Note and not to payment of interest. If such excessive interest exceeds the unpaid principal balance of this Note, the excess shall be refunded to Borrower.

PREPAYMENT. Borrower shall not have any right, except as otherwise specifically provided, to prepay the principal balance of this Note until two (2) loan years have elapsed. The first “loan year” shall commence on the date of the closing of the loan evidenced by this Note, and subsequent loan years shall commence on the anniversaries of such date. Commencing with the third (3rd) loan year and if no Event of Default (as hereinafter defined) then exists, Borrower shall have the right to prepay all, but not merely a portion of, the principal balance of this Note together with accrued interest thereon on any Payment Date; provided, however, that Borrower shall provide no less than thirty (30) days prior written notice to Lender of Borrower’s intention to prepay (the “Prepayment Notice”). Once given, the Prepayment Notice may not be withdrawn, and the failure to prepay in accordance with the Prepayment Notice shall constitute an Event of Default.

Borrower acknowledges and agrees that Lender is making the loan evidenced by this Note in consideration of the receipt by Lender of all interest and other benefits intended to be conferred by this Note, and if payments of principal are made to Lender prior to the regularly scheduled due date of such payments, for whatever reason (whether voluntarily or involuntarily), Lender will not receive all such interest and other benefits and may incur additional costs. For these reasons, and to induce Lender to make the loan, Borrower expressly waives any right to prepay this Note except as specifically provided herein.

Lender shall not be required to accept any tender of prepayment of the principal balance of this Note at any time when the “Reinvestment Rate” (as hereinafter defined) is lower than the Stated Rate, less eighty-five basis points, unless such tender also includes a sum of money (the “Prepayment Premium”) equal to the present value (computed at the Reinvestment Rate) of the difference between a stream of monthly payments necessary to amortize the outstanding principal balance of this Note at the Stated Rate and a stream of monthly payments necessary to amortize the outstanding principal balance of this Note at the Reinvestment Rate (the “Differential”). In the event the Differential is less than zero, no Prepayment Premium will be required. For purposes of this Note, the “Reinvestment Rate” is the yield on a United States Treasury obligation of a constant maturity rate maturing closest in time but prior to the maturity date of this Note, as reported in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) on the fifth (5th) business day preceding the prepayment date.

In addition to the Prepayment Premium, if any, every tender of prepayment of the principal balance of this Note shall be accompanied by a payment equal to (x) all accrued but unpaid interest and other charges to the date of prepayment and (y) an administrative fee equal to one half of one percent (0.5%) of the outstanding principal balance of this Note; provided, however, that the administrative fee shall not be less than One Thousand and 00/100 Dollars ($1,000.00) (collectively, the “Other Charges”).

If the outstanding principal balance of this Note is accelerated by reason of an Event of Default, such acceleration shall be deemed to be a prepayment and Borrower shall pay to Lender, in addition to all sums due as a result of the acceleration, any applicable Prepayment Premium and Other Charges. In the event of an acceleration of this Note in the first or second loan year, Borrower shall be required to pay a Prepayment Premium equal to five percent (5%) of the outstanding principal balance of this Note together with any Other Charges. In the event that this Note is partially prepaid from casualty insurance proceeds (as provided in the Security Agreement, defined below), no Prepayment Premium or Other Charges shall be due and payable with respect to such prepayment, and each monthly installment thereafter shall be reduced to an amount which will amortize the then unpaid principal balance of this Note at the Stated Rate over the then remaining term of this Note.

LATE PAYMENT CHARGE. In the event that any payment under this Note is not received by Lender within fifteen (15) days of the date when due, a late charge of five percent (5%) of the amount of such payment will be due. Borrower agrees that the late charge is a reasonable estimate of the administrative costs which Lender will incur in processing the delinquency. Lender’s acceptance of a late payment and/or of the late payment charge will not waive any default under this Note or affect the acceleration of this Note (if this Note has been accelerated).

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COLLATERAL. This Note and the other obligations of Borrower to Lender contained in the documents securing this Note are secured by and in accordance with the terms of that certain Security Agreement, effective March 31, 1998, executed by Borrower for the benefit of Lender (the “Security Agreement”; together with any other documents securing payment under this Note, the “Loan Documents”). All property securing the Indebtedness (as defined in the Security Agreement) is referred to as the “Collateral”.

DEFAULT. Any of the following events shall, for purposes of this Note, constitute an “Event of Default”:

(a)           Failure by Borrower to pay any amount owing on or with respect to the Indebtedness when due, whether by maturity, acceleration or otherwise, which failure continues for five (5) business days.

(b)          Any failure by Borrower (or any guarantor of all or any part of the Indebtedness) to comply with any of the non-monetary terms, provisions, warranties or covenants of this Note, the Security Agreement or the other Loan Documents, which failure continues for fifteen (15) days after the date of written notice to Borrower (or any guarantor) from Lender of such default; provided, however, that if: (i) the nature of Borrower’s (or any guarantor’s) noncompliance is such that more than fifteen (15) days are reasonably required for its cure, (ii) Borrower (or any guarantor) has commenced such cure within said fifteen (15) day period, (iii) Borrower (or any guarantor) diligently prosecutes such cure to completion, (iv) Borrower (or any guarantor) provides Lender with written notice of the noncompliance, AND (v) Borrower (or any guarantor) furnishes reserves or a security bond, in an amount satisfactory to Lender in its sole discretion, then Borrower (or any guarantor) shall not be in default.

(c)           Institution of foreclosure proceedings or other exercise of rights and remedies by the holder of any mortgage, deed of trust, security interest or other lien against the Collateral (or any portion thereof); provided, however, if there is a good faith dispute by Borrower (or any guarantor) as to the validity or reasonableness of the claim which is the basis for such proceedings, then no Event of Default shall have occurred under this clause (c) if Borrower (or any guarantor) provides Lender with written notice of the proceedings and furnishes reserves or a security bond for the proceedings satisfactory to Lender.

(d)          Insolvency of Borrower (or any guarantor) or the admission in writing of Borrower’s (or any guarantor’s) inability to pay debts as they mature.

(e)           Any statement, representation or information made or furnished by or on behalf of Borrower (or any guarantor) to Lender in connection with or to induce Lender to provide or advance any of the Indebtedness shall prove to be false or materially misleading when made or furnished.

(f)           Institution of bankruptcy, reorganization, insolvency or other similar proceedings by or against Borrower (or any guarantor), unless, in the case of a petition filed against Borrower (or any guarantor), the same is dismissed within sixty (60) days of the date of filing.

(g)          The  issuance or filing of any judgment, attachment, levy, garnishment or the commencement of any related proceedings or the commencement of any other judicial process upon or in respect to Borrower (or any guarantor) or the Collateral in which the amount in controversy exceeds One Hundred Thousand Dollars ($100,000) and is not covered by the insurance of Borrower (or any guarantor), unless satisfied, or Borrower (or any guarantor) furnishes reserves or a security bond in an amount satisfactory to Lender in its sole discretion, released or discharged within sixty (60) days after the date of such issuance, filing or commencement.

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(h)          Sale or other disposition by Borrower (or any guarantor) of any substantial portion of its assets or property.

(i)            Death, dissolution, merger, consolidation, termination of existence, insolvency, business failure or assignment for the benefit of creditors of or by Borrower (or any guarantor); without the prior written consent of Lender, which consent shall not be unreasonably withheld.

(j)            Any failure by Borrower (or any guarantor) to pay any indebtedness (other than to Lender) in excess of One Hundred Thousand Dollars ($100,000) (and exclusive of trade debt incurred in the ordinary course of business) when due, or any failure in the observance or performance of any term, covenant or condition in any document evidencing, securing or relating to such indebtedness, which failure continues beyond any applicable cure period,

(k)           Receipt by Borrower of a notice of termination of the Management and Licensing Agreement from The Western Sizzlin Corporation, a Tennessee corporation (“Franchisor”), for the Great American Steak & Buffet Company Restaurant located at 3135 Crain Hwy., Waldorf, Maryland 20603 (“Franchised Operation”).

(l)            If this Note, the Security Agreement and the other Loan Documents have not been assigned to the Trust (as defined in the Security Agreement), the default by Borrower which continues beyond any applicable grace or cure period under the Retained Obligations (as defined in the Security Agreement); provided, however, if this Note, the Security Agreement and the other Loan Documents are assigned to the Trust, this Clause (1) shall be of no force and effect during the term of such assignment.

(m)          In the event that this Note, the Security Agreement and the other Loan Documents are assigned to the Trust, the default by Borrower which continues beyond any applicable grace or cure period under the Trust Obligations (as defined in the Security Agreement).

(n)          Any default by Borrower under the Lease between Guy E. Clark and Steven R, Ellis, both individuals, as landlord, and Borrower, as tenant, dated March 1, 1996 (“Lease”), which default is not cured within any applicable cure period set forth in such Lease.

Upon an occurrence of an Event of Default, Lender shall have the option to declare all or part of the Indebtedness (including this Note) immediately due and payable. If this Note is not paid at maturity (whether by acceleration or otherwise), Lender shall have all of the rights and remedies provided at law or equity or by agreement, including, without limit, the right to sell or liquidate all or any part of the Collateral. The remedies of Lender are cumulative and not exclusive.

EXAMINATION OF RECORDS. Borrower shall at all times keep full and accurate records of its business and of the Collateral, which records shall be open to inspection and copying by Lender at all reasonable times.

LIABILITY OF SIGNATORIES. Borrower, and all guarantors and endorsers, and any other party liable for the Indebtedness evidenced by this Note: (i) severally waive presentment, demand, protest, notice of dishonor, notice of non-payment and notice of acceleration of this Note; and (ii) agree that no extension or postponement of the time for payment, or waiver, or indulgence or forbearance granted to Borrower (without limit as to number or period) or any modification of this Note, or any substitution, or exchange or release of all or part of the Collateral, or addition of any party to this Note, or release or discharge of, or suspension of any rights and remedies against any party liable on this Note, shall reduce or affect the obligation of any other party liable for the payment of this Note.

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NON-WAIVER. No delay by Lender in the exercise of any right or remedy shall operate as a waiver. No single or partial exercise by Lender of any right or remedy shall preclude any future exercise of such right or remedy or the exercise of any other right or remedy. No waiver or indulgence by Lender of any default or Event of Default shall be effective unless in writing and signed by Lender, nor shall a waiver on one occasion be construed as a bar to any right or remedy, or waiver of any default or Event of Default on any future occasion.

REIMBURSEMENT OF EXPENSES. Borrower shall reimburse Lender for all costs and expenses, including reasonable attorneys’ fees, incurred by Lender in enforcing the rights of Lender under this Note. Such costs and expenses shall include, without limitation, costs or expenses incurred by Lender in any bankruptcy, reorganization, insolvency or other similar proceeding. Any reference in this Note to attorneys’ fees shall mean fees, charges, costs and expenses of in-house and/or outside counsel and paralegals, whether or not a suit or proceeding is instituted, and whether incurred at the trial court level, on appeal, in a bankruptcy, administrative or probate proceeding, in consultation with counsel, or otherwise.

WAIVER OF JURY TRIAL. BORROWER AND LENDER ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS NOTE OR THE INDEBTEDNESS.

ASSIGNMENT. This Note is freely assignable, in whole or in part, by Lender without prior notice to or consent of Borrower; provided, however, that Lender (or its assignee) shall provide written notice of such assignment to Borrower in the event that Lender (or such assignee) desires to designate a new person or entity as payee and/or a new place of payment for the obligations under this Note. Borrower may not, in whole or in part, directly or indirectly, assign this Note or its rights hereunder or delegate its duties hereunder without, in each instance, the specific prior written consent of Lender, which consent may be withheld or delayed in Lender’s sole discretion. Lender shall be fully discharged from all responsibility accruing hereunder from and after the effective date of any such assignment. Lender’s assignee shall, to the extent of the assignment, be vested with all the powers and rights of Lender hereunder, and to the extent of such assignment the assignee may fully enforce such rights and powers, and all references to Lender shall mean and refer to such assignee. Lender shall retain all rights and powers hereby given not so assigned, transferred and/or delivered. Borrower hereby waives all defenses which Borrower may be entitled to assert against Lender’s assignee with respect to liability accruing hereunder prior to the effective date of any assignment of Lender’s interest herein.

SECURITIZATION. Borrower understands and agrees that Lender may, from time to time, assign its rights and powers under this Note, the Security Agreement and any other Loan Documents, in whole or in part, in connection with a securitization program. Borrower agrees to enter into an amendment to this Note, the Security Agreement and any other Loan Documents if such amendments are required by a nationally recognized rating agency in connection with a securitization program sponsored by Lender and in which this Note, the Security Agreement any other Loan Documents are to be included; provided that Borrower shall not be obligated to enter into any amendment which adversely affects Borrower or otherwise adversely alters any of the financial terms of this Note, the Security Agreement and any other Loan Documents.

MISCELLANEOUS. The terms and provisions of this Note shall be governed by and construed in accordance with the laws of the State of Maryland. Lender and Borrower agree that any dispute which may arise between them with regard to this Note shall be resolved by litigation in state or federal court. Litigation may be initiated by Lender or its assignee, at its discretion, in the State of the principal place of business of Lender or its assignee, the State of the principal place of business of Borrower, or the State where the Collateral is located BORROWER HEREBY KNOWINGLY AND IRREVOCABLY WAIVES ANY OBJECTIONS ON THE

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GROUNDS OF IMPROPER JURISDICTION OR VENUE TO AN ACTION INITIATED AS SET FORTH ABOVE AND AGREES THAT EFFECTIVE SERVICE OR PROCESS MAY BE MADE UPON BORROWER BY REGISTERED MAIL RETURN RECEIPT REQUESTED.  The terms and provisions of this Note may only be changed in writing, executed by Borrower and Lender.

THE WESTERN SIZZLIN STORES, INC.

By:	/s/ Victor F. Foti

Its: President

Address:

P.O. Box 12167

Roanoke, VA 24023-2167

Tax I.D. No. 54-1787907

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Pay to the order of

without warranty or recourse.

Captec Financial Group Funding Corporation

By:	/s/ [ILLEGIBLE]

Its:

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Loan No. 06719

3135 Crain Hwy.

Waldorf, Maryland

COLLATERAL ASSIGNMENT OF LEASE AND OPTION RIGHTS

THIS COLLATERAL ASSIGNMENT OF LEASE AND OPTION RIGHTS (“Assignment”) is made as of the 23 day of March, 1998, by THE WESTERN SIZZLIN STORES, INC., a Virginia corporation, whose address is P. O. Box 12167, Roanoke, VA 24023-2167 (“Assignor”), in favor of CAPTEC FINANCIAL GROUP FUNDING CORPORATION, a Michigan corporation, whose address is 24 Frank Lloyd Wright Drive, Lobby L, 4th Floor, P.O. Box 544, Ann Arbor, Michigan 48106-0544 (“Assignee”). This instrument shall become effective on March 31, 1998.

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor presently assigns to Assignee all of Assignor’s right, title and interest in and to its lessee’s interest in that certain lease with Guy E. Clark and Steven R. Ellis, both individuals, (“Lessor”) dated as of March 1, 1996, a copy of which is attached hereto as Exhibit A (the “Lease”) respecting the premises commonly known as the Great American Steak & Buffet Company Restaurant located at 3135 Crain Hwy., Waldorf, Maryland (“Premises”). This Assignment is for collateral purposes only, and except as specified herein, Assignee shall have no liability or obligation of any kind whatsoever arising from or in connection with this Assignment or the Lease unless Assignee shall take possession of the Premises and assume the obligations of Assignor thereunder.

Assignor represents and warrants to Assignee that it has full power and authority to so assign the Lease and its interest therein and that Assignor has not previously, and is not obligated to, assign or transfer any of its interest in the Lease or the Premises.

Throughout the term of the Lease, Assignor covenants and agrees to exercise all options to extend or renew the term of the Lease not less than ninety (90) days prior to the last day upon which any such option may be exercised, but in no event less than six (6) months prior to of the term of the Lease, unless Assignee otherwise agrees in writing. Assignor shall send Assignee a copy of the notice of exercise concurrently with Assignor’s exercise of the option. Upon the failure of Assignor to so elect or renew the Lease as aforesaid (and the failure of Assignee to otherwise agree in writing), Assignee shall have the right, but not the obligation, to exercise such extension or renewal option on behalf of Assignor, and Assignor hereby appoints Assignee (or any of its employees) as its attorney-in-fact for the purpose of exercising such extension or renewal option.

If an “Event of Default” occurs under the Promissory Note, dated               , 1998, in the original principal amount of Seven Hundred Fifty Thousandand 00/100 Dollars ($750,000.00), by Assignor in favor of Assignee (the “Note”) or under any documents or instruments securing the Note, Assignee shall have the right and is hereby empowered to take possession of the Premises, expel Assignor therefrom, and, in such event, Assignor shall have no further right, title or interest in the Lease and shall remain liable to Assignee for all past due rents Assignee shall be required to pay to the Lessor under the Lease to effectuate this Assignment.

Assignor agrees that it will not suffer or permit any surrender, termination, amendment or modification of the Lease without the prior written consent of Assignee, which consent shall not be unreasonably withheld. At the request of Assignee, Assignor shall provide Assignee with rent payment or such other information regarding the Lease as Assignee shall reasonably require.

This Assignment shall be governed by the laws of the State of Maryland.

This Assignment may be executed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Assignor has executed this Assignment as of the day and year noted above.

ASSIGNOR:

Witnesses:	THE WESTERN SIZZLIN STORES, INC.

/s/ [ILLEGIBLE]	By:	/s/ Victor F. Foti

		Its:	President
/s/ [ILLEGIBLE]

STATE OF Virginia	)
)
COUNTY OF Roanoke	)

I, Richard R. Sayers, a notary public in and for the State and County aforesaid, do certify that Victor F. Foti, whose name, as President of The Western Sizzlin Stores, Inc., is signed to the writing above, bearing date on the 23rd day of March has acknowledged the same before me in my county aforesaid.

Given under my hand and official seal this 23rd day of March.

My term of office expires on the 28th day of February 1999.

/s/ Richard R. Sayers
Notary Public
[Notary Public’s Seal]

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Loan Nos. 06719

3135 Crain Hwy.

Waldorf, Maryland

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (“Agreement”) is  made as of the 23 day of of March, 1998, by THE WESTERN SIZZLIN STORES, INC., a Virginia corporation, of P.O. Box 12167, Roanoke, Virginia 24023-2167 (“Borrower”) in favor of CAPTEC FINANCIAL GROUP FUNDING CORPORATION, a Michigan corporation, of 24 Frank Lloyd Wright Drive, Lobby L, 4th Floor, P.O. Box 544, Ann Arbor, Michigan, 48106 (together with its successors, assigns and transferees, “Lender”). This instrument shall become effective on March 31, 1998.

PRELIMINARY STATEMENT

This Agreement is made to secure all of the following (individually and collectively the “Indebtedness”):

1.             Payment in the sum of Seven Hundred Fifty Thousand and 00/100 Dollars ($750,000.00), together with interest, costs and all other sums, to be paid according to that certain Promissory Note (the “Note”), by Borrower to Lender, made as of the date of this Agreement by Borrower, together with any and all extensions, renewals, modifications, substitutions or replacements thereof; and the performance of the covenants and obligations of Borrower due or to become due to Lender under this Agreement or under any other documents securing payment of all amounts due under the Note (collectively, the “Loan Documents”), and the repayment of all sums expended by Lender in connection with performance of those covenants and obligations.

2.             If the Note, this Agreement and the Loan Documents are assigned to Captec Loan Receivables Trust - 1996A (the “Trust”), “Indebtedness” shall also include the payment of all other sums (together with interest and costs thereon) concurrently or subsequently loaned to Borrower by Captec Financial Group, Inc., a Michigan corporation, Captec Financial Group Funding Corporation, a Michigan corporation, or Captec Leasing Company, a California corporation (each an “Originator”), as evidenced and/or secured by certain notes and other documents of Borrower with respect to such amounts and which notes and other documents are assigned to the Trust, together with any and all extensions, renewals, modifications, substitutions or replacements thereof; and the performance of the covenants and obligations of Borrower due or to become due under such notes and other documents assigned to the Trust, and the repayment of all sums expended in connection with performance of those covenants and obligations (collectively, the “Trust Obligations”).

3 .            If the Note, this Agreement and the Loan Documents are not assigned to the Trust, “Indebtedness” shall also include the payment of all other sums (together with interest thereon) concurrently or subsequently loaned to Borrower by an Originator, as evidenced and/or secured by certain notes and other documents of Borrower which are not assigned to the Trust, together with any and all extensions, renewals, modifications, substitutions or replacements thereof; and the performance of the covenants and obligations of Borrower due or to become due under such notes and other documents, and the repayment of all sums expended in connection with performance of those covenants and obligations (collectively, the “Retained Obligations”).

In consideration of the above facts and the mutual promises of the parties, and as security for the purposes stated above and elsewhere in this Agreement, the parties agree as follows:

1.             COLLATERAL.

(a)           Grant of Security Interest. Borrower grants Lender a security interest in all of Borrower’s Inventory, Equipment, Instruments, Accounts and General Intangibles, each as defined in Section l(b) below, whether now owned or hereafter acquired, together with all replacements, substitutions, and additions thereto

(the “Collateral”) which are (i) located on the premises of, or are related to the operation of, the Great American Steak & Buffet Company Restaurants or WesterN SizzliN Restaurant operated by Borrower and located at the address set forth in Exhibit A attached hereto (“Franchised Operation” y the “Franchised Operations”), or (ii) related to the Franchised Operation and located at the principal business office of Borrower located at 416 South Jefferson Street, 4th Floor, Roanoke, Virginia 24012. Also included as part of the Collateral are all proceeds and products thereof, including, without limit, insurance proceeds, stock rights, subscription rights, dividends, stock dividends, stock splits or liquidating dividends, and all cash, accounts, chattel paper and general intangibles arising from the sale, rent, lease, casualty loss or other disposition of the Collateral, and including any records or documents of title relating to the Collateral.

(b)           Definitions.   For purposes of this Agreement, the following terms shall be defined as follows:

(i)             “Inventory” shall consist of all property held at any location by or for Borrower for sale, rent, or lease, or furnished or to be furnished by Borrower under any contract of service, or raw materials or work in process and their products, or materials used or consumed in Borrower’s business.

(ii)            “Equipment” shall consist of any goods at any time acquired, owned or held by Borrower at any location primarily for use in Borrower’s business, including, without limit, machinery, fixtures, furniture, furnishings and vehicles, and any accessions, parts, attachments, accessories, tools, dies, additions, substitutions, replacements and appurtenances and their related rights.

(iii)           “Instruments” shall consist of Borrower’s interest of any kind in any negotiable instrument or security as those terms are defined in the Maryland Uniform Commercial Code (“UCC”), or any other writing which evidences a right to payment of money and is of a type which is, in the ordinary course of business, transferred by delivery alone or by delivery with any necessary endorsement or assignment.

(iv)           “General Intangibles” shall consist of any personal property (including things in action) other than goods, accounts, chattel paper, documents, instruments and money.

(v)            “Accounts” shall consist of any right to payment for goods sold or leased or for services rendered which is not evidenced by an instrument or chattel paper whether or not it has been earned by performance.

2.             WARRANTIES AND REPRESENTATIONS. Borrower warrants and covenants to Lender as follows:

(a)           Payment of Indebtedness. Borrower will pay the Indebtedness and perform all obligations related to the Indebtedness when due, whether by maturity, acceleration or otherwise.

(b)           Authority. This Agreement is the valid and binding obligation of Borrower, enforceable in accordance with its terms.    If Borrower is a corporation, partnership, limited liability company or other organization, Borrower is organized and validly existing and in good standing under the laws of its state of establishment, and the execution, delivery and performance of this Agreement has been duly authorized by all necessary action of Borrower’s board of directors, partners, members or governing body, and will not violate Borrower’s governing instruments or other agreements.

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(c)           Name; Address; Location of Collateral. Borrower’s name and address and the location of the Collateral are accurately set forth on the signature page and Exhibit A of this Agreement.

(d)           Title to Collateral.  Borrower has good and marketable title to the Collateral, free and clear of any liens, encumbrances or security interests whatsoever, other than the security interest granted by this Agreement and existing liens, encumbrances or security interests disclosed to and accepted by Lender in writing. Borrower will keep the Collateral free of all other liens, encumbrances and security interests. Borrower will defend the Collateral against all claims and demands of all persons at any time claiming any interest in the Collateral.

(e)           Priority of Security Interest.   The execution and delivery of this Agreement creates a valid security interest in the Collateral, and upon the filing of a UCC-1 financing statement with the Maryland Department of Assessments and Taxation, Lender will have a first priority perfected security interest in the Collateral, subject to no other security interest, except as otherwise approved by Lender in writing.

(f)            Financing Statements.   Except as disclosed to and accepted by Lender in writing, no financing statement covering all or any part of the Collateral is on file in any public office. Borrower will execute financing statement(s) in form acceptable to Lender and will pay the cost of filing financing statement(s) in all public offices wherever filing is deemed desirable by Lender.   A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement under the UCC and may be filed by Lender in any filing office.  This Agreement shall be terminated only by the filing of a termination statement in accordance with the applicable provisions of the UCC.

(g)           Payment of Taxes. Borrower shall pay when due and before any interest, collection fees or penalties accrue, all taxes, expenses, assessments, liens or other charges which may now or hereafter be levied or assessed against the Collateral.   Borrower shall furnish proof of payment upon request of Lender.

(h)           Insurance.

(i)            Borrower shall keep the tangible Collateral (including, without limit, the Equipment and Inventory) insured for the benefit of Lender. Borrower covenants and agrees that Borrower will carry and maintain, at its sole cost and expense, the following types of insurance, in the amounts specified: (A) comprehensive general liability insurance with initial limits of not less than Two Million Dollars ($2,000,000) for death or injuries to one person and not less than Two Million Dollars ($2,000,000) for death or injuries to two or more persons in one occurrence, and not less than One Million Dollars ($1,000,000) for damage to property; (B) fire and extended coverage insurance on a replacement form with inflation-guard, vandalism and malicious mischief endorsements; (C) rent loss or business interruption insurance covering a period of not less than twelve (12) months; and (D) such other insurance and in such amounts as may be reasonably required from time to time by Lender. All insurance shall be in forms and with companies satisfactory to Lender. Borrower shall deliver to Lender the policies evidencing the required insurance with premiums fully paid, and with loss payee clauses (making all losses payable to Lender). Renewals of the required insurance (together with evidence of premium prepayment for one (1) year in advance) shall be delivered to Lender at least thirty (30) days before the expiration of any existing policies. All policies and renewals shall provide that they may not be canceled or amended without giving Lender thirty (30) days prior written notice of cancellation or amendment.

(ii)           Should Borrower fail to insure or fail to pay the premiums on any required insurance or fail to deliver the policies or renewals as provided above, Lender may have the insurance issued or renewed (and pay the premiums on it for the account of Borrower) in amounts and with companies and at premiums as Lender deems appropriate. If Lender elects to have insurance issued or renewed to insure Lender’s interest, Lender shall have no duty or obligation of any kind to also insure Borrower’s interest or to notify Borrower of Lender’s actions. Any sums paid by Lender for insurance, as provided above, shall be a lien upon the Collateral, added to the amount secured by this Agreement, and payable immediately by Borrower to Lender, with interest on

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those sums at the highest rate charged by Lender on any of the Indebtedness (but not to exceed the maximum interest rate permitted by law).

(iii)          In the event of loss or damage, the proceeds of all required insurance shall be paid to Lender. No loss or damage shall itself reduce the Indebtedness. Lender or any of its employees is each irrevocably appointed attorney-in-fact for Borrower and is authorized to adjust and compromise each loss without the consent of Borrower, to collect, receive and receipt for the insurance proceeds in the name of Lender and Borrower and to endorse Borrower’s name upon any check in payment of the loss.

(iv)          Lender shall apply such proceeds to the repair and replacement of the Collateral subject to the following conditions:

(1)                                   there shall be no Event of Default existing hereunder;

(2)                                   plans for repair and replacement shall be reviewed and approved by Lender, which approval shall not be unreasonably withheld or delayed;

(3)                                   repair and replacement of the Collateral to a saleable commodity (as determined by Lender) can practicably be completed prior to the Due Date set forth in the Note;

(4)                                   Borrower shall have deposited with Lender funds equal to the positive difference,  if any, between the cost of repair, replacement and completion, and the amount of the insurance proceeds; and

(5)                                   disbursements will be made by Lender,  pursuant to procedures necessary or appropriate to ensure that funds are properly applied.

Provided that no Event of Default exists, if there are insurance proceeds in the amount of Twenty-Five Thousand Dollars ($25,000) or less remaining after the repair and replacement of the Collateral as required hereunder, such proceeds shall be paid to Borrower. Provided that no Event of Default exists, if there are insurance proceeds in excess of Twenty-Five Thousand Dollars ($25,000) remaining after the repair and replacement of the Collateral as required hereunder, such proceeds shall be applied toward payment of the Indebtedness (or any portion thereof) without premium, whether or not then due or payable, in whatever order of maturity as Lender may elect. Application of proceeds by Lender toward later maturing installments of the Indebtedness shall not excuse Borrower from making the regularly scheduled installment payments nor shall such application extend or reduce the amount of any of these payments.

(v)           Notwithstanding Section 2(h)(iv) above, if a substantial portion (fifty percent [50%] or more) of the Collateral is damaged or destroyed during the last twenty-four (24) months of the term of the Note, and an Event of Default then exists hereunder, then either Borrower or Lender may elect not to repair/restore and to apply the insurance proceeds toward payment of the Indebtedness (or any portion thereof) without premium, whether or not then due or payable, in whatever order of maturity as Lender may elect. Application of proceeds by Lender toward later maturing installments of the Indebtedness shall not excuse Borrower from making the regularly scheduled installment payments nor shall such application extend or reduce the amount of any of these payments.

(vi)          In the event of a sale of the Collateral, the purchaser of the Collateral shall succeed to all of the rights of Borrower under the insurance policies including, without limit, any right to unearned premiums and to receive the proceeds.

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(vii)         Upon the occurrence of an Event of Default hereunder, at the option of Lender, Borrower shall pay to Lender, in advance on the first day of each month, a pro rata portion of die annual premiums due (as estimated by Lender) on the required insurance. In the event that sufficient funds have been deposited with Lender to cover the amount of the insurance premiums when the premiums become due and payable, Lender shall pay the premiums. In the event that sufficient funds have not been deposited with Lender to pay the insurance premiums at least thirty (30) days prior to the time when they become due and payable, Borrower shall immediately pay the amount of the deficiency to Lender.

(i)            Maintenance of Collateral. Borrower will maintain the Collateral in good condition and repair. Borrower will promptly inform Lender of any loss or diminution in value of the Collateral. Borrower may modify, compromise or substitute for the Collateral without the prior written consent of Lender provided that any modifications, compromises or substitutions have the same or greater value as the original items and that any such modifications, compromises or substitutions remain at all times subject to this Agreement.

(j)            Leased Facilities. If the Collateral is located at a facility leased by Borrower, Borrower will obtain from the lessor a consent to the granting of a security interest in the Collateral and a subordination of the lessor’s interest hi the Collateral. The consent and subordination shall be in form acceptable to Lender.

(k)           Reporting Obligations. Borrower hereby covenants and agrees to deliver to Lender, or to cause The WesterN SizzliN Corporation (“Guarantor”) to deliver to Lender, the following:

(A)           Management prepared and certified consolidated quarterly financial statements for Guarantor within forty-five (45) days after the end of the first three (3) quarters of each fiscal year of Guarantor.

(B)            Annual consolidated financial statements for Guarantor audited by an independent certified public accountant within one hundred twenty (120) days after the end of each fiscal year of Guarantor.

(C)            Management prepared and certified unit level profit and loss statements relating to the operation of the Franchised Operation within forty-five (45) days after the end of each fiscal year of Borrower.

Such financial statements shall be true and correct in all respects, shall be prepared in accordance with generally accepted accounting principles, and shall fairly represent the respective financial conditions of the subjects thereof as of the respective dates thereof. If Borrower’s financial statements are prepared on a consolidated basis, Borrower hereby covenants and agrees to prepare financial statements specifically relating to the operation of the Franchised Operation. At the request of Lender, Borrower shall obtain the consent of Borrower’s accountant(s) to the inclusion of Borrower’s most recent financial statement in any regulatory filing or report to be filed by Lender.

(l)            Management and Licensing Agreement. Borrower is a franchisee in good standing with The Western Sizzlin Corporation (“Franchisor”), and is not in default under its Management and Licensing agreement with Franchisor relating to the Franchised Operation (“Management Agreement”). Borrower agrees to comply with the terms of the Management Agreement and to take all actions necessary or required to keep the Management Agreement in full force and effect. Borrower will not encumber its rights under the Management Agreement, except to Lender. Borrower agrees to promptly provide Lender with a copy of any notice of default under the Management Agreement. Further, Borrower agrees to promptly provide Lender with a copy of any notice to Borrower of the existence of any breach which, with notice or the passage of time, or both, would entitle Franchisor to terminate the Management Agreement.

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(m)          Fixed Charge Coverage Ratio. Borrower shall maintain a Fixed Charge Coverage Ratio (as hereinafter defined) of not less than 1.2 to 1.0 for Borrower’s business operations generally and not less than 1.4 to 1.0 for the Franchised Operation. “Fixed Charge Coverage Ratio” shall mean Borrower’s Operating Cash Flow divided by its Fixed Charges (each as defined below). The Fixed Charge Coverage Ratios shall be calculated by Borrower from time to time and dates as determined by Lender, and Borrower shall submit such information as Lender may require to confirm and approve Borrower’s calculation of the Fixed Charge Coverage Ratios.

(i)            “Fixed Charges” shall mean the sum of the following items set forth on a pro forma basis separately stated for both Borrower’s business operations generally and for the Franchised Operation, in each case, for the applicable twelve (12) month operating period:

(A)          current portion of long-term debt (defined as the current portion of long-term debt due to mature during the next twelve (12) month operating period, as stated in Borrower’s applicable financial statement, plus, if not already included therein, the current of portion of principal payments imputed on all capital leases), plus

(B)           interest expense (defined as the interest expense as stated on Borrower’s applicable financial statement, plus, if not already included therein, the interest expense imputed on all capital leases), plus

(C)           the current portion of operating leases (defined as the amount of rent due under operating leases for the next twelve (12) month operating period).

(ii)           “Operating Cash Flow” shall mean the sum or subtraction of the following items separately stated for both Borrower’s business operations generally and for the Franchised Operation, in each case, for the applicable prior twelve (12) month operating period:

(A)          net income (defined as the net income stated on Borrower’s applicable financial statement), plus

(B)           depreciation and amortization (defined as the depreciation and amortization expense as stated on Borrower’s applicable financial statement), plus

(C)           interest expense (as defined above), plus

(D)          operating lease expense (defined as die amount of rental expense paid under operating leases, as stated on Borrower’s applicable financial statements), plus or minus

(E)           non-recurring items (defined as items which, when computing cash flow, should in Lender’s reasonable business judgment, be added back to or subtracted from net income to normalize results).

3.             PROHIBITION ON TRANSFER OR MODIFICATION.   Borrower shall not transfer, sell, assign, lease or modify the Collateral or any interest therein, any pan thereof, or any substantial portion of Borrower’s other assets or property without the prior written consent of Lender.   Notwithstanding the foregoing, Borrower may use Collateral if the same is in the ordinary course of Borrower’s business and on customary terms and at usual prices.

4.             PROHIBITION ON CHANGE OF NAME, ORGANIZATION OR LOCATION.  Borrower  shall not assume a different name, change the location of its principal place of business, cease conducting business

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at any location that appears in this Agreement, merge, consolidate, change or reorganize its organizational structure nor change the location of any of the Collateral without, in each instance, obtaining the prior written consent of Lender thirty (30) days prior to any such event.

5.             RIGHT OF SETOFF.  Borrower hereby grants Lender the right, exercisable if Borrower is in default, to set off or apply against the Indebtedness any account or deposit with Lender in which Borrower has an interest or against any other amounts which may be in the possession of Lender and to the credit of Borrower.

6.             EXAMINATION OF RECORDS AND COLLATERAL.  Borrower shall keep full and accurate records of Borrower’s business, including, without limit, records related to the Collateral, and such records shall be open to inspection and duplication by Lender at all reasonable times.   Lender may enter upon any property owned by or in the possession of Borrower to examine and inspect the Collateral during regular business hours. Borrower shall promptly provide Lender with any information concerning the Collateral as Lender may request at any time.

7.             REIMBURSEMENT OF EXPENSES. Borrower shall reimburse Lender for all reasonable costs and expenses, including reasonable attorneys’ fees, incurred by Lender in enforcing the rights of Lender under this Agreement. All costs and expenses shall be included in the Indebtedness and shall be immediately due and payable together with interest at the maximum legal rate.  Such costs and expenses shall include, without limitation, costs or expenses incurred by Lender in any bankruptcy, reorganization, insolvency or other similar proceeding.

8.             RIGHTS AND OBLIGATIONS OF LENDER. In the event that Borrower fails to pay taxes, maintain insurance or perform any other obligation arising under this Agreement, Lender may pay or perform such obligation(s) for the account of Borrower and the same shall be added to the Indebtedness and shall be immediately due and payable together with interest at the highest rate charged by Lender on any of the Indebtedness (but not to exceed the maximum rate permitted by law). Lender shall not be liable for any loss to the Collateral nor shall such loss reduce the balance due.

9.             INDEMNIFICATION.   Borrower shall indemnify and save Lender harmless from all claims, obligations, costs, expenses, including attorneys’ fees, and causes of action or other rights asserted against Lender and relating to this Agreement and/or the Collateral, except those arising from the gross negligence or wilful misconduct of Lender.

10.          EVENTS OF DEFAULT AND REMEDIES.

(a)           Events of Default. Any of the following events shall, for purposes of this Agreement, constitute an “Event of Default”:

(i)       Failure by Borrower to pay any amount owing on or with respect to die Indebtedness when due, whether by maturity, acceleration or otherwise, which failure continues for five (5) business days.

(ii)      Any failure by Borrower or any guarantor to comply with, or breach by Borrower or any guarantor of, any of the non-monetary terms, provisions, warranties or covenants of the Note, this Agreement or the other Loan Documents, which failure continues for fifteen (15) days after the date of written notice to Borrower (or any guarantor) from Lender of such default; provided, however, that if: (i) the nature of Borrower’s (or any guarantor’s) noncompliance is such that more than fifteen (15) days are reasonably required for its cure, (ii) Borrower (or any guarantor) has commenced such cure within said fifteen (15) day period, (iii) Borrower (or any guarantor) diligently prosecutes such cure to completion, (iv) Borrower (or any guarantor) provides Lender with written notice of the noncompliance, AND (v) Borrower (or any guarantor) furnishes reserves

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or a security bond, in an amount satisfactory to Lender in its sole discretion, then Borrower (or any guarantor) shall not be in default.

(iii)     Institution of remedial proceedings or other exercise of rights and remedies by the holder of any security interest or other lien against the Collateral or any portion thereof; provided, however, if there is a good faith dispute by Borrower (or any guarantor) as to the validity or reasonableness of the claim which is the basis for such proceedings, then no Event of Default shall have occurred under this clause (iii) if Borrower (or any guarantor) provides Lender with written notice of the proceedings and furnishes reserves or a security bond for the proceedings satisfactory to Lender.

(iv)     The insolvency of Borrower or any guarantor or the admission in writing of Borrower’s or any guarantor’s inability to pay debts as they mature.

(v)      Any statement, representation or information made or furnished by or on behalf of Borrower or any guarantor to Lender in connection with or to induce Lender to provide any of the Indebtedness shall prove to be false or materially misleading when made or furnished.

(vi)     Institution of bankruptcy, reorganization, insolvency or other similar proceedings by or against Borrower or any guarantor, unless, in the case of a petition filed against Borrower, the same is dismissed within sixty (60) days of filing.

(vii)    The issuance or filing of any judgment, attachment, levy, garnishment or the commencement of any related proceeding or the commencement of any other judicial process upon or in respect to Borrower or any guarantor or the Collateral in which the amount in controversy exceeds One Hundred Thousand Dollars ($100,000) and is not covered by the insurance of Borrower (or any guarantor), unless satisfied, or Borrower (or any guarantor) furnishes reserves or a security bond in an amount satisfactory to Lender in its sole discretion, released or discharged within sixty (60) days after the date of such issuance, filing or communication.

(viii)   Sale or other disposition by Borrower or any guarantor of any substantial portion of assets or property.

(ix)     Death, dissolution, merger, consolidation, termination of existence, insolvency, business failure or assignment for the benefit of creditors of or by Borrower or any guarantor; without the prior written consent of Lender, which consent shall not be unreasonably withheld.

(x)      If there is any failure by Borrower or any guarantor to pay any indebtedness (other than to Lender) in excess of One Hundred Thousand Dollars ($100,000) (and exclusive of trade debt incurred in the ordinary course of business) when do or in the observance or performance of any term, covenant or condition in any document evidencing, securing or relating to such indebtedness, which failure continues beyond any applicable cure period.

(xi)     Receipt by Borrower of a notice of termination of the Management Agreement.

(xii)    If the Note, this Agreement and the other Loan Documents have not been assigned to the Trust, the default by Borrower which continues beyond any applicable grace or cure period under the Retained Obligations; provided, however, if the Note, this Agreement and the other Loan Documents are assigned to the Trust, this clause (xii) shall be of no force or effect during the term of such assignment.

(xiii)   In the event that the Note, this Agreement and the other Loan Documents are assigned to the Trust, the default by Borrower which continues beyond any applicable grace or cure period under the Trust Obligations.

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(b)           Remedies Upon Event of Default. Upon the occurrence of any Event of Default, Lender shall have the following rights:

(i)       Declare all or part of the Indebtedness immediately due and payable.

(ii)      Borrower agrees, upon request of Lender, to assemble the Collateral and make it available to Lender at any place which is reasonably convenient for Borrower and Lender. Borrower grants Lender permission to enter upon any premises owned or occupied by Borrower for the purpose of taking possession of the Collateral.

(iii)     Lender shall have the right to take possession of the Collateral, with or without demand, and with or without process of law. Lender shall have the right to sell and dispose of the Collateral and to distribute the proceeds according to law. In connection with the right of Lender to take possession of the Collateral, Lender may take possession of any other items of property in or on the Collateral at the time of taking possession, and hold them for Borrower without liability on the part of Lender. If there is any statutory requirement for notice, that requirement shall be met if Lender shall send notice to Borrower at least five (5) days prior to the date of sale, disposition or other event giving rise to the required notice. Borrower shall be liable for any deficiency remaining after disposition of the Collateral.

(iv)     Lender shall also have any one or more of the rights and remedies under the UCC or at law or equity to enforce the payment of the Indebtedness.

(c)           Remedies Generally.

(i)       All remedies provided for in Section 10(b) shall be available to the extent not prohibited by law. Each remedy shall be cumulative and additional to any other remedy of Lender at law, in equity or by statute. No delay or omission to exercise any right or power accruing upon any default or Event of Default shall impair any such right or power or shall be construed to be a waiver of, or acquiescence in, any such default or Event of Default.

(ii)      Lender may waive any Event of Default and may rescind any declaration of maturity of payments on the Indebtedness. In case of such waiver or recision Borrower and Lender shall be restored to their respective former positions and rights under this Agreement. Any waiver by Lender of any default or Event of Default shall be in writing and shall be limited to the particular default waived and shall not be deemed to waive any other default.

(d)           Application of Proceeds.  Any proceeds received by Lender from the exercise of remedies pursuant to Section 10(b) of this Agreement shall be applied as follows:

(i)       First, to pay all costs and expenses incidental to the leasing, foreclosure, sale or other disposition of the Collateral. These costs and expenses shall include, without limit, any costs and expenses incurred by Lender (including, without limit, reasonable attorneys’ fees and disbursements), and any taxes and assessments or other liens and encumbrances prior to the lien of this Agreement.

(ii)      Second, to all sums expended or incurred by Lender, directly or indirectly in carrying out any term, covenant or agreement under this Agreement or any related document, together with interest as provided in this Agreement.

(iii)     Third, to the payment of the Indebtedness. If the proceeds are insufficient to fully pay the Indebtedness, then application shall be made first to late charges and interest accrued and unpaid, then

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to any applicable prepayment premiums, and then to unpaid fees and other charges, then to the outstanding principal balance.

(iv)     Fourth, any surplus remaining shall be paid to Borrower or to whomsoever may be lawfully entitled.

(e)           Further Actions.    Promptly upon the request of Lender, Borrower shall execute, acknowledge and deliver any and all further documents, security agreements, financing statements and assurances, and do or cause to be done all further acts as Lender may require to confirm and protect the lien of this Agreement or otherwise to accomplish the purposes of this Agreement.

(f)            Attorneys Fees.  Any reference in this Agreement to attorneys’ fees shall refer to fees, charges, costs and expenses of in-house and outside attorneys and paralegals, whether or not a suit or proceeding is instituted, and whether incurred at the trial court level, on appeal, in a bankruptcy, administrative or probate proceeding, in consultation with counsel, or otherwise. All costs, expenses and fees of any nature for which Borrower is obligated to reimburse or indemnify Lender are part of the Indebtedness secured by this Agreement and are payable upon demand, unless expressly provided otherwise, with interest until repaid at the highest rate charged on any of the Indebtedness (but not to exceed the maximum rate permitted by law).

11.          PARTIAL RELEASES. Lender shall from time to time execute and deliver to Borrower, within ten (10) business days after the written request of Borrower, UCC termination statements with respect to a portion of the Collateral secured hereunder, provided that (a) Borrower shall not be in default under any of the terms, covenants or conditions of any document or instrument evidencing or securing the Indebtedness; (b) the outstanding principal balance of the applicable promissory note, together with interest, premiums, costs and all other sums on that amount, shall be paid in full; and (c) all termination statements shall be prepared by Lender at Borrower’s expense. The portion of the Collateral released under this Section 11 shall be determined by matching the Collateral located at or related to a specified Franchised Operation with the promissory note referencing that Franchised Operation on its face.

12.          MISCELLANEOUS.

(a)           Governing Law. This Agreement shall be construed according to the laws of the State of Maryland.

(b)           Successors and Assigns.   This Agreement shall be binding upon the successors and assigns of Borrower including, without limit, any debtor in possession or trustee in bankruptcy for Borrower, and the rights and privileges of Lender under this Agreement shall inure to the benefit of its successors and assigns. This shall not be deemed a consent by Lender to a conveyance by Borrower of all or any pan of the Collateral or of any ownership interest in Borrower.

(c)           Notices.  Notice from one party to another relating to this Agreement, if required, shall be deemed effective if made in writing (including telecommunications) and delivered to the recipient’s address, telex number or telecopier number set forth by any of the following means: (i) hand delivery, (ii) registered or certified mail, postage prepaid, (iii) express mail or other overnight courier service or (iv) telecopy, telex or other wire transmission with request for assurance of receipt in a manner typical with respect to communications of that type.  Notice made in accordance with these provisions shall be deemed delivered on receipt if delivered by hand or wire transmission, on the third business day after mailing if mailed by registered or certified mail, or on the next business day after mailing or deposit with the postal service or an overnight courier service if delivered by express mail or overnight courier. Borrower’s telecopier number is (540) 345-0831, and Lender’s telecopier number is (743) 994-1376.

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(d)           Entire Agreement; Amendments. This Agreement and any agreement to which it refers state all rights and obligations of the parties and supersede all other agreements (oral or written) with respect to the security interests granted by this Agreement.   Any amendment of this Agreement shall be in writing and shall require the signature of Borrower and Lender.

(e)           Partial Invalidity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the remaining provisions of this Agreement.

(f)            Inspections. Any inspection, audit, appraisal or examination by Lender or its agents of the Collateral or of information or documents pertaining to the Collateral is for the sole purpose of protecting Lender’s interests under this Agreement and is not for the benefit or protection of Borrower or any third party.

(g)           Joint and Several Liability. In the event that more than one person or entity executes this Agreement, the obligations of each person or entity shall be joint and several,

(h)           Automatic Reinstatement. Notwithstanding any prior revocation, termination, surrender or discharge of this Agreement, the effectiveness of this Agreement shall automatically continue or be reinstated, as the case may be, in the event that:

(i)                Any payment received or credit given by Lender in respect of the Indebtedness is determined to be a preference, impermissible setoff, fraudulent conveyance, diversion of trust funds, or otherwise required to be returned to Borrower or any third party under any applicable state or federal law, including, without limit, laws pertaining to bankruptcy or insolvency, in which case this Agreement shall be enforceable as if any such payment or credit had not been received or given, whether or not Lender relied upon this payment or credit or changed its position as a consequence of it.

(ii)               In the event of continuation or reinstatement of this Agreement, Borrower agrees upon demand by Lender to execute and deliver to Lender those documents which Lender determines are appropriate to further evidence (in the public records or otherwise) this continuation or reinstatement, although the failure of Borrower to do so shall not affect in any way the reinstatement or continuation. If Borrower does not execute and deliver to Lender such documents upon demand, Lender and each officer of Lender is irrevocably appointed (which appointment is coupled with an interest) the true and lawful attorney of Borrower (with full power of substitution) to execute and deliver such documents in the name and on behalf of Borrower.

(i)            WAIVER OF JURY TRIAL.   BORROWER AND LENDER ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT OR THE INDEBTEDNESS.

(j)            Assignment. This Agreement is freely assignable, in whole or in part, by Lender without notice to or consent of Borrower; provided, however, that Lender (or its assignee) shall provide written notice of such assignment to Borrower in the event that Lender (or such assignee) desires to designate a new person or entity as payee and/or a new place of payment for the obligations under the Note. Lender shall be fully discharged from all responsibility accruing hereunder from and after the effective date of any such assignment. Lender’s assignee shall, to the extent of the assignment, be vested with all the powers and rights of Lender hereunder (including those granted under Section 10 hereof or otherwise with respect to the Collateral), and to the extent of such assignment the assignee may fully enforce such rights and powers, and all references to Lender shall mean and refer to such assignee. Lender shall retain all rights and powers hereby given not so assigned, transferred and/or delivered.

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Borrower hereby waives all defenses which Borrower may be entitled to assert against Lender’s assignee with respect to liability accruing hereunder prior to the effective date of any assignment of Lender’s interest herein. Borrower may not, in whole or in part, directly or indirectly, assign this Agreement or its rights hereunder or delegate its duties hereunder without, in each instance, the specific prior written consent of Lender, which consent may be withheld or delayed in Lender’s sole discretion.

(k)           Securitization. Borrower understands and agrees that Lender may, from time to time, assign its rights and powers under the Note, this Agreement and any other Loan Documents, in whole or in part, in connection with a securitization program. Borrower agrees to enter into an amendment to the Note, this Agreement and any other Loan Documents if such amendments are required by a nationally recognized rating agency in connection with a securitization program sponsored by Lender and in which the Note, this Agreement and any older Loan Documents are to be included; provided that Borrower shall not be obligated to enter into any amendment which adversely affects Borrower or otherwise adversely alters any of the financial terms of the Note, this Agreement and any other Loan Documents.

[SIGNATURE PAGE FOLLOWS]

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Borrower has executed this Agreement on the day and year first above written.

Borrower’s principal place of business is located in the City of Roanoke, Commonwealth of Virginia.

Locations of the Collateral:

416 South Jefferson Street, 4th Floor

Roanoke, Virginia 24012 and

each of the sites listed on Exhibit A attached hereto.

BORROWER:

THE WESTERN SIZZLIN STORES, INC.

By	/s/ Victor F. Foti

	Its:	President

Address:

P.O. Box 12167

Roanoke, VA 24023-2167

Tax I.D. No. 54-1787907

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EXHIBIT A

TO

SECURITY AGREEMENT

3135 Crain Hwy., Waldorf, MD

A-1

Loan No. 06719

3135 Crain Hwy.

Waldorf, Maryland

GUARANTY

THE WESTERN SIZZLIN CORPORATION, a Tennessee corporation and THE WESTERN SIZZLIN STORES OF LITTLE ROCK, INC., an Arkansas corporation (each a “Guarantor”), as a material inducement to and in consideration of CAPTEC FINANCIAL GROUP FUNDING CORPORATION, a Michigan corporation, whose address is 24 Frank Lloyd Wright Drive, Lobby L, Ann Arbor, Michigan 48106 (together with its successors, assigns and transferees, “Lender”), making a loan in the original principal amount of Seven Hundred Fifty Thousand and 00/100 Dollars ($750,000.00) as evidenced by a Promissory Note, dated March 23, 1998 (“Note”), made by THE WESTERN SIZZLIN STORES, INC., a Virginia corporation (“Borrower”), which Note is secured by the instruments referenced therein (together with the Note, “Loan Documents”), hereby jointly and severally, unconditionally and irrevocably, personally guarantees to and for the benefit of Lender, and Lender’s successors and assigns, the full and timely payment and performance of all of the Borrower’s duties, obligations and covenants under the Loan Documents. This is a guaranty of payment and performance and not of collection.

This Guaranty shall not be affected by Lender’s failure or delay to enforce any of its rights.

Guarantor’s obligations are independent of Borrower’s obligations. If Borrower defaults under the Loan Documents, Lender can proceed immediately against Guarantor or Borrower, or both, or Lender can enforce against Guarantor or Borrower, or both, any rights that it has under the Loan Documents or pursuant to applicable laws. If any lien created by the Loan Documents terminates and Lender has any rights it can enforce against Borrower after termination, Lender can enforce those rights against Guarantor without giving previous notice to Borrower or Guarantor or without making any demand on either of them.

To the extent permitted by law, Guarantor waives the benefit of any statute of limitations affecting Guarantor’s liability under this Guaranty. Guarantor waives the right to require Lender to first or concurrently: (1) proceed against Borrower; (2) proceed against or exhaust any security that Lender holds from Borrower; or (3) pursue any other remedy in Lender’s power. The liability of Guarantor shall not be affected or exonerated by any indulgence, compromise, settlement or variation of terms which may be extended by Lender to Borrower, or agreed upon by Lender or Borrower, and, unless agreed to in writing by Lender, shall not be affected or exonerated by any assignment by Borrower of its interest in any one or more of the Loan Documents, nor shall the liability of the Guarantor be affected or exonerated by the insolvency, bankruptcy (voluntary or involuntary), or reorganization of Borrower, nor by the voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of Borrower, or by the release of any other Guarantor. Lender and Borrower, without notice to or consent by Guarantor, may at any time or times enter into such modifications, extensions, amendments or other covenants of the Loan Documents as they may deem appropriate, and Guarantor shall not be released nor its liability exonerated thereby but shall continue to be fully liable for the payment and performance of all obligations and duties of Borrower under the Loan Documents as so modified, extended or amended.

Guarantor further agrees (1) to indemnify and hold harmless Lender from and against any claims, damages, expenses or losses, including to the extent permitted by law, all reasonable attorneys’ fees incurred by counsel of Lender’s choice (whether or not litigation is commenced), resulting from or arising out of any breach of any provision of the Loan Documents by Borrower or by reason of Borrower’s failure to perform any of its obligations thereunder, and (2) to the extent permitted by law, to pay all costs and expenses, including reasonable attorneys’ fees (whether or not litigation is commenced), incurred by Lender in enforcing this Guaranty.

Until all of Borrower’s obligations to Lender have been discharged in full, Guarantor has no right of subrogation against Borrower. Guarantor assumes the responsibility to remain informed of the financial condition of Borrower and of all other circumstances bearing upon the risk of Borrower’s default, which reasonable inquiry would reveal, and agrees that Lender shall have no duty to advise Guarantor of information known to it regarding such condition or any such circumstances. Lender shall not be required to inquire into the powers of Borrower or the officers, employees, partners or agents acting or purporting to act on its behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed under this Guaranty. Each Guarantor hereby represents and warrants to Lender that such Guarantor has received a copy of each of the Loan Documents, has read or had the opportunity to read each of the Loan Documents, and understands the terms of the Loan Documents. The provisions in the Loan Documents relating to the execution of additional documents, legal proceedings by Lender against Borrower, severability of the provisions of the Loan Documents, interpretation of the Loan Documents, notices, waivers (including waiver of a jury trial), limitation on right of recovery against Lender, disclaimer of individual liability, and the applicable laws which govern the interpretation of the Loan Documents are incorporated herein in their entirety by this reference and made a part hereof as though set forth in full herein; any reference in those provisions to “Borrower” shall mean each Guarantor and any reference in those provisions to the “Loan Documents” shall mean this Guaranty.

To the extent permitted by law, Guarantor waives its right to enforce any remedies that Borrower now has, or later may have, against Lender. Guarantor waives any right to participate in any security now or later held by Lender. Guarantor waives notice of acceptance of this Guaranty, and all other notices in connection with this Guaranty or in connection with the liabilities, obligations and duties guaranteed hereby, including notices to Guarantor of default by the Borrower under the Loan Documents. Guarantor hereby waives diligence, presentment, demand for performance, notice of nonperformance, protest, notice of protest, notice of dishonor, and notice of acceptance of this Guaranty, and waives all notices of the existence, creation, or incurring of new or additional obligations.

If there is more than one Guarantor, the liability of each Guarantor shall be joint and several. Guarantor’s obligations under this Guaranty shall be binding on Guarantor’s legal representatives, heirs, successors and assigns.

If Borrower disposes of its interest in the property secured by the Loan Documents, “Borrower”, as used in this Guaranty, shall mean Borrower’s successors or assigns. Assignment of the Loan Documents by Lender (as permitted by the Loan Documents) shall not affect this Guaranty. In the event of an assignment of the Loan Documents by Lender, the term “Lender” as used in this Guaranty shall mean Lender’s successors or assigns.

Guarantor hereby covenants and agrees to deliver to Lender the following: (a) management prepared and certified consolidated quarterly financial statements for Guarantor within forty-five (45) days after the end of the first three (3) quarters of each fiscal year of Guarantor, and (b) annual consolidated financial statements for Guarantor audited by an independent certified public accountant within one hundred twenty (120) days after the end of each fiscal year of Guarantor. Such financial statements shall be true and correct in all respects, shall be prepared in accordance with generally accepted accounting principles, and shall fairly represent the respective financial conditions of the subjects thereof as of the respective dates thereof. At the request of Lender, Guarantor shall obtain the consent of Guarantor’s accountant(s) to the inclusion of Guarantor’s most recent financial statement in any regulatory filing or report to be filed by Lender.

If any one or more of the provisions of this Guaranty shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Guaranty, and this Guaranty shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

This Guaranty shall be construed according to the laws of the State of Maryland. Guarantor agrees that any dispute which may arise between Lender and Guarantor with regard to this Guaranty shall be resolved by litigation in state or federal court. Litigation may be initiated by Lender or its assignee, at its discretion, in the State of the principal place of business of Lender or its assignee, the State of the principal place of business of Guarantor, or the State where the Collateral (as defined in the Loan Documents) is located.

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GUARANTOR HEREBY KNOWINGLY AND IRREVOCABLY WAIVES ANY OBJECTIONS ON THE GROUNDS OF IMPROPER JURISDICTION OR VENUE TO AN ACTION INITIATED AS SET FORTH ABOVE AND AGREES THAT EFFECTIVE SERVICE OF PROCESS MAY BE MADE UPON GUARANTOR BY REGISTERED MAIL RETURN RECEIPT REQUESTED. GUARANTOR WAIVES, TO THE EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY ACTION BETWEEN THE PARTIES.

This Guaranty shall become effective on March 31, 1998.

THE WESTERN SIZZLIN CORPORATION

By:	/s/ Victor F. Foti

Its: President

THE WESTERN SIZZLIN STORES OF LITTLE ROCK, INC.

By:	/s/ Victor F. Foti

Its: President

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Loan No. 06719

3135 Grain Hwy.

Waldorf, Maryland

CERTIFICATE OF BORROWER

THE WESTERN SIZZLIN STORES, INC., a Virginia corporation ("Borrower"), for the benefit of CAPTEC FINANCIAL GROUP FUNDING CORPORATION, a Michigan corporation (together with its successors, assigns and transferees, “Lender”), warrants, represents, covenants and agrees that the following are true and correct as of the date hereof:

1.             All warranties and representations of Borrower contained in this Certificate shall survive the execution of this Certificate and any advances made in accordance with the Promissory Note executed by Borrower, in favor of Lender, dated even herewith, in the original principal amount of Seven Hundred Fifty Thousand and 00/100 Dollars ($750,000.00) (the “Note”).

2.             Borrower has good, indefeasible and marketable title to the Collateral (as defined in that certain Security Agreement, dated even herewith, between Borrower and Lender (the “Security Agreement”)). Except for the Security Agreement, there are no instruments, matters or agreements, and Borrower is not a party to any instrument, matter or agreement, which will in any way encumber, bind or otherwise affect the Collateral or Lender.  Borrower has neither done nor failed to do anything, nor has suffered anything to be done, as a result of which the Collateral or any part thereof has been or will be encumbered or title thereto has been or will be affected in any way and no person, firm or entity has any present, conditional or contingent rights to acquire all or any portion of the Collateral.

3.             Borrower is a corporation duly organized and validly existing in good standing under the laws of the Commonwealth of Virginia and is qualified to do business in the State of Maryland.   The person or persons executing the Note, the Security Agreement and the other Loan Documents (as defined in the Security Agreement) have full power and complete authority to execute the Note, the Security Agreement and the other Loan Documents, and, when executed, the Note, the Security Agreement and the other Loan Documents will be legal, valid and binding obligations of Borrower, enforceable in accordance with their terms.

4.             As of the date hereof, Borrower is not “insolvent” within the meaning of Section 548(a)(2)(B) of the United States Bankruptcy Code.

5.             Borrower is in the business of owning and operating Great American Steak & Buffet Company restaurants, including the restaurant operation located at 3135 Crain Hwy., Waldorf, Maryland (the “Franchised Operation”). Borrower’s chief executive office is located at 416 South Jefferson Street, Roanoke, Virginia 24012, and the Collateral is located at Borrower’s Chief Executive Office and the Franchised Operation.

6.             Borrower has furnished to Lender its most recent annual audited financial statements and most recent management prepared and certified quarterly financial statements, which statements were prepared in accordance with generally accepted accounting principles and are correct and complete and accurately present the financial condition of Borrower on the dates thereof.  Further, there has been no material adverse change in the business, property or condition of Borrower since the date of the most recent financial statements.

7.             Borrower has complied and will continue to comply with all applicable laws, rules, regulations and orders relating to Borrower or any aspect of Borrower’s business or assets, including, without limit, all environmental laws, rules, regulations and orders. Borrower agrees to indemnify and hold Lender harmless against and from all claims, losses and costs resulting from any and all violations by Borrower of any laws, rules, regulations and/or orders.

8.             Borrower has not received any written notice of, and, to the best knowledge of Borrower, none of Borrower, the Franchised Operation or the premises where the Franchised Operation is located are in violation of any law, municipal ordinance or other governmental requirement of any governmental authority.

9.             There are no circumstances, state of facts or other matters which, with the passage of time or the giving of notice, or both, would constitute an Event of Default under the terms of the Note, the Security Agreement or the other Loan Documents.

10.           Borrower has filed all federal, state and local income and other tax returns and other reports required to be filed prior to the date of this Certificate and Borrower has paid all taxes, assessments, withholdings and other governmental charges that are due and payable prior to the date of this Certificate.

11.           All taxes and all installments of assessments and all other charges of any kind imposed or levied by any governmental authority against either Borrower or the Collateral which are due and payable or constitute a lien at or prior to the date of this Certificate, together with all interest and penalties due thereon, have been paid in full.

12.           There is now fully paid and enforceable fire, liability and other forms of insurance in such amounts and covering such risks as are required under the Security Agreement.

13.           There are no disputes, litigation or other such proceedings pending or, to the best of Borrower’s knowledge, threatened against or related to Borrower, the Collateral or the Franchised Operation, nor does Borrower know of any basis for any such action.

14.           In consideration of the loan evidenced by the Note and secured, by the Security Agreement and the other Loan Documents, Borrower agrees to indemnify and hold Lender harmless against all claims, liabilities, losses, deficiencies and damages as well as reasonable expenses (including attorney’s fees), interest and penalties related thereto, asserted by any third party against, or incurred by Lender, by reason of or resulting from any breach, inaccuracy, incompleteness or nonfulfillment of the covenants, representations and/or warranties of Borrower contained in this Certificate.

15.           Commencing May 1, 1998 and on the first day of each following month, Lender is authorized to initiate an electronic funds transfer to pay the monthly installment payment owing under the loan evidenced by the Note from the account designated below, and to receive payments from such account.   This authorization will remain in effect unless the undersigned requests a modification that is agreed to by the Financial Institution and Lender; provided, however, that Lender and its successors, assigns and transferees may modify the place of payment to be made by Borrower without the consent of the Financial Institution.

Financial Institution:
Financial Institution
Address:
Routing/Transit #:
Account #:

[SIGNATURE PAGE FOLLOWS]

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This Certificate shall become effective on March 31, 1998.

THE WESTERN SIZZLIN STORES, INC.

By:	/s/ Victor F. Foti

	Its:	President

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[LETTERHEAD OF WESTERN SIZZLIN STORES, INC.]

TO;	Martha R. Young, (313) 668-7612
Fax: 747-7147

FROM:	Calvin Lilly, (540) 345-3195
Fax: 345-0831

DATE:	March 24, 1998

RE:	Closing Items — Follow-up

Information for account drafting:

Financial Institution:	Wachovia Bank, N. A.

Financial Institution Address:	111 Franklin Road
Roanoke, Virginia 24001
Attn: Kelly Kiser

Routing #:	051000253

Account #:	7911787711
The WesterN SizzliN Stores, Inc.

[ILLEGIBLE]

Loan No. 06719

3135 Crain Hwy.

Waldorf, Maryland

CERTIFICATE OF GUARANTOR

THE WESTERN SIZZLIN CORPORATION, a Tennessee corporation (“Guarantor”), for the benefit of CAPTEC FINANCIAL GROUP FUNDING CORPORATION, a Michigan corporation (together with its successors, assigns and transferees, “Lender”), warrants, represents, covenants and agrees that the following are true and correct as of the date hereof:

1.             Guarantor has received a copy of that certain Promissory Note, dated March 23, 1998 in the original principal amount of Seven Hundred Fifty Thousand and 00/100 Dollars ($750,000.00) (“Note”) made by THE WESTERN SIZZLIN STORES, INC., a Virginia corporation (“Borrower”).   Guarantor has also received a copy of the instruments securing the Note, as referenced therein (together with the Note, the “Loan Documents”). The Loan Documents create a lien with respect to certain real and personal property located at 3135 Crain Hwy., Waldorf, Maryland (“Premises”).

2.             Guarantor has had the opportunity to review the Certificate of Borrower, dated even herewith, made by Borrower for the benefit of Lender, and confirms that the warranties and representations set forth therein are true and correct as of the date hereof.

3.             Guarantor has full power and authority to enter into that certain Guaranty executed by Guarantor in favor of Lender, dated as of the date of this Certificate (“Guaranty”) and to assume and perform all of Guarantor’s obligations under the Guaranty in accordance with all of the terms and conditions of the Guaranty. The execution and delivery of the Guaranty and the performance by Guarantor of Guarantor’s obligations under the Guaranty and under all documents contemplated by the Guaranty require no further action or approval.   The Guaranty and all other documents contemplated by the Guaranty are fully binding and enforceable obligations of Guarantor.

4.             There are no circumstances, state of facts or other matters which, with the passage of time or the giving of notice, or both, would constitute an event of default under the terms of the Guaranty, or to the best of the Guarantor’s knowledge, under the Loan Documents.

5.             There are no disputes, litigation or other such proceedings pending or, to the best of the Guarantor’s knowledge, threatened against or related to the Guarantor or the Premises, nor does Guarantor know of any basis for any such action, except as disclosed to Lender on Exhibit A hereto.

6.             Guarantor has furnished to Lender its most recent annual audited consolidated financial statements and most recent management prepared and certified quarterly consolidated financial statements, which statements were prepared in accordance with generally accepted accounting principles and are correct and complete and accurately present the financial condition of Guarantor on the dates thereof.   Further, there has been no material adverse change in the business, property or condition of Guarantor since the date of the most recent financial statements.

7.             In consideration of the loan evidenced by the Note and secured, in part, by the Loan Documents, the receipt and sufficiency of which Guarantor acknowledges, and in order to induce Lender to make such loan, Guarantor agrees to indemnify and hold Lender harmless against all claims, liabilities, losses, deficiencies and damages as well as reasonable expenses (including attorney’s fees), interest and penalties related thereto, asserted by any third party against, or incurred by Lender, by reason of or resulting from any breach, inaccuracy, incompleteness or nonfulfillment of the covenants, representations and/or warranties of Guarantor contained in this Certificate.

This Certificate shall become effective on March 31,1998.

THE WESTERN SIZZLIN CORPORATION

By	/s/ Victor F. Foti

	Its:	President

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The WesterN SizzliN Corporation

Litigation Proceedings against The WesterN SizzliN Corporation

Exhibit A, to Certificate of Guarantor

Name / Caption	Amount in Controversy	Status

David K Wachtel, Jr. v. WSC, et al First Complaint - breach of employment contract; wrongful termination	$1,319,000	Wachtel, president until 2/95 claims wrongful termination; which, under his contract would mean two years’ of compensation, approx. $400,000.
Second Complaint - includes officers and directors in the suit		The termination was well justified. The suit had included certain officers and directors, whose cases have been dismissed through award of summary judgment.

Third Complaint - loss of value of stock Indemnification for expenses	$8,500,000	Summary judgment granted to defendant, case dismissed; plaintiff has appealed. Discovery not complete.

Mann v. WSC Breach of employment	$50,000	Mann is now deceased, with very little discovery. We expect that the suit will be dismissed.

Durham Enterprises v. WSC Denial of awarding a franchise	$1,000,000	Summary judgment granted to defendant, case dismissed; plaintiff not appealed.

Cruthis v. Elgin Hamner and WSC Contaminated tea	$4,000	Suit primarily against franchise; WSC named as codefendant; discovery beginning.

Perry v. WSC and David Wachtel, Jr. Business interference between franchisee/seller and potential buyer — would not allow franchise assumption	$2,500,000	Discovery is beginning; D & O insurance.

WSC v. Moody / Fowler Counter claim, in response to WSC’s collection suit for underpaid royalties	$500,000	Discovery Beginning.

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Loan No. 06719

3135 Crain Hwy.

Waldorf, Maryland

CERTIFICATE OF GUARANTOR

THE WESTERN SIZZLIN STORES OF LITTLE ROCK, INC., an Arkansas corporation (“Guarantor”), for the benefit of CAPTEC FINANCIAL GROUP FUNDING CORPORATION, a Michigan corporation (together with its successors, assigns and transferees, “Lender”), warrants, represents, covenants and agrees that the following are true and correct as of the date hereof:

1.             Guarantor has received a copy of that certain Promissory Note, dated March 23, 1998 in the original principal amount of Seven Hundred Fifty Thousand and 00/100 Dollars ($750,000.00) (“Note”) made by THE WESTERN SIZZLIN STORES, INC., a Virginia corporation (“Borrower”). Guarantor has also received a copy of the instruments securing the Note, as referenced therein (together with the Note, the “Loan Documents”). The Loan Documents create a lien with respect to certain real and personal property located at 3135 Crain Hwy., Waldorf, Maryland (“Premises”).

2.             Guarantor has had the opportunity to review the Certificate of Borrower, dated even herewith, made by Borrower for the benefit of Lender, and confirms that the warranties and representations set forth therein are true and correct as of the date hereof.

3.             Guarantor has full power and authority to enter into that certain Guaranty executed by Guarantor in favor of Lender, dated as of the date of this Certificate (“Guaranty”) and to assume and perform all of Guarantor’s obligations under the Guaranty in accordance with all of the terms and conditions of the Guaranty. The execution and delivery of the Guaranty and the performance by Guarantor of Guarantor’s obligations under the Guaranty and under all documents contemplated by the Guaranty require no further action or approval.    The Guaranty and all other documents contemplated by the Guaranty are fully binding and enforceable obligations of Guarantor.

4.             There are no circumstances, state of facts or other matters which, with the passage of time or the giving of notice, or both, would constitute an event of default under the terms of the Guaranty, or to the best of the Guarantor’s knowledge, under the Loan Documents.

5.             There are no disputes, litigation or other such proceedings pending or, to the best of the Guarantor’s knowledge, threatened against or related to the Guarantor, nor does Guarantor know of any basis for any such action.

6.             Guarantor has furnished to Lender its most recent annual audited consolidated financial statements and most recent management prepared and certified quarterly consolidated financial statements, which statements were prepared in accordance with generally accepted accounting principles and are correct and complete and accurately present the financial condition of Guarantor on the dates thereof.   Further, there has been no material adverse change in the business, property or condition of Guarantor since the date of the most recent financial statements.

7.             In consideration of the loan evidenced by the Note and secured, in part, by the Loan Documents, the receipt and sufficiency of which Guarantor acknowledges, and in order to induce Lender to make such loan, Guarantor agrees to indemnify and hold Lender harmless against all claims, liabilities, losses, deficiencies and damages as well as reasonable expenses (including attorney’s fees), interest and penalties related thereto, asserted by any third party against, or incurred by Lender, by reason of or resulting from any breach, inaccuracy, incompleteness or nonfulfillment of the covenants, representations and/or warranties of Guarantor contained in this Certificate.

This Certificate shall become effective on March 31, 1998.

THE WESTERN SIZZLIN STORES OF LITTLE ROCK, INC.

By:	/s/ Victor F. Foti
	Its	President

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Loan No. 06720

4310 Chapman Hwy.

Knoxville, Tennessee

PROMISSORY NOTE

$500,000.00	Date:	March 23, 1998

PROMISE TO PAY. For value received, THE WESTERN SIZZLIN STORES, INC., a Virginia corporation, (“Borrower”) promises to pay to CAPTEC FINANCIAL GROUP FUNDING CORPORATION, a Michigan corporation (together with its successors, assigns and transferees, “Lender”), or order, Five Hundred Thousand and 00/100 Dollars ($500,000.00), or so much of such sum as has been advanced under this Note, as follows:

Interest only from and after the date on which funds are disbursed by Lender hereunder (“Effective Date”) through the last day of the month in which the Effective Date occurs shall be due and payable on the first day of the next month following the Effective Date; provided that if the Effective Date occurs after the fifteenth (15th) day of a month, the interest which would accrue, based on the actual number of days, through the end of such month shall be due and payable in advance on the Effective Date. Installments of principal and interest in the amount of Five Thousand Three Hundred Ninety-Five and 00/100 Dollars ($5,395.00) are due and payable on the first day of each month (each a “Payment Date”), commencing May 1, 1998; until April 1, 2013 (“Due Date”), when the outstanding principal balance, plus accrued interest, is due and payable (unless the indebtedness evidenced by this Note is accelerated, in which case, the Due Date is the date of acceleration). The amortization period for this Note, for purposes of calculating the monthly installments of principal and interest, is fifteen (15) years.

All payments under this Note shall be made at Lender’s principal office at 24 Frank Lloyd Wright Drive, Lobby L, 4th Floor, P.O. Box 544, Ann Arbor, Michigan 48106-0544, or at such other address as Lender may designate in writing, or by electronic funds withdrawal made by Lender upon written authorization therefor from Borrower, which authorization shall not be revocable by Borrower without the consent of Lender. Payments due and payable on a day on which Lender is not open for business are due on the next succeeding business day. Payments will be applied first to accrued interest and then to principal.

INTEREST RATE. The outstanding principal balance of this Note will bear interest at a fixed rate equal to ten and seven hundredths percent (10.07%) per annum (the “Stated Rate”), until the Due Date (whether by acceleration or otherwise), and thereafter at a rate which is three percent (3%) above the Stated Rate (“Default Rate”).

Interest will be computed on the basis of a year consisting of twelve (12) months of thirty (30) days each. In no event, however, shall the interest rate exceed the maximum rate allowed by law. Notwithstanding anything to the contrary contained herein, at no time shall the interest payable under this Note be greater than the maximum rate permitted by applicable law (“Legal Rate”). If any obligation under this Note shall result in Lender receiving an amount deemed to be interest under applicable law in excess of the Legal Rate, then the amount which would be excessive interest shall be applied to the reduction of the principal balance of this Note and not to payment of interest. If such excessive interest exceeds the unpaid principal balance of this Note, the excess shall be refunded to Borrower.

PREPAYMENT. Borrower shall not have any right, except as otherwise specifically provided, to prepay the principal balance of this Note until two (2) loan years have elapsed. The first “loan year” shall commence on the date of the closing of the loan evidenced by this Note, and subsequent loan years shall commence on the anniversaries of such date. Commencing with the third (3rd) loan year and if no Event of Default (as hereinafter defined) then exists, Borrower shall have the right to prepay all, but not merely a portion of, the principal balance of this Note together with accrued interest thereon on any Payment Date; provided, however, that Borrower shall provide no less than thirty (30) days prior written notice to Lender of Borrower’s intention to prepay (the “Prepayment Notice”). Once given, the Prepayment Notice may not be withdrawn, and the failure to prepay in accordance with the Prepayment Notice shall constitute an Event of Default.

Borrower acknowledges and agrees that Lender is making the loan evidenced by this Note in consideration of the receipt by Lender of all interest and other benefits intended to be conferred by this Note, and if payments of principal are made to Lender prior to the regularly scheduled due date of such payments, for whatever reason (whether voluntarily or involuntarily), Lender will not receive all such interest and other benefits and may incur additional costs. For these reasons, and to induce Lender to make the loan, Borrower expressly waives any right to prepay this Note except as specifically provided herein.

Lender shall not be required to accept any tender of prepayment of the principal balance of this Note at any time when the “Reinvestment Rate” (as hereinafter defined) is lower than the Stated Rate, less eighty-five basis points, unless such tender also includes a sum of money (the “Prepayment Premium”) equal to the present value (computed at the Reinvestment Rate) of the difference between a stream of monthly payments necessary to amortize the outstanding principal balance of this Note at the Stated Rate and a stream of monthly payments necessary to amortize the outstanding principal balance of this Note at the Reinvestment Rate (the “Differential”). In the event the Differential is less than zero, no Prepayment Premium will be required. For purposes of this Note, the “Reinvestment Rate” is the yield on a United States Treasury obligation of a constant maturity rate maturing closest in time but prior to the maturity date of this Note, as reported in Federal Reserve Statistical Release H. 15 (519) (or any comparable successor publication) on the fifth (5th) business day preceding the prepayment date.

In addition to the Prepayment Premium, if any, every tender of prepayment of the principal balance of this Note shall be accompanied by a payment equal to (x) all accrued but unpaid interest and other charges to the date of prepayment and (y) an administrative fee equal to one half of one percent (0.5%) of the outstanding principal balance of this Note; provided, however, that the administrative fee shall not be less than One Thousand and 00/100 Dollars ($1,000.00) (collectively, the “Other Charges”).

If the outstanding principal balance of this Note is accelerated by reason of an Event of Default, such acceleration shall be deemed to be a prepayment and Borrower shall pay to Lender, in addition to all sums due as a result of the acceleration, any applicable Prepayment Premium and Other Charges. In the event of an acceleration of this Note in the first or second loan year, Borrower shall be required to pay a Prepayment Premium equal to five percent (5%) of the outstanding principal balance of this Note together with any Other Charges. In the event that this Note is partially prepaid from casualty insurance proceeds (as provided in the Security Agreement, defined below), no Prepayment Premium or Other Charges shall be due and payable with respect to such prepayment, and each monthly installment thereafter shall be reduced to an amount which will amortize the then unpaid principal balance of this Note at the Stated Rate over the then remaining term of this Note.

LATE PAYMENT CHARGE. In the event that any payment under this Note is not received by Lender within fifteen (15) days of the date when due, a late charge of five percent (5%) of the amount of such payment will be due. Borrower agrees that the late charge is a reasonable estimate of the administrative costs which Lender will incur in processing the delinquency. Lender’s acceptance of a late payment and/or of the late payment charge will not waive any default under this Note or affect the acceleration of this Note (if this Note has been accelerated).

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COLLATERAL. This Note and the other obligations of Borrower to Lender contained in the documents securing this Note are secured by and in accordance with the terms of that certain Security Agreement, effective March 31, 1998, executed by Borrower for the benefit of Lender (the “Security Agreement”; together with any other documents securing payment under this Note, the “Loan Documents”). All property securing the Indebtedness (as defined in the Security Agreement) is referred to as the “Collateral”.

DEFAULT. Any of the following events shall, for purposes of this Note, constitute an “Event of Default”:

(a)           Failure by Borrower to pay any amount owing on or with respect to the Indebtedness when due, whether by maturity, acceleration or otherwise, which failure continues for five (5) business days.

(b)          Any failure by Borrower (or any guarantor of all or any part of the Indebtedness) to comply with any of the non-monetary terms, provisions, warranties or covenants of this Note, the Security Agreement or the other Loan Documents, which failure continues for fifteen (15) days after the date of written notice to Borrower (or any guarantor) from Lender of such default; provided, however, that if: (i) the nature of Borrower’s (or any guarantor’s) noncompliance is such that more than fifteen (15) days are reasonably required for its cure, (ii) Borrower (or any guarantor) has commenced such cure within said fifteen (15) day period, (iii) Borrower (or any guarantor) diligently prosecutes such cure to completion, (iv) Borrower (or any guarantor) provides Lender with written notice of the noncompliance, AND (v) Borrower (or any guarantor) furnishes reserves or a security bond, in an amount satisfactory to Lender in its sole discretion, then Borrower (or any guarantor) shall not be in default.

(c)           Institution of foreclosure proceedings or other exercise of rights and remedies by the holder of any mortgage, deed of trust, security interest or other lien against the Collateral (or any portion thereof); provided, however, if there is a good faith dispute by Borrower (or any guarantor) as to the validity or reasonableness of the claim which is the basis for such proceedings, then no Event of Default shall have occurred under this clause (c) if Borrower (or any guarantor) provides Lender with written notice of the proceedings and furnishes reserves or a security bond for the proceedings satisfactory to Lender.

(d)          Insolvency of Borrower (or any guarantor) or the admission in writing of Borrower’s (or any guarantor’s) inability to pay debts as they mature.

(e)           Any statement, representation or information made or furnished by or on behalf of Borrower (or any guarantor) to Lender in connection with or to induce Lender to provide or advance any of the Indebtedness shall prove to be false or materially misleading when made or furnished.

(f)           Institution of bankruptcy, reorganization, insolvency or other similar proceedings by or against Borrower (or any guarantor), unless, in the case of a petition filed against Borrower (or any guarantor), the same is dismissed within sixty (60) days of the date of filing.

(g)          The issuance or filing of any judgment, attachment, levy, garnishment or the commencement of any related proceedings or the commencement of any other judicial process upon or in respect to Borrower (or any guarantor) or the Collateral in which the amount in controversy exceeds One Hundred Thousand Dollars ($100,000) and is not covered by the insurance of Borrower (or any guarantor), unless satisfied, or Borrower (or any guarantor) furnishes reserves or a security bond in an amount satisfactory to Lender in its sole discretion, released or discharged within sixty (60) days after the date of such issuance, filing or commencement.

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(h)          Sale or other disposition by Borrower (or any guarantor) of any substantial portion of its assets or property.

(i)            Death, dissolution, merger, consolidation, termination of existence, insolvency, business failure or assignment for the benefit of creditors of or by Borrower (or any guarantor); without the prior written consent of Lender, which consent shall not be unreasonably withheld.

(j)            Any failure by Borrower (or any guarantor) to pay any indebtedness (other than to Lender) in excess of One Hundred Thousand Dollars ($100,000) (and exclusive of trade debt incurred in the ordinary course of business) when due, or any failure in the observance or performance of any term, covenant or condition in any document evidencing, securing or relating to such indebtedness, which failure continues beyond any applicable cure period.

(k)           Receipt by Borrower of a notice of termination of the Management and Licensing Agreement from The WesterN SizzliN Corporation, a Tennessee corporation (“Franchisor”), for the Great American Steak & Buffet Company Restaurant located at 4310 Chapman Hwy., Knoxville, Tennessee 37920 (“Franchised Operation”).

(1)           If this Note, the Security Agreement and the other Loan Documents have not been assigned to the Trust (as defined in the Security Agreement), the default by Borrower which continues beyond any applicable grace or cure period under the Retained Obligations (as defined in the Security Agreement); provided, however, if this Note, the Security Agreement and the other Loan Documents are assigned to the Trust, this Clause (1) shall be of no force and effect during the term of such assignment.

(m)          In the event that this Note, the Security Agreement and the other Loan Documents are assigned to the Trust, the default by Borrower which continues beyond any applicable grace or cure period under the Trust Obligations (as defined in the Security Agreement).

(n)          Any default by Borrower under the Lease between Lovell Center, Inc., a Tennessee corporation, as landlord, and Borrower, as tenant, dated January 5, 1995 (“Lease”), which default is not cured within any applicable cure period set forth in such Lease.

Upon an occurrence of an Event of Default, Lender shall have the option to declare all or part of the Indebtedness (including this Note) immediately due and payable. If this Note is not paid at maturity (whether by acceleration or otherwise), Lender shall have all of the rights and remedies provided at law or equity or by agreement, including, without limit, the right to sell or liquidate all or any part of the Collateral. The remedies of Lender are cumulative and not exclusive.

EXAMINATION OF RECORDS. Borrower shall at all times keep full and accurate records of its business and of the Collateral, which records shall be open to inspection and copying by Lender at all reasonable times.

LIABILITY OF SIGNATORIES. Borrower, and all guarantors and endorsers, and any other party liable for the Indebtedness evidenced by this Note: (i) severally waive presentment, demand, protest, notice of dishonor, notice of non-payment and notice of acceleration of this Note; and (ii) agree that no extension or postponement of the time for payment, or waiver, or indulgence or forbearance granted to Borrower (without limit as to number or period) or any modification of this Note, or any substitution, or exchange or release of all or part of the Collateral, or addition of any party to this Note, or release or discharge of, or suspension of any rights and remedies against any party liable on this Note, shall reduce or affect the obligation of any other party liable for the payment of this Note.

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NON-WAIVER. No delay by Lender in the exercise of any right or remedy shall operate as a waiver. No single or partial exercise by Lender of any right or remedy shall preclude any future exercise of such right or remedy or the exercise of any other right or remedy. No waiver or indulgence by Lender of any default or Event of Default shall be effective unless in writing and signed by Lender, nor shall a waiver on one occasion be construed as a bar to any right or remedy, or waiver of any default or Event of Default on any future occasion.

REIMBURSEMENT OF EXPENSES. Borrower shall reimburse Lender for all costs and expenses, including reasonable attorneys’ fees, incurred by Lender in enforcing the rights of Lender under this Note. Such costs and expenses shall include, without limitation, costs or expenses incurred by Lender in any bankruptcy, reorganization, insolvency or other similar proceeding. Any reference in this Note to attorneys’ fees shall mean fees, charges, costs and expenses of in-house and/or outside counsel and paralegals, whether or not a suit or proceeding is instituted, and whether incurred at the trial court level, on appeal, in a bankruptcy, administrative or probate proceeding, in consultation with counsel, or otherwise.

WAIVER OF JURY TRIAL. BORROWER AND LENDER ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS NOTE OR THE INDEBTEDNESS.

ASSIGNMENT. This Note is freely assignable, in whole or in part, by Lender without prior notice to or consent of Borrower; provided, however, that Lender (or its assignee) shall provide written notice of such assignment to Borrower in the event that Lender (or such assignee) desires to designate a new person or entity as payee and/or a new place of payment for the obligations under this Note. Borrower may not, in whole or in part, directly or indirectly, assign this Note or its rights hereunder or delegate its duties hereunder without, in each instance, the specific prior written consent of Lender, which consent may be withheld or delayed in Lender’s sole discretion. Lender shall be fully discharged from all responsibility accruing hereunder from and after the effective date of any such assignment. Lender’s assignee shall, to the extent of the assignment, be vested with all the powers and rights of Lender hereunder, and to the extent of such assignment the assignee may fully enforce such rights and powers, and all references to Lender shall mean and refer to such assignee. Lender shall retain all rights and powers hereby given not so assigned, transferred and/or delivered. Borrower hereby waives all defenses which Borrower may be entitled to assert against Lender’s assignee with respect to liability accruing hereunder prior to the effective date of any assignment of Lender’s interest herein.

SECURITIZATION. Borrower understands and agrees that Lender may, from time to time, assign its rights and powers under this Note, the Security Agreement and any other Loan Documents, in whole or in part, in connection with a securitization program. Borrower agrees to enter into an amendment to this Note, the Security Agreement and any other Loan Documents if such amendments are required by a nationally recognized rating agency in connection with a securitization program sponsored by Lender and in which this Note, the Security Agreement any other Loan Documents are to be included; provided that Borrower shall not be obligated to enter into any amendment which adversely affects Borrower or otherwise adversely alters any of the financial terms of this Note, the Security Agreement and any other Loan Documents.

MISCELLANEOUS. The terms and provisions of this Note shall be governed by and construed in accordance with the laws of the State of Tennessee. Lender and Borrower agree that any dispute which may arise between them with regard to this Note shall be resolved by litigation in state or federal court. Litigation may be initiated by Lender or its assignee, at its discretion, in the State of the principal place of business of Lender or its assignee, the State of the principal place of business of Borrower, or the State where the Collateral is located. BORROWER HEREBY KNOWINGLY AND IRREVOCABLY WAIVES ANY OBJECTIONS ON THE

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GROUNDS OF IMPROPER JURISDICTION OR VENUE TO AN ACTION INITIATED AS SET FORTH ABOVE AND AGREES THAT EFFECTIVE SERVICE OF PROCESS MAY BE MADE UPON BORROWER BY REGISTERED MAIL RETURN RECEIPT REQUESTED. The terms and provisions of this Note may only be changed in writing, executed by Borrower and Lender.

THE WESTERN SIZZLIN STORES, INC.

By:	/s/ Victor F. Foti
Its	President

Address:

P.O. Box 12167

Roanoke, VA 24023-2167

Tax I.D. No. 54-1787907

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Pay to the order of
without warranty or recourse.

Captec Financial Group Funding Corporation

By:	/s/ [ILLEGIBLE]

Its:

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Loan No. 06720

4310 Chapman Hwy

Knoxville, Tennessee

COLLATERAL ASSIGNMENT OF LEASE AND OPTION RIGHTS

THIS COLLATERAL ASSIGNMENT OF LEASE AND OPTION RIGHTS (“Assignment”) is made as of the 23 day of March, 1998, by THE WESTERN SIZZLIN STORES, INC., a Virginia corporation, whose address is P. O. Box 12167, Roanoke, VA 24023-2167 (“Assignor”), in favor of CAPTEC FINANCIAL GROUP FUNDING CORPORATION, a Michigan corporation, whose address is 24 Frank Lloyd Wright Drive, Lobby L, 4th Floor, P.O. Box 544, Ann Arbor, Michigan 48106-0544 (“Assignee”). This instrument shall become effective on March 31, 1998.

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor presently assigns to Assignee all of Assignor’s right, title and interest in and to its lessee’s interest in that certain lease with Lovell Center, Inc., (“Lessor”) dated as of January 5, 1995, a copy of which is attached hereto as Exhibit A (the “Lease”) respecting the premises commonly known as the Great American Steak & Buffet Company Restaurant located at 4310 Chapman Hwy.,Knoxville, Tennessee (“Premises”). This Assignment is for collateral purposes only, and except as specified herein, Assignee shall have no liability or obligation of any kind whatsoever arising from or in connection with this Assignment or the Lease unless Assignee shall take possession of the Premises and assume the obligations of Assignor thereunder.

Assignor represents and warrants to Assignee that it has full power and authority to so assign the Lease and its interest therein and that Assignor has not previously, and is not obligated to, assign or transfer any of its interest in the Lease or the Premises.

Throughout the term of the Lease, Assignor covenants and agrees to exercise all options to extend or renew the term of the Lease not less than ninety (90) days prior to the last day upon which any such option may be exercised, but in no event less than six (6) months prior to of the term of the Lease, unless Assignee otherwise agrees in writing. Assignor shall send Assignee a copy of the notice of exercise concurrently with Assignor’s exercise of the option. Upon the failure of Assignor to so elect or renew the Lease as aforesaid (and the failure of Assignee to otherwise agree in writing), Assignee shall have the right, but not the obligation, to exercise such extension or renewal option on behalf of Assignor, and Assignor hereby appoints Assignee (or any of its employees) as its attorney-in-fact for the purpose of exercising such extension or renewal option.

If an “Event of Default” occurs under the Promissory Note, dated March 23, 1998, in the original principal amount of Five Hundred Thousand and 00/100 Dollars ($500,000.00), by Assignor in favor of Assignee (the “Note”) or under any documents or instruments securing the Note, Assignee shall have the right and is hereby empowered to take possession of the Premises, expel Assignor therefrom, and, in such event, Assignor shall have no further right, title or interest in the Lease and shall remain liable to Assignee for all past due rents Assignee shall be required to pay to the Lessor under the Lease to effectuate this Assignment.

Assignor agrees that it will not suffer or permit any surrender, termination, amendment or modification of the Lease without the prior written consent of Assignee, which consent shall not be unreasonably withheld. At

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the request of Assignee, Assignor shall provide Assignee with rent payment or such other information regarding the Lease as Assignee shall reasonably require.

This Assignment shall be governed by the laws of the State of Tennessee.

This Assignment may be executed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, Assignor has executed this Assignment as of the day and year noted above.

ASSIGNOR:
Witnesses:
THE WESTERN SIZZLIN STORES, INC.

/s/ [ILLEGIBLE]	By:	/s/ Victor F. Foti

		Its:	President
[ILLEGIBLE]

STATE OF Virginia

COUNTY OF Roanoke

I, Richard R Sayers, A notary public in and for the State and County aforesaid, do certify that Victor F. Foti, whose name, as President of The WesterN SizzliN Stores, Inc., is signed to the writing above, bearing date on the 23rd day of March has acknowledged the same before me in my county aforesaid.

Given under my hand and official seal this 23rd day of March.

My term of office expires on the 28th day of February 1999.

/s/ Richard R Sayers
Notary Public
[Notary Public’s Seal]

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Loan No. 06720

4310 Chapman Hwy.

Knoxville, Tennessee

COLLATERAL ASSIGNMENT OF LEASE AND OPTION RIGHTS

THIS COLLATERAL ASSIGNMENT OF LEASE AND OPTION RIGHTS (“Assignment”) is made as of the 23 day of March, 1998, by THE WESTERN SIZZLIN STORES, INC., a Virginia corporation, whose address is P. O. Box 12167, Roanoke, VA 24023-2167 (“Assignor”), in favor of CAPTEC FINANCIAL GROUP FUNDING CORPORATION, a Michigan corporation, whose address is 24 Frank Lloyd Wright Drive, Lobby L, 4th Floor, P.O. Box 544, Ann Arbor, Michigan 48106-0544 (“Assignee”). This instrument shall become effective on March 31, 1998.

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor presently assigns to Assignee all of Assignor’s right, title and interest in and to its lessee’s interest in that certain lease with Lovell Center, Inc., (“Lessor”) dated as of January 5, 1995, a copy of which is attached hereto as Exhibit A (the “Lease”) respecting the premises commonly known as the Great American Steak & Buffet Company Restaurant located at 4310 Chapman Hwy., Knoxville, Tennessee (“Premises”). This Assignment is for collateral purposes only, and except as specified herein, Assignee shall have no liability or obligation of any kind whatsoever arising from or in connection with this Assignment or the Lease unless Assignee shall take possession of the Premises and assume the obligations of Assignor thereunder.

Assignor represents and warrants to Assignee mat it has full power and authority to so assign the Lease and its interest therein and that Assignor has not previously, and is not obligated to, assign or transfer any of its interest hi the Lease or the Premises.

Throughout the term of the Lease, Assignor covenants and agrees to exercise all options to extend or renew the term of the Lease not less than ninety (90) days prior to the last day upon which any such option may be exercised, but in no event less than six (6) months prior to of the term of the Lease, unless Assignee otherwise agrees in writing. Assignor shall send Assignee a copy of the notice of exercise concurrently with Assignor’s exercise of the option. Upon the failure of Assignor to so elect or renew the Lease as aforesaid (and the failure of Assignee to otherwise agree in writing), Assignee shall have the right, but not the obligation, to exercise such extension or renewal option on behalf of Assignor, and Assignor hereby appoints Assignee (or any of its employees) as its attorney-in-fact for the purpose of exercising such extension or renewal option.

If an “Event of Default” occurs under the Promissory Note, dated March 23, 1998, in the original principal amount of Five Hundred Thousand and 00/100 Dollars ($500,000.00), by Assignor in favor of Assignee (the “Note”) or under any documents or instruments securing the Note, Assignee shall have the right and is hereby empowered to take possession of the Premises, expel Assignor therefrom, and, in such event, Assignor shall have no further right, title or interest in the Lease and shall remain liable to Assignee for all past due rents Assignee shall be required to pay to the Lessor under the Lease to effectuate this Assignment.

Assignor agrees that it will not suffer or permit any surrender, termination, amendment or modification of the Lease without the prior written consent of Assignee, which consent shall not be unreasonably withheld. At the request of Assignee, Assignor shall provide Assignee with rent payment or such other information regarding the Lease as Assignee shall reasonably require.

This Assignment shall be governed by the laws of the State of Tennessee.

This Assignment may be executed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, Assignor has executed this Assignment as of the day and year noted above.

ASSIGNOR:
Witnesses:	The WESTERN SIZZLIN STORES, INC.

/s/ [ILLEGIBLE]	By:	/s/ Victor F. Foti

		Its:	President
/s/[ILLEGIBLE]

STATE OF Virginia

COUNTY OF Roanoke.

I, Richard R Sayers, a notary public in and for the State and County aforesaid, do certify that Victor F. Foti, whose name, as President of The WesterN SizzliN Stores, Inc., is signed to the writing above, bearing date on the 23rd day of March has acknowledged the same before me in my county aforesaid.

Given under my hand and official seal this 23rd day of March.

My term of office expires on the 28th day of February 1999.

/s/ Richard R Sayers
Notary Public
[Notary Public’s Seal]

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Loan Nos. 06720 & 06721

Knoxville, Tennessee

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (“Agreement”) is made as of the 23rd day of March, 1998, by THE WESTERN SIZZLES STORES, INC., a Virginia corporation, of P.O. Box 12167, Roanoke, Virginia 24023-2167 (“Borrower”) in favor of CAPTEC FINANCIAL GROUP FUNDING CORPORATION, a Michigan corporation, of 24 Frank Lloyd Wright Drive, Lobby L, 4th Floor, P.O. Box 544, Ann Arbor, Michigan, 48106 (together with its successors, assigns and transferees, “Lender”). This instrument shall become effective on March 31, 1998.

PRELIMINARY STATEMENT

This Agreement is made to secure all of the following (individually and collectively the “Indebtedness”):

1.             Payment in the sum of One Million Seven Hundred Thousand and 00/100 Dollars ($1,700,000.00), together with interest, costs and all other sums, to be paid according to those certain Promissory Notes (the “Notes”), by Borrower to Lender, made as of the date of this Agreement by Borrower, together with any and all extensions, renewals, modifications, substitutions or replacements thereof; and the performance of the covenants and obligations of Borrower due or to become due to Lender under this Agreement or under any other documents securing payment of all amounts due under the Notes (collectively, the “Loan Documents”), and the repayment of all sums expended by Lender in connection with performance of those covenants and obligations.

2.             If the Notes, this Agreement and the Loan Documents are assigned to Captec Loan Receivables Trust - 1996A (the “Trust”), “Indebtedness” shall also include the payment of all other sums (together with interest and costs thereon) concurrently or subsequently loaned to Borrower by Captec Financial Group, Inc., a Michigan corporation, Captec Financial Group Funding Corporation, a Michigan corporation, or Captec Leasing Company, a California corporation (each an "Originator"), as evidenced and/or secured by certain notes and other documents of Borrower with respect to such amounts and which notes and other documents are assigned to the Trust, together with any and all extensions, renewals, modifications, substitutions or replacements thereof; and the performance of the covenants and obligations of Borrower due or to become due under such notes and other documents assigned to the Trust, and the repayment of all sums expended in connection with performance of those covenants and obligations (collectively, the “Trust Obligations”).

3.             If the Notes, this Agreement and the Loan Documents are not assigned to the Trust, “Indebtedness” shall also include the payment of all other sums (together with interest thereon) concurrently or subsequently loaned to Borrower by an Originator, as evidenced and/or secured by certain notes and other documents of Borrower which are not assigned to the Trust, together with any and all extensions, renewals, modifications, substitutions or replacements thereof; and the performance of the covenants and obligations of Borrower due or to become due under such notes and other documents, and the repayment of all sums expended in connection with performance of those covenants and obligations (collectively, the “Retained Obligations”).

In consideration of the above facts and the mutual promises of the parties, and as security for the purposes stated above and elsewhere in this Agreement, the parties agree as follows:

1.             COLLATERAL.

(a)     Grant of Security Interest.  Borrower grants Lender a security interest in all of Borrower’s Inventory, Equipment, Instruments, Accounts and General Intangibles, each as defined in Section l(b) below, whether now owned or hereafter acquired, together with all replacements, substitutions, and additions thereto (the “Collateral”) which are (i) located on the premises of, or are related to the operation of, the Great American

Steak & Buffet Company Restaurants or WesterN SizzliN Restaurant operated by Borrower and located at the addresses set forth in Exhibit A attached hereto (each a “Franchised Operation” and collectively the “Franchised Operations”), or (ii) related to the Franchised Operations and located at the principal business office of Borrower located at 416 South Jefferson Street, 4th Floor, Roanoke, Virginia 24012. Also included as part of the Collateral are all proceeds and products thereof, including, without limit, insurance proceeds, stock rights, subscription rights, dividends, stock dividends, stock splits or liquidating dividends, and all cash, accounts, chattel paper and general intangibles arising from the sale, rent, lease, casualty loss or other disposition of the Collateral, and including any records or documents of title relating to the Collateral.

(b)     Definitions.  For purposes of this Agreement, the following terms shall be defined as follows:

(i)            “Inventory” shall consist of all property held at any location by or for Borrower for sale, rent, or lease, or furnished or to be furnished by Borrower under any contract of service, or raw materials or work in process and their products, or materials used or consumed in Borrower’s business.

(ii)           “Equipment” shall consist of any goods at any time acquired, owned or held by Borrower at any location primarily for use in Borrower’s business, including, without limit, machinery, fixtures, furniture, furnishings and vehicles, and any accessions, parts, attachments, accessories, tools, dies, additions, substitutions, replacements and appurtenances and their related rights.

(Hi)         “Instruments” shall consist of Borrower’s interest of any kind in any negotiable instrument or security as those terms are defined in the Tennessee Uniform Commercial Code (“UCC”), or any other writing which evidences a right to payment of money and is of a type which is, in the ordinary course of business, transferred by delivery alone or by delivery with any necessary endorsement or assignment.

(iv)         “General Intangibles” shall consist of any personal property (including things in action) other than goods, accounts, chattel paper, documents, instruments and money.

(v)          “Accounts” shall consist of any right to payment for goods sold or leased or for services rendered which is not evidenced by an instrument or chattel paper whether or not it has been earned by performance.

2.             WARRANTIES AND REPRESENTATIONS.  Borrower warrants and covenants to Lender as follows:

(a)           Payment of Indebtedness.    Borrower will pay the Indebtedness and perform all obligations related to the Indebtedness when due, whether by maturity, acceleration or otherwise.

(b)           Authority.  This Agreement is the valid and binding obligation of Borrower, enforceable in accordance with its terms.    If Borrower is a corporation, partnership, limited liability company or other organization, Borrower is organized and validly existing and in good standing under the laws of its state of establishment, and the execution, delivery and performance of this Agreement has been duly authorized by all necessary action of Borrower’s board of directors, partners, members or governing body, and will not violate Borrower’s governing instruments or other agreements.

(c)           Name; Address; Location of Collateral.  Borrower’s name and address and the location of the Collateral are accurately set forth on the signature page and Exhibit A of this Agreement.

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(d)           Title to Collateral. Borrower has good and marketable title to the Collateral, free and clear of any liens, encumbrances or security interests whatsoever, other than the security interest granted by this Agreement and existing liens, encumbrances or security interests disclosed to and accepted by Lender in writing. Borrower will keep the Collateral free of all other liens, encumbrances and security interests. Borrower will defend the Collateral against all claims and demands of all persons at any time claiming any interest in the Collateral.

(e)           Priority of Security Interest.  The execution and delivery of this Agreement creates a valid security interest in the Collateral, and upon the filing of a UCC-1 financing statement with the Tennessee Secretary of State, will have a first priority perfected security interest in the Collateral, subject to no other security interest, except as otherwise approved by Lender in writing.

(f)            Financing Statements.   Except as disclosed to and accepted by Lender in writing, no financing statement covering all or any part of the Collateral is on file in any public office. Borrower will execute financing statement(s) in form acceptable to Lender and will pay the cost of filing financing statement(s) in all public offices wherever filing is deemed desirable by Lender.   A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement under the UCC and may be filed by Lender in any filing office.  This Agreement shall be terminated only by the filing of a termination statement in accordance with the applicable provisions of the UCC.

(g)           Payment of Taxes. Borrower shall pay when due and before any interest, collection fees or penalties accrue, all taxes, expenses, assessments, liens or other charges which may now or hereafter be levied or assessed against the Collateral. Borrower shall furnish proof of payment upon request of Lender.

(h)           Insurance.

(i)            Borrower shall keep the tangible Collateral (including, without limit, the Equipment and Inventory) insured for the benefit of Lender. Borrower covenants and agrees that Borrower will carry and maintain, at its sole cost and expense, the following types of insurance, in the amounts specified: (A) comprehensive general liability insurance with initial limits of not less than Two Million Dollars ($2,000,000) for death or injuries to one person and not less than Two Million Dollars ($2,000,000) for death or injuries to two or more persons in one occurrence, and not less than One Million Dollars ($1,000,000) for damage to property; (B) fire and extended coverage insurance on a replacement form with inflation-guard, vandalism and malicious mischief endorsements; (C) rent loss or business interruption insurance covering a period of not less than twelve (12) months; and (D) such other insurance and in such amounts as may be reasonably required from time to tune by Lender. All insurance shall be in forms and with companies satisfactory to Lender. Borrower shall deliver to Lender the policies evidencing the required insurance with premiums fully paid, and with loss payee clauses (making all losses payable to Lender). Renewals of the required insurance (together with evidence of premium prepayment for one (1) year in advance) shall be delivered to Lender at least thirty (30) days before the expiration of any existing policies. All policies and renewals shall provide that they may not be canceled or amended without giving Lender thirty (30) days prior written notice of cancellation or amendment.

(ii)           Should Borrower fail to insure or fail to pay the premiums on any required insurance or fail to deliver the policies or renewals as provided above, Lender may have the insurance issued or renewed (and pay the premiums on it for the account of Borrower) in amounts and with companies and at premiums as Lender deems appropriate. If Lender elects to have insurance issued or renewed to insure Lender’s interest, Lender shall have no duty or obligation of any kind to also insure Borrower’s interest or to notify Borrower of Lender’s actions. Any sums paid by Lender for insurance, as provided above, shall be a lien upon the Collateral, added to the amount secured by this Agreement, and payable immediately by Borrower to Lender, with interest on those sums at the highest rate charged by Lender on any of the Indebtedness (but not to exceed the maximum interest rate permitted by law).

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(iii)          In the event of loss or damage, the proceeds of all required insurance shall be paid to Lender. No loss or damage shall itself reduce the Indebtedness. Lender or any of its employees is each irrevocably appointed attorney-in-fact for Borrower and is authorized to adjust and compromise each loss without the consent of Borrower, to collect, receive and receipt for the insurance proceeds in the name of Lender and Borrower and to endorse Borrower’s name upon any check in payment of the loss.

(iv)         Lender shall apply such proceeds to the repair and replacement of the Collateral subject to the following conditions:

(1)                                   there shall be no Event of Default existing hereunder;

(2)                                   plans for repair and replacement shall be reviewed and approved by Lender, which approval shall not be unreasonably withheld or delayed;

(3)                                   repair and replacement of the Collateral to a saleable commodity (as determined by Lender) can practicably be completed prior to the Due Date set forth in the Note;

(4)                                   Borrower shall have deposited with Lender funds equal to the positive difference, if any, between the cost of repair, replacement and completion, and the amount of the insurance proceeds; and

(5)                                   disbursements will be made by Lender, pursuant to procedures necessary or appropriate to ensure that funds are properly applied.

Provided that no Event of Default exists, if there are insurance proceeds in the amount of Twenty-Five Thousand Dollars ($25,000) or less remaining after the repair and replacement of the Collateral as required hereunder, such proceeds shall be paid to Borrower. Provided that no Event of Default exists, if there are insurance proceeds in excess of Twenty-Five Thousand Dollars ($25,000) remaining after the repair and replacement of the Collateral as required hereunder, such proceeds shall be applied toward payment of the Indebtedness (or any portion thereof) without premium, whether or not then due or payable, in whatever order of maturity as Lender may elect. Application of proceeds by Lender toward later maturing installments of the Indebtedness shall not excuse Borrower from making the regularly scheduled installment payments nor shall such application extend or reduce the amount of any of these payments.

(v)          Notwithstanding Section 2(h)(iv) above, if a substantial portion (fifty percent [50%] or more) of the Collateral is damaged or destroyed during the last twenty-four (24) months of the term of the Note, and an Event of Default then exists hereunder, then either Borrower or Lender may elect not to repair/restore and to apply the insurance proceeds toward payment of the Indebtedness (or any portion thereof) without premium, whether or not then due or payable, in whatever order of maturity as Lender may elect. Application of proceeds by Lender toward later maturing installments of the Indebtedness shall not excuse Borrower from making the regularly scheduled installment payments nor shall such application extend or reduce the amount of any of these payments.

(vi)         In the event of a sale of the Collateral, the purchaser of the Collateral shall succeed to all of the rights of Borrower under the insurance policies including, without limit, any right to unearned premiums and to receive the proceeds.

(vii)        Upon the occurrence of an Event of Default hereunder, at the option of Lender, Borrower shall pay to Lender, in advance on the first day of each month, a pro rata portion of the annual premiums due (as estimated by Lender) on the required insurance. In the event that sufficient funds

4

have been deposited with Lender to cover the amount of the insurance premiums when the premiums become due and payable, Lender shall pay the premiums. In the event that sufficient funds have not been deposited with Lender to pay the insurance premiums at least thirty (30) days prior to the time when they become due and payable, Borrower shall immediately pay the amount of the deficiency to Lender.

(i)            Maintenance of Collateral. Borrower will maintain the Collateral in good condition and repair. Borrower will promptly inform Lender of any loss or diminution in value of the Collateral. Borrower may modify, compromise or substitute for the Collateral without the prior written consent of Lender provided that any modifications, compromises or substitutions have the same or greater value as the original items and that any such modifications, compromises or substitutions remain at all times subject to this Agreement.

(j)            Leased Facilities. If the Collateral is located at a facility leased by Borrower, Borrower will obtain from the lessor a consent to the granting of a security interest in the Collateral and a subordination of the lessor’s interest in the Collateral. The consent and subordination shall be in form acceptable to Lender.

(k)           Reporting Obligations. Borrower hereby covenants and agrees to deliver to Lender, or to cause The WesterN SizzliN Corporation (“Guarantor”) to deliver to Lender, the following:

(A)  Management prepared and certified consolidated quarterly financial statements for Guarantor within forty-five (45) days after the end of the first three (3) quarters of each fiscal year of Guarantor.

(B)   Annual consolidated financial statements for Guarantor audited by an independent certified public accountant within one hundred twenty (120) days after the end of each fiscal year of Guarantor.

(C)   Management prepared and certified unit level profit and loss statements relating to the operation of the Franchised Operations within forty-five (45) days after the end of each fiscal year of Borrower.

Such financial statements shall be true and correct in all respects, shall be prepared in accordance with generally accepted accounting principles, and shall fairly represent the respective financial conditions of the subjects thereof as of the respective dates thereof. If Borrower’s financial statements are prepared on a consolidated basis, Borrower hereby covenants and agrees to prepare financial statements specifically relating to the operation of the Franchised Operations. At the request of Lender, Borrower shall obtain the consent of Borrower’s accountant(s) to the inclusion of Borrower’s most recent financial statement in any regulatory filing or report to be filed by Lender.

(l)            Management and Licensing Agreement. Borrower is a franchisee in good standing with The WesterN SizzliN Corporation (“Franchisor”), and is not in default under its Management and Licensing agreement with Franchisor relating to the Franchised Operations (“Management Agreement”). Borrower agrees to comply with the terms of the Management Agreement and to take all actions necessary or required to keep the Management Agreement in full force and effect. Borrower will not encumber its rights under the Management Agreement, except to Lender. Borrower agrees to promptly provide Lender with a copy of any notice of default under the Management Agreement. Further, Borrower agrees to promptly provide Lender with a copy of any notice to Borrower of the existence of any breach which, with notice or the passage of time, or both, would entitle Franchisor to terminate the Management Agreement.

(m)          Fixed Charge Coverage Ratio. Borrower shall maintain a Fixed Charge Coverage Ratio (as hereinafter defined) of not less than 1.2 to 1.0 for Borrower’s business operations generally and not less than 1.4 to 1.0 for the Franchised Operations. “Fixed Charge Coverage Ratio” shall mean Borrower’s Operating Cash Flow divided by its Fixed Charges (each as defined below). The Fixed Charge Coverage Ratios shall be calculated

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by Borrower from time to time and dates as determined by Lender, and Borrower shall submit such information as Lender may require to confirm and approve Borrower’s calculation of the Fixed Charge Coverage Ratios.

(i) “Fixed Charges” shall mean the sum of the following items set forth on a pro forma basis separately stated for both Borrower’s business operations generally and for the Franchised Operations, in each case, for the applicable twelve (12) month operating period:

(A)          current portion of long-term debt (defined as the current portion of long-term debt due to mature during the next twelve (12) month operating period, as stated in Borrower’s applicable financial statement, plus, if not already included therein, the current of portion of principal payments imputed on all capital leases), plus

(B)           interest expense (defined as the interest expense as stated on Borrower’s applicable financial statement, plus, if not already included therein, the interest expense imputed on all capital leases), plus

(C)           the current portion of operating leases (defined as the amount of rent due under operating leases for the next twelve (12) month operating period).

(ii) “Operating Cash Flow” shall mean the sum or subtraction of the following items separately stated for both Borrower’s business operations generally and for the Franchised Operations, in each case, for the applicable prior twelve (12) month operating period:

(A)          net income (defined as the net income stated on Borrower’s applicable financial statement), plus

(B)           depreciation and amortization (defined as the depreciation and amortization expense as stated on Borrower’s applicable financial statement), plus

(C)           interest expense (as defined above), plus

(D)          operating lease expense (defined as the amount of rental expense paid under operating leases, as stated on Borrower’s applicable financial statements), plus or minus

(E)           non-recurring items (defined as items which, when computing cash flow, should in Lender’s reasonable business judgment, be added back to or subtracted from net income to normalize results).

3.             PROHIBITION ON TRANSFER OR MODIFICATION.   Borrower shall not transfer, sell, assign, lease or modify the Collateral or any interest therein, any part thereof, or any substantial portion of Borrower’s other assets or property without the prior written consent of Lender.  Notwithstanding the foregoing, Borrower may use Collateral if the same is in the ordinary course of Borrower’s business and on customary terms and at usual prices.

4.             PROHIBITION ON CHANGE OF NAME, ORGANIZATION OR LOCATION.  Borrower shall not assume a different name, change the location of its principal place of business, cease conducting business at any location that appears in this Agreement, merge, consolidate, change or reorganize its organizational structure nor change the location of any of the Collateral without, in each instance, obtaining the prior written consent of Lender thirty (30) days prior to any such event.

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5.             RIGHT OF SETOFF.  Borrower hereby grants Lender the right, exercisable if Borrower is in default, to set off or apply against the Indebtedness any account or deposit with Lender in which Borrower has an interest or against any other amounts which may be in the possession of Lender and to the credit of Borrower.

6.             EXAMINATION OF RECORDS AND COLLATERAL. Borrower shall keep full and accurate records of Borrower’s business, including, without limit, records related to the Collateral, and such records shall be open to inspection and duplication by Lender at all reasonable times.   Lender may enter upon any property owned by or in the possession of Borrower to examine and inspect the Collateral during regular business hours. Borrower shall promptly provide Lender with any information concerning the Collateral as Lender may request at any time.

7.             REIMBURSEMENT OF EXPENSES. Borrower shall reimburse Lender for all reasonable costs and expenses, including reasonable attorneys’ fees, incurred by Lender in enforcing the rights of Lender under this Agreement. All costs and expenses shall be included in the Indebtedness and shall be immediately due and payable together with interest at the maximum legal rate.  Such costs and expenses shall include, without limitation, costs or expenses incurred by Lender in any bankruptcy, reorganization, insolvency or other similar proceeding.

8.             RIGHTS AND OBLIGATIONS OF LENDER.  In the event that Borrower fails to pay taxes, maintain insurance or perform any other obligation arising under this Agreement, Lender may pay or perform such obligation(s) for the account of Borrower and the same shall be added to the Indebtedness and shall be immediately due and payable together with interest at the highest rate charged by Lender on any of the Indebtedness (but not to exceed the maximum rate permitted by law). Lender shall not be liable for any loss to the Collateral nor shall such loss reduce the balance due.

9.             INDEMNIFICATION.   Borrower shall indemnify and save Lender harmless from all claims, obligations, costs, expenses, including attorneys’ fees, and causes of action or other rights asserted against Lender and relating to this Agreement and/or the Collateral, except those arising from the gross negligence or wilful misconduct of Lender.

10.          EVENTS OF DEFAULT AND REMEDIES.

(a)           Events of Default.  Any of the following events shall, for purposes of this Agreement, constitute an “Event of Default”:

(i)            Failure by Borrower to pay any amount owing on or with respect to the Indebtedness when due, whether by maturity, acceleration or otherwise, which failure continues for five (5) business days.

(ii)           Any failure by Borrower or any guarantor to comply with, or breach by Borrower or any guarantor of, any of the non-monetary terms, provisions, warranties or covenants of the Notes, this Agreement or the other Loan Documents, which failure continues for fifteen (15) days after the date of written notice to Borrower (or any guarantor) from Lender of such default; provided, however, that if: (i) the nature of Borrower’s (or any guarantor’s) noncompliance is such that more than fifteen (15) days are reasonably required for its cure, (ii) Borrower (or any guarantor) has commenced such cure within said fifteen (15) day period, (iii) Borrower (or any guarantor) diligently prosecutes such cure to completion, (iv) Borrower (or any guarantor) provides Lender with written notice of the noncompliance, AND (v) Borrower (or any guarantor) furnishes reserves or a security bond, in an amount satisfactory to Lender in its sole discretion, then Borrower (or any guarantor) shall not be in default.

(iii)          Institution of remedial proceedings or other exercise of rights and remedies by the holder of any security interest or other lien against the Collateral or any portion thereof; provided, however,

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if there is a good faith dispute by Borrower (or any guarantor) as to the validity or reasonableness of the claim which is the basis for such proceedings, then no Event of Default shall have occurred under this clause (iii) if Borrower (or any guarantor) provides Lender with written notice of the proceedings and furnishes reserves or a security bond for the proceedings satisfactory to Lender,

(iv)          The insolvency of Borrower or any guarantor or the admission in writing of Borrower’s or any guarantor’s inability to pay debts as they mature.

(v)           Any statement, representation or information made or furnished by or on behalf of Borrower or any guarantor to Lender in connection with or to induce Lender to provide any of the Indebtedness shall prove to be false or materially misleading when made or furnished.

(vi)          Institution of bankruptcy, reorganization, insolvency or other similar proceedings by or against Borrower or any guarantor, unless, in the case of a petition filed against Borrower, the same is dismissed within sixty (60) days of filing.

(vii)         The issuance or filing of any judgment, attachment, levy, garnishment or the commencement of any related proceeding or the commencement of any other judicial process upon or in respect to Borrower or any guarantor or the Collateral in which the amount in controversy exceeds One Hundred Thousand Dollars ($100,000) and is not covered by the insurance of Borrower (or any guarantor), unless satisfied, or Borrower (or any guarantor) furnishes reserves or a security bond in an amount satisfactory to Lender in its sole discretion, released or discharged within sixty (60) days after the date of such issuance, filing or communication.

(viii)        Sale or other disposition by Borrower or any guarantor of any substantial portion of assets or property.

(ix)           Death, dissolution, merger, consolidation, termination of existence, insolvency, business failure or assignment for the benefit of creditors of or by Borrower or any guarantor; without the prior written consent of Lender, which consent shall not be unreasonably withheld.

(x)            If there is any failure by Borrower or any guarantor to pay any indebtedness (other than to Lender) in excess of One Hundred Thousand Dollars ($100,000) (and exclusive of trade debt incurred in the ordinary course of business) when do or in the observance or performance of any term, covenant or condition in any document evidencing, securing or relating to such indebtedness, which failure continues beyond any applicable cure period.

(xi)           Receipt by Borrower of a notice of termination of the Management Agreement.

(xii)          If the Notes, this Agreement and the other Loan Documents have not been assigned to the Trust, the default by Borrower which continues beyond any applicable grace or cure period under the Retained Obligations; provided, however, if the Notes, this Agreement and the other Loan Documents are assigned to the Trust, this clause (xii) shall be of no force or effect during the term of such assignment.

(xiii)         In the event that the Notes, this Agreement and the other Loan Documents are assigned to the Trust, the default by Borrower which continues beyond any applicable grace or cure period under the Trust Obligations.

(b)            Remedies Upon Event of Default. Upon the occurrence of any Event of Default, Lender shall have the following rights:

(i)            Declare all or part of the Indebtedness immediately due and payable.

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(ii)          Borrower agrees, upon request of Lender, to assemble the Collateral and make it available to Lender at any place which is reasonably convenient for Borrower and Lender. Borrower grants Lender permission to enter upon any premises owned or occupied by Borrower for the purpose of taking possession of the Collateral.

(iii)         Lender shall have the right to take possession of the Collateral, with or without demand, and with or without process of law. Lender shall have the right to sell and dispose of the Collateral and to distribute the proceeds according to law. In connection with the right of Lender to take possession of the Collateral, Lender may take possession of any other items of property in or on the Collateral at the time of taking possession, and hold them for Borrower without liability on the part of Lender. If there is any statutory requirement for notice, that requirement shall be met if Lender shall send notice to Borrower at least five (5) days prior to the date of sale, disposition or other event giving rise to the required notice. Borrower shall be liable for any deficiency remaining after disposition of the Collateral.

(iv)         Lender shall also have any one or more of the rights and remedies under the UCC or at law or equity to enforce the payment of the Indebtedness.

(c)            Remedies Generally.

(i)           All remedies provided for in Section 10(b) shall be available to the extent not prohibited by law. Each remedy shall be cumulative and additional to any other remedy of Lender at law, in equity or by statute. No delay or omission to exercise any right or power accruing upon any default or Event of Default shall impair any such right or power or shall be construed to be a waiver of, or acquiescence in, any such default or Event of Default.

(ii)          Lender may waive any Event of Default and may rescind any declaration of maturity of payments on the Indebtedness. In case of such waiver or recision Borrower and Lender shall be restored to their respective former positions and rights under this Agreement. Any waiver by Lender of any default or Event of Default shall be in writing and shall be limited to the particular default waived and shall not be deemed to waive any other default.

(d)            Application of Proceeds.   Any proceeds received by Lender from the exercise of remedies pursuant to Section 10(b) of this Agreement shall be applied as follows:

(i)           First, to pay all costs and expenses incidental to the leasing, foreclosure, sale or other disposition of the Collateral. These costs and expenses shall include, without limit, any costs and expenses incurred by Lender (including, without limit, reasonable attorneys’ fees and disbursements), and any taxes and assessments or other liens and encumbrances prior to the lien of this Agreement.

(ii)          Second, to all sums expended or incurred by Lender, directly or indirectly in carrying out any term, covenant or agreement under this Agreement or any related document, together with interest as provided in this Agreement.

(iii)         Third, to the payment of the Indebtedness.  If the proceeds are insufficient to fully pay the Indebtedness, then application shall be made first to late charges and interest accrued and unpaid, then to any applicable prepayment premiums, and then to unpaid fees and other charges, then to the outstanding principal balance.

(iv)         Fourth, any surplus remaining shall be paid to Borrower or to whomsoever may be lawfully entitled.

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(e)            Further Actions.    Promptly upon the request of Lender, Borrower shall execute, acknowledge and deliver any and all further documents, security agreements, financing statements and assurances, and do or cause to be done all further acts as Lender may require to confirm and protect the lien of this Agreement or otherwise to accomplish the purposes of this Agreement.

(f)             Attorneys Fees.   Any reference in this Agreement to attorneys’ fees shall refer to fees, charges, costs and expenses of in-house and outside attorneys and paralegals, whether or not a suit or proceeding is instituted, and whether incurred at the trial court level, on appeal, in a bankruptcy, administrative or probate proceeding, in consultation with counsel, or otherwise. All costs, expenses and fees of any nature for which Borrower is obligated to reimburse or indemnify Lender are part of the Indebtedness secured by this Agreement and are payable upon demand, unless expressly provided otherwise, with interest until repaid at the highest rate charged on any of the Indebtedness (but not to exceed the maximum rate permitted by law).

11.          PARTIAL RELEASES. Lender shall from time to time execute and deliver to Borrower, within ten (10) business days after the written request of Borrower, UCC termination statements with respect to a portion of the Collateral secured hereunder, provided that (a) Borrower shall not be in default under any of the terms, covenants or conditions of any document or instrument evidencing or securing the Indebtedness; (b) the outstanding principal balance of the applicable promissory note, together with interest, premiums, costs and all other sums on that amount, shall be paid in full; and (c) all termination statements shall be prepared by Lender at Borrower’s expense. The portion of the Collateral released under this Section 11 shall be determined by matching the Collateral located at or related to a specified Franchised Operation with the promissory note referencing that Franchised Operation on its face.

12.          MISCELLANEOUS.

(a)           Governing Law. This Agreement shall be construed according to the laws of the State of Tennessee.

(b)           Successors and Assigns.   This Agreement shall be binding upon the successors and assigns of Borrower including, without limit, any debtor in possession or trustee in bankruptcy for Borrower, and the rights and privileges of Lender under this Agreement shall inure to the benefit of its successors and assigns. This shall not be deemed a consent by Lender to a conveyance by Borrower of all or any part of the Collateral or of any ownership interest in Borrower.

(c)           Notices. Notice from one party to another relating to this Agreement, if required, shall be deemed effective if made in writing (including telecommunications) and delivered to the recipient’s address, telex number or telecopier number set forth by any of the following means: (i) hand delivery, (ii) registered or certified mail, postage prepaid, (iii) express mail or other overnight courier service or (iv) telecopy, telex or other wire transmission with request for assurance of receipt in a manner typical with respect to communications of that type. Notice made in accordance with these provisions shall be deemed delivered on receipt if delivered by hand or wire transmission, on the third business day after mailing if mailed by registered or certified mail, or on the next business day after mailing or deposit with the postal service or an overnight courier service if delivered by express mail or overnight courier. Borrower’s telecopier number is (540) 345-0831, and Lender’s telecopier number is (743) 994-1376.

(d)           Entire Agreement; Amendments. This Agreement and any agreement to which it refers state all rights and obligations of the parties and supersede all other agreements (oral or written) with respect to the security interests granted by this Agreement.   Any amendment of this Agreement shall be in writing and shall require the signature of Borrower and Lender.

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(e)           Partial Invalidity.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the remaining provisions of this Agreement.

(f)            Inspections.  Any inspection, audit, appraisal or examination by Lender or its agents of the Collateral or of information or documents pertaining to the Collateral is for the sole purpose of protecting Lender’s interests under this Agreement and is not for the benefit or protection of Borrower or any third party.

(g)           Joint and Several Liability.  In the event that more than one person or entity executes this Agreement, the obligations of each person or entity shall be joint and several.

(h)           Automatic Reinstatement.  Notwithstanding any prior revocation, termination, surrender or discharge of this Agreement, the effectiveness of this Agreement shall automatically continue or be reinstated, as the case may be, in the event that:

(i)            Any payment received or credit given by Lender in respect of the Indebtedness is determined to be a preference, impermissible setoff, fraudulent conveyance, diversion of trust funds, or otherwise required to be returned to Borrower or any third party under any applicable state or federal law, including, without limit, laws pertaining to bankruptcy or insolvency, in which case this Agreement shall be enforceable as if any such payment or credit had not been received or given, whether or not Lender relied upon this payment or credit or changed its position as a consequence of it.

(ii)           In the event of continuation or reinstatement of this Agreement, Borrower agrees upon demand by Lender to execute and deliver to Lender those documents which Lender determines are appropriate to further evidence (in the public records or otherwise) this continuation or reinstatement, although the failure of Borrower to do so shall not affect in any way the reinstatement or continuation. If Borrower does not execute and deliver to Lender such documents upon demand, Lender and each officer of Lender is irrevocably appointed (which appointment is coupled with an interest) the true and lawful attorney of Borrower (with full power of substitution) to execute and deliver such documents in the name and on behalf of Borrower.

(i)            WAIVER OF JURY TRIAL.  BORROWER AND LENDER ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT OR THE INDEBTEDNESS.

(j)            Assignment.  This Agreement is freely assignable, in whole or in part, by Lender without notice to or consent of Borrower; provided, however, that Lender (or its assignee) shall provide written notice of such assignment to Borrower in the event that Lender (or such assignee) desires to designate a new person or entity as payee and/or a new place of payment for the obligations under the Notes.  Lender shall be fully discharged from all responsibility accruing hereunder from and after the effective date of any such assignment.  Lender’s assignee shall, to the extent of the assignment, be vested with all the powers and rights of Lender hereunder (including those granted under Section 10 hereof or otherwise with respect to the Collateral), and to the extent of such assignment the assignee may fully enforce such rights and powers, and all references to Lender shall mean and refer to such assignee.  Lender shall retain all rights and powers hereby given not so assigned, transferred and/or delivered.  Borrower hereby waives all defenses which Borrower may be entitled to assert against Lender’s assignee with respect to liability accruing hereunder prior to the effective date of any assignment of Lender’s interest herein.  Borrower may not, in whole or in part, directly or indirectly, assign this Agreement or its rights hereunder or delegate its duties hereunder without, in each instance, the specific prior written consent of Lender, which consent may be withheld or delayed in Lender’s sole discretion.

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(k)           Securitization.  Borrower understands and agrees that Lender may, from time to time, assign its rights and powers under the Notes, this Agreement and any other Loan Documents, in whole or in part, in connection with a securitization program.  Borrower agrees to enter into an amendment to the Notes, this Agreement and any other Loan Documents if such amendments are required by a nationally recognized rating agency in connection with a securitization program sponsored by Lender and in which the Notes, this Agreement and any other Loan Documents are to be included; provided that Borrower shall not be obligated to enter into any amendment which adversely affects Borrower or otherwise adversely alters any of the financial terms of the Notes, this Agreement and any other Loan Documents.

[SIGNATURE PAGE FOLLOWS]

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EXHIBIT A

TO

SECURITY AGREEMENT

4310 Chapman Hwy., Knoxville, TN

900 Merchants Rd, Knoxville, TN

A-1

Borrower has executed this Agreement on the day and year first above written.

Borrower’s principal place of business is located in the City of Roanoke, Commonwealth of Virginia.

Locations of the Collateral:

416 South Jefferson Street, 4th Floor
Roanoke, Virginia 24011 and

each of the sites listed on Exhibit A attached hereto.

BORROWER:

THE WESTERN SIZZLIN STORES, INC.

By:	/s/ Victor F. Foti

Its:	President

Address:

P.O. Box 12167

Roanoke, VA 24023-2167

Tax I.D. No. 54-1787907

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Loan No. 06720
4310 Chapman Hwy.
Knoxville, Tennessee

GUARANTY

THE WESTERN SIZZLIN CORPORATION, a Tennessee corporation and THE WESTERN SIZZLIN STORES OF LITTLE ROCK, INC., an Arkansas corporation (each a “Guarantor”), as a material inducement to and in consideration of CAPTEC FINANCIAL GROUP FUNDING CORPORATION, a Michigan corporation, whose address is 24 Frank Lloyd Wright Drive, Lobby L, Ann Arbor, Michigan 48106 (together with its successors, assigns and transferees, “Lender”), making a loan in the original principal amount of Five Hundred Thousand and 00/100 Dollars ($500,000.00) as evidenced by a Promissory Note, dated March 23, 1998 (“Note”), made by THE WESTERN SIZZLIN STORES, INC., a Virginia corporation (“Borrower”), which Note is secured by the instruments referenced therein (together with the Note, “Loan Documents”), hereby jointly and severally, unconditionally and irrevocably, personally guarantees to and for the benefit of Lender, and Lender’s successors and assigns, the full and timely payment and performance of all of the Borrower’s duties, obligations and covenants under the Loan Documents.  This is a guaranty of payment and performance and not of collection.

This Guaranty shall not be affected by Lender’s failure or delay to enforce any of its rights.

Guarantor’s obligations are independent of Borrower’s obligations.  If Borrower defaults under the Loan Documents, Lender can proceed immediately against Guarantor or Borrower, or both, or Lender can enforce against Guarantor or Borrower, or both, any rights that it has under the Loan Documents or pursuant to applicable laws.  If any lien created by the Loan Documents terminates and Lender has any rights it can enforce against Borrower after termination, Lender can enforce those rights against Guarantor without giving previous notice to Borrower or Guarantor or without making any demand on either of them.

To the extent permitted by law, Guarantor waives the benefit of any statute of limitations affecting Guarantor’s liability under this Guaranty.  Guarantor waives the right to require Lender to first or concurrently: (1) proceed against Borrower; (2) proceed against or exhaust any security that Lender holds from Borrower; or (3) pursue any other remedy in Lender’s power.  The liability of Guarantor shall not be affected or exonerated by any indulgence, compromise, settlement or variation of terms which may be extended by Lender to Borrower, or agreed upon by Lender or Borrower, and, unless agreed to in writing by Lender, shall not be affected or exonerated by any assignment by Borrower of its interest in any one or more of the Loan Documents, nor shall the liability of the Guarantor be affected or exonerated by the insolvency, bankruptcy (voluntary or involuntary), or reorganization of Borrower, nor by the voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of Borrower, or by the release of any other Guarantor.  Lender and Borrower, without notice to or consent by Guarantor, may at any time or times enter into such modifications, extensions, amendments or other covenants of the Loan Documents as they may deem appropriate, and Guarantor shall not be released nor its liability exonerated thereby but shall continue to be fully liable for the payment and performance of all obligations and duties of Borrower under the Loan Documents as so modified, extended or amended.

Guarantor further agrees (1) to indemnify and hold harmless Lender from and against any claims, damages, expenses or losses, including to the extent permitted by law, all reasonable attorneys’ fees incurred by counsel of Lender’s choice (whether or not litigation is commenced), resulting from or arising out of any breach of any provision of the Loan Documents by Borrower or by reason of Borrower’s failure to perform any of its obligations thereunder, and (2) to the extent permitted by law, to pay all costs and expenses, including reasonable attorneys’ fees (whether or not litigation is commenced), incurred by Lender in enforcing this Guaranty.

Until all of Borrower’s obligations to Lender have been discharged in full, Guarantor has no right of subrogation against Borrower.  Guarantor assumes the responsibility to remain informed of the financial condition of Borrower and of all other circumstances bearing upon the risk of Borrower’s default, which reasonable inquiry would reveal, and agrees that Lender shall have no duty to advise Guarantor of information known to it regarding such condition or any such circumstances.  Lender shall not be required to inquire into the powers of Borrower or the officers, employees, partners or agents acting or purporting to act on its behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed under this Guaranty.  Each Guarantor hereby represents and warrants to Lender that such Guarantor has received a copy of each of the Loan Documents, has read or had the opportunity to read each of the Loan Documents, and understands the terms of the Loan Documents.  The provisions in the Loan Documents relating to the execution of additional documents, legal proceedings by Lender against Borrower, severability of the provisions of the Loan Documents, interpretation of the Loan Documents, notices, waivers (including waiver of a jury trial), limitation on right of recovery against Lender, disclaimer of individual liability, and the applicable laws which govern the interpretation of the Loan Documents are incorporated herein in their entirety by this reference and made a part hereof as though set forth in full herein; any reference in those provisions to “Borrower” shall mean each Guarantor and any reference in those provisions to the “Loan Documents” shall mean this Guaranty.

To the extent permitted by law, Guarantor waives its right to enforce any remedies that Borrower now has, or later may have, against Lender. Guarantor waives any right to participate in any security now or later held by Lender.  Guarantor waives notice of acceptance of this Guaranty, and all other notices in connection with this Guaranty or in connection with the liabilities, obligations and duties guaranteed hereby, including notices to Guarantor of default by the Borrower under the Loan Documents.  Guarantor hereby waives diligence, presentment, demand for performance, notice of nonperformance, protest, notice of protest, notice of dishonor, and notice of acceptance of this Guaranty, and waives all notices of the existence, creation, or incurring of new or additional obligations.

If there is more than one Guarantor, the liability of each Guarantor shall be joint and several.  Guarantor’s obligations under this Guaranty shall be binding on Guarantor’s legal representatives, heirs, successors and assigns.

If Borrower disposes of its interest in the property secured by the Loan Documents, “Borrower”, as used in this Guaranty, shall mean Borrower’s successors or assigns.  Assignment of the Loan Documents by Lender (as permitted by the Loan Documents) shall not affect this Guaranty.  In the event of an assignment of the Loan Documents by Lender, the term “Lender” as used in this Guaranty shall mean Lender’s successors or assigns.

Guarantor hereby covenants and agrees to deliver to Lender the following: (a) management prepared and certified consolidated quarterly financial statements for Guarantor within forty-five (45) days after the end of the first three (3) quarters of each fiscal year of Guarantor, and (b) annual consolidated financial statements for Guarantor audited by an independent certified public accountant within one hundred twenty (120) days after the end of each fiscal year of Guarantor.  Such financial statements shall be true and correct in all respects, shall be prepared in accordance with generally accepted accounting principles, and shall fairly represent the respective financial conditions of the subjects thereof as of the respective dates thereof.  At the request of Lender, Guarantor shall obtain the consent of Guarantor’s accountant(s) to the inclusion of Guarantor’s most recent financial statement in any regulatory filing or report to be filed by Lender.

If any one or more of the provisions of this Guaranty shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Guaranty, and this Guaranty shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

This Guaranty shall be construed according to the laws of the State of Tennessee.  Guarantor agrees that any dispute which may arise between Lender and Guarantor with regard to this Guaranty shall be resolved by litigation in state or federal court.  Litigation may be initiated by Lender or its assignee, at its discretion, in the State of the principal place of business of Lender or its assignee, the State of the principal place of business of Guarantor, or the State where the Collateral (as defined in the Loan Documents) is located.

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GUARANTOR HEREBY KNOWINGLY AND IRREVOCABLY WAIVES ANY OBJECTIONS ON THE GROUNDS OF IMPROPER JURISDICTION OR VENUE TO AN ACTION INITIATED AS SET FORTH ABOVE AND AGREES THAT EFFECTIVE SERVICE OF PROCESS MAY BE MADE UPON GUARANTOR BY REGISTERED MAIL RETURN RECEIPT REQUESTED.  GUARANTOR WAIVES, TO THE EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY ACTION BETWEEN THE PARTIES.

This Guaranty shall become effective on March 31, 1998.

THE WESTERN SIZZLIN CORPORATION

By:.	/s/ Victor F. Foti

Its: President

THE WESTERN SIZZLIN STORES OF LITTLE ROCK, INC .

By:	/s/ Victor F. Foti

Its:	President

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Loan No. 06720
4310 Chapman Hwy.
Knoxville, Tennessee

CERTIFICATE OF BORROWER

THE WESTERN SIZZLIN STORES, INC., a Virginia corporation ("Borrower"), for the benefit of CAPTEC FINANCIAL GROUP FUNDING CORPORATION, a Michigan corporation (together with its successors, assigns and transferees, “Lender”), warrants, represents, covenants and agrees that the following are true and correct as of the date hereof:

1.             All warranties and representations of Borrower contained in this Certificate shall survive the execution of this Certificate and any advances made in accordance with the Promissory Note executed by Borrower, in favor of Lender, dated even herewith, in the original principal amount of Five Hundred Thousand and 00/100 Dollars ($500,000.00) (the “Note”).

2.             Borrower has good, indefeasible and marketable title to the Collateral (as defined in that certain Security Agreement, dated even herewith, between Borrower and Lender (the “Security Agreement”)).  Except for the Security Agreement, there are no instruments, matters or agreements, and Borrower is not a party to any instrument, matter or agreement, which will in any way encumber, bind or otherwise affect the Collateral or Lender.  Borrower has neither done nor failed to do anything, nor has suffered anything to be done, as a result of which the Collateral or any part thereof has been or will be encumbered or title thereto has been or will be affected in any way and no person, firm or entity has any present, conditional or contingent rights to acquire all or any portion of the Collateral.

3.             Borrower is a corporation duly organized and validly existing in good standing under the laws of the Commonwealth of Virginia and is qualified to do business in the State of Tennessee.  The person or persons executing the Note, the Security Agreement and the other Loan Documents (as defined in the Security Agreement) have full power and complete authority to execute the Note, the Security Agreement and the other Loan Documents, and, when executed, the Note, the Security Agreement and the other Loan Documents will be legal, valid and binding obligations of Borrower, enforceable in accordance with their terms.

4.             As of the date hereof, Borrower is not “insolvent” within the meaning of Section 548(a)(2)(B) of the United States Bankruptcy Code.

5.             Borrower is in the business of owning and operating Great American Steak & Buffet Company restaurants, including the restaurant operation located at 4310 Chapman Hwy., Knoxville, Tennessee (the “Franchised Operation”).  Borrower’s chief executive office is located at 416 South Jefferson Street, Roanoke, Virginia 24012, and the Collateral is located at Borrower’s Chief Executive Office and the Franchised Operation.

6.             Borrower has furnished to Lender its most recent annual audited financial statements and most recent management prepared and certified quarterly financial statements, which statements were prepared in accordance with generally accepted accounting principles and are correct and complete and accurately present the financial condition of Borrower on the dates thereof.  Further, there has been no material adverse change in the business, property or condition of Borrower since the date of the most recent financial statements.

7.             Borrower has complied and will continue to comply with all applicable laws, rules, regulations and orders relating to Borrower or any aspect of Borrower’s business or assets, including, without limit, all environmental laws, rules, regulations and orders.  Borrower agrees to indemnify and hold Lender harmless against and from all claims, losses and costs resulting from any and all violations by Borrower of any laws, rules, regulations and/or orders.

8.             Borrower has not received any written notice of, and, to the best knowledge of Borrower, none of Borrower, the Franchised Operation or the premises where the Franchised Operation is located are in violation of any law, municipal ordinance or other governmental requirement of any governmental authority.

9.             There are no circumstances, state of facts or other matters which, with the passage of time or the giving of notice, or both, would constitute an Event of Default under the terms of the Note, the Security Agreement or the other Loan Documents.

10.           Borrower has filed all federal, state and local income and other tax returns and other reports required to be filed prior to the date of this Certificate and Borrower has paid all taxes, assessments, withholdings and other governmental charges that are due and payable prior to the date of this Certificate.

11.           All taxes and all installments of assessments and all other charges of any kind imposed or levied by any governmental authority against either Borrower or the Collateral which are due and payable or constitute a lien at or prior to the date of this Certificate, together with all interest and penalties due thereon, have been paid in full.

12.           There is now fully paid and enforceable fire, liability and other forms of insurance in such amounts and covering such risks as are required under the Security Agreement.

13.           There are no disputes, litigation or other such proceedings pending or, to the best of Borrower’s knowledge, threatened against or related to Borrower, the Collateral or the Franchised Operation, nor does Borrower know of any basis for any such action.

14.           In consideration of the loan evidenced by the Note and secured, by the Security Agreement and the other Loan Documents, Borrower agrees to indemnify and hold Lender harmless against all claims, liabilities, losses, deficiencies and damages as well as reasonable expenses (including attorney’s fees), interest and penalties related thereto, asserted by any third party against, or incurred by Lender, by reason of or resulting from any breach, inaccuracy, incompleteness or nonfulfillment of the covenants, representations and/or warranties of Borrower contained in this Certificate.

15.           Commencing May 1, 1998 and on the first day of each following month, Lender is authorized to initiate an electronic funds transfer to pay the monthly installment payment owing under the loan evidenced by the Note from the account designated below, and to receive payments from such account.  This authorization will remain in effect unless the undersigned requests a modification that is agreed to by the Financial Institution and Lender; provided, however, that Lender and its successors, assigns and transferees may modify the place of payment to be made by Borrower without the consent of the Financial Institution.

Financial Institution:
Financial Institution
Address:
Routing/Transit #:
Account #:

[SIGNATURE PAGE FOLLOWS]

This Certificate shall become effective on March 31, 1998.

THE WESTERN SIZZLIN STORES, INC.

By	/s/ Victor F. Foti

	Its	President

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[LETTERHEAD OF WESTERN SIZZLIN STORES, INC.]

TO:	Martha R. Young, (313) 668-7612
Fax: 747-7147

FROM:	Calvin Lilly, (540) 345-3195
Fax: 345-0831

DATE:	Match 24, 1998

RE:	Closing Items- Follow-up

Information for account drafting:

Financial Institution:	Wachovia Bank, N. A.

Financial Institution Address:	111 Franklin Road Roanoke, Virginia 24001 Attn: Kelly Kiser

Routing #:	051000253

Account #:	7911787711 The WesterN SizzliN Stores, Inc.

[ILLEGIBLE]

Loan No. 06720
4310 Chapman Hwy.
Knoxville, Tennessee

CERTIFICATE OF GUARANTOR

THE WESTERN SIZZLIN STORES OF LITTLE ROCK, INC., an Arkansas corporation (“Guarantor”), for the benefit of CAPTEC FINANCIAL GROUP FUNDING CORPORATION, a Michigan corporation (together with its successors, assigns and transferees, “Lender”), warrants, represents, covenants and agrees that the following are true and correct as of the date hereof:

1.             Guarantor has received a copy of that certain Promissory Note, dated March 23, 1998 in the original principal amount of Five Hundred Thousand and 00/100 Dollars ($500,000.00) (“Note”) made by THE WESTERN SIZZLIN STORES, INC., a Virginia corporation (“Borrower”).  Guarantor has also received a copy of the instruments securing the Note, as referenced therein (together with the Note, the “Loan Documents”).  The Loan Documents create a lien with respect to certain real and personal property located at 4310 Chapman Hwy., Knoxville, Tennessee (“Premises”).

2.             Guarantor has had the opportunity to review the Certificate of Borrower, dated even herewith, made by Borrower for the benefit of Lender, and confirms that the warranties and representations set forth therein are true and correct as of the date hereof.

3.             Guarantor has full power and authority to enter into that certain Guaranty executed by Guarantor in favor of Lender, dated as of the date of this Certificate (“Guaranty”) and to assume and perform all of Guarantor’s obligations under the Guaranty in accordance with all of the terms and conditions of the Guaranty.  The execution and delivery of the Guaranty and the performance by Guarantor of Guarantor’s obligations under the Guaranty and under all documents contemplated by the Guaranty require no further action or approval.  The Guaranty and all other documents contemplated by the Guaranty are fully binding and enforceable obligations of Guarantor.

4.             There are no circumstances, state of facts or other matters which, with the passage of time or the giving of notice, or both, would constitute an event of default under the terms of the Guaranty, or to the best of the Guarantor’s knowledge, under the Loan Documents.

5.             There are no disputes, litigation or other such proceedings pending or, to the best of the Guarantor’s knowledge, threatened against or related to the Guarantor, nor does Guarantor know of any basis for any such action.

6.             Guarantor has furnished to Lender its most recent annual audited consolidated financial statements and most recent management prepared and certified quarterly consolidated financial statements, which statements were prepared in accordance with generally accepted accounting principles and are correct and complete and accurately present the financial condition of Guarantor on the dates thereof.  Further, there has been no material adverse change in the business, property or condition of Guarantor since the date of the most recent financial statements.

7.             In consideration of the loan evidenced by the Note and secured, in part, by the Loan Documents, the receipt and sufficiency of which Guarantor acknowledges, and in order to induce Lender to make such loan, Guarantor agrees to indemnify and hold Lender harmless against all claims, liabilities, losses, deficiencies and damages as well as reasonable expenses (including attorney’s fees), interest and penalties related thereto, asserted by any third party against, or incurred by Lender, by reason of or resulting from any breach, inaccuracy, incompleteness or nonfulfillment of the covenants, representations and/or warranties of Guarantor contained in this Certificate.

This Certificate shall become effective on March 31, 1998.

THE WESTERN SIZZLIN STORES OF LITTLE ROCK, INC.

By	/s/ Victor F. Foti

	Its	President

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Loan No. 06720
4310 Chapman Hwy.
Knoxville, Tennessee

CERTIFICATE OF GUARANTOR

THE WESTERN SIZZLIN CORPORATION, a Tennessee corporation (“Guarantor”), for the benefit of CAPTEC FINANCIAL GROUP FUNDING CORPORATION, a Michigan corporation (together with its successors, assigns and transferees, “Lender”), warrants, represents, covenants and agrees that the following are true and correct as of the date hereof:

1.             Guarantor has received a copy of that certain Promissory Note, dated March 23, 1998 in the original principal amount of Five Hundred Thousand and 00/100 Dollars ($500,000.00) (“Note”) made by THE WESTERN SIZZLIN STORES, INC., a Virginia corporation (“Borrower”).  Guarantor has also received a copy of the instruments securing the Note, as referenced therein (together with the Note, the “Loan Documents”).  The Loan Documents create a lien with respect to certain real and personal property located at 4310 Chapman Hwy., Knoxville, Tennessee (“Premises”).

2.             Guarantor has had the opportunity to review the Certificate of Borrower, dated even herewith, made by Borrower for the benefit of Lender, and confirms that the warranties and representations set forth therein are true and correct as of the date hereof.

3.             Guarantor has full power and authority to enter into that certain Guaranty executed by Guarantor in favor of Lender, dated as of the date of this Certificate (“Guaranty”) and to assume and perform all of Guarantor’s obligations under the Guaranty in accordance with all of the terms and conditions of the Guaranty.  The execution and delivery of the Guaranty and the performance by Guarantor of Guarantor’s obligations under the Guaranty and under all documents contemplated by the Guaranty require no further action or approval.  The Guaranty and all other documents contemplated by the Guaranty are fully binding and enforceable obligations of Guarantor.

4.             There are no circumstances, state of facts or other matters which, with the passage of time or the giving of notice, or both, would constitute an event of default under the terms of the Guaranty, or to the best of the Guarantor’s knowledge, under the Loan Documents.

5.             There are no disputes, litigation or other such proceedings pending or, to the best of the Guarantor’s knowledge, threatened against or related to the Guarantor or the Premises, nor does Guarantor know of any basis for any such action, except as disclosed to Lender on Exhibit A hereto.

6.             Guarantor has furnished to Lender its most recent annual audited consolidated financial statements and most recent management prepared and certified quarterly consolidated financial statements, which statements were prepared in accordance with generally accepted accounting principles and are correct and complete and accurately present the financial condition of Guarantor on the dates thereof.  Further, there has been no material adverse change in the business, property or condition of Guarantor since the date of the most recent financial statements.

7.            In consideration of the loan evidenced by the Note and secured, in part, by the Loan Documents, the receipt and sufficiency of which Guarantor acknowledges, and in order to induce Lender to make such loan, Guarantor agrees to indemnify and hold Lender harmless against all claims, liabilities, losses, deficiencies and damages as well as reasonable expenses (including attorney’s fees), interest and penalties related thereto, asserted by any third party against, or incurred by Lender, by reason of or resulting from any breach, inaccuracy, incompleteness or nonfulfillment of the covenants, representations and/or warranties of Guarantor contained in this Certificate.

This Certificate shall become effective on March 31, 1998.

THE WESTERN SIZZLIN CORPORATION

By	/s/ Victor F. Foti

	Its	President

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The WesterN SizzliN Corporation
Litagation Proceedings against The WesterN SzzliN Corporation
Exhibit A, to Certificate of Guarantor

Name/Caption		Status

David K. Wachtal, Jr. v. WSC. et al First Complaint – Breach of employment contract; wrongful termination Second Complaint - Includes officers and directors in the suit	$1,319,000

Wachtal president until 2/95 claims wrongful termination: which under his contract would mean two years’ of compensation, approx. $400,000. The termination was well justified. The suit had included certain officers and directors whose cases have been dismissed through award of summary judgement.

Third Complaint - loss of value of stock Idemnification for expenses	$8,500,000	Summary judgement granted to defendant, case dismissed; plaintiff has appealed. Discovery not complete.

Mann v. WSC Breach of employment	$50,000	Mann is now deceased, with very little discovery. We expect that the suit will be dismissed.

Durham Enterprises v. WSC Denial of awarding a franchise	$1,000,000	Summary judgment granted to defendant, case dismissed; plantiff has not appealed.

Cruthis v. Elgin Hamner and WSC Contaminated tea	$4,000	Suit primarily against franchise; WSC named as codefendant; discovery beginning.

Perry v. WSC and David Wachtal, Jr,		Discovery is beginning: D & O Insurance.
Business Interference between franchisee/seller and potential buyer - would not allow franchise assumption	$2,500,000

WSC v. Moody / Fowler
Counter claim, In response to WSCs collection suit for unpaid royalties	$500,000	Discovery beginning

Loan No. 06721

900 Merchants Rd.

Knoxville, Tennessee

PROMISSORY NOTE

$1,200,000.00	Date: March 23, 1998

PROMISE TO PAY. For value received, THE WESTERN SIZZLIN STORES, INC., a Virginia corporation, (“Borrower”) promises to pay to CAPTEC FINANCIAL GROUP FUNDING CORPORATION, a Michigan corporation (together with its successors, assigns and transferees, “Lender”), or order, One Million Two Hundred Thousand and 00/100 Dollars ($1,200,000.00), or so much of such sum as has been advanced under this Note, as follows:

Interest only from and after the date on which funds are disbursed by Lender hereunder (“Effective Date”) through the last day of the month in which the Effective Date occurs shall be due and payable on the first day of the next month following the Effective Date; provided that if the Effective Date occurs after the fifteenth (15th) day of a month, the interest which would accrue, based on the actual number of days, through the end of such month shall be due and payable in advance on the Effective Date.  Installments of principal and interest in the amount of Seventeen Thousand One Hundred Eighty-Two and 00/100 Dollars ($17,182.00) are due and payable on the first day of each month (each a “Payment Date”), commencing May 1, 1998; until December 1, 2006 (“Due Date”), when the outstanding principal balance, plus accrued interest, is due and payable (unless the indebtedness evidenced by this Note is accelerated, in which case, the Due Date is the date of acceleration).  The amortization period for this Note, for purposes of calculating the monthly installments of principal and interest, is one hundred four (104) months.

All payments under this Note shall be made at Lender’s principal office at 24 Frank Lloyd Wright Drive, Lobby L, 4th Floor, P.O. Box 544, Ann Arbor, Michigan 48106-0544, or at such other address as Lender may designate in writing, or by electronic funds withdrawal made by Lender upon written authorization therefor from Borrower, which authorization shall not be revocable by Borrower without the consent of Lender.  Payments due and payable on a day on which Lender is not open for business are due on the next succeeding business day.  Payments will be applied first to accrued interest and then to principal.

INTEREST RATE. The outstanding principal balance of this Note will bear interest at a fixed rate equal to nine and eighty-two hundredths percent (9.82%) per annum (the “Stated Rate”), until the Due Date (whether by acceleration or otherwise), and thereafter at a rate which is three percent (3%) above the Stated Rate (“Default Rate”).

Interest will be computed on the basis of a year consisting of twelve (12) months of thirty (30) days each.  In no event, however, shall the interest rate exceed the maximum rate allowed by law.  Notwithstanding anything to the contrary contained herein, at no time shall the interest payable under this Note be greater than the maximum rate permitted by applicable law (“Legal Rate”).  If any obligation under this Note shall result in Lender receiving an amount deemed to be interest under applicable law in excess of the Legal Rate, then the amount which would be excessive interest shall be applied to the reduction of the principal balance of this Note and not to payment of interest.  If such excessive interest exceeds the unpaid principal balance of this Note, the excess shall be refunded to Borrower.

PREPAYMENT. Borrower shall not have any right, except as otherwise specifically provided, to prepay the principal balance of this Note until two (2) loan years have elapsed.  The first “loan year” shall commence on the date of the closing of the loan evidenced by this Note, and subsequent loan years shall commence on the anniversaries of such date.  Commencing with the third (3rd) loan year and if no Event of Default (as hereinafter defined) then exists, Borrower shall have the right to prepay all, but not merely a portion of, the principal balance of this Note together with accrued interest thereon on any Payment Date; provided, however, that Borrower shall provide no less than thirty (30) days prior written notice to Lender of Borrower’s intention to prepay (the “Prepayment Notice”).  Once given, the Prepayment Notice may not be withdrawn, and the failure to prepay in accordance with the Prepayment Notice shall constitute an Event of Default.

Borrower acknowledges and agrees that Lender is making the loan evidenced by this Note in consideration of the receipt by Lender of all interest and other benefits intended to be conferred by this Note, and if payments of principal are made to Lender prior to the regularly scheduled due date of such payments, for whatever reason (whether voluntarily or involuntarily), Lender will not receive all such interest and other benefits and may incur additional costs.  For these reasons, and to induce Lender to make the loan, Borrower expressly waives any right to prepay this Note except as specifically provided herein.

Lender shall not be required to accept any tender of prepayment of the principal balance of this Note at any time when the “Reinvestment Rate” (as hereinafter defined) is lower than the Stated Rate, less eighty-five basis points, unless such tender also includes a sum of money (the “Prepayment Premium”) equal to the present value (computed at the Reinvestment Rate) of the difference between a stream of monthly payments necessary to amortize the outstanding principal balance of this Note at the Stated Rate and a stream of monthly payments necessary to amortize the outstanding principal balance of this Note at the Reinvestment Rate (the “Differential”).  In the event the Differential is less than zero, no Prepayment Premium will be required.  For purposes of this Note, the “Reinvestment Rate” is the yield on a United States Treasury obligation of a constant maturity rate maturing closest in time but prior to the maturity date of this Note, as reported in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) on the fifth (5th) business day preceding the prepayment date.

In addition to the Prepayment Premium, if any, every tender of prepayment of the principal balance of this Note shall be accompanied by a payment equal to (x) all accrued but unpaid interest and other charges to the date of prepayment and (y) an administrative fee equal to one half of one percent (0.5%) of the outstanding principal balance of this Note; provided, however, that the administrative fee shall not be less than One Thousand and 00/100 Dollars ($1,000.00) (collectively, the “Other Charges”).

If the outstanding principal balance of this Note is accelerated by reason of an Event of Default, such acceleration shall be deemed to be a prepayment and Borrower shall pay to Lender, in addition to all sums due as a result of the acceleration, any applicable Prepayment Premium and Other Charges.  In the event of an acceleration of this Note in the first or second loan year, Borrower shall be required to pay a Prepayment Premium equal to five percent (5%) of the outstanding principal balance of this Note together with any Other Charges.  In the event that this Note is partially prepaid from casualty insurance proceeds (as provided in the Security Agreement, defined below), no Prepayment Premium or Other Charges shall be due and payable with respect to such prepayment, and each monthly installment thereafter shall be reduced to an amount which will amortize the then unpaid principal balance of this Note at the Stated Rate over the then remaining term of this Note.

LATE PAYMENT CHARGE. In the event that any payment under this Note is not received by Lender within fifteen (15) days of the date when due, a late charge of five percent (5%) of the amount of such payment will be due.  Borrower agrees that the late charge is a reasonable estimate of the administrative costs which Lender will incur in processing the delinquency.  Lender’s acceptance of a late payment and/or of the late payment charge will not waive any default under this Note or affect the acceleration of this Note (if this Note has been accelerated).

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COLLATERAL.  This Note and the other obligations of Borrower to Lender contained in the documents securing this Note are secured by and in accordance with the terms of that certain Security Agreement, effective March 31,1998, executed by Borrower for the benefit of Lender (the “Security Agreement”; together with any other documents securing payment under this Note, the “Loan Documents”).  All property securing the Indebtedness (as defined in the Security Agreement) is referred to as the “Collateral”.

DEFAULT.  Any of the following events shall, for purposes of this Note, constitute an “Event of Default”:

(a)           Failure by Borrower to pay any amount owing on or with respect to the Indebtedness when due, whether by maturity, acceleration or otherwise, which failure continues for five (5) business days.

(b)           Any failure by Borrower (or any guarantor of all or any part of the Indebtedness) to comply with any of the non-monetary terms, provisions, warranties or covenants of this Note, the Security Agreement or the other Loan Documents, which failure continues for fifteen (15) days after the date of written notice to Borrower (or any guarantor) from Lender of such default; provided, however, that if: (i) the nature of Borrower’s (or any guarantor’s) noncompliance is such that more than fifteen (15) days are reasonably required for its cure, (ii) Borrower (or any guarantor) has commenced such cure within said fifteen (15) day period, (iii) Borrower (or any guarantor) diligently prosecutes such cure to completion, (iv) Borrower (or any guarantor) provides Lender with written notice of the noncompliance, AND (v) Borrower (or any guarantor) furnishes reserves or a security bond, in an amount satisfactory to Lender in its sole discretion, then Borrower (or any guarantor) shall not be in default.

(c)           Institution of foreclosure proceedings or other exercise of rights and remedies by the holder of any mortgage, deed of trust, security interest or other lien against the Collateral (or any portion thereof); provided, however, if there is a good faith dispute by Borrower (or any guarantor) as to the validity or reasonableness of the claim which is the basis for such proceedings, then no Event of Default shall have occurred under this clause (c) if Borrower (or any guarantor) provides Lender with written notice of the proceedings and furnishes reserves or a security bond for the proceedings satisfactory to Lender.

(d)           Insolvency of Borrower (or any guarantor) or the admission in writing of Borrower’s (or any guarantor’s) inability to pay debts as they mature.

(e)           Any statement, representation or information made or furnished by or on behalf of Borrower (or any guarantor) to Lender in connection with or to induce Lender to provide or advance any of the Indebtedness shall prove to be false or materially misleading when made or furnished,

(f)            Institution of bankruptcy, reorganization, insolvency or other similar proceedings by or against Borrower (or any guarantor), unless, in the case of a petition filed against Borrower (or any guarantor), the same is dismissed within sixty (60) days of the date of filing.

(g)           The issuance or filing of any judgment, attachment, levy, garnishment or the commencement of any related proceedings or the commencement of any other judicial process upon or in respect to Borrower (or any guarantor) or the Collateral in which the amount in controversy exceeds One Hundred Thousand Dollars ($100,000) and is not covered by the insurance of Borrower (or any guarantor), unless satisfied, or Borrower (or any guarantor) furnishes reserves or a security bond in an amount satisfactory to Lender in its sole discretion, released or discharged within sixty (60) days after the date of such issuance, filing or commencement.

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(h)           Sale or other disposition by Borrower (or any guarantor) of any substantial portion of its assets or property.

(i)            Death, dissolution, merger, consolidation, termination of existence, insolvency, business failure or assignment for the benefit of creditors of or by Borrower (or any guarantor); without the prior written consent of Lender, which consent shall not be unreasonably withheld.

(j)            Any failure by Borrower (or any guarantor) to pay any indebtedness (other than to Lender) in excess of One Hundred Thousand Dollars ($100,000) (and exclusive of trade debt incurred in the ordinary course of business) when due, or any failure in the observance or performance of any term, covenant or condition in any document evidencing, securing or relating to such indebtedness, which failure continues beyond any applicable cure period.

(k)           Receipt by Borrower of a notice of termination of the Management and Licensing Agreement from The WesterN SizzliN Corporation, a Tennessee corporation (“Franchisor”), for the Great American Steak & Buffet Company Restaurant located at 900 Merchants Rd., Knoxville, Tennessee 37912 (“Franchised Operation”).

(1)           If this Note, the Security Agreement and the other Loan Documents have not been assigned to the Trust (as defined in the Security Agreement), the default by Borrower which continues beyond any applicable grace or cure period under the Retained Obligations (as defined in the Security Agreement); provided, however, if this Note, the Security Agreement and the other Loan Documents are assigned to the Trust, this Clause (1) shall be of no force and effect during the term of such assignment.

(m)          In the event that this Note, the Security Agreement and the other Loan Documents are assigned to the Trust, the default by Borrower which continues beyond any applicable grace or cure period under the Trust Obligations (as defined in the Security Agreement).

(n)           Any default by Borrower under the Lease between Ray Ward, an individual, as landlord, and Borrower, as tenant, dated March 1, 1994 (“Lease”), which default is not cured within any applicable cure period set forth in such Lease.

Upon an occurrence of an Event of Default, Lender shall have the option to declare all or part of the Indebtedness (including this Note) immediately due and payable.  If this Note is not paid at maturity (whether by acceleration or otherwise), Lender shall have all of the rights and remedies provided at law or equity or by agreement, including, without limit, the right to sell or liquidate all or any part of the Collateral.  The remedies of Lender are cumulative and not exclusive.

EXAMINATION OF RECORDS. Borrower shall at all times keep full and accurate records of its business and of the Collateral, which records shall be open to inspection and copying by Lender at all reasonable times.

LIABILITY OF SIGNATORIES. Borrower, and all guarantors and endorsers, and any other party liable for the Indebtedness evidenced by this Note: (i) severally waive presentment, demand, protest, notice of dishonor, notice of non-payment and notice of acceleration of this Note; and (ii) agree that no extension or postponement of the time for payment, or waiver, or indulgence or forbearance granted to Borrower (without limit as to number or period) or any modification of this Note, or any substitution, or exchange or release of all or part of the Collateral, or addition of any party to this Note, or release or discharge of, or suspension of any rights and remedies against any party liable on this Note, shall reduce or affect the obligation of any other party liable for the payment of this Note.

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NON-WAIVER.  No delay by Lender in the exercise of any right or remedy shall operate as a waiver.  No single or partial exercise by Lender of any right or remedy shall preclude any future exercise of such right or remedy or the exercise of any other right or remedy.  No waiver or indulgence by Lender of any default or Event of Default shall be effective unless in writing and signed by Lender, nor shall a waiver on one occasion be construed as a bar to any right or remedy, or waiver of any default or Event of Default on any future occasion.

REIMBURSEMENT OF EXPENSES:  Borrower shall reimburse Lender for all costs and expenses, including reasonable attorneys’ fees, incurred by Lender in enforcing the rights of Lender under this Note.  Such costs and expenses shall include, without limitation, costs or expenses incurred by Lender in any bankruptcy, reorganization, insolvency or other similar proceeding.  Any reference in this Note to attorneys’ fees shall mean fees, charges, costs and expenses of in-house and/or outside counsel and paralegals, whether or not a suit or proceeding is instituted, and whether incurred at the trial court level, on appeal, in a bankruptcy, administrative or probate proceeding, in consultation with counsel, or otherwise.

WAIVER OF JURY TRIAL.  BORROWER AND LENDER ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED.  EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS NOTE OR THE INDEBTEDNESS.

ASSIGNMENT.  This Note is freely assignable, in whole or in part, by Lender without prior notice to or consent of Borrower; provided, however, that Lender (or its assignee) shall provide written notice of such assignment to Borrower in the event that Lender (or such assignee) desires to designate a new person or entity as payee and/or a new place of payment for the obligations under this Note.  Borrower may not, in whole or in part, directly or indirectly, assign this Note or its rights hereunder or delegate its duties hereunder without, in each instance, the specific prior written consent of Lender, which consent may be withheld or delayed in Lender’s sole discretion.  Lender shall be fully discharged from all responsibility accruing hereunder from and after the effective date of any such assignment.  Lender’s assignee shall, to the extent of the assignment, be vested with all the powers and rights of Lender hereunder, and to the extent of such assignment the assignee may fully enforce such rights and powers, and all references to Lender shall mean and refer to such assignee.  Lender shall retain all rights and powers hereby given not so assigned, transferred and/or delivered.  Borrower hereby waives all defenses which Borrower may be entitled to assert against Lender’s assignee with respect to liability accruing hereunder prior to the effective date of any assignment of Lender’s interest herein.

SECURITIZATION.  Borrower understands and agrees that Lender may, from time to time, assign its rights and powers under this Note, the Security Agreement and any other Loan Documents, in whole or in part, in connection with a securitization program.  Borrower agrees to enter into an amendment to this Note, the Security Agreement and any other Loan Documents if such amendments are required by a nationally recognized rating agency in connection with a securitization program sponsored by Lender and in which this Note, the Security Agreement any other Loan Documents are to be included; provided that Borrower shall not be obligated to enter into any amendment which adversely affects Borrower or otherwise adversely alters any of the financial terms of this Note, the Security Agreement and any other Loan Documents.

MISCELLANEOUS.  The terms and provisions of this Note shall be governed by and construed in accordance with the laws of the State of Tennessee.  Lender and Borrower agree that any dispute which may arise between them with regard to this Note shall be resolved by litigation in state or federal court. Litigation may be initiated by Lender or its assignee, at its discretion, in the State of the principal place of business of Lender or its assignee, the State of the principal place of business of Borrower, or the State where the Collateral is located.  BORROWER HEREBY KNOWINGLY AND IRREVOCABLY WAIVES ANY OBJECTIONS ON THE

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GROUNDS OF IMPROPER JURISDICTION OR VENUE TO AN ACTION INITIATED AS SET FORTH ABOVE AND AGREES THAT EFFECTIVE SERVICE OF PROCESS MAY BE MADE UPON BORROWER BY REGISTERED MAIL RETURN RECEIPT REQUESTED.  The terms and provisions of this Note may only be changed in writing, executed by Borrower and Lender.

THE WESTERN SIZZLIN STORES, INC.

By:	/s/ Victor F. Foti

	Its:	President

Address:

P.O. Box 12167
Roanoke, VA 24023-2167

Tax I.D. No. 54-1787907

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without warranty or recourse.

Pay to the order of

Captec Financial Group Funding Corporation
By:	/s/ [ILLEGIBLE]

Its:

Loan No. 06721
900 Merchants Rd.
Knoxville, Tennessee

COLLATERAL ASSIGNMENT OF LEASE AND OPTION RIGHTS

THIS COLLATERAL ASSIGNMENT OF LEASE AND OPTION RIGHTS (“Assignment”) is made as of the 23 day of March, 1998, by THE WESTERN SIZZLIN STORES, INC., a Virginia corporation, whose address is P. O. Box 12167, Roanoke, VA 24023-2167 (“Assignor”), in favor of CAPTEC FINANCIAL GROUP FUNDING CORPORATION, a Michigan corporation, whose address is 24 Frank Lloyd Wright Drive, Lobby L, 4th Floor, P.O. Box 544, Ann Arbor, Michigan 48106-0544 (“Assignee”).  This instrument shall become effective on March 31, 1998.

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor presently assigns to Assignee all of Assignor’s right, title and interest in and to its lessee’s interest in that certain lease with Ray Ward, an individual, (“Lessor”) dated as of March 1, 1994, a copy of which is attached hereto as Exhibit A (the “Lease”) respecting the premises commonly known as the Great American Steak & Buffet Company Restaurant located at 900 Merchants Rd., Knoxville, Tennessee (“Premises”).  This Assignment is for collateral purposes only, and except as specified herein, Assignee shall have no liability or obligation of any kind whatsoever arising from or in connection with this Assignment or the Lease unless Assignee shall take possession of the Premises and assume the obligations of Assignor thereunder.

Assignor represents and warrants to Assignee that it has full power and authority to so assign the Lease and its interest therein and that Assignor has not previously, and is not obligated to, assign or transfer any of its interest in the Lease or the Premises.

Throughout the term of the Lease, Assignor covenants and agrees to exercise all options to extend or renew the term of the Lease not less than ninety (90) days prior to the last day upon which any such option may be exercised, but in no event less than six (6) months prior to of the term of the Lease, unless Assignee otherwise agrees in writing.  Assignor shall send Assignee a copy of the notice of exercise concurrently with Assignor’s exercise of the option.  Upon the failure of Assignor to so elect or renew the Lease as aforesaid (and the failure of Assignee to otherwise agree in writing), Assignee shall have the right, but not the obligation, to exercise such extension or renewal option on behalf of Assignor, and Assignor hereby appoints Assignee (or any of its employees) as its attorney-in-fact for the purpose of exercising such extension or renewal option.

If an “Event of Default” occurs under the Promissory Note, dated March 23, 1998, in the original principal amount of One Million Two Hundred Thousand and 00/100 Dollars ($1,200,000.00), by Assignor in favor of Assignee (the “Note”) or under any documents or instruments securing the Note, Assignee shall have the right and is hereby empowered to take possession of the Premises, expel Assignor therefrom, and, in such event, Assignor shall have no further right, title or interest in the Lease and shall remain liable to Assignee for all past due rents Assignee shall be required to pay to the Lessor under the Lease to effectuate this Assignment.

Assignor agrees that it will not suffer or permit any surrender, termination, amendment or modification of the Lease without the prior written consent of Assignee, which consent shall not be unreasonably withheld.  At the request of Assignee, Assignor shall provide Assignee with rent payment or such other information regarding the Lease as Assignee shall reasonably require.

This Assignment shall be governed by the laws of the State of Tennessee.

This Assignment may be executed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, Assignor has executed this Assignment as of the day and year noted above.

ASSIGNOR:
Witnesses:

/s/ [ILLEGIBLE]		WESTERN SIZZLIN STORES, INC.

		By:	/s/ Victor F. Foti
/s/ [ILLEGIBLE]
			Its:	President

STATE OF Virginia	)
)
COUNTY OF Roanoke	)

I, [ILLEGIBLE], a notary public in and for the State and County aforesaid, do certify that Victor F. Foti, whose name, as President of The WesterN SizzliN Stores, Inc., is signed to the writing above, bearing date on the 23rd day of March has acknowledged the same before me in my county aforesaid.

Given under my hand and official seal this 23rd day of March.

My term of office expires on the 28th day of February 1999.

/s/ [ILLEGIBLE]
Notary Public [Notary Public’s Seal]

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Loan Nos. 06717-06723

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (“Agreement”) is made as of the 23 day of March, 1998, by THE WESTERN SIZZLIN CORPORATION, a Tennessee corporation, of P.O. Box 12167, Roanoke, Virginia 24023-2167 (“Guarantor”) in favor of CAPTEC FINANCIAL GROUP FUNDING CORPORATION, a Michigan corporation, of 24 Frank Lloyd Wright Drive, Lobby L, 4th Floor, P.O. Box 544, Ann Arbor, Michigan, 48106 (together with its successors, assigns and transferees, “Lender”).  This instrument shall become effective on March 31, 1998.

WITNESSETH:

This Agreement is made to secure the payment and performance obligations of Guarantor under those certain Guaranties, effective of even date herewith, made by Guarantor in favor of Lender (“Guaranties”).  The Guaranties secure the payment and performance obligations of THE WESTERN SIZZLIN STORES, INC., a Virginia corporation and a wholly owned subsidiary of Guarantor (“Borrower”), under those certain loans in the original aggregate principal amount of Six Million Two Hundred Thousand and 00/100 Dollars ($6,200,000.00) evidenced by those certain Promissory Notes, each of even dated herewith (“Notes”), made by Borrower in favor of Lender, which Notes are secured by the instruments referenced therein (together with the Notes, “Loan Documents”).

1.                                      DEFINITIONS For purposes of this Agreement, the following terms shall be defined as follows:

(a)           Franchise Agreement(s) - shall mean those agreement(s) by which Guarantor grants an entity(ies) or individual(s), other than a Subsidiary, the right to operate a WesterN SizzliN Steak House or WesterN SizzliN Wood Grill Buffet restaurant or to use the WesterN SizzliN or WesterN SizzliN Wood Grill trademarks, trade names or service marks, which agreements are specified on Schedule 1 attached hereto, as updated and amended from time to time.

(b)           Subsidiary - with respect to Guarantor shall mean any corporation or other entity in which Guarantor or one of its Subsidiaries, holds securities or other interests having the power to election a majority of that corporation’s or entity’s board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or entity.

2.             COLLATERAL.

Grant of Security Interest.  Guarantor grants Lender a security interest in all of Guarantor’s franchise fee and franchise royalty fee accounts receivable now outstanding or hereafter arising owing to Guarantor and to be paid to Guarantor pursuant to the Franchise Agreement(s) including without limitation, franchise fees, management fees or any other similar fees for the use of trademarks, trade names, service marks, advertising services, know-how, management services, materials, equipment and/or labor (collectively, “Franchise Accounts Receivable”), all general intangibles (as defined in the Uniform Commercial Code relating to the documents or instruments evidencing the obligations to Guarantor for payment of the Franchise Accounts Receivable, and all other instruments and documents evidencing the Franchise Agreements now owned or hereafter acquired (collectively, the “Collateral”).  The Collateral shall also include any documents of title evidencing the aforementioned Collateral.  PROVIDED, HOWEVER, that Lender assumes no responsibility of performance of any of Guarantor’s obligations with reference to any of said Collateral.

3.             WARRANTIES AND REPRESENTATIONS.  Guarantor warrants and covenants to Lender as follows:

(a)           Authority. This Agreement is the valid and binding obligation of Guarantor, enforceable in accordance with its terms.  If Guarantor is a corporation, partnership, limited liability company or other organization, Guarantor is organized and validly existing in good standing under the laws of its state of establishment, and the execution, delivery and performance of this Agreement have been duly authorized by all necessary action of Guarantor’s Board of Directors, partners, or governing body and will not violate Guarantor’s governing instruments or other agreements.

(b)           Name; Address; Location of Collateral. Guarantor’s name and principal place of business and the location(s) of the Collateral are accurately set forth on the signature page and on Schedule 1 of this Agreement.

(c)           Nature of Collateral. All of the Collateral is held by Guarantor solely for business purposes, and none of the Collateral constitutes consumer goods.  No part of the Collateral consists of equipment used in farming operations or farm products or accounts or general intangibles arising from or relating to the sale of farm products by a farmer.  The Collateral was acquired in the ordinary course of business of Guarantor.  There are no setoffs, counterclaims, or defenses against the Collateral, except as provided under the terms of the Franchise Agreements.

(d)           Title to Collateral. Guarantor has good and marketable title to the Collateral, free and clear of any liens or encumbrances whatsoever, other than Permitted Liens, as hereinafter defined.  Guarantor will keep the Collateral free of all other liens, encumbrances and security interests.  Guarantor will defend the Collateral against all claims and demands of all persons at any time claiming any interest in the Collateral.  Guarantor warrants that the Franchise Accounts Receivable are due and owing under the related Franchise Agreements.

(e)           Perfection and Priority of Security Interest. The execution and delivery of this Agreement creates a valid security interest in the Collateral, and upon the filing of a UCC-1 financing statement with the Secretary of State of Tennessee and the Virginia State Corporation Commission, Lender will have a second priority perfected security interest in the Collateral, subject only to the security interest of the Permitted Liens.

“Permitted Liens” shall mean any mortgage, security interest or other lien or encumbrance that Central Fidelity National Bank (“CFNB”) may now have or subsequently obtain as security for the payment of that certain $500,000.00 Revolving Line of Credit granted to Guarantor by CFNB (the “Revolving Line of Credit”) and as evidenced by that certain Commercial Note and that certain Security Agreement, both dated May 26, 1995, between Guarantor and CFNB.  Lender agrees that this Agreement and any mortgage, security interest or other lien (including possessory liens) or encumbrance that it may presently have or subsequently create or acquire as security for the Guaranties is and shall remain subject and subordinate in right of priority to any mortgage, security interest or other lien or encumbrance that CFNB may now have or subsequently obtain as security for the payment of the Revolving Line of Credit.  Guarantor agrees to execute any instrument or financing statements necessary to evidence the subordination herein set forth.

(f)            Financing Statements. Except as disclosed to and accepted by Lender in writing and subject to any Permitted Liens, no financing statement covering any part of the Collateral is on file in any public office.  Borrower will execute financing statement(s) in form acceptable to Lender and will pay the cost of filing financing statement(s) in all public offices wherever filing is deemed desirable by Lender.  A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement under the UCC and may be filed by Lender in any filing office.  This Agreement shall be terminated only by the filing of a termination statement(s) in accordance with the applicable provisions of the UCC.

(g)           Payment of Taxes. Guarantor shall pay when due and before any interest, collection fees or penalties accrue, all taxes, expenses, assessments, liens or other charges which may now or hereafter be levied or assessed against the Collateral, and shall furnish proof of payment of the same upon request by Lender or, in the

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alternative, post a bond satisfactory to Lender under the provisions of the applicable law with respect to any lien or claim of lien filed for record within ten (10) days of the date of filing of said lien or claim.

4.             PROHIBITION ON TRANSFER OR MODIFICATION.  Guarantor shall not transfer, sell, assign or lease or modify the Collateral or any interest therein, any part thereof, nor permit any other security interest to be created therein without the prior written consent of Lender.

5.             PROHIBITION ON CHANGE OF NAME, ORGANIZATION OR LOCATION.  Guarantor shall not conduct Guarantor’s business under any name other than as appears in this Agreement nor change or reorganize the type of Guarantor’s business entity, nor change the location of any of the Collateral without the prior written consent of Lender, which consent shall not be unreasonably withheld.  Guarantor shall maintain its present business form and right to do business.

6.             RIGHT OF SETOFF.  Guarantor hereby grants to Lender the right, exercisable at any time and from time to time, if Guarantor is then in default, to set off or apply against the Guaranties any account or deposit with Lender of which Guarantor is the or one of the owners or against any other amounts which may be in the possession of Lender and to the credit of Guarantor.

7.             EXAMINATION OF RECORDS AND COLLATERAL.  Guarantor shall at all times keep full and accurate records of its business, including Franchise Accounts Receivable at Guarantor’s place of business, which records shall be open to inspection by Lender during Guarantor’s regular business hours (whether the records are printed or in magnetic, electronic, or machine readable or other form).  Lender is hereby granted the full right to enter upon any property owned by or in the possession of Guarantor to examine and inspect the Collateral during Guarantor’s regular business hours.  Guarantor shall, upon reasonable request by Lender, deliver any or all records to a place of Lender’s choosing.

8.             REIMBURSEMENT OF EXPENSES.  Guarantor shall reimburse Lender for all expenses, including reasonable attorneys’ fees, incurred by Lender in enforcing the rights of Lender hereunder, including the storage and liquidation of Collateral, and any such expenses shall be included in the amount covered by the Guaranties and shall be immediately due and payable.  Such expenses shall include, without limitation, any costs or expenses incurred by Lender in any bankruptcy, reorganization, insolvency or other similar proceeding.

9.             RIGHTS AND OBLIGATIONS OF LENDER.  In the event Guarantor fails to pay taxes or other assessments (and does not post a bond, supply additional reserves or provide additional security satisfactory to Lender) or fails to perform any other of its obligations hereunder, Lender may (but shall not be required to) without notice to or consent from Guarantor, pay or perform such obligations for the account of Guarantor and the same shall be added to the amount of the indebtedness covered by the Guaranties and secured by this Agreement and shall be immediately due and payable.  Lender shall not be liable for any loss to the Collateral nor shall such loss reduce the balance due.  Guarantor hereby expressly waives any and all claims or right to partial or complete discharge resulting from Lender’s release of or failure to seek payment from any other party or failure to realize on any instrument or collateral or to setoff any moneys, or to perfect its lien or realize on any collateral security, notwithstanding Section 3605 of the Uniform Commercial Code.  This shall include, without limitation, extension of time or forbearance of payment or performance, bankruptcy, change in terms of notes, guaranties or other loan document, or waiver by Lender of any required performance of any condition, or the surrender, release, exchange, dissipation, loss or alteration of any collateral, in whole or in part.

10.          INDEMNIFICATION.  Guarantor shall indemnify and save Lender harmless from all claims, obligations, costs, expenses, including attorneys’ fees, and causes of action or other rights asserted against Lender relating to the Collateral.  Any such claim, obligation, cost or expense shall be an indebtedness of Guarantor covered by the Guaranties, secured by this Agreement and payable upon demand.

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11.          DEFAULT AND REMEDIES.

(a)           Events of Default. Any of the following events shall, for purposes of this Agreement, constitute an “Event of Default”:

(i) Failure by Guarantor to pay any amount owing on or with respect to the indebtedness secured by the Guaranties when due, whether by maturity, acceleration or otherwise, which failure continues for five (5) business days.

(ii) Any failure by Borrower or Guarantor to comply with, or breach by Borrower or Guarantor of, any of the non-monetary terms, provisions, warranties or covenants of the Note(s), this Agreement or the other Loan Documents, which failure continues for fifteen (15) days after the date of written notice to Borrower or Guarantor from Lender of such default; provided, however, that if: (i) the nature of Borrower’s (or Guarantor’s) noncompliance is such that more than fifteen (15) days are reasonably required for its cure, (ii) Borrower (or Guarantor) has commenced such cure within said fifteen (15) day period, (iii) Borrower (or Guarantor) diligently prosecutes such cure to completion, (iv) Borrower (or Guarantor) provides Lender with written notice of the noncompliance, AND (v) Borrower (or Guarantor) furnishes reserves or a security bond, in an amount satisfactory to Lender in its sole discretion, then Borrower (or Guarantor) shall not be in default.

(iii) Institution of remedial proceedings or other exercise of rights and remedies by the holder of any security interest or other lien against the Collateral or any portion thereof, except for proceedings with respect to the Permitted Liens; provided, however, if there is a good faith dispute by Borrower or Guarantor as to the validity or reasonableness of the claim which is the basis for such proceedings, then no Event of Default shall have occurred under this Section if Borrower or Guarantor provides Lender with written notice of the proceedings and furnishes reserves or a security bond for the proceedings satisfactory to Lender.

(iv) The insolvency of Borrower or Guarantor or the admission in writing of Borrower’s or Guarantor’s inability to pay debts as they mature.

(v) Any statement, representation or information made or furnished by or on behalf of Borrower or Guarantor to Lender in connection with or to induce Lender to provide any of the indebtedness secured by the Guaranties shall prove to be false or materially misleading when made or furnished.

(vi) Institution of bankruptcy, reorganization, insolvency or other similar proceedings by or against Borrower or Guarantor, unless, in the case of a petition filed against Borrower or Guarantor, the same is dismissed within sixty (60) days of the date of filing.

(vii) The issuance or filing of any judgment, attachment, levy, garnishment or the commencement of any related proceedings or the commencement of any other judicial process upon or in respect to Borrower or Guarantor or the Collateral, except with respect to the Permitted Liens, in which the amount in controversy exceeds One Hundred Thousand Dollars ($100,000) and is not covered by the insurance of Borrower or Guarantor, unless satisfied, or Borrower (or any guarantor) furnishes reserves or a security bond in an amount satisfactory to Lender in its sole discretion, released or discharged within sixty (60) days after the date of such issuance, filing or commencement.

(viii) Sale or other disposition by Borrower or Guarantor of any substantial portion of assets or property.

(ix) Dissolution, merger, consolidation, termination of existence, insolvency, business failure or assignment for the benefit of creditors of or by Borrower or Guarantor; without the prior written consent of Lender, which consent shall not be unreasonably withheld.

(x) Any failure by Borrower or Guarantor to pay any indebtedness (other than to Lender) in excess of One Hundred Thousand Dollars ($100,000) (and exclusive of trade debt incurred in the ordinary course of business) when due, or any failure in the observance or performance of any term, covenant or condition in any

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document evidencing, securing or relating to such indebtedness, which failure continues beyond any applicable cure period.

(b)           Remedies. Upon the occurrence of an Event of Default as defined above, unless the same is waived by Lender in writing, Lender shall be entitled to the following remedies, all of which shall be cumulative and not alternative:

(i)            Collection of Franchise Accounts Receivable.  Guarantor shall continue to collect the Franchise Accounts Receivable until Lender notifies Guarantor and the obligors on such Franchise Accounts Receivable, after which time Guarantor shall hold any proceeds collected in trust for Lender and shall not commingle the same and shall turn such proceeds over to the Lender immediately upon receipt thereof.

(ii)           Guarantor shall, upon request from time to time and at any time by Lender, provide Lender with an updated list of Guarantor’s Franchise Accounts Receivable, stating the current name and address of the obligor, the balance due, and any comments pertaining to the status of the collection and defenses or counterclaims by such obligors to the extent that such information is not reflected in the financial statements of Guarantor to be delivered to Lender pursuant to the terms of the Guaranties.

(iii)          Lender may, or upon Lender’s request, Guarantor shall notify obligors under such accounts of the existence of this Agreement and instruct such obligors to make future payments directly to Lender at any time it chooses to do so only after default by Guarantor.

(iv)          Guarantor hereby irrevocably authorizes Lender in Guarantor’s name: (a) To demand, receive, sue for and give receipts as acquittances for any moneys due or to become due on any Franchise Accounts Receivable (a) with respect to any Collateral, to assent to any or all extensions or postponements of the time of payment thereof or any other indulgence in connection therewith, to the substitution, exchange or release of Collateral, to the addition or release of any party primarily or secondarily liable, to the acceptance of partial payments thereon and the settlement, compromise or adjustment thereof, all in such manner and at such time or times as Lender shall deem advisable; (b) to make all necessary transfers of all or any part of the Collateral in connection with any sale, lease, or other disposition made pursuant hereto: to execute and deliver for value all necessary or appropriate bills of sale, assignment and other instruments in connection with any such sale, lease, or other disposition, Guarantor hereby ratifies and confirms all that its said attorney (or any substitute) shall lawfully do hereunder and pursuant hereto; nevertheless, if so requested by Lender or a purchaser or lessee, Guarantor shall ratify and confirm any sale, lease or other disposition by executing and delivering to Lender or such purchaser or lessee, all proper bills of sale, assignments, releases, leases, and other instruments as may be designated in any such request. Guarantor understands that Lender has no duty for collection or preservation, beyond reasonable care of Guarantor’s Franchise Accounts Receivable.

(v)           Obtain Possession of Collateral.  Guarantor agrees, upon request of Lender, to assemble the Collateral and make it available to the Lender at any place reasonably convenient for Guarantor and Lender.  Guarantor grants Lender permission to enter upon any premises owned or occupied by Guarantor for the purpose of taking possession of the Collateral or any part of it, including any paper covering such Collateral or such part thereof as remains in Guarantor’s possession, and any and all proceeds of such Collateral as has been sold, wherever and in whatever form.

(vi)          Lender shall have the right to take possession of the Collateral, with or without demand, and with or without process of law.  Lender shall have the right to sell and dispose of the Collateral and to distribute the proceeds according to law.  If there is any statutory requirement for notice, that requirement shall be met if Lender shall send notice to Borrower at least five (5) days prior to the date of sale, disposition or other event giving rise to the required notice.  Borrower shall be liable for any deficiency remaining after disposition of the Collateral.

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(vii)         Additional Rights and Remedies.  Lender shall also have, and may exercise in addition to the above any one or more of the rights and remedies under the Uniform Commercial Code or any other law.

(c)           Remedies Generally.

(i)            All remedies provided for in Section 10(b) shall be available to the extent not prohibited by law.  Each remedy shall be cumulative and additional to any other remedy of Lender at law, in equity or by statute.  No delay or omission to exercise any right or power accruing upon any default or Event of Default shall impair any such right or power or shall be construed to be a waiver of, or acquiescence in, any such default or Event of Default.

(ii)           Lender may waive any Event of Default and may rescind any declaration of maturity of payments on the Indebtedness. In case of such waiver or recision Guarantor and Lender shall be restored to their respective former positions and rights under this Agreement.  Any waiver by Lender of any default or Event of Default shall be in writing and shall be limited to the particular default waived and shall not be deemed to waive any other default.

(d)           Application of Proceeds.  Any proceeds received by Lender from the exercise of remedies pursuant to Section 10(b) of this Agreement shall be applied as follows:

(i)            First, to pay all costs and expenses incidental to the leasing, foreclosure, sale or other disposition of the Collateral.  These costs and expenses shall include, without limit, any costs and expenses incurred by Lender (including, without limit, attorneys’ fees and disbursements), and any taxes and assessments or other liens and encumbrances prior to the lien of this Agreement.

(ii)           Second, to all sums expended or incurred by Lender, directly or indirectly in carrying out any term, covenant or agreement under this Agreement or any related document, together with interest as provided in this Agreement.

(iii)          Third, to the payment of the Indebtedness.  If the proceeds are insufficient to fully pay the Indebtedness, then application shall be made first to late charges and interest accrued and unpaid, then to any applicable prepayment premiums, and then to unpaid fees and other charges, then to the outstanding principal balance.

(iv)          Fourth, any surplus remaining shall be paid to Guarantor or to whomsoever may be lawfully entitled.

(e)           Further Actions.  Promptly upon the request of Lender, Guarantor shall execute, acknowledge and deliver any and all further documents, security agreements, financing statements and assurances, and do or cause to be done all further acts as Lender may require to confirm and protect the lien of this Agreement or otherwise to accomplish the purposes of this Agreement.

(f)            Attorneys Fees.  Any reference in this Agreement to attorneys’ fees shall refer to reasonable fees, charges, costs and expenses of in-house and outside attorneys and paralegals, whether or not a suit or proceeding is instituted, and whether incurred at the trial court level, on appeal, in a bankruptcy, administrative or probate proceeding, in consultation with counsel, or otherwise.  All costs, expenses and fees of any nature for which Guarantor is obligated to reimburse or indemnify Lender are part of the indebtedness covered by the Guaranties and secured by this Agreement and are payable upon demand, unless expressly provided otherwise, with interest until repaid at the highest rate charged on any of the Indebtedness (but not to exceed the maximum rate permitted by law).

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12.                                 MISCELLANEOUS.

(a)           Notices. Any notices, demands or other communications required or contemplated by this Agreement shall be deemed duly given if delivered or mailed, registered mail, return receipt requested, postage fully prepaid, to the addresses of the parties as stated in this Agreement, or as subsequently directed by the appropriate party in writing, and shall be deemed effective when mailed.

(b)           Non-Waiver. Failure of Lender to exercise any right hereunder, including the right to declare the balance of the Indebtedness immediately due, shall not constitute a waiver nor preclude the Lender from exercising such right at any time.  Neither extension of time for payment or any other modification of the terms of the Indebtedness or of this Agreement shall operate to release the liability of Guarantor or permit any delay as to future payments.  Acceptance by Lender of a partial payment shall not alter the obligation of Guarantor to make the full payment, nor shall acceptance of a late payment constitute Lender’s waiver of prompt payment of such payment or any subsequent payment.  No waiver shall be valid unless in writing and signed by an officer of Lender.

(c)           Joint and Several Obligations. In the event that more than one person or entity executes this Agreement, the obligations of each shall be joint and several.

(d)           Governing Law.  This Agreement shall be construed according to the laws of the State of Tennessee.

(e)           Successors and Assigns.  This Agreement shall be binding upon the successors and assigns of Guarantor including, without limit, any debtor in possession or trustee in bankruptcy for Guarantor, and the rights and privileges of Lender under this Agreement shall inure to the benefit of its successors and assigns.  This shall not be deemed a consent by Lender to a conveyance by Guarantor of all or any part of the Collateral or of any ownership interest in Guarantor.

(f)            Notices. Notice from one party to another relating to this Agreement, if required, shall be deemed effective if made in writing (including telecommunications) and delivered to the recipient’s address, telex number or telecopier number set forth by any of the following means:  (1) hand delivery, (2) registered or certified mail, postage prepaid, (3) express mail or other overnight courier service or (4) telecopy, telex or other wire transmission with request for assurance of receipt in a manner typical with respect to communications of that type.  Notice made in accordance with these provisions shall be deemed delivered on receipt if delivered by hand or wire transmission, on the third business day after mailing if mailed by registered or certified mail, or on the next business day after mailing or deposit with the postal service or an overnight courier service if delivered by express mail or overnight courier.  Guarantor’s telecopier number is (540) 345-0831, and Lender’s telecopier number is (313) 994-1376.

(g)           Entire Agreement; Amendments.  This Agreement and any agreement to which it refers state all rights and obligations of the parties and supersede all other agreements (oral or written) with respect to the security interests granted by this Agreement.  Any amendment of this Agreement shall be in writing and shall require the signature of Guarantor and Lender.

(h)           Partial Invalidity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the remaining provisions of this Agreement.

(i)            Inspections. Any inspection, audit, appraisal or examination by Lender or its agents of the Collateral or of information or documents pertaining to the Collateral is for the sole purpose of protecting Lender’s interests under this Agreement and is not for the benefit or protection of Guarantor or any third party.

(j)            Joint and Several Liability. In the event that more than one person or entity executes this Agreement, the obligations of each person or entity shall be joint and several.

7

(k)           Automatic Reinstatement.  Notwithstanding any prior revocation, termination, surrender or discharge of this Agreement, the effectiveness of this Agreement shall automatically continue or be reinstated, as the case may be, in the event that:

(i)            Any payment received or credit given by Lender in respect of the Indebtedness is determined to be a preference, impermissible setoff, fraudulent conveyance, diversion of trust funds, or otherwise required to be returned to Guarantor or any third party under any applicable state or federal law, including, without limit, laws pertaining to bankruptcy or insolvency, in which case this Agreement shall be enforceable as if any such payment or credit had not been received or given, whether or not Lender relied upon this payment or credit or changed its position as a consequence of it.

(ii)           In the event of continuation or reinstatement of this Agreement, Guarantor agrees upon demand by Lender to execute and deliver to Lender those documents which Lender determines are appropriate to further evidence (in the public records or otherwise) this continuation or reinstatement, although the failure of Guarantor to do so shall not affect in any way the reinstatement or continuation.  If Guarantor does not execute and deliver to Lender such documents upon demand, Lender and each officer of Lender is irrevocably appointed (which appointment is coupled with an interest) the true and lawful attorney of Guarantor (with full power of substitution) to execute and deliver such documents in the name and on behalf of Guarantor.

(1)           WAIVER OF JURY TRIAL.  GUARANTOR AND LENDER ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED.  EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT OR THE INDEBTEDNESS.

(m)          Assignment.  This Agreement is freely assignable, in whole or in part, by Lender without prior notice to or consent of Guarantor; provided, however, that Lender (or its assignee) shall provide written notice of such assignment to Guarantor in the event that Lender (or such assignee) desires to designate a new person or entity as payee and/or a new place of payment for the obligations under the Notes.  Guarantor may not, in whole or in part, directly or indirectly, assign this Agreement or its rights hereunder or delegate its duties hereunder without, in each instance, the specific prior written consent of Lender, which consent may be withheld or delayed in Lender’s sole discretion.  Lender shall be fully discharged from all responsibility accruing hereunder from and after the effective date of any such assignment.  Lender’s assignee shall, to the extent of the assignment, be vested with all the powers and rights of Lender hereunder (including those granted under Section 10 hereof or otherwise with respect to the Collateral), and to the extent of such assignment the assignee may fully enforce such rights and powers, and all references to Lender shall mean and refer to such assignee.  Lender shall retain all rights and powers hereby given not so assigned, transferred and/or delivered.  Guarantor hereby waives all defenses which Guarantor may be entitled to assert against Lender’s assignee with respect to liability accruing hereunder prior to the effective date of any assignment of Lender’s interest herein.

(n)           Securitization.  Guarantor understands and agrees that Lender may, from time to time, assign its rights and power under the Note(s), this Agreement and any other Loan Documents, in whole or in part, in connection with a securitization program.  Guarantor agrees to enter into an amendment to the Note(s), this Agreement and any other Loan Documents if such amendments are required by a nationally recognized rating agency in connection with a securitization program sponsored by Lender and in which the Note(s), this Agreement and any other Loan Documents are to be included; provided that Guarantor shall not be obligated to enter into any amendment which adversely affects Guarantor or otherwise adversely alters any of the financial terms of the Notes, this Agreement and any other Loan Documents.

13.           ENTIRE AGREEMENT.  This Agreement contains all of the understandings, promises and undertakings of the parties hereto. All prior understandings and agreements or statements, oral or written, are rescinded except as stated herein.

8

Schedule 1

To

Security Agreement between The WesterN SizzliN Corporation
and Captec Financial Group Funding Corporation

Title of Agreement	Date	Name of Franchisee	Location of Franchise

9

The WesterN SizzliN Corporation

Schedule 1, To Security Agreement between The Western SizzliN Corporation and

Captec Financial Group Funding Corporation

Type of Agreement	Date	Name of Franchisee	Store Number	City	State
Franchise Agreemt	1/30/78	Vezertzis, Pat; Hamilton, Paul	613	Ft. Payne	Alabama
Franchise Agreemt	2/9/79	Hill, Jimmy & Harvey	709	Opelika	Alabama
Franchise Agreemt	12/1/83	Stanoll, Ron	1060	Anniston	Alabama
Franchise Agreemt	10/9/89	Vezertzis, Pat	1323	Rainbow City	Alabama
Franchise Agreemt	1/12/98	Shockley, Leonard & Martha; Penton	1325	Alexander City	Alabama
Franchise Agreemt	5/15/88	Stanoll, Ron	1392	Oxford	Alabama
Franchise Agreemt	5/8/89	Schwichtenberg, Richard; Vezertzis, I	2007	Scottsboro	Alabama
Franchise Agreemt	9/11/95	Vezertzis, Pat; Schwichtenberg, Rich	5021	Arab	Alabama
Franchise Agreemt	6/23/97	Patty, Blyde & Margaret	8002	Prescott	Arizona
Franchise Agreemt	4/22/78	Barzda, Mary	330	Pine Bluff	Arkansas
Franchise Agreemt	9/18/75	Gardner, Jerry & Vonda	449	Fort Smith	Arkansas
Franchise Agreemt	6/28/77	Christison, W; Hamilton, Dwayne	600	Hot Springs	Arkansas
Franchise Agreemt	10/26/77	Brashear, John	568	Conway	Arkansas
Franchise Agreemt	6/21/90	Dudley, Gerald	754	Jonesboro	Arkansas
Franchise Agreemt	11/24/79	Gardner, Jerry & Vonda	782	Fort Smith	Arkansas
Franchise Agreemt	7/10/80	Barzda, Mary	819	Pine Bluff	Arkansas
Franchise Agreemt	5/18/83	Gardner, Jerry & Vonda	1000	Van Buren	Arkansas
Franchise Agreemt	5/9/84	Chambless, Gary; Campbell, P; Vess	1066	Hope	Arkansas
Franchise Agreemt	6/20/84	Walker, Barbara	1114	Brinkley	Arkansas
Franchise Agreemt	1/28/85	Bailey, Michael; Howard, Eddie	1167	Malvern	Arkansas
Franchise Agreemt	11/5/85	Edwards, Benny	1231	Clinton	Arkansas
Franchise Agreemt	1/21/80	Sexton, Jack	1240	Clarksville	Arkansas
Franchise Agreemt	9/1/89	Bailey, Michael; Howard, Eddie	1260	Stuttgart	Arkansas
Franchise Agreemt	6/23/86	Hamner, III, Elgin	1281	Benton	Arkansas
Franchise Agreemt	1/23/87	Daugherty, Jack	1317	Magnolia	Arkansas
Franchise Agreemt	8/25/87	Grissom, Jimmy	1354	Crossett	Arkansas
Franchise Agreemt	3/1/88	Hamner, III, Elgin	1379	Searcy	Arkansas
Franchise Agreemt	6/22/87	Bazyk, Mark & Laura	1418	Russellville	Arkansas
Franchise Agreemt	5/14/89	Hamner, III, Elgin	2000	Arkadelphia	Arkansas
Franchise Agreemt	12/27/89	Wallace, M A & Vaudine	2010	Wynne	Arkansas
Franchise Agreemt	3/21/94	Clayton, Jack; Sisler, Allan	5004	Batesville	Arkansas
Franchise Agreemt	6/15/94	Bazyk, Mark & Laura	5005	Springdale	Arkansas
Franchise Agreemt	10/1/94	Hicks, Don & Rick	5006	Nashville	Arkansas
Franchise Agreemt	1/1/92	Scott, Frank	816	Pueblo	Colorado
Franchise Agreemt	3/3/86	Cash, Robert; Boswell, Bob; Henley,	1256	Evans	Colorado
Franchise Agreemt	3/5/87	Welch, William	1326	Colorado Springs	Colorado
Franchise Agreemt	1/16/87	Welch, William; Sims, Loyd	1329	Grand Junction	Colorado
Franchise Agreemt	8/15/94	Lu, Thomas & Alice	5001	Durango	Colorado
Franchise Agreemt	6/21/77	Williams, Rick; Colborn, Ron	493	Mt. Vernon	Illinois
Franchise Agreemt	5/24/79	Colborn, Ron; James, Rick	744	Marion	Illinois
Franchise Agreemt	9/21/93	McMillin, Bradley	1131	O'Fallon	Illinois
Franchise Agreemt	6/25/87	Jones, Larry; Pamela; Welch William	1339	Bloomington	Indiana
Franchise Agreemt	8/23/97	Khoury, George	778	Wichita	Kansas
Franchise Agreemt	4/28/82	Cash, Robert; Reaves, Jimmy	901	Harrison	Kansas
Franchise Agreemt	8/29/83	Cash, Robert; McElroy, Lenord	1023	Salina	Kansas
Franchise Agreemt	10/15/97	Davis, Steven; Debbie Jo	1087	Emporia	Kansas
Franchise Agreemt	6/8/84	Albritton, Dale	1102	Pittsburg	Kansas
Franchise Agreemt	7/23/84	Cirks, Todd; Dick, Curtis	1110	Winfield	Kansas
Franchise Agreemt	4/18/96	Khoury, George & Therese	1274	Augusta	Kansas
Franchise Agreemt	4/4/91	Cash, Robert; McElroy, Leonard	5000	Leavenworth	Kansas
Franchise Agreemt	8/17/77	Mills, H; Hain, J.; Harris, H A	523	Somerset	Kentucky
Franchise Agreemt	11/23/77	Green, Jerry; Mills, H; Carter, Joe	682	Danville	Kentucky
Franchise Agreemt	12/13/77	Moody, Kenneth	590	Harlan	Kentucky
Franchise Agreemt	4/17/78	Elkins, Johnny & Patricia	635	Goody (Forest Hills)	Kentucky
Franchise Agreemt	7/11/83	Barker, Andrew, [ILLEGIBLE]; Hodges, Ed	1010	Richmond	Kentucky
Franchise Agreemt	8/15/95	Kelly, Ted & Sharon	1263	Jamestown	Kentucky
Franchise Agreemt	6/22/88	Hurst, Larry	1401	Corbin	Kentucky
Franchise Agreemt	10/3/89	Diez, Doug	46	Baton Rouge	Louisiana
Franchise Agreemt	12/28/81	Case, George & Georgia	888	Bogalusa	Louisiana
Franchise Agreemt	1/4/90	Vauleman, Norman & Marcia	944	Alexandria	Louisiana
Franchise Agreemt	11/21/84	Albritton, Keith; W L	1168	Monroe	Louisiana
Franchise Agreemt	6/18/85	Parker, Bob	1197	Lake Charles	Louisiana
Franchise Agreemt	3/18/88	Diez, Doug	1383	Thibodeaux	Louisiana
Franchise Agreemt	3/18/88	Diez, Doug	1384	Gonzales	Louisiana

10

Type of Agreement	Date	Name of Franchisee	Store Number	City	State
Franchise Agreemt	7/1/92	Albritton, Keith; W L	2032	W. Monroe	Louisiana
Franchise Agreemt	9/18/78	Snyder, Bruce & Larry	678	LaVale	Maryland
Franchise Agreemt	9/1/81	Romsburg, Betty; Pual; Kim	873	Hagerstown	Maryland
Franchise Agreemt	6/10/71	Jackson, Kenneth	35	Jackson	Mississippi
Franchise Agreemt	8/24/89	Sethi, Dr. S L	93	Jackson	Mississippi
Franchise Agreemt	12/9/75	Sethi, Dr. S L	270	Greenwood	Mississippi
Franchise Agreemt	8/24/89	Sethi, Dr. S L	463	Pearl (Flowood)	Mississippi
Franchise Agreemt	11/7/77	Sethi, Dr. S L, Monica, Rascksha	588	Cleveland	Mississippi
Franchise Agreemt	12/20/79	Hontzas, Thomas; Tattle, A. A.	792	Meridian	Mississippi
Franchise Agreemt	2/22/80	Sethi, Dr. S L; Monica; Jackie's Int'l;	804	Waynesboro	Mississippi
Franchise Agreemt	6/3/82	Sethi, Dr. S L	913	Grenada	Mississippi
Franchise Agreemt	8/17/82	Albritton, Keith; W L	921	Natchez	Mississippi
Franchise Agreemt	7/8/96	Hughes, Robert C.	969	Tupelo	Mississippi
Franchise Agreemt	3/7/83	Sethi, Dr. S L	985	Brookhaven	Mississippi
Franchise Agreemt	3/20/84	Hontzas, Thomas; Tattis, A A	1046	Mages	Mississippi
Franchise Agreemt	7/8/84	Sethi, Dr. S L	1108	Senatobia	Mississippi
Franchise Agreemt	12/6/85	Sethi, Dr. S L	1238	Philadelphia	Mississippi
Franchise Agreemt	5/1/92	Liberto, Vincent; Mauldin, Joe; King,	1276	Laurel	Mississippi
Franchise Agreemt	11/14/86	Sethi, Dr. S L	1306	Batesville	Mississippi
Franchise Agreemt	3/26/87	Sethi, Dr. S L	1332	New Albany	Mississippi
Franchise Agreemt	3/29/88	Evans, Alfred; Worbington, Alfred	1385	Clarksdale	Mississippi
Franchise Agreemt	8/5/88	Sethi, Dr. S L	1416	Booneville	Mississippi
Franchise Agreemt	11/10/89	Sethi, Dr. S L; Monica; Raksha	2021	Amory	Mississippi
Franchise Agreemt	6/13/79	Albritton, Larry & Dale	749	Joplin	Missouri
Franchise Agreemt	3/10/96	Siraj, Saleem; Mohamed	899	Branson	Missouri
Franchise Agreemt	4/10/96	Siraj, Saleem; Mohamed	1078	Branson	Missouri
Franchise Agreemt	6/15/84	Cobb, Doug; Scholfield, Robert; Don	1124	Springfield	Missouri
Franchise Agreemt	7/1/96	Lai, Wu Shih; Lee Y	1128	Lebanon	Missouri
Franchise Agreemt	3/8/87	Johnson, Kimmie & Ray	1327	Monett	Missouri
Franchise Agreemt	6/24/87	Ackman, David; Sakarelos, Nick	1338	Jackson (Cape Girard)	Missouri
Franchise Agreemt	6/25/84	Siraj, Saleem	5008	Grandview	Missouri
Franchise Agreemt	2/12/96	Dudley, Gerald; Dudley, Beauton	5022	Popular Bluff	Missouri
Franchise Agreemt	5/1/94	O'Sullivan, Tom & Mary	472	Alamorgordo	New Mexico
Franchise Agreemt	7/23/87	Dobry, Mary	1345	Hobbs	New Mexico
Franchise Agreemt	3/3/95	Zvonar, David; Velasquez, Doris	2030	Tucumcari	New Mexico
Franchise Agreemt	1/12/98	Lu, Thomas & Alice	5033	Farmington	New Mexico
Franchise Agreemt	3/13/78	Albrittain D; Hill W; Collins B, L; Loga	618	Lima	Ohio
Franchise Agreemt	7/14/73	Mott, Dennis B., Jr., & Hazel	113	Tulsa	Oklahoma
Franchise Agreemt	9/12/74	McNear, Mack	163	Oklahoma City	Oklahoma
Franchise Agreemt	10/19/76	McNear, Mack	397	Oklahoma City	Oklahoma
Franchise Agreemt	12/10/76	McNear, Mack	417	Edmond	Oklahoma
Franchise Agreemt	6/17/77	McNear, Mack	494	Oklahoma City	Oklahoma
Franchise Agreemt	6/28/77	Harris, S; Albritton; Hamilton; Harden	499	Enid	Oklahoma
Franchise Agreemt	4/18/96	Shaw, II, Sidney	517	Stillwater	Oklahoma
Franchise Agreemt	8/29/77	Albritton, Dale; Morrow, Jeff, David	522	Muskogee	Oklahoma
Franchise Agreemt	6/17/77	McNear, Mack	526	Midwest City	Oklahoma
Franchise Agreemt	9/3/77	McNear, Mack	527	Oklahoma City	Oklahoma
Franchise Agreemt	2/6/78	Mott, Jr, Dennis & Hazel	606	Sand Springs	Oklahoma
Franchise Agreemt	8/16/78	McNear, Mack	664	Moore	Oklahoma
Franchise Agreemt	12/21/81	Gardner, Jim	886	McAlester	Oklahoma
Franchise Agreemt	7/12/82	Sudderth, Sam & Randy Dale	917	Shawnee	Oklahoma
Franchise Agreemt	9/13/82	McNear, Mack; Coursey, Bill	932	Chickasha	Oklahoma
Franchise Agreemt	9/27/82	Jobes, Rick; Morrow, David & Jeff	937	Sallisaw	Oklahoma
Franchise Agreemt	1/26/96	Rifal, Mike; Alishammat, M A	940	Broken Arrow	Oklahoma
Franchise Agreemt	4/18/96	Shaw, II, Sidney	995	Ponoa City	Oklahoma
Franchise Agreemt	8/15/94	Ray, Forrest	1030	Elk City	Oklahoma
Franchise Agreemt	6/19/85	McNear, Mack	1200	Del City	Oklahoma
Franchise Agreemt	4/29/83	Caufield, Dennis & Karen	1397	Bartlesville	Oklahoma
Franchise Agreemt	11/1/92	Wiss, Connie & Don	2034	Poteau	Oklahoma
Franchise Agreemt	10/1/94	Ray, Forrest	5013	Altus	Oklahoma
Franchise Agreemt	9/22/97	Sudderth, Randy & Sam	5036	Seminole	Oklahoma
Franchise Agreemt	6/2/77	Bratio, Dusan; Wolf, Jan; Thakrar, A.	486	Carlisle	Pennsylvania
Franchise Agreemt	7/31/84	Sickle, David; Yodock, Lee Jr.	1116	Bloomsburg	Pennsylvania
Franchise Agreemt	8/18/87	Bratio, Dusan	1352	Harrisburg	Pennsylvania

11

Type of Agreement	Date	Name of Franchisee	Store Number	City	State
Franchise Agreemt	6/5/74	Miller, Aline; Hugh, Ellis, Sharon M.	157	Memphis	Tennessee
Franchise Agreemt	9/20/75	Scudder, A; Quinton, W.; Winget, R.	235	Columbia	Tennessee
Franchise Agreemt	1/31/77	Milhorne, D.; Wells J & MT; Jones, Cl	431	Jackson	Tennessee
Franchise Agreemt	12/20/77	Burris, Sr., David, Michelle; Pirkle, J.	589	Athens	Tennessee
Franchise Agreemt	12/28/78	Bible, John; Harris HA; Macon W; Git	697	East Morristown	Tennessee
Franchise Agreemt	7/1/93	Stanfill, Jerry; Carter, J. P; Grics M.	1268	Lexington	Tennessee
Franchise Agreemt	8/1/96	Vezertzis, Pat	1319	Tullahoma	Tennessee
Franchise Agreemt	9/1/90	Burris, Jr. & Sr., David; Vezertzis Pat	1409	Jasper	Tennessee
Franchise Agreemt	4/26/93	Burris, Sr., David & Michelle	2035	Dayton	Tennessee
Franchise Agreemt	10/1/93	Hurst, Larry; Lois	2037	Knoxville	Tennessee
Franchise Agreemt	7/10/97	Vezertzis, Pat	5035	Dickson	Tennessee
Franchise Agreemt	4/12/76	Brown, Floyd	322	Midland	Texas
Franchise Agreemt	4/12/76	Brown, Floyd	323	Odessa	Texas
Franchise Agreemt	5/1/96	Mills, Joe, Catherine; Robertson, B.	324	Abilene	Texas
Franchise Agreemt	6/13/81	Branstetter, Neal; Morrow, David	569	Amarillo	Texas
Franchise Agreemt	10/14/85	Dale, Timothy; Sorrells, W L; D S; J I	1170	Mt. Pleasant	Texas
Franchise Agreemt	4/1/85	Hicks, Don	1194	Texarkana	Texas
Franchise Agreemt	7/18/86	Mc Gee, Robert	1258	Denton	Texas
Franchise Agreemt	1/1/92	Corse, Earl & Carolyn	2031	Dumas	Texas
Franchise Agreemt	6/12/95	Ray, Forrest	5019	Lubbock	Texas
Franchise Agreemt	12/15/96	Broyles, Kelly	5028	Sulphur Springs	Texas
Franchise Agreemt	12/23/96	Dodd, Jerry	5031	Decatur	Texas
Franchise Agreemt	9/27/94	Christy, Frank	167	Parkersburg	West Virginia
Franchise Agreemt	3/1/91	Wilson, Janet & Ronald	991	Weston	West Virginia
Franchise Agreemt	6/7/83	Malcolm, Richard; Robinson, Patricia	1001	Westover	West Virginia
Franchise Agreemt	1/24/95	Wingo, John; Mariane; Willie III	1270	Lewisburg	West Virginia

12

14.           GOVERNING LAW. This Agreement shall be construed according to the laws of the State of Tennessee.

(a)           Except as otherwise provided, all other terms used herein shall have the meanings assigned to them in Article 9 (or, absent definition in Article 9, in any other Article) of the Uniform Commercial Code.

IN WITNESS WHEREOF the Guarantor has executed this Agreement on the day and year first above written.

Guarantor’s principal place of business is located in the City of Roanoke, Commonwealth of Virginia.

Location(s) of the Collateral	GUARANTOR:

416 South Jefferson Street, 4th Floor Roanoke, Virginia 24012 and each of the sites listed on Schedule 1 hereto.	THE WESTERN SIZZLEN CORPORATION
	By:	/s/ Victor F. Foti

		Its:	President

Guarantor’s Address:

P.O. Box 12167

Roanoke, Virginia 24023-2167

Guarantor’s Tax Identification Number: 54-1684114

13

Loan No. 06721
900 Merchants Rd.
Knoxville, Tennessee

GUARANTY

THE WESTERN SIZZLIN CORPORATION, a Tennessee corporation and THE WESTERN SIZZLIN STORES OF LITTLE ROCK, INC., an Arkansas corporation (each a “Guarantor”), as a material inducement to and in consideration of CAPTEC FINANCIAL GROUP FUNDING CORPORATION, a Michigan corporation, whose address is 24 Frank Lloyd Wright Drive, Lobby L, Ann Arbor, Michigan 48106 (together with its successors, assigns and transferees, “Lender”), making a loan in the original principal amount of One Million Two Hundred Thousand and 00/100 Dollars ($1,200,000.00) as evidenced by a Promissory Note, dated March 23, 1998 (“Note”), made by THE WESTERN SIZZLIN STORES, INC., a Virginia corporation (“Borrower”), which Note is secured by the instruments referenced therein (together with the Note, “Loan Documents”), hereby jointly and severally, unconditionally and irrevocably, personally guarantees to and for the benefit of Lender, and Lender’s successors and assigns, the full and timely payment and performance of all of the Borrower’s duties, obligations and covenants under the Loan Documents. This is a guaranty of payment and performance and not of collection.

This Guaranty shall not be affected by Lender’s failure or delay to enforce any of its rights.

Guarantor’s obligations are independent of Borrower’s obligations.  If Borrower defaults under the Loan Documents, Lender can proceed immediately against Guarantor or Borrower, or both, or Lender can enforce against Guarantor or Borrower, or both, any rights that it has under the Loan Documents or pursuant to applicable laws.  If any lien created by the Loan Documents terminates and Lender has any rights it can enforce against Borrower after termination, Lender can enforce those rights against Guarantor without giving previous notice to Borrower or Guarantor or without making any demand on either of them.

To the extent permitted by law, Guarantor waives the benefit of any statute of limitations affecting Guarantor’s liability under this Guaranty.  Guarantor waives the right to require Lender to first or concurrently: (1) proceed against Borrower; (2) proceed against or exhaust any security that Lender holds from Borrower; or (3) pursue any other remedy in Lender’s power.  The liability of Guarantor shall not be affected or exonerated by any indulgence, compromise, settlement or variation of terms which may be extended by Lender to Borrower, or agreed upon by Lender or Borrower, and, unless agreed to in writing by Lender, shall not be affected or exonerated by any assignment by Borrower of its interest in any one or more of the Loan Documents, nor shall the liability of the Guarantor be affected or exonerated by the insolvency, bankruptcy (voluntary or involuntary), or reorganization of Borrower, nor by the voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of Borrower, or by the release of any other Guarantor.  Lender and Borrower, without notice to or consent by Guarantor, may at any time or times enter into such modifications, extensions, amendments or other covenants of the Loan Documents as they may deem appropriate, and Guarantor shall not be released nor its liability exonerated thereby but shall continue to be fully liable for the payment and performance of all obligations and duties of Borrower under the Loan Documents as so modified, extended or amended.

Guarantor further agrees (1) to indemnify and hold harmless Lender from and against any claims, damages, expenses or losses, including to the extent permitted by law, all reasonable attorneys’ fees incurred by counsel of Lender’s choice (whether or not litigation is commenced), resulting from or arising out of any breach of any provision of the Loan Documents by Borrower or by reason of Borrower’s failure to perform any of its obligations thereunder, and (2) to the extent permitted by law, to pay all costs and expenses, including reasonable attorneys’ fees (whether or not litigation is commenced), incurred by Lender in enforcing this Guaranty.

Until all of Borrower’s obligations to Lender have been discharged in full, Guarantor has no right of subrogation against Borrower.  Guarantor assumes the responsibility to remain informed of the financial condition of Borrower and of all other circumstances bearing upon the risk of Borrower’s default, which reasonable inquiry would reveal, and agrees that Lender shall have no duty to advise Guarantor of information known to it regarding such condition or any such circumstances.  Lender shall not be required to inquire into the powers of Borrower or the officers, employees, partners or agents acting or purporting to act on its behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed under this Guaranty.  Each Guarantor hereby represents and warrants to Lender that such Guarantor has received a copy of each of the Loan Documents, has read or had the opportunity to read each of the Loan Documents, and understands the terms of the Loan Documents.  The provisions in the Loan Documents relating to the execution of additional documents, legal proceedings by Lender against Borrower, severability of the provisions of the Loan Documents, interpretation of the Loan Documents, notices, waivers (including waiver of a jury trial), limitation on right of recovery against Lender, disclaimer of individual liability, and the applicable laws which govern the interpretation of the Loan Documents are incorporated herein in their entirety by this reference and made a part hereof as though set forth in full herein; any reference in those provisions to “Borrower” shall mean each Guarantor and any reference in those provisions to the “Loan Documents” shall mean this Guaranty.

To the extent permitted by law, Guarantor waives its right to enforce any remedies that Borrower now has, or later may have, against Lender.  Guarantor waives any right to participate in any security now or later held by Lender.  Guarantor waives notice of acceptance of this Guaranty, and all other notices in connection with this Guaranty or in connection with the liabilities, obligations and duties guaranteed hereby, including notices to Guarantor of default by the Borrower under the Loan Documents.  Guarantor hereby waives diligence, presentment, demand for performance, notice of nonperformance, protest, notice of protest, notice of dishonor, and notice of acceptance of this Guaranty, and waives all notices of the existence, creation, or incurring of new or additional obligations.

If there is more than one Guarantor, the liability of each Guarantor shall be joint and several.  Guarantor’s obligations under this Guaranty shall be binding on Guarantor’s legal representatives, heirs, successors and assigns.

If Borrower disposes of its interest in the property secured by the Loan Documents, “Borrower”, as used in this Guaranty, shall mean Borrower’s successors or assigns.  Assignment of the Loan Documents by Lender (as permitted by the Loan Documents) shall not affect this Guaranty.  In the event of an assignment of the Loan Documents by Lender, the term “Lender” as used in this Guaranty shall mean Lender’s successors or assigns.

Guarantor hereby covenants and agrees to deliver to Lender the following: (a) management prepared and certified consolidated quarterly financial statements for Guarantor within forty-five (45) days after the end of the first three (3) quarters of each fiscal year of Guarantor, and (b) annual consolidated financial statements for Guarantor audited by an independent certified public accountant within one hundred twenty (120) days after the end of each fiscal year of Guarantor.  Such financial statements shall be true and correct in all respects, shall be prepared in accordance with generally accepted accounting principles, and shall fairly represent the respective financial conditions of the subjects thereof as of the respective dates thereof.  At the request of Lender, Guarantor shall obtain the consent of Guarantor’s accountant(s) to the inclusion of Guarantor’s most recent financial statement in any regulatory filing or report to be filed by Lender.

If any one or more of the provisions of this Guaranty shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Guaranty, and this Guaranty shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

This Guaranty shall be construed according to the laws of the State of Tennessee.  Guarantor agrees that any dispute which may arise between Lender and Guarantor with regard to this Guaranty shall be resolved by litigation in state or federal court.  Litigation may be initiated by Lender or its assignee, at its discretion, in the State of the principal place of business of Lender or its assignee, the State of the principal place of business of Guarantor, or the State where the Collateral (as defined in the Loan Documents) is located.

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GUARANTOR HEREBY KNOWINGLY AND IRREVOCABLY WAIVES ANY OBJECTIONS ON THE GROUNDS OF IMPROPER JURISDICTION OR VENUE TO AN ACTION INITIATED AS SET FORTH ABOVE AND AGREES THAT EFFECTIVE SERVICE OF PROCESS MAY BE MADE UPON GUARANTOR BY REGISTERED MAIL, RETURN RECEIPT REQUESTED.  GUARANTOR WAIVES, TO THE EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY ACTION BETWEEN THE PARTIES.

This Guaranty shall become effective on March 31, 1998.

THE WESTERN SIZZLIN CORPORATION

By:	/s/ Victor F. Foti

	Its:	President

THE WESTERN SIZZLIN STORES OF LITTLE ROCK, INC.

By:.	/s/ Victor F. Foti

	Its:	President

Loan No. 06721
900 Merchants Rd.
Knoxville, Tennessee

CERTIFICATE OF BORROWER

THE WESTERN SIZZLIN STORES, INC., a Virginia corporation (“Borrower”), for the benefit of CAPTEC FINANCIAL GROUP FUNDING CORPORATION, a Michigan corporation (together with its successors, assigns and transferees, “Lender”), warrants, represents, covenants and agrees that the following are true and correct as of the date hereof:

1.             All warranties and representations of Borrower contained in this Certificate shall survive the execution of this Certificate and any advances made in accordance with the Promissory Note executed by Borrower, in favor of Lender, dated even herewith, in the original principal amount of One Million Two Hundred Thousand and 00/100 Dollars ($1,200,000.00) (the “Note”).

2.             Borrower has good, indefeasible and marketable title to the Collateral (as defined in that certain Security Agreement, dated even herewith, between Borrower and Lender (the “Security Agreement”)).  Except for the Security Agreement, there are no instruments, matters or agreements, and Borrower is not a party to any instrument, matter or agreement, which will in any way encumber, bind or otherwise affect the Collateral or Lender.  Borrower has neither done nor failed to do anything, nor has suffered anything to be done, as a result of which the Collateral or any part thereof has been or will be encumbered or title thereto has been or will be affected in any way and no person, firm or entity has any present, conditional or contingent rights to acquire all or any portion of the Collateral.

3.             Borrower is a corporation duly organized and validly existing in good standing under the laws of the Commonwealth of Virginia and is qualified to do business in the State of Tennessee.  The person or persons executing the Note, the Security Agreement and the other Loan Documents (as defined in the Security Agreement) have full power and complete authority to execute the Note, the Security Agreement and the other Loan Documents, and, when executed, the Note, the Security Agreement and the other Loan Documents will be legal, valid and binding obligations of Borrower, enforceable in accordance with their terms.

4.             As of the date hereof, Borrower is not “insolvent” within the meaning of Section 548(a)(2)(B) of the United States Bankruptcy Code.

5.             Borrower is in the business of owning and operating Great American Steak & Buffet Company restaurants, including the restaurant operation located at 900 Merchants Rd., Knoxville, Tennessee (the “Franchised Operation”).  Borrower’s chief executive office is located at 416 South Jefferson Street, Roanoke, Virginia 24012, and the Collateral is located at Borrower’s Chief Executive Office and the Franchised Operation.

6.             Borrower has furnished to Lender its most recent annual audited financial statements and most recent management prepared and certified quarterly financial statements, which statements were prepared in accordance with generally accepted accounting principles and are correct and complete and accurately present the financial condition of Borrower on the dates thereof.  Further, there has been no material adverse change in the business, property or condition of Borrower since the date of the most recent financial statements.

7.             Borrower has complied and will continue to comply with all applicable laws, rules, regulations and orders relating to Borrower or any aspect of Borrower’s business or assets, including, without limit, all environmental laws, rules, regulations and orders.  Borrower agrees to indemnify and hold Lender harmless against and from all claims, losses and costs resulting from any and all violations by Borrower of any laws, rules, regulations and/or orders.

8.             Borrower has not received any written notice of, and, to the best knowledge of Borrower, none of Borrower, the Franchised Operation or the premises where the Franchised Operation is located are in violation of any law, municipal ordinance or other governmental requirement of any governmental authority.

9.             There are no circumstances, state of facts or other matters which, with the passage of time or the giving of notice, or both, would constitute an Event of Default under the terms of the Note, the Security Agreemt or the other Loan Documents.

10.           Borrower has filed all federal, state and local income and other tax returns and other reports required to be filed prior to the date of this Certificate and Borrower has paid all taxes, assessments, withholdings and other governmental charges that are due and payable prior to the date of this Certificate.

11.           All taxes and all installments of assessments and all other charges of any kind imposed or levied by any governmental authority against either Borrower or the Collateral which are due and payable or constitute a lien at or prior to the date of this Certificate, together with all interest and penalties due thereon, have been paid in full.

12.           There is now fully paid and enforceable fire, liability and other forms of insurance in such amounts and covering such risks as are required under the Security Agreement.

13.           There are no disputes, litigation or other such proceedings pending or, to the best of Borrower’s knowledge, threatened against or related to Borrower, the Collateral or the Franchised Operation, nor does Borrower know of any basis for any such action.

14.           In consideration of the loan evidenced by the Note and secured, by the Security Agreement and the other Loan Documents, Borrower agrees to indemnify and hold Lender harmless against all claims, liabilities, losses, deficiencies and damages as well as reasonable expenses (including attorney’s fees), interest and penalties related thereto, asserted by any third party against, or incurred by Lender, by reason of or resulting from any breach, inaccuracy, incompleteness or nonfulfillment of the covenants, representations and/or warranties of Borrower contained in this Certificate.

15.           Commencing May 1, 1998 and on the first day of each following month, Lender is authorized to initiate an electronic funds transfer to pay the monthly installment payment owing under the loan evidenced by the Note from the account designated below, and to receive payments from such account.  This authorization will remain in effect unless the undersigned requests a modification that is agreed to by the Financial Institution and Lender; provided, however, that Lender and its successors, assigns and transferees may modify the place of payment to be made by Borrower without the consent of the Financial Institution.

Financial Institution:
Financial Institution
Address:
Routing/Transit #:
Account #:

[SIGNATURE PAGE FOLLOWS]

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This Certificate shall become effective on March 31, 1998.

THE WESTERN SIZZLIN STORES, INC.

By:	/s/ Victor F. Foti

	Its:	President

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[LETTERHEAD OF WESTERN SIZZLIN STORES, INC.]

TO:	Martha R. Young, (313) 668-7612
Fax: 747-7147

FROM:	Calvin Lilly, (540) 345-3195
Fax: 345-0831

DATE:	March 24, 1998

RE:	Closing Items — Follow-up

Information for account drafting:

Financial Institution:	Wachovia Bank, N. A.

Financial Institution Address:	111 Franklin Road Roanoke, Virginia 24001 Attn: Kelly Kiser

Routing #:	051000253

Account #:	7911787711
The WesterN SizzliN Stores, Inc.

Loan No. 06721

900 Merchants Rd.
Knoxville, Tennessee

CERTIFICATE OF GUARANTOR

THE WESTERN SIZZLIN CORPORATION, a Tennessee corporation (“Guarantor”), for the benefit of CAPTEC FINANCIAL GROUP FUNDING CORPORATION, a Michigan corporation (together with its successors, assigns and transferees, “Lender”), warrants, represents, covenants and agrees that the following are true and correct as of the date hereof:

1.             Guarantor has received a copy of that certain Promissory Note, dated March 23, 1998 in the original principal amount of One Million Two Hundred Thousand and 00/100 Dollars ($1,200,000.00) (“Note”) made by THE WESTERN SIZZLIN STORES, INC., a Virginia corporation (“Borrower”).  Guarantor has also received a copy of the instruments securing the Note, as referenced therein (together with the Note, the “Loan Documents”).  The Loan Documents create a lien with respect to certain real and personal property located at 900 Merchants Rd., Knoxville, Tennessee (“Premises”).

2.             Guarantor has had the opportunity to review the Certificate of Borrower, dated even herewith, made by Borrower for the benefit of Lender, and confirms that the warranties and representations set forth therein are true and correct as of the date hereof.

3.             Guarantor has full power and authority to enter into that certain Guaranty executed by Guarantor in favor of Lender, dated as of the date of this Certificate (“Guaranty”) and to assume and perform all of Guarantor’s obligations under the Guaranty in accordance with all of the terms and conditions of the Guaranty.  The execution and delivery of the Guaranty and the performance by Guarantor of Guarantor’s obligations under the Guaranty and under all documents contemplated by the Guaranty require no further action or approval.  The Guaranty and all other documents contemplated by the Guaranty are fully binding and enforceable obligations of Guarantor.

4.             There are no circumstances, state of facts or other matters which, with the passage of time or the giving of notice, or both, would constitute an event of default under the terms of the Guaranty, or to the best of the Guarantor’s knowledge, under the Loan Documents.

5.             There are no disputes, litigation or other such proceedings pending or, to the best of the Guarantor’s knowledge, threatened against or related to the Guarantor or the Premises, nor does Guarantor know of any basis for any such action, except as disclosed to Lender on Exhibit A hereto.

6.             Guarantor has furnished to Lender its most recent annual audited consolidated financial statements and most recent management prepared and certified quarterly consolidated financial statements, which statements were prepared in accordance with generally accepted accounting principles and are correct and complete and accurately present the financial condition of Guarantor on the dates thereof.  Further, there has been no material adverse change in the business, property or condition of Guarantor since the date of the most recent financial statements.

7.             In consideration of the loan evidenced by the Note and secured, in part, by the Loan Documents, the receipt and sufficiency of which Guarantor acknowledges, and in order to induce Lender to make such loan, Guarantor agrees to indemnify and hold Lender harmless against all claims, liabilities, losses, deficiencies and damages as well as reasonable expenses (including attorney’s fees), interest and penalties related thereto, asserted by any third party against, or incurred by Lender, by reason of or resulting from any breach, inaccuracy, incompleteness or nonfulfillment of the covenants, representations and/or warranties of Guarantor contained in this Certificate.

This Certificate shall become effective on March 31, 1998.

THE WESTERN SIZZLIN CORPORATION

By	/s/ Victor F. Foti

	Its:	President

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Name/Caption	Amount in Controversy	Status

David K Wachtal, Jr. v. WSC. et al First Complaint – breach of employment contract; wrongful termination Second Complaint - includes officers and directors in the suit	$1,319,000

Wachtel, president until 2/95 claims wrongful termination; which, under his contract would mean two years’ of compensation, approx. $400,000. The termination was well justified. The suit had included certain officers and directors, whose cases have been dismissed through award of summary judgment.

Third Complaint - loss of value of stock Idemnification for expenses	$8,500,000 —	Summary judgment granted to defendant, case dismissed; plaintiff has appealed. Discovery not complete.
Mann v. WSC Breach of employment	$50,000	Mann is now deceased, with very little discovery. We expect that the suit will be dismissed

Durham Enterprises v. WSC Denial of awarding a franchise	$1,000,000	Summary judgment granted to defendant, case dismissed; plantiff has not appealed.

Cruthis v. Elgin Hamner and WSC Contaminated tea	$4,000	Suit primarily against franchise; WSC named as codefendant; discovery beginning.

Perry v. WSC and David Wachtel, Jr.
Business interference between franchisee/seller and potential buyer - would not allow franchise assumption	$2,500,000	Discovery is beginning; D & O insurance.

WSC v. Moody / Fowler
Counter claim, in response to WSC’s collection suit for unpaid royalties	$500,000	Discovery Beginning.

Loan No. 06721
900 Merchants Rd.
Knoxville, Tennessee

CERTIFICATE OF GUARANTOR

THE WESTERN SIZZLIN STORES OF LITTLE ROCK, INC., an Arkansas corporation (“Guarantor”), for the benefit of CAPTEC FINANCIAL GROUP FUNDING CORPORATION, a Michigan corporation (together with its successors, assigns and transferees, “Lender”), warrants, represents, covenants and agrees that the following are true and correct as of the date hereof:

1.             Guarantor has received a copy of that certain Promissory Note, dated March 23, 1998 in the original principal amount of One Million Two Hundred Thousand and 00/100 Dollars ($1,200,000.00) (“Note”) made by THE WESTERN SIZZLIN STORES, INC., a Virginia corporation (“Borrower”). Guarantor has also received a copy of the instruments securing the Note, as referenced therein (together with the Note, the “Loan Documents”).  The Loan Documents create a lien with respect to certain real and personal property located at 900 Merchants Rd., Knoxville, Tennessee (“Premises”).

2.             Guarantor has had the opportunity to review the Certificate of Borrower, dated even herewith, made by Borrower for the benefit of Lender, and confirms that the warranties and representations set forth therein are true and correct as of the date hereof.

3.             Guarantor has full power and authority to enter into that certain Guaranty executed by Guarantor in favor of Lender, dated as of the date of this Certificate (“Guaranty”) and to assume and perform all of Guarantor’s obligations under the Guaranty in accordance with all of the terms and conditions of the Guaranty.  The execution and delivery of the Guaranty and the performance by Guarantor of Guarantor’s obligations under the Guaranty and under all documents contemplated by the Guaranty require no further action or approval.  The Guaranty and all other documents contemplated by the Guaranty are fully binding and enforceable obligations of Guarantor.

4.             There are no circumstances, state of facts or other matters which, with the passage of time or the giving of notice, or both, would constitute an event of default under the terms of the Guaranty, or to the best of the Guarantor’s knowledge, under the Loan Documents.

5.             There are no disputes, litigation or other such proceedings pending or, to the best of the Guarantor’s knowledge, threatened against or related to the Guarantor, nor does Guarantor know of any basis for any such action.

6.             Guarantor has furnished to Lender its most recent annual audited consolidated financial statements and most recent management prepared and certified quarterly consolidated financial statements, which statements were prepared in accordance with generally accepted accounting principles and are correct and complete and accurately present the financial condition of Guarantor on the dates thereof.  Further, there has been no material adverse change in the business, property or condition of Guarantor since the date of the most recent financial statements.

7.             In consideration of the loan evidenced by the Note and secured, in part, by the Loan Documents, the receipt and sufficiency of which Guarantor acknowledges, and in order to induce Lender to make such loan, Guarantor agrees to indemnify and hold Lender harmless against all claims, liabilities, losses, deficiencies and damages as well as reasonable expenses (including attorney’s fees), interest and penalties related thereto, asserted by any third party against, or incurred by Lender, by reason of or resulting from any breach, inaccuracy, incompleteness or nonfulfillment of the covenants, representations and/or warranties of Guarantor contained in this Certificate.

This Certificate shall become effective on March 31, 1998.

THE WESTERN SIZZLIN STORES OF LITTLE ROCK, INC.

By	/s/ Victor F. Foti
	Its	President

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Loan No. 06722
5902 Richmond Hwy.
Alexandria, Virginia

PROMISSORY NOTE

$l,250,000.00	Date: 3/23, 1998

PROMISE TO PAY.  For value received, THE WESTERN SIZZLIN STORES, INC., a Virginia corporation, (“Borrower”) promises to pay to CAPTEC FINANCIAL GROUP FUNDING CORPORATION, a Michigan corporation (together with its successors, assigns and transferees, “Lender”), or order, One Million Two Hundred Fifty Thousand and 00/100 Dollars ($1,250,000.00), or so much of such sum as has been advanced under this Note, as follows:

Interest only from and after the date on which funds are disbursed by Lender hereunder (“Effective Date”) through the last day of the month in which the Effective Date occurs shall be due and payable on the first day of the next month following the Effective Date; provided that if the Effective Date occurs after the fifteenth (15th) day of a month, the interest which would accrue, based on the actual number of days, through the end of such month shall be due and payable in advance on the Effective Date.  Installments of principal and interest in the amount of Thirteen Thousand Four Hundred Eighty-Seven and 00/100 Dollars ($13,487.00) are due and payable on the first day of each month (each a “Payment Date”), commencing May 1, 1998; until April 1, 2013 (“Due Date”), when the outstanding principal balance, plus accrued interest, is due and payable (unless the indebtedness evidenced by this Note is accelerated, in which case, the Due Date is the date of acceleration).  The amortization period for this Note, for purposes of calculating the monthly installments of principal and interest, is fifteen (15) years.

All payments under this Note shall be made at Lender’s principal office at 24 Frank Lloyd Wright Drive, Lobby L, 4th Floor, P.O. Box 544, Ann Arbor, Michigan 48106-0544, or at such other address as Lender may designate in writing, or by electronic funds withdrawal made by Lender upon written authorization therefor from Borrower, which authorization shall not be revocable by Borrower without the consent of Lender.  Payments due and payable on a day on which Lender is not open for business are due on the next succeeding business day.  Payments will be applied first to accrued interest and then to principal.

INTEREST RATE.  The outstanding principal balance of this Note will bear interest at a fixed rate equal to ten and seven hundredths percent (10.07%) per annum (the “Stated Rate”), until the Due Date (whether by acceleration or otherwise), and thereafter at a rate which is three percent (3%) above the Stated Rate (“Default Rate”).

Interest will be computed on the basis of a year consisting of twelve (12) months of thirty (30) days each.  In no event, however, shall the interest rate exceed the maximum rate allowed by law.  Notwithstanding anything to the contrary contained herein, at no time shall the interest payable under this Note be greater than the maximum rate permitted by applicable law (“Legal Rate”).  If any obligation under this Note shall result in Lender receiving an amount deemed to be interest under applicable law in excess of the Legal Rate, then the amount which would be excessive interest shall be applied to the reduction of the principal balance of this Note and not to payment of interest.  If such excessive interest exceeds the unpaid principal balance of this Note, the excess shall be refunded to Borrower.

PREPAYMENT.  Borrower shall not have any right, except as otherwise specifically provided, to prepay the principal balance of this Note until two (2) loan years have elapsed.  The first “loan year” shall commence on the date of the closing of the loan evidenced by this Note, and subsequent loan years shall commence on the anniversaries of such date.  Commencing with the third (3rd) loan year and if no Event of Default (as hereinafter defined) then exists, Borrower shall have the right to prepay all, but not merely a portion of, the principal balance of this Note together with accrued interest thereon on any Payment Date; provided, however, that Borrower shall provide no less than thirty (30) days prior written notice to Lender of Borrower’s intention to prepay (the “Prepayment Notice”).  Once given, the Prepayment Notice may not be withdrawn, and the failure to prepay in accordance with the Prepayment Notice shall constitute an Event of Default.

Borrower acknowledges and agrees that Lender is making the loan evidenced by this Note in consideration of the receipt by Lender of all interest and other benefits intended to be conferred by this Note, and if payments of principal are made to Lender prior to the regularly scheduled due date of such payments, for whatever reason (whether voluntarily or involuntarily), Lender will not receive all such interest and other benefits and may incur additional costs.  For these reasons, and to induce Lender to make the loan, Borrower expressly waives any right to prepay this Note except as specifically provided herein.

Lender shall not be required to accept any tender of prepayment of the principal balance of this Note at any time when the “Reinvestment Rate” (as hereinafter defined) is lower than the Stated Rate, less eighty-five basis points, unless such tender also includes a sum of money (the “Prepayment Premium”) equal to the present value (computed at the Reinvestment Rate) of the difference between a stream of monthly payments necessary to amortize the outstanding principal balance of this Note at the Stated Rate and a stream of monthly payments necessary to amortize the outstanding principal balance of this Note at the Reinvestment Rate (the “Differential”).  In the event the Differential is less than zero, no Prepayment Premium will be required.  For purposes of this Note, the “Reinvestment Rate” is the yield on a United States Treasury obligation of a constant maturity rate maturing closest in time but prior to the maturity date of this Note, as reported in Federal Reserve Statistical Release H. 15 (519) (or any comparable successor publication) on the fifth (5th) business day preceding the prepayment date.

In addition to the Prepayment Premium, if any, every tender of prepayment of the principal balance of this Note shall be accompanied by a payment equal to (x) all accrued but unpaid interest and other charges to the date of prepayment and (y) an administrative fee equal to one half of one percent (0.5%) of the outstanding principal balance of this Note; provided, however, that the administrative fee shall not be less than One Thousand and 00/100 Dollars ($1,000.00) (collectively, the “Other Charges”).

If the outstanding principal balance of this Note is accelerated by reason of an Event of Default, such acceleration shall be deemed to be a prepayment and Borrower shall pay to Lender, in addition to all sums due as a result of the acceleration, any applicable Prepayment Premium and Other Charges.  In the event of an acceleration of this Note in the first or second loan year, Borrower shall be required to pay a Prepayment Premium equal to five percent (5%) of the outstanding principal balance of this Note together with any Other Charges.  In the event that this Note is partially prepaid from casualty insurance proceeds (as provided in the Security Agreement, defined below), no Prepayment Premium or Other Charges shall be due and payable with respect to such prepayment, and each monthly installment thereafter shall be reduced to an amount which will amortize the then unpaid principal balance of this Note at the Stated Rate over the then remaining term of this Note.

LATE PAYMENT CHARGE.  In the event that any payment under this Note is not received by Lender within fifteen (15) days of the date when due, a late charge of five percent (5%) of the amount of such payment will be due.  Borrower agrees that the late charge is a reasonable estimate of the administrative costs which Lender will incur in processing the delinquency.  Lender’s acceptance of a late payment and/or of the late payment charge will not waive any default under this Note or affect the acceleration of this Note (if this Note has been accelerated).

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COLLATERAL.  This Note and the other obligations of Borrower to Lender contained in the documents securing this Note are secured by and in accordance with the terms of that certain Security Agreement, effective March 31, 1998, executed by Borrower for the benefit of Lender (the “Security Agreement”; together with any other documents securing payment under this Note, the “Loan Documents”).  All property securing the Indebtedness (as defined in the Security Agreement) is referred to as the “Collateral”.

DEFAULT.  Any of the following events shall, for purposes of this Note, constitute an “Event of Default” :

(a)           Failure by Borrower to pay any amount owing on or with respect to the Indebtedness when due, whether by maturity, acceleration or otherwise, which failure continues for five (5) business days.

(b)           Any failure by Borrower (or any guarantor of all or any part of the Indebtedness) to comply with any of the non-monetary terms, provisions, warranties or covenants of this Note, the Security Agreement or the other Loan Documents, which failure continues for fifteen (15) days after the date of written notice to Borrower (or any guarantor) from Lender of such default; provided, however, that if: (i) the nature of Borrower’s (or any guarantor’s) noncompliance is such that more than fifteen (15) days are reasonably required for its cure, (ii) Borrower (or any guarantor) has commenced such cure within said fifteen (15) day period, (iii) Borrower (or any guarantor) diligently prosecutes such cure to completion, (iv) Borrower (or any guarantor) provides Lender with written notice of the noncompliance, AND (v) Borrower (or any guarantor) furnishes reserves or a security bond, in an amount satisfactory to Lender in its sole discretion, then Borrower (or any guarantor) shall not be in default.

(c)           Institution of foreclosure proceedings or other exercise of rights and remedies by the holder of any mortgage, deed of trust, security interest or other lien against the Collateral (or any portion thereof); provided, however, if there is a good faith dispute by Borrower (or any guarantor) as to the validity or reasonableness of the claim which is the basis for such proceedings, then no Event of Default shall have occurred under this clause (c) if Borrower (or any guarantor) provides Lender with written notice of the proceedings and furnishes reserves or a security bond for the proceedings satisfactory to Lender.

(d)           Insolvency of Borrower (or any guarantor) or the admission in writing of Borrower’s (or any guarantor’s) inability to pay debts as they mature.

(e)           Any statement, representation or information made or furnished by or on behalf of Borrower (or any guarantor) to Lender in connection with or to induce Lender to provide or advance any of the Indebtedness shall prove to be false or materially misleading when made or furnished.

(f)            Institution of bankruptcy, reorganization, insolvency or other similar proceedings by or against Borrower (or any guarantor), unless, in the case of a petition filed against Borrower (or any guarantor), the same is dismissed within sixty (60) days of the date of filing.

(g)           The issuance or filing of any judgment, attachment, levy, garnishment or the commencement of any related proceedings or the commencement of any other judicial process upon or in respect to Borrower (or any guarantor) or the Collateral in which the amount in controversy exceeds One Hundred Thousand Dollars ($100,000) and is not covered by the insurance of Borrower (or any guarantor), unless satisfied, or Borrower (or any guarantor) furnishes reserves or a security bond in an amount satisfactory to Lender in its sole discretion, released or discharged within sixty (60) days after the date of such issuance, filing or commencement.

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(h)           Sale or other disposition by Borrower (or any guarantor) of any substantial portion of its assets or property.

(i)            Death, dissolution, merger, consolidation, termination of existence, insolvency, business failure or assignment for the benefit of creditors of or by Borrower (or any guarantor); without the prior written consent of Lender, which consent shall not be unreasonably withheld.

(j)            Any failure by Borrower (or any guarantor) to pay any indebtedness (other than to Lender) in excess of One Hundred Thousand Dollars ($100,000) (and exclusive of trade debt incurred in the ordinary course of business) when due, or any failure in the observance or performance of any term, covenant or condition in any document evidencing, securing or relating to such indebtedness, which failure continues beyond any applicable cure period.

(k)           Receipt by Borrower of a notice of termination of the Management and Licensing Agreement from The WesterN SizzliN Corporation, a Tennessee corporation (“Franchisor”), for the Great American Steak & Buffet Company Restaurant located at 5902 Richmond Hwy., Alexandria, Virginia 22303 (“Franchised Operation”).

(1)           If this Note, the Security Agreement and the other Loan Documents have not been assigned to the Trust (as defined in the Security Agreement), the default by Borrower which continues beyond any applicable grace or cure period under the Retained Obligations (as defined in the Security Agreement); provided, however, if this Note, the Security Agreement and the other Loan Documents are assigned to the Trust, this Clause (1) shall be of no force and effect during the term of such assignment.

(m)          In the event that this Note, the Security Agreement and the other Loan Documents are assigned to the Trust, the default by Borrower which continues beyond any applicable grace or cure period under the Trust Obligations (as defined in the Security Agreement).

(n)           Any default by Borrower under the Lease between Guy E. Clark and Betty S. Clark, both individuals, as landlord, and Borrower, as tenant, dated January 1, 1996 (“Lease”), which default is not cured within any applicable cure period set forth in such Lease.

Upon an occurrence of an Event of Default, Lender shall have the option to declare all or part of the Indebtedness (including this Note) immediately due and payable.  If this Note is not paid at maturity (whether by acceleration or otherwise), Lender shall have all of the rights and remedies provided at law or equity or by Agreement, including, without limit, the right to sell or liquidate all or any part of the Collateral.  The remedies of Lender are cumulative and not exclusive.

EXAMINATION OF RECORDS.  Borrower shall at all times keep full and accurate records of its business and of the Collateral, which records shall be open to inspection and copying by Lender at all reasonable times.

LIABILITY OF SIGNATORIES.  Borrower, and all guarantors and endorsers, and any other party liable for the Indebtedness evidenced by this Note: (i) severally waive presentment, demand, protest, notice of dishonor, notice of non-payment and notice of acceleration of this Note; and (ii) agree that no extension or postponement of the time for payment, or waiver, or indulgence or forbearance granted to Borrower (without limit as to number or period) or any modification of this Note, or any substitution, or exchange or release of all or part of the Collateral, or addition of any party to this Note, or release or discharge of, or suspension of any rights and remedies against any party liable on this Note, shall reduce or affect the obligation of any other party liable for the payment of this Note.

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NON-WAIVER.  No delay by Lender in the exercise of any right or remedy shall operate as a waiver.  No single or partial exercise by Lender of any right or remedy shall preclude any future exercise of such right or remedy or the exercise of any other right or remedy.  No waiver or indulgence by Lender of any default or Event of Default shall be effective unless in writing and signed by Lender, nor shall a waiver on one occasion be construed as a bar to any right or remedy, or waiver of any default or Event of Default on any future occasion.

REIMBURSEMENT OF EXPENSES.  Borrower shall reimburse Lender for all costs and expenses, including reasonable attorneys’ fees, incurred by Lender in enforcing the rights of Lender under this Note.  Such costs and expenses shall include, without limitation, costs or expenses incurred by Lender in any bankruptcy, reorganization, insolvency or other similar proceeding.  Any reference in this Note to attorneys’ fees shall mean fees, charges, costs and expenses of in-house and/or outside counsel and paralegals, whether or not a suit or proceeding is instituted, and whether incurred at the trial court level, on appeal, in a bankruptcy, administrative or probate proceeding, in consultation with counsel, or otherwise.

WAIVER OF JURY TRIAL.  BORROWER AND LENDER ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED.  EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS NOTE OR THE INDEBTEDNESS.

ASSIGNMENT.  This Note is freely assignable, in whole or in part, by Lender without prior notice to or consent of Borrower; provided, however, that Lender (or its assignee) shall provide written notice of such assignment to Borrower in the event that Lender (or such assignee) desires to designate a new person or entity as payee and/or a new place of payment for the obligations under this Note.  Borrower may not, in whole or in part, directly or indirectly, assign this Note or its rights hereunder or delegate its duties hereunder without, in each instance, the specific prior written consent of Lender, which consent may be withheld or delayed in Lender’s sole discretion. Lender shall be fully discharged from all responsibility accruing hereunder from and after the effective date of any such assignment.  Lender’s assignee shall, to the extent of the assignment, be vested with all the powers and rights of Lender hereunder, and to the extent of such assignment the assignee may fully enforce such rights and powers, and all references to Lender shall mean and refer to such assignee.  Lender shall retain all rights and powers hereby given not so assigned, transferred and/or delivered.  Borrower hereby waives all defenses which Borrower may be entitled to assert against Lender’s assignee with respect to liability accruing hereunder prior to the effective date of any assignment of Lender’s interest herein.

SECURITIZATION.  Borrower understands and agrees that Lender may, from time to time, assign its rights and powers under this Note, the Security Agreement and any other Loan Documents, in whole or in part, in connection with a securitization program.  Borrower agrees to enter into an amendment to this Note, the Security Agreement and any other Loan Documents if such amendments are required by a nationally recognized rating agency in connection with a securitization program sponsored by Lender and in which this Note, the Security Agreement any other Loan Documents are to be included; provided that Borrower shall not be obligated to enter into any amendment which adversely affects Borrower or otherwise adversely alters any of the financial terms of this Note, die Security Agreement and any other Loan Documents.

MISCELLANEOUS.  The terms and provisions of this Note shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.  Lender and Borrower agree that any dispute which may arise between them with regard to this Note shall be resolved by litigation in state or federal court.  Litigation may be initiated by Lender or its assignee, at its discretion, in the State of the principal place of business of Lender or its assignee, the State of the principal place of business of Borrower, or the State where the Collateral is located.  BORROWER HEREBY KNOWINGLY AND IRREVOCABLY WAIVES ANY OBJECTIONS ON THE

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GROUNDS OF IMPROPER JURISDICTION OR VENUE TO AN ACTION INITIATED AS SET FORTH ABOVE AND AGREES THAT EFFECTIVE SERVICE OF PROCESS MAY BE MADE UPON BORROWER BY REGISTERED MAIL RETURN RECECIPT REQUESTED.  The terms and provisions of this Note may only be changed in writing, executed by Borrower and Lender.

THE WESTERN SIZZLIN STORES, INC.

By:	/s/ Victor F. Foti

Its: President

Address:

P.O. Box 12167

Roanoke, VA 24023-2167

Tax I.D. No. 54-1787907

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Pay to the order of

without warranty or recourse.

Captec Financial Group Funding Corporation
By:
/s/ [ILLEGIBLE]

Its:

Loan No. 06722
5902 Richmond Hwy.
Alexandria, Virginia

COLLATERAL ASSIGNMENT OF LEASE AND OPTION RIGHTS

THIS COLLATERAL ASSIGNMENT OF LEASE AND OPTION RIGHTS (“Assignment”) is made as of the 23 day of March, 1998, by THE WESTERN SIZZLIN STORES, INC., a Virginia corporation, whose address is P. O. Box 12167, Roanoke, VA 24023-2167 (“Assignor”), in favor of CAPTEC FINANCIAL GROUP FUNDING CORPORATION, a Michigan corporation, whose address is 24 Frank Lloyd Wright Drive, Lobby L, 4th Floor, P.O. Box 544, Ann Arbor, Michigan 48106-0544 (“Assignee”).  This instrument shall become effective on March 31, 1998.

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor presently assigns to Assignee all of Assignor’s right, title and interest in and to its lessee’s interest in that certain lease with Guy E. Clark and Betty S. Clark, both individuals,(“Lessor”) dated as of January 1, 1996, a copy of which is attached hereto as Exhibit A (the “Lease”) respecting die premises commonly known as the Great American Steak & Buffet Company Restaurant located at 5902 Richmond Hwy., Alexandria, Virginia (“Premises”).  This Assignment is for collateral purposes only, and except as specified herein, Assignee shall have no liability or obligation of any kind whatsoever arising from or in connection with this Assignment or the Lease unless Assignee shall take possession of the Premises and assume the obligations of Assignor thereunder.

Assignor represents and warrants to Assignee that it has full power and authority to so assign the Lease and its interest therein and that Assignor has not previously, and is not obligated to, assign or transfer any of its interest in the Lease or the Premises.

Throughout the term of the Lease, Assignor covenants and agrees to exercise all options to extend or renew the term of the Lease not less than ninety (90) days prior to the last day upon which any such option may be exercised, but in no event less than six (6) months prior to of the term of the Lease, unless Assignee otherwise agrees in writing.  Assignor shall send Assignee a copy of the notice of exercise concurrently with Assignor’s exercise of the option.  Upon the failure of Assignor to so elect or renew the Lease as aforesaid (and the failure of Assignee to otherwise agree in writing), Assignee shall have the right, but not the obligation, to exercise such extension or renewal option on behalf of Assignor, and Assignor hereby appoints Assignee (or any of its employees) as its attorney-in-fact for die purpose of exercising such extension or renewal option.

If an “Event of Default” occurs under the Promissory Note, dated March 23, 1998, in the original principal amount of One Million Two Hundred Fifty Thousand and 00/100 Dollars ($1,250,000.00), by Assignor in favor of Assignee (the “Note”) or under any documents or instruments securing the Note, Assignee shall have the right and is hereby empowered to take possession of the Premises, expel Assignor therefrom, and, in such event, Assignor shall have no further right, title or interest in the Lease and shall remain liable to Assignee for all past due rents Assignee shall be required to pay to the Lessor under the Lease to effectuate this Assignment.

Assignor agrees that it will not suffer or permit any surrender, termination, amendment or modification of the Lease without the prior written consent of Assignee, which consent shall not be unreasonably wthheld.  At the request of Assignee, Assignor shall provide Assignee with rent payment or such other information regarding the Lease as Assignee shall reasonably require.

This Assignment shall be governed by the laws of the Commonwealth of Virginia.

This Assignment may be executed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Assignor has executed this Assignment as of the day and year noted above.

Witnesses:	ASSIGNOR:

THE WESTERN SIZZLIN STORES, INC.

/s/ [ILLEGIBLE]	By:	/s/ Victor F. Foti

/s/ [ILLEGIBLE]		Its:	President

COMMONWEALTH OF VIRGINIA          )

COUNTY OF ROANOKE                             )

I, Richard R. Sayers, a notary public in and for the State and County aforesaid, do certify that Victor F. Foti, whose name, as President of The WesterN SizzliN Stores, Inc., is signed to the writing above, bearing date on the 23rd day of March has acknowledged the same before me in my county aforesaid.

Given under my hand and official seal this 23rd day of March.

My term of office expires on the 28th day of Februrary 28, 1999.

/s/ Richard R. Sayers

Notary Public [Notary Public’s Seal]

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Loan Nos. 06717-06723

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (“Agreement”) is made as of the 23rd day of March, 1998, by THE WESTERN  SIZZLIN CORPORATION, a Tennessee corporation, of P.O. Box 12167, Roanoke, Virginia 24023-2167 (“Guarantor”) in favor of CAPTEC FINANCIAL GROUP FUNDING CORPORATION, a Michigan corporation, of 24 Frank Lloyd Wright Drive, Lobby L, 4th Floor, P.O. Box 544, Ann Arbor, Michigan, 48106 (together with its successors, assigns and transferees, “Lender”).  This instrument shall become effective on March 31, 1998.

WITNESSETH:

This Agreement is made to secure the payment and performance obligations of Guarantor under those certain Guaranties, effective of even date herewith, made by Guarantor in favor of Lender (“Guaranties”).  The Guaranties secure the payment and performance obligations of THE WESTERN SIZZLIN STORES, INC., a Virginia corporation and a wholly owned subsidiary of Guarantor (“Borrower”), under those certain loans in the original aggregate principal amount of Six Million Two Hundred Thousand and 00/100 Dollars ($6,200,000.00) evidenced by those certain Promissory Notes, each of even dated herewith (“Notes”), made by Borrower in favor of Lender, which Notes are secured by the instruments referenced therein (together with the Notes, “Loan Documents”).

1.             DEFINITIONS  For purposes of this Agreement, the following terms shall be defined as follows:

(a)           Franchise Agreement(s) - shall mean those Agreement(s) by which Guarantor grants an entity(ies) or individual(s), other than a Subsidiary, the right to operate a WesterN SizzliN Steak House or WesterN SizzliN Wood Grill Buffet restaurant or to use the WesterN SizzliN or WesterN SizzliN Wood Grill trademarks, trade names or service marks, which Agreements are specified on Schedule 1 attached hereto, as updated and amended from time to time.

(b)           Subsidiary - with respect to Guarantor shall mean any corporation or other entity in which Guarantor or one of its Subsidiaries, holds securities or other interests having the power to election a majority of that corporation’s or entity’s board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or entity.

2.            COLLATERAL.

Grant of Security Interest.  Guarantor grants Lender a security interest in all of Guarantor’s franchise fee and franchise royalty fee accounts receivable now outstanding or hereafter arising owing to Guarantor and to be paid to Guarantor pursuant to the Franchise Agreemt(s) including without limitation, franchise fees, management fees or any other similar fees for the use of trademarks, trade names, service marks, advertising services, know-how, management services, materials, equipment and/or labor (collectively, “Franchise Accounts Receivable”), all general intangibles (as defined in the Uniform Commercial Code relating to the documents or instruments evidencing the obligations to Guarantor for payment of the Franchise Accounts Receivable, and all other instruments and documents evidencing the Franchise Agreemts now owned or hereafter acquired (collectively, the “Collateral”).  The Collateral shall also include any documents of title evidencing the aforementioned Collateral.  PROVIDED, HOWEVER, that Lender assumes no responsibility of performance of any of Guarantor’s obligations with reference to any of said Collateral.

3.                                       WARRANTIES AND REPRESENTATIONS.  Guarantor warrants and covenants to Lender as follows:

(a)           Authority. This Agreement is the valid and binding obligation of Guarantor, enforceable in accordance with its terms.  If Guarantor is a corporation, partnership, limited liability company or other organization, Guarantor is organized and validly existing in good standing under the laws of its state of establishment, and the execution, delivery and performance of this Agreement have been duly authorized by all necessary action of Guarantor’s Board of Directors, partners, or governing body and will not violate Guarantor’s governing instruments or other Agreements.

(b)           Name; Address; Location of Collateral. Guarantor’s name and principal place of business and the location(s) of the Collateral are accurately set forth on the signature page and on Schedule 1 of this Agreement.

(c)           Nature of Collateral. All of the Collateral is held by Guarantor solely for business purposes, and none of the Collateral constitutes consumer goods.  No part of the Collateral consists of equipment used in farming operations or farm products or accounts or general intangibles arising from or relating to the sale of farm products by a farmer.  The Collateral was acquired in the ordinary course of business of Guarantor.  There are no setoffs, counterclaims, or defenses against the Collateral, except as provided under the terms of the Franchise Agreements.

(d)           Title to Collateral. Guarantor has good and marketable title to the Collateral, free and clear of any liens or encumbrances whatsoever, other than Permitted Liens, as hereinafter defined.  Guarantor will keep the Collateral free of all other liens, encumbrances and security interests.  Guarantor will defend the Collateral against all claims and demands of all persons at any time claiming any interest in the Collateral.  Guarantor warrants that the Franchise Accounts Receivable are due and owing under the related Franchise Agreements.

(e)           Perfection and Priority of Security Interest. The execution and delivery of this Agreement creates a valid security interest in the Collateral, and upon the filing of a UCC-1 financing statement with the Secretary of State of Tennessee and the Virginia State Corporation Commission, Lender will have a second priority perfected security Interest in the Collateral, subject only to the security interest of the Permitted Liens.

“Permitted Liens”  shall mean any mortgage, security interest or other lien or encumbrance that Central Fidelity National Bank (“CFNB”) may now have or subsequently obtain as security for the payment of that certain $500,000.00 Revolving Line of Credit granted to Guarantor by CFNB (the “Revolving Line of Credit”) and as evidenced by that certain Commercial Note and that certain Security Agreement, both dated May 26, 1995, between Guarantor and CFNB.  Lender agrees that this Agreement and any mortgage, security interest or other lien (including possessory liens) or encumbrance that it may presently have or subsequently create or acquire as security for the Guaranties is and shall remain subject and subordinate in right of priority to any mortgage, security interest or other lien or encumbrance that CFNB may now have or subsequently obtain as security for the payment of the Revolving Line of Credit.  Guarantor agrees to execute any instrument or financing statements necessary to evidence the subordination herein set forth.

(f)            Financing Statements. Except as disclosed to and accepted by Lender in writing and subject to any Permitted Liens, no financing statement covering any part of the Collateral is on file in any public office.  Borrower will execute financing statement(s) in form acceptable to Lender and will pay the cost of filing financing statement(s) in all public offices wherever filing is deemed desirable by Lender.  A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement under the UCC and may be filed by Lender in any filing office.  This Agreement shall be terminated only by the filing of a termination statement(s) in accordance with the applicable provisions of the UCC.

(g)           Payment of Taxes. Guarantor shall pay when due and before any interest, collection fees or penalties accrue, all taxes, expenses, assessments, liens or other charges which may now or hereafter be levied or assessed against the Collateral, and shall furnish proof of payment of the same upon request by Lender or, in the

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alternative, post a bond satisfactory to Lender under the provisions of the applicable law with respect to any lien or claim of lien filed for record within ten (10) days of the date of filing of said lien or claim.

4.             PROHIBITION ON TRANSFER OR MODIFICATION.  Guarantor shall not transfer, sell, assign or lease or modify the Collateral or any interest therein, any part thereof, nor permit any other security interest to be created therein without the prior written consent of Lender.

5.             PROHIBITION ON CHANGE OF NAME, ORGANIZATION OR LOCATION.  Guarantor shall not conduct Guarantor’s business under any name other than as appears in this Agreement nor change or reorganize the type of Guarantor’s business entity, nor change the location of any of the Collateral without the prior written consent of Lender, which consent shall not be unreasonably withheld.  Guarantor shall maintain its present business form and right to do business.

6.             RIGHT OF SETOFF.  Guarantor hereby grants to Lender the right, exercisable at any time and from tune to time, if Guarantor is then in default, to set off or apply against the Guaranties any account or deposit with Lender of which Guarantor is the or one of the owners or against any other amounts which may be in the possession of Lender and to the credit of Guarantor.

7.             EXAMINATION OF RECORDS AND COLLATERAL.  Guarantor shall at all times keep full and accurate records of its business, including Franchise Accounts Receivable at Guarantor’s place of business, which records shall be open to inspection by Lender during Guarantor’s regular business hours (whether the records are printed or in magnetic, electronic, or machine readable or other form).  Lender is hereby granted the full right to enter upon any property owned by or in the possession of Guarantor to examine and inspect the Collateral during Guarantor’s regular business hours.  Guarantor shall, upon reasonable request by Lender, deliver any or all records to a place of Lender’s choosing,

8.             REIMBURSEMENT OF EXPENSES.  Guarantor shall reimburse Lender for all expenses, including reasonable attorneys’ fees, incurred by Lender in enforcing the rights of Lender hereunder, including the storage and liquidation of Collateral, and any such expenses shall be included in the amount covered by the Guaranties and shall be immediately due and payable.  Such expenses shall include, without limitation, any costs or expenses incurred by Lender in any bankruptcy, reorganization, insolvency or other similar proceeding.

9.             RIGHTS AND OBLIGATIONS OF LENDER.  In the event Guarantor fails to pay taxes or other assessments (and does not post a bond, supply additional reserves or provide additional security satisfactory to Lender) or fails to perform any other of its obligations hereunder, Lender may (but shall not be required to) without notice to or consent from Guarantor, pay or perform such obligations for the account of Guarantor and the same shall be added to the amount of the indebtedness covered by the Guaranties and secured by this Agreement and shall be immediately due and payable.  Lender shall not be liable for any loss to the Collateral nor shall such loss reduce the balance due.  Guarantor hereby expressly waives any and all claims or right to partial or complete discharge resulting from Lender’s release of or failure to seek payment from any other party or failure to realize on any instrument or collateral or to setoff any moneys, or to perfect its lien or realize on any collateral security, notwithstanding Section 3605 of the Uniform Commercial Code.  This shall include, without limitation, extension of time or forbearance of payment or performance, bankruptcy, change in terms of notes, guaranties or other loan document, or waiver by Lender of any required performance of any condition, or the surrender, release, exchange, dissipation, loss or alteration of any collateral, in whole or in part.

10.          INDEMNIFICATION.  Guarantor shall indemnify and save Lender harmless from all claims, obligations, costs, expenses, including attorneys’ fees, and causes of action or other rights asserted against Lender relating to the Collateral.  Any such claim, obligation, cost or expense shall be an indebtedness of Guarantor covered by the Guaranties, secured by this Agreement and payable upon demand.

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11.          DEFAULT AND REMEDIES.

(a)           Events of Default. Any of the following events shall, for purposes of this Agreement, constitute an “Event of Default”:

(i) Failure by Guarantor to pay any amount owing on or with respect to the indebtedness secured by the Guaranties when due, whether by maturity, acceleration or otherwise, which failure continues for five (5) business days.

(ii) Any failure by Borrower or Guarantor to comply with, or breach by Borrower or Guarantor of, any of the non-monetary terms, provisions, warranties or covenants of the Note(s), this Agreement or the other Loan Documents, which failure continues for fifteen (15) days after the date of written notice to Borrower or Guarantor from Lender of such default; provided, however, that if: (i) the nature of Borrower’s (or Guarantor’s) noncompliance is such that more than fifteen (15) days are reasonably required for its cure, (ii) Borrower (or Guarantor) has commenced such cure within said fifteen (15) day period, (iii) Borrower (or Guarantor) diligently prosecutes such cure to completion, (iv) Borrower (or Guarantor) provides Lender with written notice of the noncompliance, AND (v) Borrower (or Guarantor) furnishes reserves or a security bond, in an amount satisfactory to Lender in its sole discretion, then Borrower (or Guarantor) shall not be in default.

(iii) Institution of remedial proceedings or other exercise of rights and remedies by the holder of any security interest or other lien against the Collateral or any portion thereof, except for proceedings with respect to the Permitted Liens; provided, however, if there is a good faith dispute by Borrower or Guarantor as to the validity or reasonableness of the claim which is the basis for such proceedings, then no Event of Default shall have occurred under this Section if Borrower or Guarantor provides Lender with written notice of the proceedings and furnishes reserves or a security bond for the proceedings satisfactory to Lender.

(iv) The insolvency of Borrower or Guarantor or the admission in writing of Borrower’s or Guarantor’s inability to pay debts as they mature.

(v) Any statement, representation or information made or furnished by or on behalf of Borrower or Guarantor to Lender in connection with or to induce Lender to provide any of the indebtedness secured by the Guaranties shall prove to be false or materially misleading when made or furnished.

(vi) Institution of bankruptcy, reorganization, insolvency or other similar proceedings by or against Borrower or Guarantor, unless, in the case of a petition filed against Borrower or Guarantor, the same is dismissed within sixty (60) days of the date of filing.

(vii) The issuance or filing of any judgment, attachment, levy, garnishment or the commencement of any related proceedings or the commencement of any other judicial process upon or in respect to Borrower or Guarantor or the Collateral, except with respect to the Permitted Liens, in which the amount in controversy exceeds One Hundred Thousand Dollars ($100,000) and is not covered by the insurance of Borrower or Guarantor, unless satisfied, or Borrower (or any guarantor) furnishes reserves or a security bond in an amount satisfactory to Lender in its sole discretion,released or discharged within sixty (60) days after the date of such issuance, filing or commencement.

(viii) Sale or other disposition by Borrower or Guarantor of any substantial portion of assets or property.

(ix) Dissolution, merger, consolidation, termination of existence, insolvency, business failure or assignment for the benefit of creditors of or by Borrower or Guarantor; without the prior written consent of Lender, which consent shall not be unreasonably withheld.

(x) Any failure by Borrower or Guarantor to pay any indebtedness (other than to Lender) in excess of One Hundred Thousand Dollars ($100,000) (and exclusive of trade debt incurred in the ordinary course of business) when due, or any failure in the observance or performance of any term, covenant or condition in any

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document evidencing, securing or relating to such indebtedness, which failure continues beyond any applicable cure period.

(b) Remedies. Upon the occurrence of an Event of Default as defined above, unless the same is waived by Lender in writing, Lender shall be entitled to the following remedies, all of which shall be cumulative and not alternative:

(i) Collection of Franchise Accounts Receivable.  Guarantor shall continue to collect the Franchise Accounts Receivable until Lender notifies Guarantor and the obligors on such Franchise Accounts Receivable, after which time Guarantor shall hold any proceeds collected in trust for Lender and shall not commingle the same and shall rum such proceeds over to the Lender immediately upon receipt thereof.

(ii) Guarantor shall, upon request from time to time and at any time by Lender, provide Lender with an updated list of Guarantor’s Franchise Accounts Receivable, stating the current name and address of the obligor, the balance due, and any comments pertaining to the status of the collection and defenses or counterclaims by such obligors to the extent that such information is not reflected in the financial statements of Guarantor to be delivered to Lender pursuant to the terms of the Guaranties.

(iii) Lender may, or upon Lender’s request, Guarantor shall notify obligors under such accounts of the existence of this Agreement and instruct such obligors to make future payments directly to Lender at any time it chooses to do so only after default by Guarantor.

(iv) Guarantor hereby irrevocably authorizes Lender in Guarantor’s name: (a) To demand, receive, sue for and give receipts as acquittances for any moneys due or to become due on any Franchise Accounts Receivable (a) with respect to any Collateral, to assent to any or all extensions or postponements of the time of payment thereof or any other indulgence in connection therewith, to the substitution, exchange or release of Collateral, to the addition or release of any party primarily or secondarily liable, to the acceptance of partial payments thereon and the settlement, compromise or adjustment thereof, all in such manner and at such time or times as Lender shall deem advisable; (b) to make all necessary transfers of all or any part of the Collateral in connection with any sale, lease, or other disposition made pursuant hereto: to execute and deliver for value all necessary or appropriate bills of sale, assignment and other instruments in connection with any such sale, lease, or other disposition, Guarantor hereby ratifies and confirms all that its said attorney (or any substitute) shall lawfully do hereunder and pursuant hereto; nevertheless, if so requested by Lender or a purchaser or lessee, Guarantor shall ratify and confirm any sale, lease or other disposition by executing and delivering to Lender or such purchaser or lessee, all proper bills of sale, assignments, releases, leases, and other instruments as may be designated in any such request.  Guarantor understands that Lender has no duty for collection or preservation, beyond reasonable care of Guarantor’s Franchise Accounts Receivable.

(v) Obtain Possession of Collateral.  Guarantor agrees, upon request of Lender, to assemble the Collateral and make it available to the Lender at any place reasonably convenient for Guarantor and Lender.  Guarantor grants Lender permission to enter upon any premises owned or occupied by Guarantor for the purpose of taking possession of the Collateral or any part of it, including any paper covering such Collateral or such part thereof as remains in Guarantor’s possession, and any and all proceeds of such Collateral as has been sold, wherever and in whatever form.

(vi) Lender shall have the right to take possession of the Collateral, with or without demand, and with or without process of law.  Lender shall have the right to sell and dispose of the Collateral and to distribute the proceeds according to law.  If there is any statutory requirement for notice, that requirement shall be met if Lender shall send notice to Borrower at least five (5) days prior to the date of sale, disposition or other event giving rise to the required notice.  Borrower shall be liable for any deficiency remaining after disposition of the Collateral.

5

(vii) Additional Rights and Remedies. Lender shall also have, and may exercise in addition to the above any one or more of the rights and remedies under the Uniform Commercial Code or any other law.

(c)           Remedies Generally.

(i) All remedies provided for in Section 10(b) shall be available to the extent not prohibited by law. Each remedy shall be cumulative and additional to any other remedy of Lender at law, in equity or by statute. No delay or omission to exercise any right or power accruing upon any default or Event of Default shall impair any such right or power or shall be construed to be a waiver of, or acquiescence in, any such default or Event of Default.

(ii) Lender may waive any Event of Default and may rescind any declaration of maturity of payments on the Indebtedness. In case of such waiver or recision Guarantor and Lender shall be restored to their respective former positions and rights under this Agreement. Any waiver by Lender of any default or Event of Default shall be in writing and shall be limited to the particular default waived and shall not be deemed to waive any other default.

(d)           Application of Proceeds.  Any proceeds received by Lender from the exercise of remedies pursuant to Section 10(b) of this Agreement shall be applied as follows:

(i) First, to pay all costs and expenses incidental to the leasing, foreclosure, sale or other disposition of the Collateral. These costs and expenses shall include, without limit, any costs and expenses incurred by Lender (including, without limit, attorneys' fees and disbursements), and any taxes and assessments or other liens and encumbrances prior to the lien of this Agreement.

(ii) Second, to all sums expended or incurred by Lender, directly or indirectly in carrying out any term, covenant or agreement under this Agreement or any related document, together with interest as provided this Agreement.

(iii) Third, to the payment of the Indebtedness. If the proceeds are insufficient to fully pay the Indebtedness, then application shall be made first to late charges and interest accrued and unpaid, then to any applicable prepayment premiums, and then to unpaid fees and other charges, then to the outstanding principal balance.

(iv) Fourth, any surplus remaining shall be paid to Guarantor or to whomsoever may be lawfully entitled.

(e)           Further Actions.  Promptly upon the request of Lender, Guarantor shall execute, acknowledge and deliver any and all further documents, security agreements, financing statements and assurances, and do or cause to be done all further acts as Lender may require to confirm and protect the lien of this Agreement or otherwise to accomplish the purposes of this Agreement.

(f)            Attorneys Fees. Any reference in this Agreement to attorneys’ fees shall refer to reasonable fees, charges, costs and expenses of in-house and outside attorneys and paralegals, whether or not a suit or proceeding is instituted, and whether incurred at the trial court level, on appeal, in a bankruptcy, administrative or probate proceeding, in consultation with counsel, or otherwise. All costs, expenses and fees of any nature for which Guarantor is obligated to reimburse or indemnify Lender are part of the indebtedness covered by the Guaranties and secured by this Agreement and are payable upon demand, unless expressly provided otherwise, with interest until repaid at the highest rate charged on any of the Indebtedness (but not to exceed the maximum rate permitted by law).

6

12.           MISCELLANEOUS.

(a)           Notices. Any notices, demands or other communications required or contemplated by this Agreement shall be deemed duly given if delivered or mailed, registered mail, return receipt requested, postage fully prepaid, to the addresses of the parties as stated in this Agreement, or as subsequently directed by the appropriate party in writing, and shall be deemed effective when mailed.

(b)           Non-Waiver. Failure of Lender to exercise any right hereunder, including the right to declare the balance of the Indebtedness immediately due, shall not constitute a waiver nor preclude the Lender from exercising such right at any time. Neither extension of time for payment or any other modification of the terms of the Indebtedness or of this Agreement shall operate to release the liability of Guarantor or permit any delay as to future payments. Acceptance by Lender of a partial payment shall not alter the obligation of Guarantor to make the full payment, nor shall acceptance of a late payment constitute Lender’s waiver of prompt payment of such payment or any subsequent payment. No waiver shall be valid unless in writing and signed by an officer of Lender.

(c)           Joint and Several Obligations. In the event that more than one person or entity executes this Agreemt, the obligations of each shall be joint and several.

(d)           Governing Law.   This Agreement shall be construed according to the laws of the State of Tennessee.

(e)           Successors and Assigns.  This Agreement shall be binding upon the successors and assigns of Guarantor including, without limit, any debtor in possession or trustee in bankruptcy for Guarantor, and the rights and privileges of Lender under this Agreement shall inure to the benefit of its successors and assigns. This shall not be deemed a consent by Lender to a conveyance by Guarantor of all or any part of the Collateral or of any ownership interest in Guarantor.

(f)            Notices. Notice from one party to another relating to this Agreement, if required, shall be deemed effective if made in writing (including telecommunications) and delivered to the recipient’s address, telex number or telecopier number set forth by any of the following means:  (1) hand delivery, (2) registered or certified mail, postage prepaid, (3) express mail or other overnight courier service or (4) telecopy, telex or other wire transmission with request for assurance of receipt in a manner typical with respect to communications of that type. Notice made in accordance with these provisions shall be deemed delivered on receipt if delivered by hand or wire transmission, on the third business day after mailing if mailed by registered or certified mail, or on the next business day after mailing or deposit with the postal service or an overnight courier service if delivered by express mail or overnight courier. Guarantor’s telecopier number is (540) 345-0831, and Lender’s telecopier number is (313) 994-1376.

(g)           Entire Agreement; Amendments.  This Agreement and any Agreement to which it refers state all rights and obligations of the parties and supersede all other Agreements (oral or written) with respect to the security interests granted by this Agreement.  Any amendment of this Agreement shall be in writing and shall require the signature of Guarantor and Lender.

(h)           Partial Invalidity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the remaining provisions of this Agreement.

(i)            Inspections. Any inspection, audit, appraisal or examination by Lender or its agents of the Collateral or of information or documents pertaining to the Collateral is for the sole purpose of protecting Lender’s interests under this Agreement and is not for the benefit or protection of Guarantor or any third party.

(j)            Joint and Several Liability. In the event that more than one person or entity executes this Agreement, the obligations of each person or entity shall be joint and several.

7

(k)           Automatic Reinstatement. Notwithstanding any prior revocation, termination, surrender or discharge of this Agreement, the effectiveness of this Agreement shall automatically continue or be reinstated, as the case may be, in the event that:

(i)            Any payment received or credit given by Lender in respect of the Indebtedness is determined to be a preference, impermissible setoff, fraudulent conveyance, diversion of trust funds, or otherwise required to be returned to Guarantor or any third party under any applicable state or federal law, including, without limit, laws pertaining to bankruptcy or insolvency, in which case this Agreement shall be enforceable as if any such payment or credit had not been received or given, whether or not Lender relied upon this payment or credit or changed its position as a consequence of it.

(ii)           In the event of continuation or reinstatement of this Agreement, Guarantor agrees upon demand by Lender to execute and deliver to Lender those documents which Lender determines are appropriate to further evidence (in the public records or otherwise) this continuation or reinstatement, although the failure of Guarantor to do so shall not affect in any way the reinstatement or continuation. If Guarantor does not execute and deliver to Lender such documents upon demand, Lender and each officer of Lender is irrevocably appointed (which appointment is coupled with an interest) the true and lawful attorney of Guarantor (with full power of substitution) to execute and deliver such documents in the name and on behalf of Guarantor.

(1)           WAIVER OF JURY TRIAL. GUARANTOR AND LENDER ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT OR THE INDEBTEDNESS.

(m)          Assignment. This Agreement is freely assignable, in whole or in part, by Lender without prior notice to or consent of Guarantor; provided, however, that Lender (or its assignee) shall provide written notice of such assignment to Guarantor in the event that Lender (or such assignee) desires to designate a new person or entity as payee and/or a new place of payment for the obligations under the Notes. Guarantor may not, in whole or in part, directly or indirectly, assign this Agreement or its rights hereunder or delegate its duties hereunder without, in each instance, the specific prior written consent of Lender, which consent may be withheld or delayed in Lender’s sole discretion. Lender shall be fully discharged from all responsibility accruing hereunder from and after the effective date of any such assignment. Lender’s assignee shall, to the extent of the assignment, be vested with all the powers and rights of Lender hereunder (including those granted under Section 10 hereof or otherwise with respect to the Collateral), and to the extent of such assignment the assignee may fully enforce such rights and powers, and all references to Lender shall mean and refer to such assignee. Lender shall retain all rights and powers hereby given not so assigned, transferred and/or delivered. Guarantor hereby waives all defenses which Guarantor may be entitled to assert against Lender’s assignee with respect to liability accruing hereunder prior to the effective date of any assignment of Lender’s interest herein.

(n)           Securitization. Guarantor understands and agrees that Lender may, from time to time, assign its rights and power under the Note(s), this Agreement and any other Loan Documents, in whole or in part, hi connection with a securitization program. Guarantor agrees to enter into an amendment to the Note(s), this Agreement and any other Loan Documents if such amendments are required by a nationally recognized rating agency in connection with a securitization program sponsored by Lender and in which the Note(s), this Agreement and any other Loan Documents are to be included; provided that Guarantor shall not be obligated to enter into any amendment which adversely affects Guarantor or otherwise adversely alters any of the financial terms of the Notes, this Agreement and any other Loan Documents.

13.           ENTIRE AGREEMENT. This Agreement contains all of the understandings, promises and undertakings of the parties hereto. All prior understandings and agreements or statements, oral or written, are rescinded except as stated herein.

8

Schedule 1

To

Security Agreement between The WesterN SizzliN Corporation
and Captec Financial Group Funding Corporation

Title of Agreement	Date	Name of Franchisee	Location of Franchise

9

The WestorN SizzliN Corporation

Schedule 1, To Security Agreemt between The WesterN SizzliN Corporation and
Captec Financial Group Funding Corporation

Type of Agreement	Date	Name of Franchisee	Store Number	City	State
Franchise Agreemt	1/30/78	Vezertzis, Pat; Hamilton, Paul	613	Ft. Payne	Alabama
Franchise Agreemt	2/9/79	Hill, Jimmy & Harvey	709	Opelika	Alabama
Franchise Agreemt	12/1/83	Stanoll, Ron	1050	Anniston	Alabama
Franchise Agreemt	10/9/89	Vezertzis, Pat	1323	Rainbow City	Alabama
Franchise Agreemt	1/12/98	Shockley, Leonard & Martha; Penton	1325	Alexander City	Alabama
Franchise Agreemt	5/15/88	Stanoll, Ron	1392	Oxford	Alabama
Franchise Agreemt	5/8/89	Schwichtenberg, Richard; Vezertzis, I	2007	Scottsboro	Alabama
Franchise Agreemt	9/11/95	Vezertzis, Pat; Schwichtenberg, Rich	5021	Arab	Alabama
Franchise Agreemt	6/23/97	Patty, Blyde & Margaret	8002	Prescott	Arizona
Franchise Agreemt	4/22/78	Barzda, Mary	330	Pine Bluff	Arkansas
Franchise Agreemt	9/18/75	Gardner, Jerry & Vonda	449	Fort Smith	Arkansas
Franchise Agreemt	6/28/77	Christison, W; Hamilton, Dwayne	500	Hot Springs	Arkansas
Franchise Agreemt	10/26/77	Brashear, John	568	Conway	Arkansas
Franchise Agreemt	6/21/90	Dudley, Gerald	754	Jonesboro	Arkansas
Franchise Agreemt	11/24/79	Gardner, Jerry & Vonda	782	Fort Smith	Arkansas
Franchise Agreemt	7/10/80	Barzda, Mary	819	Pine Bluff	Arkansas
Franchise Agreemt	5/19/83	Gardner, Jerry & Vonda	1000	Van Buren	Arkansas
Franchise Agreemt	5/9/84	Chambless, Gary; Campbell, P; Vess	1066	Hope	Arkansas
Franchise Agreemt	5/20/84	Walker, Barbara	1114	Brinkley	Arkansas
Franchise Agreemt	1/28/85	Bailey, Michael; Howard, Eddie	1167	Malvern	Arkansas
Franchise Agreemt	11/5/85	Edwards, Benny	1231	Clinton	Arkansas
Franchise Agreemt	1/21/86	Sexton, Jack	1240	Clarksville	Arkansas
Franchise Agreemt	9/1/89	Bailey, Michael; Howard, Eddie	1260	Stuttgart	Arkansas
Franchise Agreemt	6/23/86	Hamner, III, Elgin	1281	Benton	Arkansas
Franchise Agreemt	1/23/87	Daugherty, Jack	1317	Magnolia	Arkansas
Franchise Agreemt	8/25/87	Grissom, Jimmy	1354	Crossett	Arkansas
Franchise Agreemt	3/1/88	Hamner, III, Elgin	1379	Searcy	Arkansas
Franchise Agreemt	6/22/87	Bazyk, Mark & Laura	1418	Russellville	Arkansas
Franchise Agreemt	5/14/89	Hamner, III, Elgin	2000	Arkadelphia	Arkansas
Franchise Agreemt	12/27/89	Wallace, M A & Vaudine	2010	Wynne	Arkansas
Franchise Agreemt	3/21/94	Clayton, Jack; Sisler, Allan	5004	Batesville	Arkansas
Franchise Agreemt	6/15/94	Bazyk, Mark & Laura	5005	Springdale	Arkansas
Franchise Agreemt	10/1/94	Hicks, Don & Rick	5006	Nashville	Arkansas
Franchise Agreemt	1/1/92	Scott, Frank	816	Pueblo	Colorado
Franchise Agreemt	3/3/86	Cash, Robert; Boswell, Bob; Henley,	1256	Evans	Colorado
Franchise Agreemt	3/5/87	Welch, William	1326	Colorado Springs	Colorado
Franchise Agreemt	1/16/87	Welch, William; Sims, Loyd	1329	Grand Junction	Colorado
Franchise Agreemt	8/15/94	Lu, Thomas & Alice	5001	Durango	Colorado
Franchise Agreemt	6/21/77	Williams, Rick; Colborn, Ron	493	Mt. Vernon	Illinois
Franchise Agreemt	5/24/79	Colborn, Ron; James, Rick	744	Marion	Illinois
Franchise Agreemt	9/21/93	McMillin, Bradley	1131	O'Fallon	Illinois
Franchise Agreemt	6/25/87	Jones, Larry; Pamela; Welch William	1339	Bloomington	Indiana
Franchise Agreemt	8/23/97	Khoury, George	778	Wichita	Kansas
Franchise Agreemt	4/28/82	Cash, Robert; Reaves, Jimmy	901	Harrison	Kansas
Franchise Agreemt	8/29/83	Cash, Robert; McElroy, Lenord	1023	Salina	Kansas
Franchise Agreemt	10/15/97	Davis, Steven; Debbie Jo	1087	Emporia	Kansas
Franchise Agreemt	6/8/84	Albritton, Dale	1102	Pittsburg	Kansas
Franchise Agreemt	7/23/84	Cirks, Todd; Dick, Curtis	1110	Winfield	Kansas
Franchise Agreemt	4/19/96	Khoury, George & Theresa	1274	Augusta	Kansas
Franchise Agreemt	4/4/91	Cash, Robert; McElroy, Leonard	5000	Leavenworth	Kansas
Franchise Agreemt	8/17/77	Mills, H; Hain, J.; Harris, H A	523	Somerset	Kentucky
Franchise Agreemt	11/23/77	Green, Jerry; Mills, H; Carter, Joe	682	Danville	Kentucky
Franchise Agreemt	12/13/77	Moody, Kenneth	590	Harlan	Kentucky
Franchise Agreemt	4/17/78	Elkins, Johnny & Patricia	635	Goody (Forest Hills)	Kentucky
Franchise Agreemt	7/11/83	Barker, Andrew, [ILLEGIBLE]; Hodges, Ed	1010	Richmond	Kentucky
Franchise Agreemt	8/15/95	Kelly, Ted & Sharon	1263	Jamestown	Kentucky
Franchise Agreemt	6/22/88	Hurst, Larry	1401	Corbin	Kentucky
Franchise Agreemt	10/3/89	Diez, Doug	46	Baton Rouge	Louisiana
Franchise Agreemt	12/28/81	Case, George & Georgia	888	Bogalusa	Louisiana
Franchise Agreemt	1/4/90	Vauleman, Norman & Marcia	944	Alexandria	Louisiana
Franchise Agreemt	11/21/84	Albritton, Keith; W L	1168	Monroe	Louisiana
Franchise Agreemt	6/18/85	Parker, Bob	1197	Lake Charles	Louisiana
Franchise Agreemt	3/18/88	Diez, Doug	1383	Thibodeaux	Louisiana
Franchise Agreemt	3/18/88	Diez, Doug	1384	Gonzales	Louisiana

1

Type of Agreement	Date	Name of Franchisee	Store Number	City	State
Franchise Agreemt	7/1/92	Albritton, Keith; W L	2032	W. Monroe	Louisiana
Franchise Agreemt	9/16/76	Snyder, Bruce & Larry	678	LaVale	Maryland
Franchise Agreemt	9/1/81	Romsburg, Betty; Pual; Kim	873	Hagerstown	Maryland
Franchise Agreemt	6/10/71	Jackson, Kenneth	35	Jackson	Mississippi
Franchise Agreemt	8/24/89	Sethi, Dr. S L	93	Jackson	Mississippi
Franchise Agreemt	12/9/75	Sethi, Dr. S L	270	Greenwood	Mississippi
Franchise Agreemt	8/24/89	Sethi, Dr. S L	463	Pearl (Flowood)	Mississippi
Franchise Agreemt	11/7/77	Sethi, Dr. S L, Monica, Rasksha	588	Cleveland	Mississippi
Franchise Agreemt	12/20/79	Hontzas, Thomas; Tattle, A. A.	792	Meridian	Mississippi
Franchise Agreemt	2/22/80	Sethi, Dr. S L; Monica; Jackie's Int'l;	804	Waynesboro	Mississippi
Franchise Agreemt	6/3/82	Sethi, Dr. S L	913	Grenada	Mississippi
Franchise Agreemt	8/17/82	Albritton, Keith; W L	921	Natchez	Mississippi
Franchise Agreemt	7/8/96	Hughes, Robert C.	969	Tupelo	Mississippi
Franchise Agreemt	3/7/83	Sethi, Dr. S L	985	Brookhaven	Mississippi
Franchise Agreemt	3/20/84	Hontzas, Thomas; Tattle, A. A.	1046	Mages	Mississippi
Franchise Agreemt	7/6/84	Sethi, Dr. S L	1108	Senatobia	Mississippi
Franchise Agreemt	12/6/85	Sethi, Dr. S L	1238	Philadelphia	Mississippi
Franchise Agreemt	5/1/92	Liberto, Vincent; Mauldin, Joe; King,	1276	Laurel	Mississippi
Franchise Agreemt	11/14/86	Sethi, Dr. S L	1308	Batesville	Mississippi
Franchise Agreemt	3/26/87	Sethi, Dr. S L	1332	New Albany	Mississippi
Franchise Agreemt	3/29/88	Evans, Alfred; Worbington, Alfred	1385	Clarksdale	Mississippi
Franchise Agreemt	6/5/88	Sethi, Dr. S L	1416	Boonesville	Mississippi
Franchise Agreemt	11/10/89	Sethi, Dr. S L; Monica; Raksha	2021	Amory	Mississippi
Franchise Agreemt	6/13/79	Albritton, Larry & Dale	749	Joplin	Missouri
Franchise Agreemt	3/10/96	Siraj, Saleem; Mohamed	899	Branson	Missouri
Franchise Agreemt	4/10/95	Siraj, Saleem; Mohamed	1079	Branson	Missouri
Franchise Agreemt	6/15/84	Cobb, Doug; Scholfield, Robert; Don	1124	Springfield	Missouri
Franchise Agreemt	7/1/95	Lai, Wu Shih; Lee Y	1128	Lebanon	Missouri
Franchise Agreemt	3/6/87	Johnson, Kimmie & Ray	1327	Monett	Missouri
Franchise Agreemt	6/24/87	Ackman, David; Sakarelos, Nick	1338	Jackson (Cape Girard)	Missouri
Franchise Agreemt	6/25/94	Siraj, Saleem	5006	Grandview	Missouri
Franchise Agreemt	2/12/96	Dudley, Gerald; Dudley, Beauton	5022	Popular Bluff	Missouri
Franchise Agreemt	5/1/94	O'Sullivan, Tom & Mary	472	Alamorgordo	New Mexico
Franchise Agreemt	7/23/87	Dobry, Mary	1345	Hobbs	New Mexico
Franchise Agreemt	3/3/95	Zvonar, David; Velasquez, Doris	2030	Tucumcari	New Mexico
Franchise Agreemt	1/12/98	Lu, Thomas & Alice	5033	Farmington	New Mexico
Franchise Agreemt	3/13/78	Albrittain D; Hill W; Collins B, L; Loga	618	Lima	Ohio
Franchise Agreemt	7/14/73	Mott, Dennis B., Jr., & Hazel	113	Tulsa	Oklahoma
Franchise Agreemt	9/12/74	McNear, Mack	163	Oklahoma City	Oklahoma
Franchise Agreemt	10/19/75	McNear, Mack	397	Oklahoma City	Oklahoma
Franchise Agreemt	12/10/76	McNear, Mack	417	Edmond	Oklahoma
Franchise Agreemt	6/17/77	McNear, Mack	494	Oklahoma City	Oklahoma
Franchise Agreemt	6/26/77	Harris, S; Albritton; Hamilton; Harden	499	Enid	Oklahoma
Franchise Agreemt	4/16/96	Shaw, II, Sidney	517	Stillwater	Oklahoma
Franchise Agreemt	8/29/77	Albritton, Dale; Morrow, Jeff, David	522	Muskogee	Oklahoma
Franchise Agreemt	6/17/77	McNear, Mack	526	Midwest City	Oklahoma
Franchise Agreemt	9/3/77	McNear, Mack	527	Oklahoma City	Oklahoma
Franchise Agreemt	2/6/78	Mott, Jr, Dennis & Hazel	606	Sand Springs	Oklahoma
Franchise Agreemt	8/16/76	McNear, Mack	664	Moore	Oklahoma
Franchise Agreemt	12/21/81	Gardner, Jim	866	McAlester	Oklahoma
Franchise Agreemt	7/12/82	Suddearth, Sam & Randy Dale	917	Shawnee	Oklahoma
Franchise Agreemt	9/13/82	McNear, Mack; Coursey, Bill	932	Chickasha	Oklahoma
Franchise Agreemt	9/27/82	Jobes, Rick; Morrow, David & Jeff	937	Sallisaw	Oklahoma
Franchise Agreemt	1/26/96	Rifal, Mike; Alishammat, M A	940	Broken Arrow	Oklahoma
Franchise Agreemt	4/18/96	Shaw, II, Sidney	995	Ponca City	Oklahoma
Franchise Agreemt	8/15/94	Ray, Forrest	1030	Elk City	Oklahoma
Franchise Agreemt	6/19/85	McNear, Mack	1200	Del City	Oklahoma
Franchise Agreemt	4/29/88	Caufield, Dennis & Karen	1397	Bartlesville	Oklahoma
Franchise Agreemt	11/1/92	Wise, Connie & Don	2034	Poteau	Oklahoma
Franchise Agreemt	10/1/94	Ray, Forrest	5013	Altus	Oklahoma
Franchise Agreemt	9/22/97	Suddearth, Randy & Sam	5036	Seminole	Oklahoma
Franchise Agreemt	6/2/77	Bratio, Dusan; Wolf, Jan; Thakrar, A.	488	Carlisle	Pennsylvania
Franchise Agreemt	7/31/84	Sickle, David; Yodock, Lee Jr.	1118	Bloomsburg	Pennsylvania
Franchise Agreemt	8/18/87	Bratio, Dusan	1352	Harrisburg	Pennsylvania

2

Type of Agreement	Date	Name of Franchisee	Store Number	City	State
Franchise Agreemt	6/5/74	Miller, Aline; Hugh, Ellis, Sharon M.	157	Memphis	Tennessee
Franchise Agreemt	9/20/75	Scudder, A; Quinton, W.; Winget, R.	235	Columbia	Tennessee
Franchise Agreemt	1/31/77	Milhorne, D.; Wells J & MT; Jones, Cl	431	Jackson	Tennessee
Franchise Agreemt	12/20/77	Burris, Sr., David, Michelle; Pirkle, J.	589	Athens	Tennessee
Franchise Agreemt	12/28/78	Bible, John; Harris HA; Mason W; Gib	697	East Morristown	Tennessee
Franchise Agreemt	7/1/93	Stanfill, Jerry; Carter, J. P; Grics Ma.	1268	Lexington	Tennessee
Franchise Agreemt	8/1/96	Vezertzis, Pat	1319	Tullahoma	Tennessee
Franchise Agreemt	9/1/90	Burris, Jr. & Sr., David; Vezertzis Pat	1409	Jasper	Tennessee
Franchise Agreemt	4/26/93	Burris, Sr., David & Michelle	2035	Dayton	Tennessee
Franchise Agreemt	10/1/93	Hurst, Larry; Lois	2037	Knoxville	Tennessee
Franchise Agreemt	7/10/97	Vezertzis, Pat	5035	Dickson	Tennessee
Franchise Agreemt	4/12/76	Brown, Floyd	322	Midland	Texas
Franchise Agreemt	4/12/76	Brown, Floyd	323	Odessa	Texas
Franchise Agreemt	5/1/96	Mills, Joe, Catherine; Robertson, B.	324	Abilene	Texas
Franchise Agreemt	6/13/81	Branstetter, Neal; Morrow, David	569	Amarillo	Texas
Franchise Agreemt	10/14/85	Dale, Timothy; Borralls, W L; D S; J I	1170	Mt. Pleasant	Texas
Franchise Agreemt	4/1/85	Hicks, Don	1194	Texarkana	Texas
Franchise Agreemt	7/18/86	Mc Gee, Robert	1258	Denton	Texas
Franchise Agreemt	1/1/92	Corse, Earl & Carolyn	2031	Dumas	Texas
Franchise Agreemt	6/12/95	Ray, Forrest	5019	Lubbock	Texas
Franchise Agreemt	12/15/96	Broyles, Kelly	5028	Sulphur Springs	Texas
Franchise Agreemt	12/23/96	Dodd, Jerry	5031	Decatur	Texas
Franchise Agreemt	9/27/94	Christy, Frank	167	Parkersburg	West Virginia
Franchise Agreemt	3/1/91	Wilson, Janet & Ronald	991	Weston	West Virginia
Franchise Agreemt	6/7/83	Malcolm, Richard; Robinson, Patricia	1001	Westover	West Virginia
Franchise Agreemt	1/24/95	Wingo, John; Mariane; Willie III	1270	Lewisburg	West Virginia

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14.          GOVERNING LAW. This Agreement shall be construed according to the laws of the State of Tennessee.

(a)           Except as otherwise provided, all other terms used herein shall have the meanings assigned to them in Article 9 (or, absent definition in Article 9, in any other Article) of the Uniform Commercial Code.

IN WITNESS WHEREOF the Guarantor has executed this Agreemt on the day and year first above written.

Guarantor’s principal place of business is located in the City of Roanoke, Commonwealth of Virginia.

Location(s) of the Collateral	GUARANTOR:

416 South Jefferson Street, 4th Floor	THE WESTERN SIZZLIN CORPORATION
Roanoke, Virginia 24012 and each
of the sites listed on Schedule 1 hereto.
	By:	/s/ Victor F. Foti

		Its:	President

Guarantor’s Address:

P.O. Box 12167
Roanoke, Virginia 24023-2167

Guarantor’s Tax Identification Number: 54-1684114

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Loan Nos. 06718, 06722 & 06723

Manassas, Alexandria, and Falls Church, Virginia

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (“Agreement”) is made as of the 23 day of March, 1998, by THE WESTERN SIZZLIN STORES, INC., a Virginia corporation, of P.O. Box 12167, Roanoke, Virginia 24023-2167 (“Borrower”) in favor of CAPTEC FINANCIAL GROUP FUNDING CORPORATION, a Michigan corporation, of 24 Frank Lloyd Wright Drive, Lobby L, 4th Floor, P.O. Box 544, Ann Arbor, Michigan, 48106 (together with its successors, assigns and transferees, “Lender”). This instrument shall become effective on March 31, 1998.

PRELIMINARY STATEMENT

This Agreement is made to secure all of the following (individually and collectively the “Indebtedness”):

1.             Payment in the sum of Two Million Two Hundred Fifty Thousand and 00/100 Dollars ($2,250,000.00), together with interest, costs and all other sums, to be paid according to those certain Promissory Notes (the “Notes”), by Borrower to Lender, made as of the date of this Agreement by Borrower, together with any and all extensions, renewals, modifications, substitutions or replacements thereof; and the performance of the covenants and obligations of Borrower due or to become due to Lender under this Agreement or under any other documents securing payment of all amounts due under the Notes (collectively, the “Loan Documents”), and the repayment of all sums expended by Lender in connection with performance of those covenants and obligations.

2.            If the Notes, this Agreement and the Loan Documents are assigned to Captec Loan Receivables Trust - 1996A (the “Trust”), “Indebtedness” shall also include the payment of all other sums (together with interest and costs thereon) concurrently or subsequently loaned to Borrower by Captec Financial Group, Inc., a Michigan corporation, Captec Financial Group Funding Corporation, a Michigan corporation, or Captec Leasing Company, a California corporation (each an “Originator”), as evidenced and/or secured by certain notes and other documents of Borrower with respect to such amounts and which notes and other documents are assigned to the Trust, together with any and all extensions, renewals, modifications, substitutions or replacements thereof; and the performance of the covenants and obligations of Borrower due or to become due under such notes and other documents assigned to the Trust, and the repayment of all sums expended in connection with performance of those covenants and obligations (collectively, the “Trust Obligations”).

3.             If the Notes, this Agreement and the Loan Documents are not assigned to the Trust, “Indebtedness” shall also include the payment of all other sums (together with interest thereon) concurrently or subsequently loaned to Borrower by an Originator, as evidenced and/or secured by certain notes and other documents of Borrower which are not assigned to the Trust, together with any and all extensions, renewals, modifications, substitutions or replacements thereof; and the performance of the covenants and obligations of Borrower due or to become due under such notes and other documents, and the repayment of all sums expended in connection with performance of those covenants and obligations (collectively, the “Retained Obligations”).

In consideration of the above facts and the mutual promises of the parties, and as security for the purposes stated above and elsewhere in this Agreement, the parties agree as follows:

1.             COLLATERAL.

(a)           Grant of Security Interest. Borrower grants Lender a security interest in all of Borrower’s Inventory, Equipment, Instruments, Accounts and General Intangibles, each as defined in Section l(b) below, whether now owned or hereafter acquired, together with all replacements, substitutions, and additions thereto (the “Collateral”) which are (i) located on the premises of, or are related to the operation of, the Great American

Steak & Buffet Company Restaurants or WesterN SizzliN Restaurant operated by Borrower and located at the addresses set forth in Exhibit A attached hereto (each a “Franchised Operation” and collectively the “Franchised Operations”), or (ii) related to the Franchised Operations and located at the principal business office of Borrower located at 416 South Jefferson Street, 4th Floor, Roanoke, Virginia 24012. Also included as part of the Collateral are all proceeds and products thereof, including, without limit, insurance proceeds, stock rights, subscription rights, dividends, stock dividends, stock splits or liquidating dividends, and all cash, accounts, chattel paper and general intangibles arising from the sale, rent, lease, casualty loss or other disposition of the Collateral, and including any records or documents of title relating to the Collateral.

(b)           Definitions.  For purposes of this Agreemt, the following terms shall be defined as follows:

(i)            “Inventory” shall consist of all property held at any location by or for Borrower for sale, rent, or lease, or furnished or to be furnished by Borrower under any contract of service, or raw materials or work in process and their products, or materials used or consumed in Borrower’s business.

(ii)           “Equipment” shall consist of any goods at any time acquired, owned or held by Borrower at any location primarily for use in Borrower’s business, including, without limit, machinery, fixtures, furniture, furnishings and vehicles, and any accessions, parts, attachments, accessories, tools, dies, additions, substitutions, replacements and appurtenances and their related rights.

(iii)          “Instruments” shall consist of Borrower’s interest of any kind in any negotiable instrument or security as those terms are defined in the Virginia Uniform Commercial Code (“UCC”), or any other writing which evidences a right to payment of money and is of a type which is, in the ordinary course of business, transferred by delivery alone or by delivery with any necessary endorsement or assignment.

(iv)          “General Intangibles” shall consist of any personal property (including things in action) other than goods, accounts, chattel paper, documents, instruments and money.

(v)           “Accounts” shall consist of any right to payment for goods sold or leased or for services rendered which is not evidenced by an instrument or chattel paper whether or not it has been earned by performance.

2.             WARRANTIES AND REPRESENTATIONS.  Borrower warrants and covenants to Lender as follows:

(a)           Payment of Indebtedness.  Borrower will pay the Indebtedness and perform all obligations related to the Indebtedness when due, whether by maturity, acceleration or otherwise.

(b)           Authority. This Agreement is the valid and binding obligation of Borrower, enforceable in accordance with its terms.  If Borrower is a corporation, partnership, limited liability company or other organization, Borrower is organized and validly existing and in good standing under the laws of its state of establishment, and the execution, delivery and performance of this Agreemt has been duly authorized by all necessary action of Borrower’s board of directors, partners, members or governing body, and will not violate Borrower’s governing instruments or other agreements.

(c)          Name; Address; Location of Collateral. Borrower’s name and address and the location of the Collateral are accurately set forth on the signature page and Exhibit A of this Agreement.

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(d)           Title to Collateral. Borrower has good and marketable title to the Collateral, free and clear of any liens, encumbrances or security interests whatsoever, other than the security interest granted by this Agreemt and existing liens, encumbrances or security interests disclosed to and accepted by Lender in writing. Borrower will keep the Collateral free of all other liens, encumbrances and security interests. Borrower will defend the Collateral against all claims and demands of all persons at any time claiming any interest in the Collateral.

(e)           Priority of Security Interest.  The execution and delivery of this Agreemt creates a valid security interest in the Collateral, and upon the filing of a UCC-1 financing statement with the Virginia State Corporation Commission, Lender will have a first priority perfected security interest in the Collateral, subject to no other security interest, except as otherwise approved by Lender in writing.

(f)            Financing Statements.  Except as disclosed to and accepted by Lender in writing, no financing statement covering all or any part of the Collateral is on file in any public office. Borrower will execute financing statement(s) in form acceptable to Lender and will pay the cost of filing financing statement(s) in all public offices wherever filing is deemed desirable by Lender.   A carbon, photographic or other reproduction of this Agreemt shall be sufficient as a financing statement under the UCC and may be filed by Lender in any filing office.  This Agreemt shall be terminated only by the filing of a termination statement in accordance with the applicable provisions of the UCC.

(g)           Payment of Taxes. Borrower shall pay when due and before any interest, collection fees or penalties accrue, all taxes, expenses, assessments, liens or other charges which may now or hereafter be levied or assessed against the Collateral.  Borrower shall furnish proof of payment upon request of Lender.

(h)          Insurance.

(i)            Borrower shall keep the tangible Collateral (including, without limit, the Equipment and Inventory) insured for the benefit of Lender. Borrower covenants and agrees that Borrower will carry and maintain, at its sole cost and expense, the following types of insurance, in the amounts specified: (A) comprehensive general liability insurance with initial limits of not less than Two Million Dollars ($2,000,000) for death or injuries to one person and not less than Two Million Dollars ($2,000,000) for death or injuries to two or more persons in one occurrence, and not less than One Million Dollars ($1,000,000) for damage to property; (B) fire and extended coverage insurance on a replacement form with inflation-guard, vandalism and malicious mischief endorsements; (C) rent loss or business interruption insurance covering a period of not less than twelve (12) months; and (D) such other insurance and in such amounts as may be reasonably required from time to time by Lender. All insurance shall be in forms and with companies satisfactory to Lender. Borrower shall deliver to Lender the policies evidencing the required insurance with premiums fully paid, and with loss payee clauses (making all losses payable to Lender). Renewals of the required insurance (together with evidence of premium prepayment for one (1) year in advance) shall be delivered to Lender at least thirty (30) days before the expiration of any existing policies. All policies and renewals shall provide that they may not be canceled or amended without giving Lender thirty (30) days prior written notice of cancellation or amendment.

(ii)           Should Borrower fail to insure or fail to pay the premiums on any required insurance or fail to deliver the policies or renewals as provided above, Lender may have the insurance issued or renewed (and pay the premiums on it for the account of Borrower) in amounts and with companies and at premiums as Lender deems appropriate. If Lender elects to have insurance issued or renewed to insure Lender’s interest, Lender shall have no duty or obligation of any kind to also insure Borrower’s interest or to notify Borrower of Lender’s actions. Any sums paid by Lender for insurance, as provided above, shall be a lien upon the Collateral, added to the amount secured by this Agreement, and payable immediately by Borrower to Lender, with interest on those sums at the highest rate charged by Lender on any of the Indebtedness (but not to exceed the maximum interest rate permitted by law).

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(iii)          In the event of loss or damage, the proceeds of all required insurance shall be paid to Lender. No loss or damage shall itself reduce the Indebtedness. Lender or any of its employees is each irrevocably appointed attorney-in-fact for Borrower and is authorized to adjust and compromise each loss without the consent of Borrower, to collect, receive and receipt for the insurance proceeds in the name of Lender and Borrower and to endorse Borrower’s name upon any check in payment of the loss.

(iv)          Lender shall apply such proceeds to the repair and replacement of the Collateral subject to the following conditions:

(1)               there shall be no Event of Default existing hereunder;

(2)               plans for repair and replacement shall be reviewed and approved by Lender, which approval shall not be unreasonably withheld or delayed;

(3)               repair and replacement of the Collateral to a saleable commodity (as determined by Lender) can practicably be completed prior to the Due Date set forth in the Note;

(4)               Borrower shall have deposited with Lender funds equal to the positive difference,  if any, between the cost of repair, replacement and completion, and the amount of the insurance proceeds; and

(5)               disbursements will be made by Lender, pursuant to procedures necessary or appropriate to ensure that funds are properly applied.

Provided that no Event of Default exists, if there are insurance proceeds in the amount of Twenty-Five Thousand Dollars ($25,000) or less remaining after the repair and replacement of the Collateral as required hereunder, such proceeds shall be paid to Borrower. Provided that no Event of Default exists, if there are insurance proceeds in excess of Twenty-Five Thousand Dollars ($25,000) remaining after the repair and replacement of the Collateral as required hereunder, such proceeds shall be applied toward payment of the Indebtedness (or any portion thereof) without premium, whether or not then due or payable, in whatever order of maturity as Lender may elect. Application of proceeds by Lender toward later maturing installments of the Indebtedness shall not excuse Borrower from making the regularly scheduled installment payments nor shall such application extend or reduce the amount of any of these payments.

(v)           Notwithstanding Section 2(h)(iv) above, if a substantial portion (fifty percent [50%] or more) of the Collateral is damaged or destroyed during the last twenty-four (24) months of the term of the Note, and an Event of Default then exists hereunder, then either Borrower or Lender may elect not to repair/restore and to apply the insurance proceeds toward payment of the Indebtedness (or any portion thereof) without premium, whether or not then due or payable, in whatever order of maturity as Lender may elect. Application of proceeds by Lender toward later maturing installments of the Indebtedness shall not excuse Borrower from making the regularly scheduled installment payments nor shall such application extend or reduce the amount of any of these payments.

(vi)          In the event of a sale of the Collateral, the purchaser of the Collateral shall succeed to all of the rights of Borrower under the insurance policies including, without limit, any right to unearned premiums and to receive the proceeds.

(vii)         Upon the occurrence of an Event of Default hereunder, at the option of Lender, Borrower shall pay to Lender, in advance on the first day of each month, a pro rata portion of the annual premiums due (as estimated by Lender) on the required insurance. In the event that sufficient funds

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have been deposited with Lender to cover the amount of the insurance premiums when the premiums become due and payable, Lender shall pay the premiums. In the event that sufficient funds have not been deposited with Lender to pay the insurance premiums at least thirty (30) days prior to the time when they become due and payable, Borrower shall immediately pay the amount of the deficiency to Lender.

(i)            Maintenance of Collateral. Borrower will maintain the Collateral in good condition and repair. Borrower will promptly inform Lender of any loss or diminution in value of the Collateral. Borrower may modify, compromise or substitute for the Collateral without the prior written consent of Lender provided that any modifications, compromises or substitutions have the same or greater value as the original items and that any such modifications, compromises or substitutions remain at all times subject to this Agreement.

(j)            Leased Facilities. If the Collateral is located at a facility leased by Borrower, Borrower will obtain from the lessor a consent to the granting of a security interest in the Collateral and a subordination of the lessor’s interest in the Collateral. The consent and subordination shall be in form acceptable to Lender.

(k)          Reporting Obligations. Borrower hereby covenants and agrees to deliver to Lender, or to cause The WesterN SizzliN Corporation (“Guarantor”) to deliver to Lender, the following:

(A)                                Management prepared and certified consolidated quarterly financial statements for Guarantor within forty-five (45) days after the end of the first three (3) quarters of each fiscal year of Guarantor.

(B)                 Annual consolidated financial statements for Guarantor audited by an independent certified public accountant within one hundred twenty (120) days after the end of each fiscal year of Guarantor.

(C)                 Management prepared and certified unit level profit and loss statements relating to the operation of the Franchised Operations within forty-five (45) days after the end of each fiscal year of Borrower.

Such financial statements shall be true and correct in all respects, shall be prepared in accordance with generally accepted accounting principles, and shall fairly represent the respective financial conditions of the subjects thereof as of the respective dates thereof. If Borrower’s financial statements are prepared on a consolidated basis, Borrower hereby covenants and agrees to prepare financial statements specifically relating to the operation of the Franchised Operations. At the request of Lender, Borrower shall obtain the consent of Borrower’s accountant(s) to the inclusion of Borrower’s most recent financial statement in any regulatory filing or report to be filed by Lender.

(1)           Management and Licensing Agreement. Borrower is a franchisee in good standing with The WesterN SizzliN Corporation (“Franchisor”), and is not in default under its Management and Licensing Agreement with Franchisor relating to the Franchised Operations (“Management Agreement”). Borrower agrees to comply with the terms of the Management Agreement and to take all actions necessary or required to keep the Management Agreemt in full force and effect. Borrower will not encumber its rights under the Management Agreement, except to Lender. Borrower agrees to promptly provide Lender with a copy of any notice of default under the Management Agreement. Further, Borrower agrees to promptly provide Lender with a copy of any notice to Borrower of the existence of any breach which, with notice or the passage of time, or both, would entitle Franchisor to terminate the Management Agreement.

(m)          Fixed Charge Coverage Ratio. Borrower shall maintain a Fixed Charge Coverage Ratio (as hereinafter defined) of not less than 1.2 to 1.0 for Borrower’s business operations generally and not less than 1.4 to 1.0 for the Franchised Operations. “Fixed Charge Coverage Ratio” shall mean Borrower’s Operating Cash Flow divided by its Fixed Charges (each as defined below). The Fixed Charge Coverage Ratios shall be calculated

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by Borrower from time to time and dates as determined by Lender, and Borrower shall submit such information as Lender may require to confirm and approve Borrower’s calculation of the Fixed Charge Coverage Ratios.

(i) “Fixed Charges” shall mean the sum of the following items set forth on a pro forma basis separately stated for both Borrower’s business operations generally and for the Franchised Operations, in each case, for the applicable twelve (12) month operating period:

(A)          current portion of long-term debt (defined as the current portion of long-term debt due to mature during the next twelve (12) month operating period, as stated in Borrower’s applicable financial statement, plus, if not already included therein, the current of portion of principal payments imputed on all capital leases), plus

(B)           interest expense (defined as the interest expense as stated on Borrower’s applicable financial statement, plus, if not already included therein, the interest expense imputed on all capital leases), plus

(C)           the current portion of operating leases (defined as the amount of rent due under operating leases for the next twelve (12) month operating period).

(ii) “Operating Cash Flow” shall mean the sum or subtraction of the following items separately stated for both Borrower’s business operations generally and for the Franchised Operations, in each case, for the applicable prior twelve (12) month operating period:

(A)          net income (defined as the net income stated on Borrower’s applicable financial statement), plus

(B)           depreciation and amortization (defined as the depreciation and amortization expense as stated on Borrower’s applicable financial statement), plus

(C)           interest expense (as defined above), plus

(D)          operating lease expense (defined as the amount of rental expense paid under operating leases, as stated on Borrower’s applicable financial statements), plus or minus

(E)           non-recurring items (defined as items which, when computing cash flow, should in Lender’s reasonable business judgment, be added back to or subtracted from net income to normalize results).

3.             PROHIBITION ON TRANSFER OR MODIFICATION.   Borrower shall not transfer, sell, assign, lease or modify the Collateral or any interest therein, any part thereof, or any substantial portion of Borrower’s other assets or property without the prior written consent of Lender.  Notwithstanding the foregoing, Borrower may use Collateral if the same is in the ordinary course of Borrower’s business and on customary terms and at usual prices.

4.             PROHIBITION ON CHANGE OF NAME, ORGANIZATION OR LOCATION.  Borrower shall not assume a different name, change the location of its principal place of business, cease conducting business at any location that appears in this Agreemt, merge, consolidate, change or reorganize its organizational structure nor change the location of any of the Collateral without, in each instance, obtaining the prior written consent of Lender thirty (30) days prior to any such event.

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5.             RIGHT OF SETOFF.  Borrower hereby grants Lender the right, exercisable if Borrower is in default, to set off or apply against the Indebtedness any account or deposit with Lender in which Borrower has an interest or against any other amounts which may be in the possession of Lender and to the credit of Borrower.

6.             EXAMINATION OF RECORDS AND COLLATERAL. Borrower shall keep full and accurate records of Borrower’s business, including, without limit, records related to the Collateral, and such records shall be open to inspection and duplication by Lender at all reasonable times.  Lender may enter upon any property owned by or in the possession of Borrower to examine and inspect the Collateral during regular business hours. Borrower shall promptly provide Lender with any information concerning the Collateral as Lender may request at any time.

7.             REIMBURSEMENT OF EXPENSES. Borrower shall reimburse Lender for all reasonable costs and expenses, including reasonable attorneys’ fees, incurred by Lender in enforcing the rights of Lender under this Agreement. All costs and expenses shall be included in the Indebtedness and shall be immediately due and payable together with interest at the maximum legal rate.  Such costs and expenses shall include, without limitation, costs or expenses incurred by Lender hi any bankruptcy, reorganization, insolvency or other similar proceeding.

8.             RIGHTS AND OBLIGATIONS OF LENDER.  In the event that Borrower fails to pay taxes, maintain insurance or perform any other obligation arising under this Agreement, Lender may pay or perform such obligation(s) for the account of Borrower and the same shall be added to the Indebtedness and shall be immediately due and payable together with interest at the highest rate charged by Lender on any of the Indebtedness (but not to exceed the maximum rate permitted by law). Lender shall not be liable for any loss to the Collateral nor shall such loss reduce the balance due.

9.             INDEMNIFICATION.  Borrower shall indemnify and save Lender harmless from all claims, obligations, costs, expenses, including attorneys’ fees, and causes of action or other rights asserted against Lender and relating to this Agreement and/or the Collateral, except those arising from the gross negligence or wilful misconduct of Lender.

10.         EVENTS OF DEFAULT AND REMEDIES.

(a)        Events of Default.  Any of the following events shall, for purposes of this Agreement, constitute an “Event of Default”:

(i)            Failure by Borrower to pay any amount owing on or with respect to the Indebtedness when due, whether by maturity, acceleration or otherwise, which failure continues for five (5) business days.

(ii)           Any failure by Borrower or any guarantor to comply with, or breach by Borrower or any guarantor of, any of the non-monetary terms, provisions, warranties or covenants of the Notes, this Agreement or the other Loan Documents, which failure continues for fifteen (15) days after the date of written notice to Borrower (or any guarantor) from Lender of such default; provided, however, that if: (i) the nature of Borrower’s (or any guarantor’s) noncompliance is such that more than fifteen (15) days are reasonably required for its cure, (ii) Borrower (or any guarantor) has commenced such cure within said fifteen (15) day period, (iii) Borrower (or any guarantor) diligently prosecutes such cure to completion, (iv) Borrower (or any guarantor) provides Lender with written notice of the noncompliance, AND (v) Borrower (or any guarantor) furnishes reserves or a security bond, in an amount satisfactory to Lender in its sole discretion, then Borrower (or any guarantor) shall not be in default.

(iii)          Institution of remedial proceedings or other exercise of rights and remedies by the holder of any security interest or other lien against the Collateral or any portion thereof; provided, however,

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if there is a good faith dispute by Borrower (or any guarantor) as to the validity or reasonableness of the claim which is the basis for such proceedings, then no Event of Default shall have occurred under this clause (iii) if Borrower (or any guarantor) provides Lender with written notice of the proceedings and furnishes reserves or a security bond for the proceedings satisfactory to Lender.

(iv)          The insolvency of Borrower or any guarantor or the admission in writing of Borrower’s or any guarantor’s inability to pay debts as they mature.

(v)           Any statement, representation or information made or furnished by or on behalf of Borrower or any guarantor to Lender in connection with or to induce Lender to provide any of the Indebtedness shall prove to be false or materially misleading when made or furnished.

(vi)          Institution of bankruptcy, reorganization, insolvency or other similar proceedings by or against Borrower or any guarantor, unless, in the case of a petition filed against Borrower, the same is dismissed within sixty (60) days of filing.

(vii)         The issuance or filing of any judgment, attachment, levy, garnishment or the commencement of any related proceeding or the commencement of any other judicial process upon or in respect to Borrower or any guarantor or the Collateral in which the amount in controversy exceeds One Hundred Thousand Dollars ($100,000) and is not covered by the insurance of Borrower (or any guarantor), unless satisfied, or Borrower (or any guarantor) furnishes reserves or a security bond in an amount satisfactory to Lender in its sole discretion, released or discharged within sixty (60) days after the date of such issuance, filing or communication.

(viii)        Sale or other disposition by Borrower or any guarantor of any substantial portion of assets or property.

(ix)           Death, dissolution, merger, consolidation, termination of existence, insolvency, business failure or assignment for the benefit of creditors of or by Borrower or any guarantor; without the prior written consent of Lender, which consent shall not be unreasonably withheld.

(x)            If there is any failure by Borrower or any guarantor to pay any indebtedness (other than to Lender) in excess of One Hundred Thousand Dollars ($100,000) (and exclusive of trade debt incurred in the ordinary course of business) when do or in the observance or performance of any term, covenant or condition in any document evidencing, securing or relating to such indebtedness, which failure continues beyond any applicable cure period.

(xi)           Receipt by Borrower of a notice of termination of the Management Agreement.

(xii)          If the Notes, this Agreement and the other Loan Documents have not been assigned to the Trust, the default by Borrower which continues beyond any applicable grace or cure period under the Retained Obligations; provided, however, if the Notes, this Agreement and the other Loan Documents are assigned to the Trust, this clause (xii) shall be of no force or effect during the term of such assignment.

(xiii)         In the event that the Notes, this Agreement and the other Loan Documents are assigned to the Trust, the default by Borrower which continues beyond any applicable grace or cure period under the Trust Obligations.

(b)           Remedies Upon Event of Default. Upon the occurrence of any Event of Default, Lender shall have the following rights:

(i)            Declare all or part of the Indebtedness immediately due and payable.

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(ii)           Borrower agrees, upon request of Lender, to assemble the Collateral and make it available to Lender at any place which is reasonably convenient for Borrower and Lender.  Borrower grants Lender permission to enter upon any premises owned or occupied by Borrower for the purpose of taking possession of the Collateral.

(iii)          Lender shall have the right to take possession of the Collateral, with or without demand, and with or without process of law.  Lender shall have the right to sell and dispose of the Collateral and to distribute the proceeds according to law. In connection with the right of Lender to take possession of the Collateral, Lender may take possession of any other items of property in or on the Collateral at the time of taking possession, and hold them for Borrower without liability on the part of Lender.  If there is any statutory requirement for notice, that requirement shall be met if Lender shall send notice to Borrower at least five (5) days prior to the date of sale, disposition or other event giving rise to the required notice.  Borrower shall be liable for any deficiency remaining after disposition of the Collateral.

(iv)         Lender shall also have any one or more of the rights and remedies under the UCC or at law or equity to enforce the payment of the Indebtedness.

(c)           Remedies Generally.

(i)            All remedies provided for in Section 10(b) shall be available to the extent not prohibited by law. Each remedy shall be cumulative and additional to any other remedy of Lender at law, in equity or by statute. No delay or omission to exercise any right or power accruing upon any default or Event of Default shall impair any such right or power or shall be construed to be a waiver of, or acquiescence in, any such default or Event of Default.

(ii)           Lender may waive any Event of Default and may rescind any declaration of maturity of payments on the Indebtedness. In case of such waiver or recision Borrower and Lender shall be restored to their respective former positions and rights under this Agreement. Any waiver by Lender of any default or Event of Default shall be in writing and shall be limited to the particular default waived and shall not be deemed to waive any other default.

(d)           Application of Proceeds.  Any proceeds received by Lender from the exercise of remedies pursuant to Section 10(b) of this Agreement shall be applied as follows:

(i)            First, to pay all costs and expenses incidental to the leasing, foreclosure, sale or other disposition of the Collateral. These costs and expenses shall include, without limit, any costs and expenses incurred by Lender (including, without limit, reasonable attorneys’ fees and disbursements), and any taxes and assessments or other liens and encumbrances prior to the lien of this Agreement.

(ii)           Second, to all sums expended or incurred by Lender, directly or indirectly in carrying out any term, covenant or Agreement under this Agreement or any related document, together with interest as provided in this Agreement.

(iii)          Third, to the payment of the Indebtedness.  If the proceeds are insufficient to fully pay the Indebtedness, then application shall be made first to late charges and interest accrued and unpaid, then to any applicable prepayment premiums, and then to unpaid fees and other charges, then to the outstanding principal balance.

(iv)          Fourth, any surplus remaining shall be paid to Borrower or to whomsoever may be lawfully entitled.

9

(e)           Further Actions.    Promptly upon the request of Lender, Borrower shall execute, acknowledge and deliver any and all further documents, security Agreements, financing statements and assurances, and do or cause to be done all further acts as Lender may require to confirm and protect the lien of this Agreement or otherwise to accomplish the purposes of this Agreement.

(f)            Attorneys Fees.  Any reference in this Agreement to attorneys’ fees shall refer to fees, charges, costs and expenses of in-house and outside attorneys and paralegals, whether or not a suit or proceeding is instituted, and whether incurred at the trial court level, on appeal, in a bankruptcy, administrative or probate proceeding, in consultation with counsel, or otherwise. All costs, expenses and fees of any nature for which Borrower is obligated to reimburse or indemnify Lender are part of the Indebtedness secured by this Agreement and are payable upon demand, unless expressly provided otherwise, with interest until repaid at the highest rate charged on any of the Indebtedness (but not to exceed the maximum rate permitted by law).

11.           PARTIAL RELEASES. Lender shall from time to time execute and deliver to Borrower, within ten (10) business days after the written request of Borrower, UCC termination statements with respect to a portion of the Collateral secured hereunder, provided that (a) Borrower shall not be in default under any of the terms, covenants or conditions of any document or instrument evidencing or securing the Indebtedness; (b) the outstanding principal balance of the applicable promissory note, together with interest, premiums, costs and all other sums on that amount, shall be paid in full; and (c) all termination statements shall be prepared by Lender at Borrower’s expense. The portion of the Collateral released under this Section 11 shall be determined by matching the Collateral located at or related to a specified Franchised Operation with the promissory note referencing that Franchised Operation on its face.

12.          MISCELLANEOUS.

(a)           Governing Law.  This Agreement shall be construed according to the laws of the Commonwealth of Virginia.

(b)           Successors and Assigns.   This Agreement shall be binding upon the successors and assigns of Borrower including, without limit, any debtor in possession or trustee in bankruptcy for Borrower, and the rights and privileges of Lender under this Agreement shall inure to the benefit of its successors and assigns. This shall not be deemed a consent by Lender to a conveyance by Borrower of all or any part of the Collateral or of any ownership interest in Borrower.

(c)           Notices. Notice from one party to another relating to this Agreement, if required, shall be deemed effective if made in writing (including telecommunications) and delivered to the recipient’s address, telex number or telecopier number set forth by any of the following means: (i) hand delivery, (ii) registered or certified mail, postage prepaid, (iii) express mail or other overnight courier service or (iv) telecopy, telex or other wire transmission with request for assurance of receipt in a manner typical with respect to communications of that type. Notice made in accordance with these provisions shall be deemed delivered on receipt if delivered by hand or wire transmission, on the third business day after mailing if mailed by registered or certified mail, or on the next business day after mailing or deposit with the postal service or an overnight courier service if delivered by express mail or overnight courier. Borrower’s telecopier number is (540) 345-0831, and Lender’s telecopier number is (743) 994-1376.

(d)           Entire Agreement; Amendments. This Agreement and any Agreement to which it refers state all rights and obligations of the parties and supersede all other Agreements (oral or written) with respect to the security interests granted by this Agreement.   Any amendment of this Agreement shall be in writing and shall require the signature of Borrower and Lender.

10

(e)           Partial Invalidity.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the remaining provisions of this Agreement.

(f)            Inspections.  Any inspection, audit, appraisal or examination by Lender or its agents of the Collateral or of information or documents pertaining to the Collateral is for the sole purpose of protecting Lender’s interests under this Agreement and is not for the benefit or protection of Borrower or any third party.

(g)           Joint and Several Liability.  In the event that more than one person or entity executes this Agreement, the obligations of each person or entity shall be joint and several.

(h)          Automatic Reinstatement.  Notwithstanding any prior revocation, termination, surrender or discharge of this Agreement, the effectiveness of this Agreement shall automatically continue or be reinstated, as the case may be, in the event that:

(i)            Any payment received or credit given by Lender in respect of the Indebtedness is determined to be a preference, impermissible setoff, fraudulent conveyance, diversion of trust funds, or otherwise required to be returned to Borrower or any third party under any applicable state or federal law, including, without limit, laws pertaining to bankruptcy or insolvency, in which case this Agreement shall be enforceable as if any such payment or credit had not been received or given, whether or not Lender relied upon this payment or credit or changed its position as a consequence of it.

(ii)           In the event of continuation or reinstatement of this Agreement, Borrower agrees upon demand by Lender to execute and deliver to Lender those documents which Lender determines are appropriate to further evidence (in the public records or otherwise) this continuation or reinstatement, although the failure of Borrower to do so shall not affect in any way the reinstatement or continuation. If Borrower does not execute and deliver to Lender such documents upon demand, Lender and each officer of Lender is irrevocably appointed (which appointment is coupled with an interest) the true and lawful attorney of Borrower (with full power of substitution) to execute and deliver such documents in the name and on behalf of Borrower.

(i)           WAIVER OF JURY TRIAL.  BORROWER AND LENDER ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED.  EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT OR THE INDEBTEDNESS.

(j)           Assignment.  This Agreement is freely assignable, in whole or in part, by Lender without notice to or consent of Borrower; provided, however, that Lender (or its assignee) shall provide written notice of such assignment to Borrower in the event that Lender (or such assignee) desires to designate a new person or entity as payee and/or a new place of payment for the obligations under the Notes. Lender shall be fully discharged from all responsibility accruing hereunder from and after the effective date of any such assignment. Lender’s assignee shall, to the extent of the assignment, be vested with all the powers and rights of Lender hereunder (including those granted under Section 10 hereof or otherwise with respect to the Collateral), and to the extent of such assignment the assignee may fully enforce such rights and powers, and all references to Lender shall mean and refer to such assignee. Lender shall retain all rights and powers hereby given not so assigned, transferred and/or delivered. Borrower hereby waives all defenses which Borrower may be entitled to assert against Lender’s assignee with respect to liability accruing hereunder prior to the effective date of any assignment of Lender’s interest herein. Borrower may not, in whole or in part, directly or indirectly, assign this Agreement or its rights hereunder or delegate its duties hereunder without, in each instance, the specific prior written consent of Lender, which consent may be withheld or delayed in Lender’s sole discretion.

11

(k)           Securitization.  Borrower understands and agrees that Lender may, from time to time, assign its rights and powers under the Notes, this Agreement and any other Loan Documents, in whole or in part, in connection with a securitization program. Borrower agrees to enter into an amendment to the Notes, this Agreement and any other Loan Documents if such amendments are required by a nationally recognized rating agency in connection with a securitization program sponsored by Lender and in which the Notes, this Agreement and any other Loan Documents are to be included; provided that Borrower shall not be obligated to enter into any amendment which adversely affects Borrower or otherwise adversely alters any of the financial terms of the Notes, this Agreement and any other Loan Documents.

[SIGNATURE PAGE FOLLOWS]

12

EXHIBIT A

TO

SECURITY AGREEMENT

8365 Sudley Rd., Manassas, VA

5902 Richmond Hwy., Alexandria, VA

3500 S. Jefferson, Falls Church, VA

A-1

Borrower has executed this Agreement on the day and year first above written.

Borrower’s principal place of business is located in the City of Roanoke, Commonwealth of Virginia.

Locations of the Collateral:

416 South Jefferson Street, 4th Floor

Roanoke, Virginia 24012 and

each of the sites listed on Exhibit A attached hereto.

BORROWER:

THE WESTERN SIZZLIN STORES, INC.

By:	/s/ Victor F. Foti

Its	President

Address:

P.O. Box 12167 Roanoke, VA 24023-2167

Tax I.D. No. 54-1787907

13

Loan No. 06722
5902 Richmond Hwy.
Alexandria, Virginia

GUARANTY

THE WESTERN SIZZLIN CORPORATION, a Tennessee corporation and THE WESTERN SIZZLIN STORES OF LITTLE ROCK, INC., an Arkansas corporation (each a “Guarantor”), as a material inducement to and in consideration of CAPTEC FINANCIAL GROUP FUNDING CORPORATION, a Michigan corporation, whose address is 24 Frank Lloyd Wright Drive, Lobby L, Ann Arbor, Michigan 48106 (together with its successors, assigns and transferees, “Lender”), making a loan in the original principal amount of One Million Two Hundred Fifty Thousand and 00/100 Dollars ($1,250,000.00) as evidenced by a Promissory Note, dated March 23, 1998 (“Note”), made by THE WESTERN SIZZLIN STORES, INC., a Virginia corporation (“Borrower”), which Note is secured by the instruments referenced therein (together with the Note, “Loan Documents”), hereby jointly and severally, unconditionally and irrevocably, personally guarantees to and for the benefit of Lender, and Lender’s successors and assigns, the full and timely payment and performance of all of the Borrower’s duties, obligations and covenants under the Loan Documents. This is a guaranty of payment and performance and not of collection.

This Guaranty shall not be affected by Lender’s failure or delay to enforce any of its rights.

Guarantor’s obligations are independent of Borrower’s obligations. If Borrower defaults under the Loan Documents, Lender can proceed immediately against Guarantor or Borrower, or both, or Lender can enforce against Guarantor or Borrower, or both, any rights that it has under the Loan Documents or pursuant to applicable laws. If any lien created by the Loan Documents terminates and Lender has any rights it can enforce against Borrower after termination, Lender can enforce those rights against Guarantor without giving previous notice to Borrower or Guarantor or without making any demand on either of them.

To the extent permitted by law, Guarantor waives the benefit of any statute of limitations affecting Guarantor’s liability under this Guaranty. Guarantor waives the right to require Lender to first or concurrently: (1) proceed against Borrower; (2) proceed against or exhaust any security that Lender holds from Borrower; or (3) pursue any other remedy in Lender’s power. The liability of Guarantor shall not be affected or exonerated by any indulgence, compromise, settlement or variation of terms which may be extended by Lender to Borrower, or agreed upon by Lender or Borrower, and, unless agreed to in writing by Lender, shall not be affected or exonerated by any assignment by Borrower of its interest in any one or more of the Loan Documents, nor shall the liability of the Guarantor be affected or exonerated by the insolvency, bankruptcy (voluntary or involuntary), or reorganization of Borrower, nor by the voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of Borrower, or by the release of any other Guarantor. Lender and Borrower, without notice to or consent by Guarantor, may at any time or times enter into such modifications, extensions, amendments or other covenants of the Loan Documents as they may deem appropriate, and Guarantor shall not be released nor its liability exonerated thereby but shall continue to be fully liable for the payment and performance of all obligations and duties of Borrower under the Loan Documents as so modified, extended or amended.

Guarantor further agrees (1) to indemnify and hold harmless Lender from and against any claims, damages, expenses or losses, including to the extent permitted by law, all reasonable attorneys’ fees incurred by counsel of Lender’s choice (whether or not litigation is commenced), resulting from or arising out of any breach of any provision of the Loan Documents by Borrower or by reason of Borrower’s failure to perform any of its obligations thereunder, and (2) to me extent permitted by law, to pay all costs and expenses, including reasonable attorneys’ fees (whether or not litigation is commenced), incurred by Lender in enforcing this Guaranty.

Until all of Borrower’s obligations to Lender have been discharged in full, Guarantor has no right of subrogation against Borrower. Guarantor assumes the responsibility to remain informed of the financial condition of Borrower and of all other circumstances bearing upon the risk of Borrower’s default, which reasonable inquiry would reveal, and agrees that Lender shall have no duty to advise Guarantor of information known to it regarding such condition or any such circumstances. Lender shall not be required to inquire into the powers of Borrower or the officers, employees, partners or agents acting or purporting to act on its behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed under this Guaranty. Each Guarantor hereby represents and warrants to Lender that such Guarantor has received a copy of each of the Loan Documents, has read or had the opportunity to read each of the Loan Documents, and understands the terms of the Loan Documents. The provisions in the Loan Documents relating to the execution of additional documents, legal proceedings by Lender against Borrower, severability of the provisions of the Loan Documents, interpretation of the Loan Documents, notices, waivers (including waiver of a jury trial), limitation on right of recovery against Lender, disclaimer of individual liability, and the applicable laws which govern the interpretation of the Loan Documents are incorporated herein in their entirety by this reference and made a part hereof as though set forth in full herein; any reference in those provisions to “Borrower” shall mean each Guarantor and any reference in those provisions to the “Loan Documents” shall mean this Guaranty.

To the extent permitted by law, Guarantor waives its right to enforce any remedies that Borrower now has, or later may have, against Lender. Guarantor waives any right to participate m any security now or later held by Lender. Guarantor waives notice of acceptance of this Guaranty, and all other notices in connection with this Guaranty or in connection with the liabilities, obligations and duties guaranteed hereby, including notices to Guarantor of default by the Borrower under the Loan Documents. Guarantor hereby waives diligence, presentment, demand for performance, notice of nonperformance, protest, notice of protest, notice of dishonor, and notice of acceptance of this Guaranty, and waives all notices of the existence, creation, or incurring of new or additional obligations.

If there is more than one Guarantor, the liability of each Guarantor shall be joint and several. Guarantor’s obligations under this Guaranty shall be binding on Guarantor’s legal representatives, heirs, successors and assigns.

If Borrower disposes of its interest in the property secured by the Loan Documents, “Borrower”, as used in this Guaranty, shall mean Borrower’s successors or assigns. Assignment of the Loan Documents by Lender (as permitted by the Loan Documents) shall not affect this Guaranty.   In the event of an assignment of the Loan Documents by Lender, the term “Lender” as used in this Guaranty shall mean Lender’s successors or assigns.

Guarantor hereby covenants and agrees to deliver to Lender the following: (a) management prepared and certified consolidated quarterly financial statements for Guarantor within forty-five (45) days after the end of the first three (3) quarters of each fiscal year of Guarantor, and (b) annual consolidated financial statements for Guarantor audited by an independent certified public accountant within one hundred twenty (120) days after the end of each fiscal year of Guarantor. Such financial statements shall be true and correct in all respects, shall be prepared in accordance with generally accepted accounting principles, and shall fairly represent the respective financial conditions of the subjects thereof as of the respective dates thereof. At the request of Lender, Guarantor shall obtain the consent of Guarantor’s accountant(s) to the inclusion of Guarantor’s most recent financial statement in any regulatory filing or report to be filed by Lender.

If any one or more of the provisions of this Guaranty shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Guaranty, and this Guaranty shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

This Guaranty shall be construed according to the laws of the State of Virginia. Guarantor agrees that any dispute which may arise between Lender and Guarantor with regard to this Guaranty shall be resolved by litigation in state or federal court. Litigation may be initiated by Lender or its assignee, at its discretion, in the State of the principal place of business of Lender or its assignee, the State of the principal place of business of Guarantor, or the State where the Collateral (as defined in the Loan Documents) is located.

2

GUARANTOR HEREBY KNOWINGLY AND IRREVOCABLY WAIVES ANY OBJECTIONS ON THE GROUNDS OF IMPROPER JURISDICTION OR VENUE TO AN ACTION INITIATED AS SET FORTH ABOVE AND AGREES THAT EFFECTIVE SERVICE OF PROCESS MAY BE MADE UPON GUARANTOR BY REGISTERED MAIL RETURN RECEIPT REQUESTED. GUARANTOR WAIVES, TO THE EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY ACTION BETWEEN THE PARTIES.

This Guaranty shall become effective on March 31, 1998.

THE WESTERN SIZZLIN CORPORATION

By:	/s/ Victor F. Foti

	Its:	President

THE WESTERN SIZZLIN STORES OF LITTLE ROCK, INC.

By:	/s/ Victor F. Foti

	Its:	President

3

This Certificate shall become effective on March 31, 1998.

THE WESTERN SIZZLIN STORES, INC.

By	/s/ Victor F. Foti

Its: President

4

Loan No. 06722
5902 Richmond Hwy.
Alexandria, Virginia

CERTIFICATE OF BORROWER

THE WESTERN SIZZLIN STORES, INC., a Virginia corporation ("Borrower”), for the benefit of CAPTEC FINANCIAL GROUP FUNDING CORPORATION, a Michigan corporation (together with its successors, assigns and transferees, “Lender"), warrants, represents, covenants and agrees that the following are true and correct as of the date hereof:

1.             All warranties and representations of Borrower contained in this Certificate shall survive the execution of this Certificate and any advances made in accordance with the Promissory Note executed by Borrower, in favor of Lender, dated even herewith, in the original principal amount of One Million Two Hundred Fifty Thousand and 00/100 Dollars ($1,250,000.00) (the “Note”).

2.             Borrower has good, indefeasible and marketable title to the Collateral (as defined in that certain Security Agreement, dated even herewith, between Borrower and Lender (the “Security Agreement”)). Except for the Security Agreement, there are no instruments, matters or agreements, and Borrower is not a party to any instrument, matter or agreement, which will in any way encumber, bind or otherwise affect the Collateral or Lender.  Borrower has neither done nor failed to do anything, nor has suffered anything to be done, as a result of which the Collateral or any part thereof has been or will be encumbered or title thereto has been or will be affected in any way and no person, firm or entity has any present, conditional or contingent rights to acquire all or any portion of the Collateral.

3.             Borrower is a corporation duly organized and validly existing in good standing under the laws of the Commonwealth of Virginia. The person or persons executing the Note, the Security Agreement and the other Loan Documents (as defined in the Security Agreement) have full power and complete authority to execute the Note, the Security Agreement and the other Loan Documents, and, when executed, the Note, the Security Agreement and the other Loan Documents will be legal, valid and binding obligations of Borrower, enforceable in accordance with their terms.

4.             As of the date hereof, Borrower is not “insolvent” within the meaning of Section 548(a)(2)(B) of the United States Bankruptcy Code.

5.             Borrower is in the business of owning and operating Great American Steak & Buffet Company restaurants, including the restaurant operation located at 5902 Richmond Hwy., Alexandria, Virginia (the “Franchised Operation”).   Borrower’s chief executive office is located at 416 South Jefferson Street, Roanoke, Virginia 24012, and the Collateral is located at Borrower’s Chief Executive Office and the Franchised Operation.

6.             Borrower has furnished to Lender its most recent annual audited financial statements and most recent management prepared and certified quarterly financial statements, which statements were prepared in accordance with generally accepted accounting principles and are correct and complete and accurately present the financial condition of Borrower on the dates thereof.   Further, there has been no material adverse change in the business, property or condition of Borrower since the date of the most recent financial statements.

7.             Borrower has complied and will continue to comply with all applicable laws, rules, regulations and orders relating to Borrower or any aspect of Borrower’s business or assets, including, without limit, all environmental laws, rules, regulations and orders. Borrower agrees to indemnify and hold Lender harmless against and from all claims, losses and costs resulting from any and all violations by Borrower of any laws, rules, regulations and/or orders.

8.             Borrower has not received any written notice of, and, to the best knowledge of Borrower, none of Borrower, the Franchised Operation or the premises where the Franchised Operation is located are in violation of any law, municipal ordinance or other governmental requirement of any governmental authority.

9.             There are no circumstances, state of facts or other matters which, with the passage of time or the giving of notice, or both, would constitute an Event of Default under the terms of the Note, the Security Agreement or the other Loan Documents.

10.           Borrower has filed all federal, state and local income and other tax returns and other reports required to be filed prior to the date of this Certificate and Borrower has paid all taxes, assessments, withholdings and other governmental charges that are due and payable prior to the date of this Certificate.

11.           All taxes and all installments of assessments and all other charges of any kind imposed or levied by any governmental authority against either Borrower or the Collateral which are due and payable or constitute a lien at or prior to the date of this Certificate, together with all interest and penalties due thereon, have been paid in full.

12.           There is now fully paid and enforceable fire, liability and other forms of insurance in such amounts and covering such risks as are required under the Security Agreement.

13.           There are no disputes, litigation or other such proceedings pending or, to the best of Borrower’s knowledge, threatened against or related to Borrower, the Collateral or the Franchised Operation, nor does Borrower know of any basis for any such action.

14.           In consideration of the loan evidenced by the Note and secured, by the Security Agreement and the other Loan Documents, Borrower agrees to indemnify and hold Lender harmless against all claims, liabilities, losses, deficiencies and damages as well as reasonable expenses (including attorney’s fees), interest and penalties related thereto, asserted by any third party against, or incurred by Lender, by reason of or resulting from any breach, inaccuracy, incompleteness or nonfulfillment of the covenants, representations and/or warranties of Borrower contained in this Certificate.

15.           Commencing May 1, 1998 and on the first day of each following month, Lender is authorized to initiate an electronic funds transfer to pay the monthly installment payment owing under the loan evidenced by the Note from the account designated below, and to receive payments from such account.   This authorization will remain in effect unless the undersigned requests a modification that is agreed to by the Financial Institution and Lender; provided, however, that Lender and its successors, assigns and transferees may modify the place of payment to be made by Borrower without the consent of the Financial Institution.

Financial Institution:
Financial Institution
Address:
Routing/Transit #:
Account #:

[SIGNATURE PAGE FOLLOWS]

2

Loan No. 06722
5902 Richmond Hwy.
Alexandria, Virginia

CERTIFICATE OF GUARANTOR

THE WESTERN SIZZLIN STORES OF LITTLE ROCK, INC., an Arkansas corporation (“Guarantor”), for the benefit of CAPTEC FINANCIAL GROUP FUNDING CORPORATION, a Michigan corporation (together with its successors, assigns and transferees, “Lender”), warrants, represents, covenants and agrees that the following are true and correct as of the date hereof:

1.             Guarantor has received a copy of that certain Promissory Note, dated March 23, 1998 in the original principal amount of One Million Two Hundred Fifty Thousand and 00/100 Dollars ($1,250,000.00) (“Note”) made by THE WESTERN SIZZLIN STORES, INC., a Virginia corporation (“Borrower”). Guarantor has also received a copy of the instruments securing the Note, as referenced therein (together with the Note, the “Loan Documents”). The Loan Documents create a lien with respect to certain real and personal property located at 5902 Richmond Hwy., Alexandria, Virginia (“Premises”).

2.             Guarantor has had the opportunity to review the Certificate of Borrower, dated even herewith, made by Borrower for the benefit of Lender, and confirms that the warranties and representations set forth therein are true and correct as of the date hereof.

3.             Guarantor has full power and authority to enter into that certain Guaranty executed by Guarantor in favor of Lender, dated as of the date of this Certificate (“Guaranty”) and to assume and perform all of Guarantor’s obligations under the Guaranty in accordance with all of the terms and conditions of the Guaranty. The execution and delivery of the Guaranty and the performance by Guarantor of Guarantor’s obligations under the Guaranty and under all documents contemplated by the Guaranty require no further action or approval.  The Guaranty and all other documents contemplated by the Guaranty are fully binding and enforceable obligations of Guarantor.

4.             There are no circumstances, state of facts or other matters which, with the passage of time or the giving of notice, or both, would constitute an event of default under the terms of the Guaranty, or to the best of the Guarantor’s knowledge, under the Loan Documents.

5.             There are no disputes, litigation or other such proceedings pending or, to the best of the Guarantor’s knowledge, threatened against or related to the Guarantor, nor does Guarantor know of any basis for any such action.

6.             Guarantor has furnished to Lender its most recent annual audited consolidated financial statements and most recent management prepared and certified quarterly consolidated financial statements, which statements were prepared in accordance with generally accepted accounting principles and are correct and complete and accurately present the financial condition of Guarantor on the dates thereof.   Further, there has been no material adverse change in the business, property or condition of Guarantor since the date of the most recent financial statements.

7.             In consideration of the loan evidenced by the Note and secured, in part, by the Loan Documents, the receipt and sufficiency of which Guarantor acknowledges, and in order to induce Lender to make such loan, Guarantor agrees to indemnify and hold Lender harmless against all claims, liabilities, losses, deficiencies and damages as well as reasonable expenses (including attorney’s fees), interest and penalties related thereto, asserted by any third party against, or incurred by Lender, by reason of or resulting from any breach, inaccuracy, incompleteness or nonfulfillment of the covenants, representations and/or warranties of Guarantor contained in this Certificate.

This Certificate shall become effective on March 31, 1998.

THE WESTERN SIZZLIN STORES OF LITTLE ROCK, INC.

By	/s/ Victor F. Foti

	Its	President

2

Loan No. 06722

5902 Richmond Hwy

Alexandria, Virginia

CERTIFICATE OF GUARANTOR

THE WESTERN SIZZLIN CORPORATION, a Tennessee corporation (“Guarantor”), for the benefit of CAPTEC FINANCIAL GROUP FUNDING CORPORATION, a Michigan corporation (together with its successors, assigns and transferees, “Lender”), warrants, represents, covenants and agrees that the following are true and correct as of the date hereof:

1.             Guarantor has received a copy of that certain Promissory Note, dated March 23,  1998 in the original principal amount of One Million Two Hundred Fifty Thousand and 00/100 Dollars ($1,250,000.00) (“Note”) made by THE WESTERN SIZZLIN STORES, INC., a Virginia corporation (“Borrower”). Guarantor has also received a copy of the instruments securing the Note, as referenced therein (together with the Note, the “Loan Documents”). The Loan Documents create a lien with respect to certain real and personal property located at 5902 Richmond Hwy., Alexandria, Virginia (“Premises”).

2.             Guarantor has had the opportunity to review the Certificate of Borrower, dated even herewith, made by Borrower for the benefit of Lender, and confirms that the warranties and representations set forth therein are true and correct as of the date hereof.

3.             Guarantor has full power and authority to enter into that certain Guaranty executed by Guarantor in favor of Lender, dated as of the date of this Certificate (“Guaranty”) and to assume and perform all of Guarantor’s obligations under the Guaranty in accordance with all of the terms and conditions of the Guaranty. The execution and delivery of the Guaranty and the performance by Guarantor of Guarantor’s obligations under the Guaranty and under all documents contemplated by the Guaranty require no further action or approval.  The Guaranty and all other documents contemplated by the Guaranty are fully binding and enforceable obligations of Guarantor.

4.             There are no circumstances, state of facts or other matters which, with the passage of time or the giving of notice, or both, would constitute an event of default under the terms of the Guaranty, or to the best of the Guarantor’s knowledge, under the Loan Documents.

5.             There are no disputes, litigation or other such proceedings pending or, to the best of the Guarantor’s knowledge, threatened against or related to the Guarantor or the Premises, nor does Guarantor know of any basis for any such action, except as disclosed to Lender on Exhibit A hereto.

6.             Guarantor has furnished to Lender its most recent annual audited consolidated financial statements and most recent management prepared and certified quarterly consolidated financial statements, which statements were prepared in accordance with generally accepted accounting principles and are correct and complete and accurately present the financial condition of Guarantor on the dates thereof.  Further, there has been no material adverse change in the business, property or condition of Guarantor since the date of the most recent financial statements.

7.             In consideration of the loan evidenced by the Note and secured, in part, by the Loan Documents, the receipt and sufficiency of which Guarantor acknowledges, and in order to induce Lender to make such loan, Guarantor agrees to indemnify and hold Lender harmless against all claims, liabilities, losses, deficiencies and damages as well as reasonable expenses (including attorney’s fees), interest and penalties related thereto, asserted by any third party against, or incurred by Lender, by reason of or resulting from any breach, inaccuracy, incompleteness or nonfulfillment of the covenants, representations and/or warranties of Guarantor contained in this Certificate.

This Certificate shall become effective on  March  31, 1998.

THE WESTERN SIZZLIN CORPORATION

By	/s/ Victor F. Foti

	Its	President

2

The WesterN SizzliN Corporation

Litigation Proceedings against The WesterN SizzliN Corporation

Exhibit A, to Certificate of Guarantor

Name/Caption	Amount in Controversy	Status

David K Wachtal, Jr. v. WSC. et al First Complaint - breach of employment contract; wrongful termination Second Complaint - Includes officers and directors in the suit	$1,319,000

Wachtal president until 2/95 claims wrongful termination; which under his contract would mean two years’ of compensation, approx. $400,000. The termination was well justified. The suit had included certain officers and directors, whose cases have been dismissed through award of summary judgement.

Third Complaint - loss of value of stock Indemnification for expenses	$8,500,000	Summary judgement granted to defendant, case dismissed; plaintiff has appealed. Discovery not complete.

Mann v. WSC Breach of employment	$50,000	Mann is now deceased, with very little discovery. We expect that the suit will be dismissed.

Durham Enterprises v. WSC Denial of awarding a franchise	$1,000,000	Summary judgment granted to defendant, case dismissed; plantiff has not appealed.

Cruthis v Elgin Hamner and WSC Contaminated tea	$4,000	Suit primarily against franchise; WSC named as codefendant; discovery beginning

Pony v. WSC and David Wachtel, Jr. Business Interference between franchisee/seller and potential buyer - would not allow franchise assumption	$2,500,000	Discovery is beginning: D & O insurance.

WSC v. Moody / Fowler Counter claim, in response to WSC's collection suit for unpaid royalties	$500,000	Discovery Beginning.

Loan No. 06723
3500 S. Jefferson
Falls Church, Virginia

PROMISSORY NOTE

$500,000.00	Date: March 23, 1998

PROMISE TO PAY. For value received, THE WESTERN SIZZLIN STORES, INC., a Virginia corporation, (“Borrower”) promises to pay to CAPTEC FINANCIAL GROUP FUNDING CORPORATION, a Michigan corporation (together with its successors, assigns and transferees, “Lender”), or order, Five Hundred Thousand and 00/100 Dollars ($500,000.00), or so much of such sum as has been advanced under this Note, as follows:

Interest only from and after the date on which funds are disbursed by Lender hereunder (“Effective Date”) through the last day of the month in which the Effective Date occurs shall be due and payable on the first day of the next month following the Effective Date; provided that if the Effective Date occurs after the fifteenth (15th) day of a month, the interest which would accrue, based on the actual number of days, through the end of such month shall be due and payable in advance on the Effective Date. Installments of principal and interest in the amount of Six Thousand Five Hundred Ninety-One and 00/100 Dollars ($6,591.00) are due and payable on the first day of each month (each a “Payment Date”), commencing May 1, 1998; until March 1, 2008 (“Due Date”), when the outstanding principal balance, plus accrued interest, is due and payable (unless the indebtedness evidenced by this Note is accelerated, in which case, the Due Date is the date of acceleration). The amortization period for this Note, for purposes of calculating the monthly installments of principal and interest, is one hundred nineteen (119) months.

All payments under this Note shall be made at Lender’s principal office at 24 Frank Lloyd Wright Drive, Lobby L, 4th Floor, P.O. Box 544, Ann Arbor, Michigan 48106-0544, or at such other address as Lender may designate in writing, or by electronic funds withdrawal made by Lender upon written authorization therefor from Borrower, which authorization shall not be revocable by Borrower without the consent of Lender. Payments due and payable on a day on which Lender is not open for business are due on the next succeeding business day. Payments will be applied first to accrued interest and then to principal.

INTEREST RATE. The outstanding principal balance of this Note will bear interest at a fixed rate equal to nine and eighty-two hundredths percent (9.82%) per annum (the “Stated Rate”), until the Due Date (whether by acceleration or otherwise), and thereafter at a rate which is three percent (3%) above the Stated Rate (“Default Rate”).

Interest will be computed on the basis of a year consisting of twelve (12) months of thirty (30) days each. In no event, however, shall the interest rate exceed the maximum rate allowed by law. Notwithstanding anything to the contrary contained herein, at no time shall the interest payable under this Note be greater than the maximum rate permitted by applicable law (“Legal Rate”). If any obligation under this Note shall result in Lender receiving an amount deemed to be interest under applicable law in excess of the Legal Rate, then the amount which would be excessive interest shall be applied to the reduction of the principal balance of this Note and not to payment of interest. If such excessive interest exceeds the unpaid principal balance of this Note, the excess shall be refunded to Borrower.

PREPAYMENT. Borrower shall not have any right, except as otherwise specifically provided, to prepay the principal balance of this Note until two (2) loan years have elapsed. The first “loan year” shall commence on the date of the closing of the loan evidenced by this Note, and subsequent loan years shall commence on the anniversaries of such date. Commencing with the third (3rd) loan year and if no Event of Default (as hereinafter defined) then exists, Borrower shall have the right to prepay all, but not merely a portion of, the principal balance of this Note together with accrued interest thereon on any Payment Date; provided, however, that Borrower shall provide no less than thirty (30) days prior written notice to Lender of Borrower’s intention to prepay (the “Prepayment Notice”). Once given, the Prepayment Notice may not be withdrawn, and the failure to prepay in accordance with the Prepayment Notice shall constitute an Event of Default.

Borrower acknowledges and agrees that Lender is making the loan evidenced by this Note in consideration of the receipt by Lender of all interest and other benefits intended to be conferred by this Note, and if payments of principal are made to Lender prior to the regularly scheduled due date of such payments, for whatever reason (whether voluntarily or involuntarily), Lender will not receive all such interest and other benefits and may incur additional costs. For these reasons, and to induce Lender to make the loan, Borrower expressly waives any right to prepay this Note except as specifically provided herein.

Lender shall not be required to accept any tender of prepayment of the principal balance of this Note at any time when the “Reinvestment Rate” (as hereinafter defined) is lower than the Stated Rate, less eighty-five basis points, unless such tender also includes a sum of money (the “Prepayment Premium”) equal to the present value (computed at the Reinvestment Rate) of the difference between a stream of monthly payments necessary to amortize the outstanding principal balance of this Note at the Stated Rate and a stream of monthly payments necessary to amortize the outstanding principal balance of this Note at the Reinvestment Rate (the “Differential”). In the event the Differential is less than zero, no Prepayment Premium will be required. For purposes of this Note, the “Reinvestment Rate” is the yield on a United States Treasury obligation of a constant maturity rate maturing closest in time but prior to the maturity date of this Note, as reported in Federal Reserve Statistical Release H. 15 (519) (or any comparable successor publication) on the fifth (5th) business day preceding the prepayment date.

In addition to the Prepayment Premium, if any, every tender of prepayment of the principal balance of this Note shall be accompanied by a payment equal to (x) all accrued but unpaid interest and other charges to the date of prepayment and (y) an administrative fee equal to one half of one percent (0.5%) of the outstanding principal balance of this Note; provided, however, that the administrative fee shall not be less than One Thousand and 00/100 Dollars ($1,000.00) (collectively, the “Other Charges”).

If the outstanding principal balance of this Note is accelerated by reason of an Event of Default, such acceleration shall be deemed to be a prepayment and Borrower shall pay to Lender, in addition to all sums due as a result of the acceleration, any applicable Prepayment Premium and Other Charges. In the event of an acceleration of this Note in the first or second loan year, Borrower shall be required to pay a Prepayment Premium equal to five percent (5%) of the outstanding principal balance of this Note together with any Other Charges. In the event that this Note is partially prepaid from casualty insurance proceeds (as provided in the Security Agreement, defined below), no Prepayment Premium or Other Charges shall be due and payable with respect to such prepayment, and each monthly installment thereafter shall be reduced to an amount which will amortize the then unpaid principal balance of this Note at the Stated Rate over the then remaining term of this Note.

LATE PAYMENT CHARGE. In the event that any payment under this Note is not received by Lender within fifteen (15) days of the date when due, a late charge of five percent (5%) of the amount of such payment will be due. Borrower agrees that the late charge is a reasonable estimate of the administrative costs which Lender will incur in processing the delinquency. Lender’s acceptance of a late payment and/or of the late payment charge will not waive any default under this Note or affect the acceleration of this Note (if this Note has been accelerated).

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COLLATERAL. This Note and the other obligations of Borrower to Lender contained in the documents securing this Note are secured by and in accordance with the terms of that certain Security Agreement, effective March 31, 1998, executed by Borrower for the benefit of Lender (the “Security Agreement”; together with any other documents securing payment under this Note, the “Loan Documents”). All property securing the Indebtedness (as defined in the Security Agreement) is referred to as the “Collateral”,

DEFAULT. Any of the following events shall, for purposes of this Note, constitute an “Event of Default” :

(a)           Failure by Borrower to pay any amount owing on or with respect to the Indebtedness when due, whether by maturity, acceleration or otherwise, which failure continues for five (5) business days.

(b)             Any failure by Borrower (or any guarantor of all or any part of the Indebtedness) to comply with any of the non-monetary terms, provisions, warranties or covenants of this Note, the Security Agreemt or the other Loan Documents, which failure continues for fifteen (15) days after the date of written notice to Borrower (or any guarantor) from Lender of such default; provided, however, that if: (i) the nature of Borrower’s (or any guarantor’s) noncompliance is such that more than fifteen (15) days are reasonably required for its cure, (ii) Borrower (or any guarantor) has commenced such cure within said fifteen (15) day period, (iii) Borrower (or any guarantor) diligently prosecutes such cure to completion, (iv) Borrower (or any guarantor) provides Lender with written notice of the noncompliance, AND (v) Borrower (or any guarantor) furnishes reserves or a security bond, in an amount satisfactory to Lender in its sole discretion, then Borrower (or any guarantor) shall not be in default.

(c)             Institution of foreclosure proceedings or other exercise of rights and remedies by the holder of any mortgage, deed of trust, security interest or other lien against the Collateral (or any portion thereof); provided, however, if there is a good faith dispute by Borrower (or any guarantor) as to the validity or reasonableness of the claim which is the basis for such proceedings, then no Event of Default shall have occurred under this clause (c) if Borrower (or any guarantor) provides Lender with written notice of the proceedings and furnishes reserves or a security bond for the proceedings satisfactory to Lender.

(d)             Insolvency of Borrower (or any guarantor) or the admission in writing of Borrower’s (or any guarantor’s) inability to pay debts as they mature.

(e)             Any statement, representation or information made or furnished by or on behalf of Borrower (or any guarantor) to Lender in connection with or to induce Lender to provide or advance any of the Indebtedness shall prove to be false or materially misleading when made or furnished.

(f)              Institution of bankruptcy, reorganization, insolvency or other similar proceedings by or against Borrower (or any guarantor), unless, in the case of a petition filed against Borrower (or any guarantor), the same is dismissed within sixty (60) days of the date of filing.

(g)             The issuance or filing of any judgment, attachment, levy,  garnishment or the commencement of any related proceedings or the commencement of any other judicial process upon or in respect to Borrower (or any guarantor) or the Collateral in which the amount in controversy exceeds One Hundred Thousand Dollars ($100,000) and is not covered by the insurance of Borrower (or any guarantor), unless satisfied, or Borrower (or any guarantor) furnishes reserves or a security bond in an amount satisfactory to Lender in its sole discretion, released or discharged within sixty (60) days after the date of such issuance, filing or commencement.

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(h)             Sale or other disposition by Borrower (or any guarantor) of any substantial portion of its assets or property.

(i)            Death, dissolution, merger, consolidation, termination of existence, insolvency, business failure or assignment for the benefit of creditors of or by Borrower (or any guarantor); without the prior written consent of Lender, which consent shall not be unreasonably withheld.

(j)              Any failure by Borrower (or any guarantor) to pay any indebtedness (other than to Lender) in excess of One Hundred Thousand Dollars ($100,000) (and exclusive of trade debt incurred in the ordinary course of business) when due, or any failure in the observance or performance of any term, covenant or condition in any document evidencing, securing or relating to such indebtedness, which failure continues beyond any applicable cure period.

(k)           Receipt by Borrower of a notice of termination of the Management and Licensing Agreemt from The WesterN SizzliN Corporation, a Tennessee corporation (“Franchisor”), for the WesterN SizzliN Restaurant located at 3500 S. Jefferson, Falls Church, Virginia 22041 (“Franchised Operation”).

(1)           If this Note, the Security Agreement and the other Loan Documents have not been assigned to the Trust (as defined in the Security Agreemt), the default by Borrower which continues beyond any applicable grace or cure period under the Retained Obligations (as defined in the Security Agreement); provided, however, if this Note, the Security Agreement and the other Loan Documents are assigned to the Trust, this Clause (1) shall be of no force and effect during the term of such assignment.

(m)          In the event that this Note, the Security Agreement and the other Loan Documents are assigned to the Trust, the default by Borrower which continues beyond any applicable grace or cure period under the Trust Obligations (as defined in the Security Agreement).

(n)           Any default by Borrower under the Lease between Janice H. Levin, as landlord, and Borrower, as tenant, dated March 23, 1988 (“Lease”), which default is not cured within any applicable cure period set forth in such Lease.

Upon an occurrence of an Event of Default, Lender shall have the option to declare all or part of the Indebtedness (including this Note) immediately due and payable. If this Note is not paid at maturity (whether by acceleration or otherwise), Lender shall have all of the rights and remedies provided at law or equity or by Agreement, including, without limit, the right to sell or liquidate all or any part of the Collateral. The remedies of Lender are cumulative and not exclusive.

EXAMINATION OF RECORDS. Borrower shall at all times keep full and accurate records of its business and of the Collateral, which records shall be open to inspection and copying by Lender at all reasonable times.

LIABILITY OF SIGNATORIES. Borrower, and all guarantors and endorsers, and any other party liable for the Indebtedness evidenced by this Note: (i) severally waive presentment, demand, protest, notice of dishonor, notice of non-payment and notice of acceleration of this Note; and (ii) agree that no extension or postponement of the time for payment, or waiver, or indulgence or forbearance granted to Borrower (without limit as to number or period) or any modification of this Note, or any substitution, or exchange or release of all or part of the Collateral, or addition of any party to this Note, or release or discharge of, or suspension of any rights and remedies against any party liable on this Note, shall reduce or affect the obligation of any other party liable for the payment of this Note.

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NON-WAIVER. No delay by Lender in the exercise of any right or remedy shall operate as a waiver. No single or partial exercise by Lender of any right or remedy shall preclude any future exercise of such right or remedy or the exercise of any other right or remedy. No waiver or indulgence by Lender of any default or Event of Default shall be effective unless in writing and signed by Lender, nor shall a waiver on one occasion be construed as a bar to any right or remedy, or waiver of any default or Event of Default on any future occasion.

REIMBURSEMENT OF EXPENSES. Borrower shall reimburse Lender for all costs and expenses, including reasonable attorneys’ fees, incurred by Lender in enforcing the rights of Lender under this Note. Such costs and expenses shall include, without limitation, costs or expenses incurred by Lender in any bankruptcy, reorganization, insolvency or other similar proceeding. Any reference in this Note to attorneys’ fees shall mean fees, charges, costs and expenses of in-house and/or outside counsel and paralegals, whether or not a suit or proceeding is instituted, and whether incurred at the trial court level, on appeal, in a bankruptcy, administrative or probate proceeding, in consultation with counsel, or otherwise.

WAIVER OF JURY TRIAL. BORROWER AND LENDER ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS NOTE OR THE INDEBTEDNESS.

ASSIGNMENT. This Note is freely assignable, in whole or in part, by Lender without prior notice to or consent of Borrower; provided, however, that Lender (or its assignee) shall provide written notice of such assignment to Borrower in the event that Lender (or such assignee) desires to designate a new person or entity as payee and/or a new place of payment for the obligations under this Note. Borrower may not, in whole or in part, directly or indirectly, assign this Note or its rights hereunder or delegate its duties hereunder without, in each instance, the specific prior written consent of Lender, which consent may be withheld or delayed in Lender’s sole discretion. Lender shall be fully discharged from all responsibility accruing hereunder from and after the effective date of any such assignment. Lender’s assignee shall, to the extent of the assignment, be vested with all the powers and rights of Lender hereunder, and to the extent of such assignment the assignee may fully enforce such rights and powers, and all references to Lender shall mean and refer to such assignee. Lender shall retain all rights and powers hereby given not so assigned, transferred and/or delivered. Borrower hereby waives all defenses which Borrower may be entitled to assert against Lender’s assignee with respect to liability accruing hereunder prior to the effective date of any assignment of Lender’s interest herein.

SECURITIZATION. Borrower understands and agrees that Lender may, from time to time, assign its rights and powers under this Note, the Security Agreement and any other Loan Documents, in whole or in part, in connection with a securitization program. Borrower agrees to enter into an amendment to this Note, the Security Agreement and any other Loan Documents if such amendments are required by a nationally recognized rating agency in connection with a securitization program sponsored by Lender and in which this Note, the Security Agreement any other Loan Documents are to be included; provided that Borrower shall not be obligated to enter into any amendment which adversely affects Borrower or otherwise adversely alters any of the financial terms of this Note, the Security Agreement and any other Loan Documents.

MISCELLANEOUS. The terms and provisions of this Note shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia. Lender and Borrower agree that any dispute which may arise between them with regard to this Note shall be resolved by litigation in state or federal court. Litigation may be initiated by Lender or its assignee, at its discretion, in the State of the principal place of business of Lender or its assignee, the State of the principal place of business of Borrower, or the State where the Collateral is located. BORROWER HEREBY KNOWINGLY AND IRREVOCABLY WAIVES ANY OBJECTIONS ON THE

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GROUNDS OF IMPROPER JURISDICTION OR VENUE TO AN ACTION INITIATED AS SET FORTH ABOVE AND AGREES THAT EFFECTIVE SERVICE OF PROCESS MAY BE MADE UPON BORROWER BY REGISTERED MAIL RETURN RECEIPT REQUESTED. The terms and provisions of this Note may only be changed in writing, executed by Borrower and Lender.

THE WESTERN SIZZLIN STORES, INC.

By:	/s/ Victor F. Foti

	Its	President

Address:

P.O. Box 12167
Roanoke, VA 24023-2167

Tax I.D. No. 54-1787907

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Pay to the order of
without warranty or recourse.

Captec Rinlancial Group Funding Corporation

By:	/s/ [ILLEGIBLE]
Its:

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SECURITY AGREEMENT

THIS SECURITY AGREEMENT (“Agreement”) is made as of the 23rd day of March, 1998, by THE WESTERN SIZZLIN CORPORATION, a Tennessee corporation, of P.O. Box 12167, Roanoke, Virginia 24023-2167 (“Guarantor”) in favor of CAPTEC FINANCIAL GROUP FUNDING CORPORATION, a Michigan corporation, of 24 Frank Lloyd Wright Drive, Lobby L, 4th Floor, P.O. Box 544, Ann Arbor, Michigan, 48106 (together with its successors, assigns and transferees, “Lender”). This instrument shall become effective on March 31, 1998.

WITNESSETH:

This Agreement is made to secure the payment and performance obligations of Guarantor under those certain Guaranties, effective of even date herewith, made by Guarantor in favor of Lender (“Guaranties”). The Guaranties secure the payment and performance obligations of THE WESTERN SIZZLIN STORES, INC., a Virginia corporation and a wholly owned subsidiary of Guarantor (“Borrower”), under those certain loans in the original aggregate principal amount of Six Million Two Hundred Thousand and 00/100 Dollars ($6,200,000.00) evidenced by those certain Promissory Notes, each of even dated herewith (“Notes”), made by Borrower in favor of Lender, which Notes are secured by the instruments referenced therein (together with the Notes, “Loan Documents”).

1.             DEFINITIONS  For purposes of this Agreement, the following terms shall be defined as follows:

(a)           Franchise Agreement(s) - shall mean those Agreement(s) by which Guarantor grants an entity(ies) or individual(s), other than a Subsidiary, the right to operate a WesterN SizzliN Steak House or WesterN SizzliN Wood Grill Buffet restaurant or to use the WesterN SizzliN or WesterN SizzliN Wood Grill trademarks, trade names or service marks, which Agreements are specified on Schedule 1 attached hereto, as updated and amended from time to time.

(b)           Subsidiary - with respect to Guarantor shall mean any corporation or other entity in which Guarantor or one of its Subsidiaries, holds securities or other interests having the power to election a majority of that corporation’s or entity’s board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or entity.

2.             COLLATERAL.

Grant of Security Interest.  Guarantor grants Lender a security interest in all of Guarantor’s franchise fee and franchise royalty fee accounts receivable now outstanding or hereafter arising owing to Guarantor and to be paid to Guarantor pursuant to the Franchise Agreement(s) including without limitation, franchise fees, management fees or any other similar fees for the use of trademarks, trade names, service marks, advertising services, know-how, management services, materials, equipment and/or labor (collectively, “Franchise Accounts Receivable”), all general intangibles (as defined in the Uniform Commercial Code relating to the documents or instruments evidencing the obligations to Guarantor for payment of the Franchise Accounts Receivable, and all other instruments and documents evidencing the Franchise Agreements now owned or hereafter acquired (collectively, the “Collateral”). The Collateral shall also include any documents of title evidencing the aforementioned Collateral. PROVIDED, HOWEVER, that Lender assumes no responsibility of performance of any of Guarantor’s obligations with reference to any of said Collateral.

3.             WARRANTIES AND REPRESENTATIONS. Guarantor warrants and covenants to Lender as follows:

(a)           Authority.  This Agreement is the valid and binding obligation of Guarantor, enforceable in accordance with its terms. If Guarantor is a corporation, partnership, limited liability company or other organization, Guarantor is organized and validly existing in good standing under the laws of its state of establishment, and the execution, delivery and performance of this Agreement have been duly authorized by all necessary action of Guarantor’s Board of Directors, partners, or governing body and will not violate Guarantor’s governing instruments or other Agreements.

(b)           Name; Address; Location of Collateral.  Guarantor’s name and principal place of business and the location(s) of the Collateral are accurately set forth on the signature page and on Schedule 1 of this Agreement.

(c)           Nature of Collateral. All of the Collateral is held by Guarantor solely for business purposes, and none of the Collateral constitutes consumer goods. No part of the Collateral consists of equipment used in farming operations or farm products or accounts or general intangibles arising from or relating to the sale of farm products by a farmer. The Collateral was acquired in the ordinary course of business of Guarantor. There are no setoffs, counterclaims, or defenses against the Collateral, except as provided under the terms of the Franchise Agreements.

(d)           Title to Collateral. Guarantor has good and marketable title to the Collateral, free and clear of any liens or encumbrances whatsoever, other than Permitted Liens, as hereinafter defined. Guarantor will keep the Collateral free of all other liens, encumbrances and security interests. Guarantor will defend the Collateral against all claims and demands of all persons at any time claiming any interest in the Collateral. Guarantor warrants that the Franchise Accounts Receivable are due and owing under the related Franchise Agreements.

(e)           Perfection and Priority of Security Interest.  The execution and delivery of this Agreement creates a valid security interest in the Collateral, and upon the filing of a UCC-1 financing statement with the Secretary of State of Tennessee and the Virginia State Corporation Commission, Lender will have a second priority perfected security interest in the Collateral, subject only to the security interest of the Permitted Liens.

“Permitted Liens” shall mean any mortgage, security interest or other lien or encumbrance that Central Fidelity National Bank (“CFNB”) may now have or subsequently obtain as security for the payment of that certain $500,000.00 Revolving Line of Credit granted to Guarantor by CFNB (the “Revolving Line of Credit”) and as evidenced by that certain Commercial Note and that certain Security Agreement, both dated May 26, 1995, between Guarantor and CFNB. Lender agrees that this Agreement and any mortgage, security interest or other lien (including possessory liens) or encumbrance that it may presently have or subsequently create or acquire as security for the Guaranties is and shall remain subject and subordinate in right of priority to any mortgage, security interest or other lien or encumbrance that CFNB may now have or subsequently obtain as security for the payment of the Revolving Line of Credit. Guarantor agrees to execute any instrument or financing statements necessary to evidence the subordination herein set forth.

(f)            Financing Statements.  Except as disclosed to and accepted by Lender in writing and subject to any Permitted Liens, no financing statement covering any part of the Collateral is on file in any public office. Borrower will execute financing statement(s) in form acceptable to Lender and will pay the cost of filing financing statement(s) in all public offices wherever filing is deemed desirable by Lender. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement under the UCC and may be filed by Lender in any filing office. This Agreement shall be terminated only by the filing of a termination statement(s) in accordance with the applicable provisions of the UCC.

(g)           Payment of Taxes.  Guarantor shall pay when due and before any interest, collection fees or penalties accrue, all taxes, expenses, assessments, liens or other charges which may now or hereafter be levied or assessed against the Collateral, and shall furnish proof of payment of the same upon request by Lender or, in the

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alternative, post a bond satisfactory to Lender under the provisions of the applicable law with respect to any lien or claim of lien filed for record within ten (10) days of the date of filing of said lien or claim.

4.             PROHIBITION ON TRANSFER OR MODIFICATION. Guarantor shall not transfer, sell, assign or lease or modify the Collateral or any interest therein, any part thereof, nor permit any other security interest to be created therein without the prior written consent of Lender.

5.             PROHIBITION ON CHANGE OF NAME, ORGANIZATION OR LOCATION. Guarantor shall not conduct Guarantor’s business under any name other than as appears in this Agreement nor change or reorganize the type of Guarantor’s business entity, nor change the location of any of the Collateral without the prior written consent of Lender, which consent shall not be unreasonably withheld. Guarantor shall maintain its present business form and right to do business.

6.             RIGHT OF SETOFF. Guarantor hereby grants to Lender the right, exercisable at any time and from time to time, if Guarantor is then in default, to set off or apply against the Guaranties any account or deposit with Lender of which Guarantor is the or one of the owners or against any other amounts which may be in the possession of Lender and to the credit of Guarantor.

7.             EXAMINATION OF RECORDS AND COLLATERAL. Guarantor shall at all times keep full and accurate records of its business, including Franchise Accounts Receivable at Guarantor’s place of business, which records shall be open to inspection by Lender during Guarantor’s regular business hours (whether the records are printed or in magnetic, electronic, or machine readable or other form). Lender is hereby granted the full right to enter upon any property owned by or in the possession of Guarantor to examine and inspect the Collateral during Guarantor’s regular business hours. Guarantor shall, upon reasonable request by Lender, deliver any or all records to a place of Lender’s choosing.

8.             REIMBURSEMENT OF EXPENSES. Guarantor shall reimburse Lender for all expenses, including reasonable attorneys’ fees, incurred by Lender in enforcing the rights of Lender hereunder, including the storage and liquidation of Collateral, and any such expenses shall be included in the amount covered by the Guaranties and shall be immediately due and payable. Such expenses shall include, without limitation, any costs or expenses incurred by Lender in any bankruptcy, reorganization, insolvency or other similar proceeding.

9.             RIGHTS AND OBLIGATIONS OF LENDER. In the event Guarantor fails to pay taxes or other assessments (and does not post a bond, supply additional reserves or provide additional security satisfactory to Lender) or fails to perform any other of its obligations hereunder, Lender may (but shall not be required to) without notice to or consent from Guarantor, pay or perform such obligations for the account of Guarantor and the same shall be added to the amount of the indebtedness covered by the Guaranties and secured by this Agreement and shall be immediately due and payable. Lender shall not be liable for any loss to the Collateral nor shall such loss reduce the balance due. Guarantor hereby expressly waives any and all claims or right to partial or complete discharge resulting from Lender’s release of or failure to seek payment from any other party or failure to realize on any instrument or collateral or to setoff any moneys, or to perfect its lien or realize on any collateral security, notwithstanding Section 3605 of the Uniform Commercial Code. This shall include, without limitation, extension of time or forbearance of payment or performance, bankruptcy, change in terms of notes, guaranties or other loan document, or waiver by Lender of any required performance of any condition, or the surrender, release, exchange, dissipation, loss or alteration of any collateral, in whole or in part.

10.           INDEMNIFICATION. Guarantor shall indemnify and save Lender harmless from all claims, obligations, costs, expenses, including attorneys’ fees, and causes of action or other rights asserted against Lender relating to the Collateral. Any such claim, obligation, cost or expense shall be an indebtedness of Guarantor covered by the Guaranties, secured by this Agreement and payable upon demand.

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11.          DEFAULT AND REMEDIES.

(a)           Events of Default. Any of the following events shall, for purposes of this Agreement, constitute an “Event of Default”:

(i) Failure by Guarantor to pay any amount owing on or with respect to the indebtedness secured by the Guaranties when due, whether by maturity, acceleration or otherwise, which failure continues for five (5) business days.

(ii) Any failure by Borrower or Guarantor to comply with, or breach by Borrower or Guarantor of, any of the non-monetary terms, provisions, warranties or covenants of the Note(s), this Agreement or the other Loan Documents, which failure continues for fifteen (15) days after the date of written notice to Borrower or Guarantor from Lender of such default; provided, however, that if: (i) the nature of Borrower’s (or Guarantor’s) noncompliance is such that more than fifteen (15) days are reasonably required for its cure, (ii) Borrower (or Guarantor) has commenced such cure within said fifteen (15) day period, (iii) Borrower (or Guarantor) diligently prosecutes such cure to completion, (iv) Borrower (or Guarantor) provides Lender with written notice of the noncompliance, AND (v) Borrower (or Guarantor) furnishes reserves or a security bond, in an amount satisfactory to Lender in its sole discretion, then Borrower (or Guarantor) shall not be in default.

(iii) Institution of remedial proceedings or other exercise of rights and remedies by the holder of any security interest or other lien against the Collateral or any portion thereof, except for proceedings with respect to the Permitted Liens; provided, however, if there is a good faith dispute by Borrower or Guarantor as to the validity or reasonableness of the claim which is the basis for such proceedings, then no Event of Default shall have occurred under this Section if Borrower or Guarantor provides Lender with written notice of the proceedings and furnishes reserves or a security bond for the proceedings satisfactory to Lender.

(iv) The insolvency of Borrower or Guarantor or the admission in writing of Borrower’s or Guarantor’s inability to pay debts as they mature.

(v) Any statement, representation or information made or furnished by or on behalf of Borrower or Guarantor to Lender in connection with or to induce Lender to provide any of the indebtedness secured by the Guaranties shall prove to be false or materially misleading when made or furnished.

(vi) Institution of bankruptcy, reorganization, insolvency or other similar proceedings by or against Borrower or Guarantor, unless, in the case of a petition filed against Borrower or Guarantor, the same is dismissed within sixty (60) days of the date of filing.

(vii) The issuance or filing of any judgment, attachment, levy, garnishment or the commencement of any related proceedings or the commencement of any other judicial process upon or in respect to Borrower or Guarantor or the Collateral, except with respect to the Permitted Liens, in which the amount in controversy exceeds One Hundred Thousand Dollars ($100,000) and is not covered by the insurance of Borrower or Guarantor, unless satisfied, or Borrower (or any guarantor) furnishes reserves or a security bond in an amount satisfactory to Lender in its sole discretion. released or discharged within sixty (60) days after the date of such issuance, filing or commencement.

(viii) Sale or other disposition by Borrower or Guarantor of any substantial portion of assets or property.

(ix) Dissolution, merger, consolidation, termination of existence, insolvency, business failure or assignment for the benefit of creditors of or by Borrower or Guarantor; without the prior written consent of Lender, which consent shall not be unreasonably withheld.

(x) Any failure by Borrower or Guarantor to pay any indebtedness (other than to Lender) in excess of One Hundred Thousand Dollars ($100,000) (and exclusive of trade debt incurred in the ordinary course of business) when due, or any failure in the observance or performance of any term, covenant or condition in any

4

document evidencing, securing or relating to such indebtedness, which failure continues beyond any applicable cure period.

(b) Remedies. Upon the occurrence of an Event of Default as defined above, unless the same is waived by Lender in writing, Lender shall be entitled to the following remedies, all of which shall be cumulative and not alternative:

(i) Collection of Franchise Accounts Receivable. Guarantor shall continue to collect the Franchise Accounts Receivable until Lender notifies Guarantor and the obligors on such Franchise Accounts Receivable, after which time Guarantor shall hold any proceeds collected in trust for Lender and shall not commingle the same and shall turn such proceeds over to the Lender immediately upon receipt thereof.

(ii) Guarantor shall, upon request from time to time and at any time by Lender, provide Lender with an updated list of Guarantor’s Franchise Accounts Receivable, stating the current name and address of the obligor, the balance due, and any comments pertaining to the status of the collection and defenses or counterclaims by such obligors to the extent that such information is not reflected in the financial statements of Guarantor to be delivered to Lender pursuant to the terms of the Guaranties.

(iii) Lender may, or upon Lender’s request, Guarantor shall notify obligors under such accounts of the existence of this Agreement and instruct such obligors to make future payments directly to Lender at any time it chooses to do so only after default by Guarantor.

(iv) Guarantor hereby irrevocably authorizes Lender in Guarantor’s name: (a) To demand, receive, sue for and give receipts as acquittances for any moneys due or to become due on any Franchise Accounts Receivable (a) with respect to any Collateral, to assent to any or all extensions or postponements of the time of payment thereof or any other indulgence in connection therewith, to the substitution, exchange or release of Collateral, to the addition or release of any party primarily or secondarily liable, to the acceptance of partial payments thereon and the settlement, compromise or adjustment thereof, all in such manner and at such time or times as Lender shall deem advisable; (b) to make all necessary transfers of all or any part of the Collateral in connection with any sale, lease, or other disposition made pursuant hereto: to execute and deliver for value all necessary or appropriate bills of sale, assignment and other instruments in connection with any such sale, lease, or other disposition, Guarantor hereby ratifies and confirms all that its said attorney (or any substitute) shall lawfully do hereunder and pursuant hereto; nevertheless, if so requested by Lender or a purchaser or lessee, Guarantor shall ratify and confirm any sale, lease or other disposition by executing and delivering to Lender or such purchaser or lessee, all proper bills of sale, assignments, releases, leases, and other instruments as may be designated in any such request. Guarantor understands that Lender has no duty for collection or preservation, beyond reasonable care of Guarantor’s Franchise Accounts Receivable.

(v) Obtain Possession of Collateral. Guarantor agrees, upon request of Lender, to assemble the Collateral and make it available to the Lender at any place reasonably convenient for Guarantor and Lender. Guarantor grants Lender permission to enter upon any premises owned or occupied by Guarantor for the purpose of taking possession of the Collateral or any part of it, including any paper covering such Collateral or such part thereof as remains in Guarantor’s possession, and any and all proceeds of such Collateral as has been sold, wherever and in whatever form.

(vi) Lender shall have the right to take possession of the Collateral, with or without demand, and with or without process of law. Lender shall have the right to sell and dispose of the Collateral and to distribute the proceeds according to law. If there is any statutory requirement for notice, that requirement shall be met if Lender shall send notice to Borrower at least five (5) days prior to the date of sale, disposition or other event giving rise to the required notice. Borrower shall be liable for any deficiency remaining after disposition of the Collateral.

5

(vii) Additional Rights and Remedies. Lender shall also have, and may exercise in addition to the above any one or more of the rights and remedies under the Uniform Commercial Code or any other law.

(c)           Remedies Generally.

(i) All remedies provided for in Section 10(b) shall be available to the extent not prohibited by law. Each remedy shall be cumulative and additional to any other remedy of Lender at law, in equity or by statute. No delay or omission to exercise any right or power accruing upon any default or Event of Default shall impair any such right or power or shall be construed to be a waiver of, or acquiescence in, any such default or Event of Default.

(ii) Lender may waive any Event of Default and may rescind any declaration of maturity of payments on the Indebtedness. In case of such waiver or recision Guarantor and Lender shall be restored to their respective former positions and rights under this Agreement. Any waiver by Lender of any default or Event of Default shall be in writing and shall be limited to the particular default waived and shall not be deemed to waive any other default.

(d)           Application of Proceeds.   Any proceeds received by Lender from the exercise of remedies pursuant to Section 10(b) of this Agreement shall be applied as follows:

(i) First, to pay all costs and expenses incidental to the leasing, foreclosure, sale or other disposition of the Collateral. These costs and expenses shall include, without limit, any costs and expenses incurred by Lender (including, without limit, attorneys’ fees and disbursements), and any taxes and assessments or other liens and encumbrances prior to the lien of this Agreement.

(ii) Second, to all sums expended or incurred by Lender, directly or indirectly in carrying out any term, covenant or agreement under this Agreement or any related document, together with interest as provided in this Agreement.

(iii) Third, to the payment of the Indebtedness. If the proceeds are insufficient to fully pay the Indebtedness, then application shall be made first to late charges and interest accrued and unpaid, then to any applicable prepayment premiums, and then to unpaid fees and other charges, then to the outstanding principal balance.

(iv) Fourth, any surplus remaining shall be paid to Guarantor or to whomsoever may be lawfully entitled.

(e)           Further Actions. Promptly upon the request of Lender, Guarantor shall execute, acknowledge and deliver any and all further documents, security agreements, financing statements and assurances, and do or cause to be done all further acts as Lender may require to confirm and protect the lien of this Agreement or otherwise to accomplish the purposes of this Agreement.

(f)            Attorneys Fees. Any reference in this Agreement to attorneys’ fees shall refer to reasonable fees, charges, costs and expenses of in-house and outside attorneys and paralegals, whether or not a suit or proceeding is instituted, and whether incurred at the trial court level, on appeal, in a bankruptcy, administrative or probate proceeding, in consultation with counsel, or otherwise. All costs, expenses and fees of any nature for which Guarantor is obligated to reimburse or indemnify Lender are part of the indebtedness covered by the Guaranties and secured by this Agreement and are payable upon demand, unless expressly provided otherwise, with interest until repaid at the highest rate charged on any of the Indebtedness (but not to exceed the maximum rate permitted by law).

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12.          MISCELLANEOUS.

(a)           Notices.  Any notices, demands or other communications required or contemplated by this Agreement shall be deemed duly given if delivered or mailed, registered mail, return receipt requested, postage fully prepaid, to the addresses of the parties as stated in this Agreement, or as subsequently directed by the appropriate party in writing, and shall be deemed effective when mailed.

(b)           Non-Waiver.  Failure of Lender to exercise any right hereunder, including the right to declare the balance of the Indebtedness immediately due, shall not constitute a waiver nor preclude the Lender from exercising such right at any time. Neither extension of time for payment or any other modification of the terms of the Indebtedness or of this Agreement shall operate to release the liability of Guarantor or permit any delay as to future payments. Acceptance by Lender of a partial payment shall not alter the obligation of Guarantor to make the full payment, nor shall acceptance of a late payment constitute Lender’s waiver of prompt payment of such payment or any subsequent payment. No waiver shall be valid unless in writing and signed by an officer of Lender.

(c)           Joint and Several Obligations.  In the event that more than one person or entity executes this Agreement, the obligations of each shall be joint and several.

(d)           Governing Law.  This Agreement shall be construed according to the laws of the State of Tennessee.

(e)           Successors and Assigns.  This Agreement shall be binding upon the successors and assigns of Guarantor including, without limit, any debtor in possession or trustee in bankruptcy for Guarantor, and the rights and privileges of Lender under this Agreement shall inure to the benefit of its successors and assigns. This shall not be deemed a consent by Lender to a conveyance by Guarantor of all or any part of the Collateral or of any ownership interest in Guarantor.

(f)            Notices.  Notice from one party to another relating to this Agreement, if required, shall be deemed effective if made in writing (including telecommunications) and delivered to the recipient’s address, telex number or telecopier number set forth by any of the following means:  (1) hand delivery, (2) registered or certified mail, postage prepaid, (3) express mail or other overnight courier service or (4) telecopy, telex or other wire transmission with request for assurance of receipt in a manner typical with respect to communications of that type. Notice made in accordance with these provisions shall be deemed delivered on receipt if delivered by hand or wire transmission, on the third business day after mailing if mailed by registered or certified mail, or on the next business day after mailing or deposit with the postal service or an overnight courier service if delivered by express mail or overnight courier. Guarantor’s telecopier number is (540) 345-0831, and Lender’s telecopier number is (313) 994-1376.

(g)           Entire Agreemt; Amendments.   This Agreement and any Agreement to which it refers state all rights and obligations of the parties and supersede all other Agreements (oral or written) with respect to the security interests granted by this Agreement.   Any amendment of this Agreement shall be in writing and shall require the signature of Guarantor and Lender.

(h)          Partial Invalidity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the remaining provisions of this Agreement.

(i)            Inspections. Any inspection, audit, appraisal or examination by Lender or its agents of the Collateral or of information or documents pertaining to the Collateral is for the sole purpose of protecting Lender’s interests under this Agreement and is not for the benefit or protection of Guarantor or any third party.

(j)            Joint and Several Liability. In the event that more than one person or entity executes this Agreement, the obligations of each person or entity shall be joint and several.

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(k)           Automatic Reinstatement.  Notwithstanding any prior revocation, termination, surrender or discharge of this Agreement, the effectiveness of this Agreement shall automatically continue or be reinstated, as the case may be, in the event that:

(i)            Any payment received or credit given by Lender in respect of the Indebtedness is determined to be a preference, impermissible setoff, fraudulent conveyance, diversion of trust funds, or otherwise required to be returned to Guarantor or any third party under any applicable state or federal law, including, without limit, laws pertaining to bankruptcy or insolvency, in which case this Agreement shall be enforceable as if any such payment or credit had not been received or given, whether or not Lender relied upon this payment or credit or changed its position as a consequence of it.

(ii)           In the event of continuation or reinstatement of this Agreement, Guarantor agrees upon demand by Lender to execute and deliver to Lender those documents which Lender determines are appropriate to further evidence (in the public records or otherwise) this continuation or reinstatement, although the failure of Guarantor to do so shall not affect in any way the reinstatement or continuation. If Guarantor does not execute and deliver to Lender such documents upon demand, Lender and each officer of Lender is irrevocably appointed (which appointment is coupled with an interest) the true and lawful attorney of Guarantor (with full power of substitution) to execute and deliver such documents in the name and on behalf of Guarantor.

(1)          WAIVER OF JURY TRIAL. GUARANTOR AND LENDER ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED.  EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT OR THE INDEBTEDNESS.

(m)          Assignment.  This Agreement is freely assignable, in whole or in part, by Lender without prior notice to or consent of Guarantor; provided, however, that Lender (or its assignee) shall provide written notice of such assignment to Guarantor in the event that Lender (or such assignee) desires to designate a new person or entity as payee and/or a new place of payment for the obligations under the Notes. Guarantor may not, in whole or in part, directly or indirectly, assign this Agreement or its rights hereunder or delegate its duties hereunder without, in each instance, the specific prior written consent of Lender, which consent may be withheld or delayed in Lender’s sole discretion. Lender shall be fully discharged from all responsibility accruing hereunder from and after the effective date of any such assignment. Lender’s assignee shall, to the extent of the assignment, be vested with all the powers and rights of Lender hereunder (including those granted under Section 10 hereof or otherwise with respect to the Collateral), and to the extent of such assignment the assignee may fully enforce such rights and powers, and all references to Lender shall mean and refer to such assignee. Lender shall retain all rights and powers hereby given not so assigned, transferred and/or delivered. Guarantor hereby waives all defenses which Guarantor may be entitled to assert against Lender’s assignee with respect to liability accruing hereunder prior to the effective date of any assignment of Lender’s interest herein.

(n)           Securitization.  Guarantor understands and agrees that Lender may, from tune to time, assign its rights and power under the Note(s), this Agreement and any other Loan Documents, in whole or in part, in connection with a securitization program. Guarantor agrees to enter into an amendment to the Note(s), this Agreement and any other Loan Documents if such amendments are required by a nationally recognized rating agency in connection with a securitization program sponsored by Lender and in which the Note(s), this Agreement and any other Loan Documents are to be included; provided that Guarantor shall not be obligated to enter into any amendment which adversely affects Guarantor or otherwise adversely alters any of the financial terms of the Notes, this Agreement and any other Loan Documents.

13. ENTIRE AGREEMENT. This Agreement contains all of the understandings, promises and undertakings of the parties hereto. All prior understandings and Agreements or statements, oral or written, are rescinded except as stated herein.

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Schedule 1

To

Security Agreement between The WesterN SizzliN Corporation
and Captec Financial Group Funding Corporation

Title of Agreement	Date	Name of Franchisee	Location of Franchise

9

14.           GOVERNING LAW. This Agreement shall be construed according to the laws of the State of Tennessee.

(a)           Except as otherwise provided, all other terms used herein shall have the meanings assigned to them in Article 9 (or, absent definition in Article 9, in any other Article) of the Uniform Commercial Code.

IN WITNESS WHEREOF the Guarantor has executed this Agreement on the day and year first above written.

Guarantor’s principal place of business is located in the City of Roanoke, Commonwealth of Virginia.

Location(s) of the Collateral	GUARANTOR:

416 South Jefferson Street, 4th Floor	THE WESTERN SIZZLIN CORPORATION
Roanoke, Virginia 24012 and each
of the sites listed on Schedule 1 hereto.

	By:	/s/ Victor F. Foti

		Its:	President

Guarantor’s Address:

P.O. Box 12167
Roanoke, Virginia 24023-2167

Guarantor’s Tax Identification Number: 54-1684114

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Loan No. 06723

3500 S. Jefferson

Falls Church, Virginia

GUARANTY

THE WESTERN SIZZLIN CORPORATION, a Tennessee corporation and THE WESTERN S1ZZLIN STORES OF LITTLE ROCK, INC., an Arkansas corporation (each a “Guarantor”), as a material inducement to and in consideration of CAPTEC FINANCIAL GROUP FUNDING CORPORATION, a Michigan corporation, whose address is 24 Frank Lloyd Wright Drive, Lobby L, Ann Arbor, Michigan 48106 (together with its successors, assigns and transferees, “Lender”), making a loan in the original principal amount of Five Hundred Thousand and 00/100 Dollars ($500,000.00) as evidenced by a Promissory Note, dated March  23, 1998 (“Note”), made by THE WESTERN SIZZLIN STORES, INC., a Virginia corporation (“Borrower”), which Note is secured by the instruments referenced therein (together with the Note, “Loan Documents”), hereby jointly and severally, unconditionally and irrevocably, personally guarantees to and for the benefit of Lender, and Lender’s successors and assigns, the full and timely payment and performance of all of the Borrower’s duties, obligations and covenants under the Loan Documents. This is a guaranty of payment and performance and not of collection.

This Guaranty shall not be affected by Lender’s failure or delay to enforce any of its rights.

Guarantor’s obligations are independent of Borrower’s obligations. If Borrower defaults under the Loan Documents, Lender can proceed immediately against Guarantor or Borrower, or both, or Lender can enforce against Guarantor or Borrower, or both, any rights that it has under the Loan Documents or pursuant to applicable laws. If any lien created by the Loan Documents terminates and Lender has any rights it can enforce against Borrower after termination, Lender can enforce those rights against Guarantor without giving previous notice to Borrower or Guarantor or without making any demand on either of them.

To the extent permitted by law, Guarantor waives the benefit of any statute of limitations affecting Guarantor’s liability under this Guaranty. Guarantor waives the right to require Lender to first or concurrently: (1) proceed against Borrower; (2) proceed against or exhaust any security that Lender holds from Borrower; or (3) pursue any other remedy in Lender’s power. The liability of Guarantor shall not be affected or exonerated by any indulgence, compromise, settlement or variation of terms which may be extended by Lender to Borrower, or agreed upon by Lender or Borrower, and, unless agreed to in writing by Lender, shall not be affected or exonerated by any assignment by Borrower of its interest in any one or more of the Loan Documents, nor shall the liability of the Guarantor be affected or exonerated by the insolvency, bankruptcy (voluntary or involuntary), or reorganization of Borrower, nor by the voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of Borrower, or by the release of any other Guarantor. Lender and Borrower, without notice to or consent by Guarantor, may at any time or times enter into such modifications, extensions, amendments or other covenants of the Loan Documents as they may deem appropriate, and Guarantor shall not be released nor its liability exonerated thereby but shall continue to be fully liable for the payment and performance of all obligations and duties of Borrower under the Loan Documents as so modified, extended or amended.

Guarantor further agrees (1) to indemnify and hold harmless Lender from and against any claims, damages, expenses or losses, including to the extent permitted by law, all reasonable attorneys’ fees incurred by counsel of Lender’s choice (whether or not litigation is commenced), resulting from or arising out of any breach of any provision of the Loan Documents by Borrower or by reason of Borrower’s failure to perform any of its obligations thereunder, and (2) to the extent permitted by law, to pay all costs and expenses, including reasonable attorneys’ fees (whether or not litigation is commenced), incurred by Lender in enforcing this Guaranty.

Until all of Borrower’s obligations to Lender have been discharged in full, Guarantor has no right of subrogation against Borrower. Guarantor assumes the responsibility to remain informed of the financial condition of Borrower and of all other circumstances bearing upon the risk of Borrower’s default, which reasonable inquiry would reveal, and agrees that Lender shall have no duty to advise Guarantor of information known to it regarding such condition or any such circumstances. Lender shall not be required to inquire into the powers of Borrower or the officers, employees, partners or agents acting or purporting to act on its behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed under this Guaranty. Each Guarantor hereby represents and warrants to Lender that such Guarantor has received a copy of each of the Loan Documents, has read or had the opportunity to read each of the Loan Documents, and understands the terms of the Loan Documents. The provisions in the Loan Documents relating to the execution of additional documents, legal proceedings by Lender against Borrower, severability of the provisions of the Loan Documents, interpretation of the Loan Documents, notices, waivers (including waiver of a jury trial), limitation on right of recovery against Lender, disclaimer of individual liability, and the applicable laws which govern the interpretation of the Loan Documents are incorporated herein in their entirety by this reference and made a part hereof as though set forth in full herein; any reference in those provisions to “Borrower” shall mean each Guarantor and any reference in those provisions to the “Loan Documents” shall mean this Guaranty.

To the extent permitted by law, Guarantor waives its right to enforce any remedies that Borrower now has, or later may have, against Lender. Guarantor waives any right to participate in any security now or later held by Lender. Guarantor waives notice of acceptance of this Guaranty, and all other notices in connection with this Guaranty or in connection with the liabilities, obligations and duties guaranteed hereby, including notices to Guarantor of default by the Borrower under the Loan Documents. Guarantor hereby waives diligence, presentment, demand for performance, notice of nonperformance, protest, notice of protest, notice of dishonor, and notice of acceptance of this Guaranty, and waives all notices of the existence, creation, or incurring of new or additional obligations.

If there is more than one Guarantor, the liability of each Guarantor shall be joint and several. Guarantor’s obligations under this Guaranty shall be binding on Guarantor’s legal representatives, heirs, successors and assigns.

If Borrower disposes of its interest in the property secured by the Loan Documents, “Borrower”, as used in this Guaranty, shall mean Borrower’s successors or assigns. Assignment of the Loan Documents by Lender (as permitted by the Loan Documents) shall not affect this Guaranty. In the event of an assignment of the Loan Documents by Lender, the term “Lender” as used in this Guaranty shall mean Lender’s successors or assigns.

Guarantor hereby covenants and agrees to deliver to Lender the following: (a) management prepared and certified consolidated quarterly financial statements for Guarantor within forty-five (45) days after the end of the first three (3) quarters of each fiscal year of Guarantor, and (b) annual consolidated financial statements for Guarantor audited by an independent certified public accountant within one hundred twenty (120) days after the end of each fiscal year of Guarantor. Such financial statements shall be true and correct in all respects, shall be prepared in accordance with generally accepted accounting principles, and shall fairly represent the respective financial conditions of the subjects thereof as of the respective dates thereof. At the request of Lender, Guarantor shall obtain the consent of Guarantor’s accountant(s) to the inclusion of Guarantor’s most recent financial statement in any regulatory filing or report to be filed by Lender.

If any one or more of the provisions of this Guaranty shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Guaranty, and this Guaranty shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

This Guaranty shall be construed according to the laws of the State of Virginia. Guarantor agrees that any dispute which may arise between Lender and Guarantor with regard to this Guaranty shall be resolved by litigation in state or federal court. Litigation may be initiated by Lender or its assignee, at its discretion, in the State of the principal place of business of Lender or its assignee, the State of the principal place of business of Guarantor, or the State where the Collateral (as defined in the Loan Documents) is located.

2

GUARANTOR HEREBY KNOWINGLY AND IRREVOCABLY WAIVES ANY OBJECTIONS ON THE GROUNDS OF IMPROPER JURISDICTION OR VENUE TO AN ACTION INITIATED AS SET FORTH ABOVE AND AGREES THAT EFFECTIVE SERVICE OF PROCESS MAY BE MADE UPON GUARANTOR BY REGISTERED MAIL RETURN RECEIPT REQUESTED. GUARANTOR WAIVES, TO THE EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY ACTION BETWEEN THE PARTIES.

This Guaranty shall become effective on  March 31, 1998.

THE WESTERN SIZZLIN CORPORATION

By:	/s/ Victor F. Foti

Its : President

THE WESTERN SIZZLIN STORES OF LITTLE ROCK, INC.

By:	/s/ Victor F. Foti

Its : President

3

Loan No. 06723
3500 S. Jefferson
Falls Church, Virginia

COLLATERAL ASSIGNMENT OF LEASE AND OPTION RIGHTS

THIS COLLATERAL ASSIGNMENT OF LEASE AND OPTION RIGHTS (“Assignment”) is made as of the 23 day of March, 1998, by THE WESTERN SIZZLIN STORES, INC., a Virginia corporation, whose address is P. O. Box 12167, Roanoke, VA 24023-2167 (“Assignor”), in favor of CAPTEC FINANCIAL GROUP FUNDING CORPORATION, a Michigan corporation, whose address is 24 Frank Lloyd Wright Drive, Lobby L, 4th Floor, P.O. Box 544, Ann Arbor, Michigan 48106-0544 (“Assignee”). This instrument shall become effective on March 31, 1998.

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor presently assigns to Assignee all of Assignor’s right, title and interest in and to its lessee’s interest in that certain lease with Janice H. Levin, (“Lessor”) dated as of March 23, 1988, a copy of which is attached hereto as Exhibit A (the “Lease”) respecting the premises commonly known as the Great American Steak & Buffet Company Restaurant located at 3500 S. Jefferson, Falls Church, Virginia (“Premises”). This Assignment is for collateral purposes only, and except as specified herein, Assignee shall have no liability or obligation of any kind whatsoever arising from or in connection with this Assignment or the Lease unless Assignee shall take possession of the Premises and assume the obligations of Assignor thereunder.

Assignor represents and warrants to Assignee that it has full power and authority to so assign the Lease and its interest therein and that Assignor has not previously, and is not obligated to, assign or transfer any of its interest in the Lease or the Premises.

Throughout the term of the Lease, Assignor covenants and agrees to exercise all options to extend or renew the term of the Lease not less than ninety (90) days prior to the last day upon which any such option may be exercised, but in no event less than six (6) months prior to of the term of the Lease, unless Assignee otherwise agrees in writing. Assignor shall send Assignee a copy of the notice of exercise concurrently with Assignor’s exercise of the option. Upon the failure of Assignor to so elect or renew the Lease as aforesaid (and the failure of Assignee to otherwise agree in writing), Assignee shall have the right, but not the obligation, to exercise such extension or renewal option on behalf of Assignor, and Assignor hereby appoints Assignee (or any of its employees) as its attorney-in-fact for the purpose of exercising such extension or renewal option.

If an “Event of Default” occurs under the Promissory Note, dated March 23, 1998, in the original principal amount of Five Hundred Thousand and 00/100 Dollars ($500,000.00), by Assignor in favor of Assignee (the “Note”) or under any documents or instruments securing the Note, Assignee shall have the right and is hereby empowered to take possession of the Premises, expel Assignor therefrom, and, in such event, Assignor shall have no further right, title or interest in the Lease and shall remain liable to Assignee for all past due rents Assignee shall be required to pay to the Lessor under the Lease to effectuate this Assignment.

Assignor agrees that it will not suffer or permit any surrender, termination, amendment or modification of the Lease without the prior written consent of Assignee, which consent shall not be unreasonably withheld. At the request of Assignee, Assignor shall provide Assignee with rent payment or such other information regarding the Lease as Assignee shall reasonably require.

This Assignment shall be governed by the laws of the Commonwealth of Virginia.

This Assignment may be executed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Assignor has executed this Assignment as of the day and year noted above.

ASSIGNOR:
Witnesses:
THE WESTERN SIZZLBV STORES, INC.

/s/ C.L. Lilly	By:	/s/ Victor F. Foti
	Its:	President

/s/ Robyn B. Mabe

COMMONWEALTH OF VIRGINIA	)
)
COUNTY OF ROANOKE	)

I,  Richard R Sayers, a notary public in and for the State and County aforesaid, do certify that Victor F. Foti , whose name, as President  of The WesterN SizzliN Stores, Inc., is signed to the writing above, bearing date on the 23 rdday of  March 1999,  has acknowledged the same before me in my county aforesaid.

Given under my hand and official seal this 23rd day of March 1998.

My term of office expires on the 28th day Februry 1999

/s/ Richard R Sayers
Notary Public
[Notary Public’s Seal]

2

Loan No. 6723
3500 S. Jefferson
Falls Church, Virginia

CERTIFICATE OF GUARANTOR

THE WESTERN SIZZLIN STORES OF LITTLE ROCK, INC., an Arkansas corporation (“Guarantor”), for the benefit of CAPTEC FINANCIAL GROUP FUNDING CORPORATION, a Michigan corporation (together with its successors, assigns and transferees, “Lender”), warrants, represents, covenants and agrees that the following are true and correct as of the date hereof:

1.             Guarantor has received a copy of that certain Promissory Note, dated March 23, 1998 in the original principal amount of Five Hundred Thousand and 00/100 Dollars ($500,000.00) (“Note”) made by THE WESTERN SIZZLIN STORES, INC., a Virginia corporation (“Borrower”). Guarantor has also received a copy of the instruments securing the Note, as referenced therein (together with the Note, the “Loan Documents”). The Loan Documents create a lien with respect to certain real and personal property located at 3500 S. Jefferson, Falls Church, Virginia (“Premises”).

2.             Guarantor has had the opportunity to review the Certificate of Borrower, dated even herewith, made by Borrower for the benefit of Lender, and confirms that the warranties and representations set forth therein are true and correct as of the date hereof.

3.             Guarantor has full power and authority to enter into that certain Guaranty executed by Guarantor in favor of Lender, dated as of the date of this Certificate (“Guaranty”) and to assume and perform all of Guarantor’s obligations under the Guaranty in accordance with all of the terms and conditions of the Guaranty. The execution and delivery of the Guaranty and the performance by Guarantor of Guarantor’s obligations under the Guaranty and under all documents contemplated by the Guaranty require no further action or approval.   The Guaranty and all other documents contemplated by the Guaranty are fully binding and enforceable obligations of Guarantor.

4.             There are no circumstances, state of facts or other matters which, with the passage of time or the giving of notice, or both, would constitute an event of default under the terms of the Guaranty, or to the best of the Guarantor’s knowledge, under the Loan Documents.

5.             There are no disputes, litigation or other such proceedings pending or, to the best of the Guarantor’s knowledge, threatened against or related to the Guarantor, nor does Guarantor know of any basis for any such action.

6.             Guarantor has furnished to Lender its most recent annual audited consolidated financial statements and most recent management prepared and certified quarterly consolidated financial statements, which statements were prepared in accordance with generally accepted accounting principles and are correct and complete and accurately present the financial condition of Guarantor on the dates thereof.   Further, there has been no material adverse change in the business, property or condition of Guarantor since the date of the most recent financial statements.

7.             In consideration of the loan evidenced by the Note and secured, in part, by the Loan Documents, the receipt and sufficiency of which Guarantor acknowledges, and in order to induce Lender to make such loan, Guarantor agrees to indemnify and hold Lender harmless against all claims, liabilities, losses, deficiencies and damages as well as reasonable expenses (including attorney’s fees), interest and penalties related thereto, asserted by any third party against, or incurred by Lender, by reason of or resulting from any breach, inaccuracy, incompleteness or nonfulfillment of the covenants, representations and/or warranties of Guarantor contained in this Certificate.

This Certificate shall become effective on March 31, 1998.

THE WESTERN SIZZLIN STORES OF LITTLE ROCK, INC.

By.	/s/ Victor F. Foti

	Its:	President

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Loan No. 06723
3500 S. Jefferson
Falls Church, Virginia

CERTIFICATE OF BORROWER

THE WESTERN SIZZLIN STORES, INC., a Virginia corporation (‘Borrower”), for the benefit of CAPTEC FINANCIAL GROUP FUNDING CORPORATION, a Michigan corporation (together with its successors, assigns and transferees, “Lender”), warrants, represents, covenants and agrees that the following are true and correct as of the date hereof:

1.             All warranties and representations of Borrower contained in this Certificate shall survive the execution of this Certificate and any advances made in accordance with the Promissory Note executed by Borrower, in favor of Lender, dated even herewith, in the original principal amount of Five Hundred Thousand and 00/100 Dollars ($500,000.00) (the “Note”).

2.             Borrower has good, indefeasible and marketable title to the Collateral (as defined in that certain Security Agreement, dated even herewith, between Borrower and Lender (the “Security Agreement”)). Except for the Security Agreement, there are no instruments, matters or agreements, and Borrower is not a party to any instrument, matter or Agreement, which will in any way encumber, bind or otherwise affect the Collateral or Lender.  Borrower has neither done nor flailed to do anything, nor has suffered anything to be done, as a result of which the Collateral or any part thereof has been or will be encumbered or title thereto has been or will be affected in any way and no person, firm or entity has any present, conditional or contingent rights to acquire all or any portion of the Collateral.

3.             Borrower is a corporation duly organized and validly existing in good standing under the laws of the Commonwealth of Virginia. The person or persons executing the Note, the Security Agreement and the other Loan Documents (as defined in the Security Agreement) have full power and complete authority to execute the Note, the Security Agreement and the other Loan Documents, and, when executed, the Note, the Security Agreement and the other Loan Documents will be legal, valid and binding obligations of Borrower, enforceable in accordance with their terms.

4.             As of the date hereof, Borrower is not “insolvent” within the meaning of Section 548(a)(2)(B) of the United States Bankruptcy Code.

5.             Borrower is in the business of owning and operating WesterN SizzliN Restaurants, including the restaurant operation located at 3500 S. Jefferson, Falls Church, Virginia (the “Franchised Operation”). Borrower’s chief executive office is located at 416 South Jefferson Street, Roanoke, Virginia 24012, and the Collateral is located at Borrower’s Chief Executive Office and the Franchised Operation.

6.             Borrower has furnished to Lender its most recent annual audited financial statements and most recent management prepared and certified quarterly financial statements, which statements were prepared in accordance with generally accepted accounting principles and are correct and complete and accurately present the financial condition of Borrower on the dates thereof. Further, there has been no material adverse change in the business, property or condition of Borrower since the date of the most recent financial statements.

7.             Borrower has complied and will continue to comply with all applicable laws, rules, regulations and orders relating to Borrower or any aspect of Borrower’s business or assets, including, without limit, all environmental laws, rules, regulations and orders. Borrower agrees to indemnify and hold Lender harmless against and from all claims, losses and costs resulting from any and all violations by Borrower of any laws, rules, regulations and/or orders.

8.             Borrower has not received any written notice of, and, to the best knowledge of Borrower, none of Borrower, the Franchised Operation or the premises where the Franchised Operation is located are in violation of any law, municipal ordinance or other governmental requirement of any governmental authority.

9.             There are no circumstances, state of facts or other matters which, with the passage of time or the giving of notice, or both, would constitute an Event of Default under the terms of the Note, the Security Agreement or the other Loan Documents.

10.           Borrower has filed all federal, state and local income and other tax returns and other reports required to be filed prior to the date of this Certificate and Borrower has paid all taxes, assessments, withholdings and other governmental charges that are due and payable prior to the date of this Certificate.

11.           All taxes and all installments of assessments and all other charges of any kind imposed or levied by any governmental authority against either Borrower or the Collateral which are due and payable or constitute a lien at or prior to the date of this Certificate, together with all interest and penalties due thereon, have been paid in full.

12.           There is now fully paid and enforceable fire, liability and other forms of insurance in such amounts and covering such risks as are required under the Security Agreement.

13.           There are no disputes, litigation or other such proceedings pending or, to the best of Borrower’s knowledge, threatened against or related to Borrower, the Collateral or the Franchised Operation, nor does Borrower know of any basis for any such action.

14.           In consideration of the loan evidenced by the Note and secured, by the Security Agreemt and the other Loan Documents, Borrower agrees to indemnify and hold Lender harmless against all claims, liabilities, losses, deficiencies and damages as well as reasonable expenses (including attorney’s fees), interest and penalties related thereto, asserted by any third party against, or incurred by Lender, by reason of or resulting from any breach, inaccuracy, incompleteness or nonfulfillment of the covenants, representations and/or warranties of Borrower contained in this Certificate.

15.           Commencing May 1, 1998 and on the first day of each following month, Lender is authorized to initiate an electronic funds transfer to pay the monthly installment payment owing under the loan evidenced by the Note from the account designated below, and to receive payments from such account.   This authorization will remain in effect unless the undersigned requests a modification that is agreed to by the Financial Institution and Lender; provided, however, that Lender and its successors, assigns and transferees may modify the place of payment to be made by Borrower without the consent of the Financial Institution.

Financial Institution:

Financial Institution

Address:

Routing/Transit #:

Account #:

[SIGNATURE PAGE FOLLOWS]

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This Certificate shall become effective on  March 31, 1998.

THE WESTERN SIZZLIN STORES, INC.

By.	/s/ Victor F. Foti

Its:	President

3

[LETTERHEAD OF WESTERN SIZZLIN STORES, INC.]

TO:	Martha R. Young, (313) 668-7612
Fax: 747-7147

FROM:	Calvin Lilly, (540) 345-3195
Fax: 345-0831

DATE:	March 24, 1998

RE:	Closing Items - Follow-up

Information for account drafting:

Financial Institution:	Wachovia Bank, N. A.

Financial Institution Address:	111 Franklin Road
Roanoke, Virginia 24001
Attn: Kelly Kiser

Routing #:	051000253

Account #:	7911787711
The WesterN SizzliN Stores, Inc.

/s/ Calvin Lilly

Loan No. 06723
3500 S. Jefferson
Falls Church, Virginia

CERTIFICATE OF GUARANTOR

THE WESTERN SIZZLIN CORPORATION, a Tennessee corporation (“Guarantor”), for the benefit of CAPTEC FINANCIAL GROUP FUNDING CORPORATION, a Michigan corporation (together with its successors, assigns and transferees, “Lender”), warrants, represents, covenants and agrees that the following are true and correct as of the date hereof:

1.             Guarantor has received a copy of that certain Promissory Note, dated March 23, 1998 in the original principal amount of Five Hundred Thousand and 00/100 Dollars ($500,000.00) (“Note”) made by THE WESTERN SIZZLIN STORES, INC., a Virginia corporation (“Borrower”). Guarantor has also received a copy of the instruments securing the Note, as referenced therein (together with the Note, the “Loan Documents”). The Loan Documents create a lien with respect to certain real and personal property located at 3500 S. Jefferson, Falls Church, Virginia (“Premises”).

2.             Guarantor has had the opportunity to review the Certificate of Borrower, dated even herewith, made by Borrower for the benefit of Lender, and confirms that the warranties and representations set forth therein are true and correct as of the date hereof.

3.             Guarantor has full power and authority to enter into that certain Guaranty executed by Guarantor in favor of Lender, dated as of the date of this Certificate (“Guaranty”) and to assume and perform all of Guarantor’s obligations under the Guaranty in accordance with all of the terms and conditions of the Guaranty. The execution and delivery of the Guaranty and the performance by Guarantor of Guarantor’s obligations under the Guaranty and under all documents contemplated by the Guaranty require no further action or approval.  The Guaranty and all other documents contemplated by the Guaranty are fully binding and enforceable obligations of Guarantor.

4.             There are no circumstances, state of facts or other matters which, with the passage of time or the giving of notice, or both, would constitute an event of default under the terms of the Guaranty, or to the best of the Guarantor’s knowledge, under the Loan Documents.

5.             There are no disputes, litigation or other such proceedings pending or, to the best of the Guarantor’s knowledge, threatened against or related to the Guarantor or the Premises, nor does Guarantor know of any basis for any such action, except as disclosed to Lender on Exhibit A hereto.

6.             Guarantor has furnished to Lender its most recent annual audited consolidated financial statements and most recent management prepared and certified quarterly consolidated financial statements, which statements were prepared in accordance with generally accepted accounting principles and are correct and complete and accurately present the financial condition of Guarantor on the dates thereof.   Further, there has been no material adverse change in the business, property or condition of Guarantor since the date of the most recent financial statements.

7.             In consideration of the loan evidenced by the Note and secured, in part, by the Loan Documents, the receipt and sufficiency of which Guarantor acknowledges, and in order to induce Lender to make such loan, Guarantor agrees to indemnify and hold Lender harmless against all claims, liabilities, losses, deficiencies and damages as well as reasonable expenses (including attorney’s fees), interest and penalties related thereto, asserted by any third party against, or incurred by Lender, by reason of or resulting from any breach, inaccuracy, incompleteness or nonfulfillment of the covenants, representations and/or warranties of Guarantor contained in this Certificate.

This Certificate shall become effective on March 31, 1998.

THE WESTERN SIZZLIN CORPORATION

By	/s/ Victor F. Foti

	Its	President

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The WesterN SizzliN Corporation

Litigation Proceedings against The WesterN SizzliN Corporation

Exhibit A, to Certificate of Guarantor

Name/Qanfforj	Ammrt InCanfrovasv	Status

Devid K. Wachtel, Jr. v. WSC. et al First Complaint - breach of employment contract; wrongful termination Second Complaint - Includes officers and directors in the suit	$1,319,000

Wachtel, president until 2/95 claims wrongful termination; which, under his contract would mean two years’ of compensation, approx. $400,000. The termination was well justified. This suit had included certain directors, whose cases have been dismissed through award of summary judgment.

Third Complaint - loss of value of stock Indemnification for expenses	$8,500,000	Summary Judgment granted to defendant, case dismissed; plaintiff has appealed Discovery not complete.

Mann v. WSC Breach of employment	$50,000	Mann is now deceased with very little discovery. We expect that the suit will be dismissed

Durham Enterprises V. WSC Denial of awarding a franchise	$1,000,000	Summary Judgment granted to defendant, case dismissed; plaintiff has not appealed.

Cruthis v. Elgin Hamner and WSC Contaminated tea	$4,000	Suit primarily against franchise; WSC named as codefendant; discovery beginning.

Perry v. WSC and David Wachtel, Jr. Business Interference between t between Franchisee/seller and potential buyer - would not allow franchise assumption	$2,500,000	Discovery is beginning: D & O insurance.

WSC v. Moody / Fowler Counter claim, In response to WSC’s collection suit for unpaid royalties	$500,000	Discovery Beginning.